===============================================================================


                         MORGAN STANLEY CAPITAL I INC.,
                                  as Depositor,


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Master Servicer,


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as Special Servicer,


                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee,


                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent


                    ----------------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 1999
                    ----------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1



==============================================================================

                                                   TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   -----
                                            ARTICLE I
                     DEFINITIONS......................................................................................4

Section 1.1          Definitions......................................................................................4
Section 1.2          Calculations Respecting Mortgage Loans..........................................................46
Section 1.3          Calculations Respecting Accrued Interest........................................................46
Section 1.4          Interpretation..................................................................................47

                                            ARTICLE II
                     DECLARATION OF TRUST; ISSUANCES OF CERTIFICATES.................................................47

Section 2.1          Conveyance of Mortgage Loans....................................................................47
Section 2.2          Acceptance by Trustee...........................................................................49
Section 2.3          Sellers' Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and
                       Warranties....................................................................................51
Section 2.4          Representations and Warranties..................................................................54
Section 2.5          Conveyance of Interests.........................................................................55

                                           ARTICLE III

                     THE CERTIFICATES.................... ...........................................................55

Section 3.1          The Certificates................................................................................55
Section 3.2          Registration....................................................................................56
Section 3.3          Transfer and Exchange of Certificates...........................................................56
Section 3.4          Mutilated, Destroyed, Lost or Stolen Certificates...............................................61
Section 3.5          Persons Deemed Owners...........................................................................62
Section 3.6          Access to List of Certificateholders' Names and Addresses.......................................62
Section 3.7          Book-Entry Certificates.........................................................................62
Section 3.8          Notices to Clearing Agency......................................................................65
Section 3.9          Definitive Certificates.........................................................................66

                                            ARTICLE IV

                     ADVANCES........................................................................................67

Section 4.1          P&I Advances by Master Servicer.................................................................67
Section 4.2          Servicing Advances..............................................................................67
Section 4.3          Advances by the Trustee and the Fiscal Agent....................................................68
Section 4.4          Evidence of Nonrecoverability...................................................................68
Section 4.5          Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan.......69
Section 4.6          Reimbursement of Advances and Advance Interest..................................................69
Section 4.7          Fiscal Agent Termination Event..................................................................71
Section 4.8          Procedure Upon Termination Event................................................................71
Section 4.9          Merger or Consolidation of Fiscal Agent.........................................................72

                                      -i-


Section 4.10         Limitation on Liability of the Fiscal Agent and Others..........................................72
Section 4.11         Indemnification of Fiscal Agent.................................................................72

                                            ARTICLE V

                     ADMINISTRATION OF THE TRUST.....................................................................73

Section 5.1          Collections.....................................................................................73
Section 5.2          Application of Funds in the Certificate Account and Interest Reserve Account....................76
Section 5.3          Distribution Account and Reserve Account........................................................78
Section 5.4          Trustee Reports.................................................................................79
Section 5.5          Trustee Tax Reports.............................................................................81

                                            ARTICLE VI

                     DISTRIBUTIONS...................................................................................82

Section 6.1          Distributions Generally.........................................................................82
Section 6.2          REMIC I.........................................................................................82
Section 6.3          REMIC II........................................................................................83
Section 6.4          REMIC III.......................................................................................89
Section 6.5          Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability...........94
Section 6.6          Net Aggregate Prepayment Interest Shortfalls....................................................96
Section 6.7          Adjustment of Servicing Fees....................................................................96
Section 6.8          Appraisal Reductions............................................................................96
Section 6.9          Compliance with Withholding Requirements........................................................97
Section 6.10         Prepayment Premiums.............................................................................97

                                           ARTICLE VII

                     CONCERNING THE TRUSTEE AND THE FISCAL AGENT.....................................................98

Section 7.1          Duties of Trustee and the Fiscal Agent..........................................................98
Section 7.2          Certain Matters Affecting the Trustee and the Fiscal Agent.....................................100
Section 7.3          The Trustee and the Fiscal Agent Not Liable for Certificates or Interests or Mortgage Loans....102
Section 7.4          The Trustee and the Fiscal Agent May Own Certificates..........................................103
Section 7.5          Eligibility Requirements for the Trustee and the Fiscal Agent..................................103
Section 7.6          Resignation and Removal of the Trustee or the Fiscal Agent.....................................103
Section 7.7          Successor Trustee or Fiscal Agent..............................................................105
Section 7.8          Merger or Consolidation of Trustee or Fiscal Agent.............................................106
Section 7.9          Appointment of Co-Trustee, Separate Trustee, Agents or Custodian...............................106
Section 7.10         Authenticating Agents..........................................................................108
Section 7.11         Indemnification of Trustee and the Fiscal Agent................................................109
Section 7.12         Fees and Expenses of Trustee and the Fiscal Agent..............................................110
Section 7.13         Collection of Moneys...........................................................................111
Section 7.14         Trustee To Act; Appointment of Successor.......................................................111
Section 7.15         Notification to Holders........................................................................113



                                      -ii-

Section 7.16         Representations and Warranties of the Trustee and the Fiscal Agent.............................113
Section 7.17         Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee and the
                       Fiscal Agent.................................................................................115

                                           ARTICLE VIII

                     ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.................................................116

Section 8.1          Servicing Standard; Servicing Duties...........................................................116
Section 8.2          Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicer......116
Section 8.3          Master Servicer's General Power and Duties.....................................................117
Section 8.4          Primary Servicing and Sub-Servicing............................................................121
Section 8.5          Servicers May Own Certificates.................................................................123
Section 8.6          Maintenance of Hazard Insurance, Other Insurance, Taxes and Other..............................123
Section 8.7          Enforcement of Due-On-Sale Clauses; Assumption Agreements; Due-On-Encumbrance Clause...........125
Section 8.8          Trustee to Cooperate; Release of Trustee Mortgage Files........................................127
Section 8.9          Documents, Records and Funds in Possession of Master Servicer to be Held for the Trustee for
                       the Benefit of the Certificateholders........................................................128
Section 8.10         Servicing Compensation.........................................................................128
Section 8.11         Master Servicer Reports; Account Statements....................................................130
Section 8.12         Annual Statement as to Compliance..............................................................130
Section 8.13         Annual Independent Public Accountants' Servicing Report........................................130
Section 8.14         Annual Reports Regarding the Mortgaged Properties..............................................131
Section 8.15         Other Available Information and Certain Rights of the Master Servicer..........................131
Section 8.16         Rule 144A Information..........................................................................133
Section 8.17         Inspections....................................................................................134
Section 8.18         Modifications, Waivers, Amendments, Extensions and Consents....................................134
Section 8.19         Specially Serviced Mortgage Loans..............................................................136
Section 8.20         Representations, Warranties and Covenants of the Master Servicer...............................137
Section 8.21         Merger or Consolidation........................................................................138
Section 8.22         Resignation of Master Servicer.................................................................138
Section 8.23         Assignment or Delegation of Duties by Master Servicer..........................................139
Section 8.24         Limitation on Liability of the Master Servicer and Others......................................139
Section 8.25         Indemnification; Third-Party Claims............................................................141
Section 8.26         Exchange Act Reporting.........................................................................143
Section 8.27         Compliance with REMIC Provisions...............................................................144
Section 8.28         Termination....................................................................................144
Section 8.29         Procedure Upon Termination.....................................................................146

                                            ARTICLE IX

                     ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY SPECIAL SERVICER..........148

Section 9.1          Duties of Special Servicer.....................................................................148
Section 9.2          Fidelity Bond and Errors and Omissions Insurance Policy of Special Servicer....................149


                                      -iii-

Section 9.3          Sub-Servicers..................................................................................149
Section 9.4          Special Servicer General Powers and Duties.....................................................149
Section 9.5          "Due-on-Sale" Clauses; Assignment and Assumption Agreements; Modifications of Specially Serviced
                       Mortgage Loans; Due-On-Encumbrance Clauses...................................................151
Section 9.6          Release of Mortgage Files......................................................................154
Section 9.7          Documents, Records and Funds in Possession of Special Servicer To Be Held for the Trustee......155
Section 9.8          Representations, Warranties and Covenants of the Special Servicer..............................156
Section 9.9          Standard Hazard, Flood and Comprehensive General Liability Insurance Policies..................157
Section 9.10         Presentment of Claims and Collection of Proceeds...............................................159
Section 9.11         Compensation to the Special Servicer...........................................................159
Section 9.12         Realization Upon Defaulted Mortgage Loans......................................................160
Section 9.13         Foreclosure....................................................................................162
Section 9.14         Operation of REO Property......................................................................162
Section 9.15         Sale of REO Property...........................................................................165
Section 9.16         Realization on Collateral Security.............................................................166
Section 9.17         Sale of Defaulted Mortgage Loans...............................................................167
Section 9.18         Annual Officer's Certificate as to Compliance..................................................167
Section 9.19         Annual Independent Accountants' Servicing Report...............................................167
Section 9.20         Merger or Consolidation........................................................................167
Section 9.21         Resignation of Special Servicer................................................................168
Section 9.22         Assignment or Delegation of Duties by Special Servicer.........................................168
Section 9.23         Limitation on Liability of the Special Servicer and Others.....................................169
Section 9.24         Indemnification; Third-Party Claims............................................................171
Section 9.25         [RESERVED.]....................................................................................173
Section 9.26         Special Servicer May Own Certificates..........................................................173
Section 9.27         Tax Reporting..................................................................................173
Section 9.28         Application of Funds Received..................................................................173
Section 9.29         Compliance with REMIC Provisions...............................................................173
Section 9.30         Termination....................................................................................174
Section 9.31         Procedure Upon Termination.....................................................................175
Section 9.32         Certain Special Servicer Reports...............................................................177
Section 9.33         Special Servicer to Cooperate with the Master Servicer.........................................178
Section 9.34         Certain REMIC Limitations on Modification of Specially Serviced Mortgage Loans.................180
Section 9.35         [RESERVED.]....................................................................................180
Section 9.36         Sale of Defaulted Mortgage Loans and REO Properties............................................180
Section 9.37         Operating Adviser; Elections...................................................................182
Section 9.38         Limitation on Liability of Operating Adviser...................................................183
Section 9.39         Duties of Operating Adviser....................................................................183

                                      -iv-


                                            ARTICLE X

                     PURCHASE AND TERMINATION OF THE TRUST..........................................................184

Section 10.1         Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans......................184
Section 10.2         Procedure Upon Termination of Trust............................................................185
Section 10.3         Additional Trust Termination Requirements......................................................186

                                            ARTICLE XI

                     RIGHTS OF CERTIFICATEHOLDERS............  .....................................................187

Section 11.1         Limitation on Rights of Holders................................................................187
Section 11.2         Access to List of Holders......................................................................188
Section 11.3         Acts of Holders of Certificates................................................................189

                                           ARTICLE XII

                     REMIC ADMINISTRATION...........................................................................189

Section 12.1         REMIC Administration...........................................................................190
Section 12.2         Prohibited Transactions and Activities.........................................................194
Section 12.3         Modifications of Mortgage Loans................................................................195
Section 12.4         Liability with Respect to Certain Taxes and Loss of REMIC Status...............................195

                                           ARTICLE XIII

                     MISCELLANEOUS PROVISIONS..................  ...................................................195

Section 13.1         Binding Nature of Agreement....................................................................195
Section 13.2         Entire Agreement...............................................................................196
Section 13.3         Amendment......................................................................................196
Section 13.4         GOVERNING LAW..................................................................................198
Section 13.5         Notices........................................................................................198
Section 13.6         Severability of Provisions.....................................................................198
Section 13.7         Indulgences; No Waivers........................................................................198
Section 13.8         Headings Not to Affect Interpretation..........................................................199
Section 13.9         Benefits of Agreement..........................................................................199
Section 13.10        Special Notices to the Rating Agencies.........................................................199
Section 13.11        Counterparts...................................................................................200
Section 13.12        Intention of Parties...........................................................................201
Section 13.13        Recordation of Agreement.......................................................................202
Section 13.14        Rating Agency Monitoring Fees..................................................................202


                                  EXHIBITS AND SCHEDULES
                                  -----------------------

EXHIBIT A-1      Form of Class A-1 Certificate
EXHIBIT A-2      Form of Class A-2 Certificate
EXHIBIT A-3      Form of Class X Certificate
EXHIBIT A-4      Form of Class B Certificate
EXHIBIT A-5      Form of Class C Certificate
EXHIBIT A-6      Form of Class D Certificate
EXHIBIT A-7      Form of Class E Certificate
EXHIBIT A-8      Form of Class F Certificate
EXHIBIT A-9      Form of Class G Certificate
EXHIBIT A-10     Form of Class H Certificate
EXHIBIT A-11     Form of Class J Certificate
EXHIBIT A-12     Form of Class K Certificate
EXHIBIT A-13     Form of Class L Certificate
EXHIBIT A-14     Form of Class M Certificate
EXHIBIT A-15     Form of Class N Certificate
EXHIBIT A-16     Form of Class O Certificate
EXHIBIT A-17     Form of Class P Certificate
EXHIBIT A-18     Form of Class R-I Certificate
EXHIBIT A-19     Form of Class R-II Certificate
EXHIBIT A-20     Form of Class R-III Certificate
EXHIBIT B-1      Form of Initial Certification of Trustee
EXHIBIT B-2      Form of Final Certification of Trustee
EXHIBIT C        Form of Request for Release
EXHIBIT D-1      Form of Transferor Certificate for Transfers to Definitive
                 Privately Offered Certificates
EXHIBIT D-2A     Form I of Transferee Certificate for Transfers of Definitive
                 Privately Offered Certificates
EXHIBIT D-2B     Form II of Transferee Certificate for Transfers of Definitive
                 Privately Offered Certificates
EXHIBIT D-3A     Form I of Transferee Certificate for Transfers of Interests in
                 Book-Entry Privately Offered Certificates
EXHIBIT D-3B     Form II of Transferee Certificate for Transfers of Interests
                 in Book-Entry Privately Offered Certificates
EXHIBIT E-1      Form of Transfer Affidavit and Agreement
EXHIBIT E-2      Form of Transfer Affidavit and Agreement
EXHIBIT F        Form of Regulation S Certificate
EXHIBIT G        Form of Primary Servicing Agreement
EXHIBIT H        Form of Exchange Certification
EXHIBIT I        Form of EUROCLEAR or Cedel Certificate
EXHIBIT J        List of Loans as to Which Excess Servicing Fees Are Paid
EXHIBIT K-1      Form of Mortgage Loan Purchase Agreement I
EXHIBIT K-2      Form of Mortgage Loan Purchase Agreement II
EXHIBIT K-3      Form of Mortgage Loan Purchase Agreement III
EXHIBIT L        Form of Inspection Report

EXHIBIT M        Form of Monthly Certificateholders Reports
EXHIBIT N        Form of Annual Report
EXHIBIT O        Form of Special Servicer Monthly Reports
EXHIBIT P        Reserved
EXHIBIT Q        Form of Mortgage Loan Information
EXHIBIT R        Reserved
EXHIBIT S-1      Form of Power of Attorney to Master Servicer
EXHIBIT S-2      Form of Power of Attorney to Special Servicer
EXHIBIT T        Form of Debt Service Coverage Ratio Procedures
EXHIBIT U        Assignment and Assumption Submission to Special Servicer

SCHEDULE I       JHREF Loan Schedule
SCHEDULE II      MSMC Loan Schedule
SCHEDULE III     Principal Loan Schedule
SCHEDULE IV      List of Escrow Accounts Not Currently Eligible Accounts

                   THIS POOLING AND SERVICING AGREEMENT is dated as of August 1, 1999 (this "Agreement") among MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer and special servicer (the "Master Servicer" or the "Special Servicer", as applicable), LASALLE BANK NATIONAL ASSOCIATION, as trustee of the Trust (the "Trustee"), and ABN AMRO BANK, N.V., only in its capacity as a fiscal agent pursuant to Article IV hereof (the "Fiscal Agent").

                              PRELIMINARY STATEMENT

                   On the Closing Date, the Depositor will acquire the Mortgage Loans from Principal Commercial Funding, LLC, as seller ("Principal"), John Hancock Real Estate Finance, Inc., as seller ("JHREF"), and Morgan Stanley Mortgage Capital Inc., as seller ("MSMC"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificate as consideration for its transfer to the Trust of the Mortgage Loans and the other property constituting the Trust; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; and (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, and the REMIC Regular Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                   The Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been offered for sale pursuant to the prospectus (the "Prospectus") dated July 19, 1999, as supplemented by the preliminary prospectus supplement dated July 19, 1999 (together with the Prospectus, the "Preliminary Prospectus Supplement") and as further supplemented by the final prospectus supplement dated July 28, 1999 (together with the Prospectus, the "Final Prospectus Supplement") and the Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I, Class R-II and the Class R-III Certificates have been offered for sale pursuant to the Private Placement Memorandum dated July 28, 1999 (the "Private Placement Memorandum").

                   The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC I Regular Interests and the Class R-I Certificates comprising the interests in REMIC I, each Class of REMIC II Regular Interests and the Class R-II Certificates comprising the interests in REMIC II and each Class of REMIC III
Certificates comprising the interests in REMIC III created hereunder:

                                     REMIC I

                   Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Maturity Date (as defined herein) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates. The Class R-I Certificate will be designated as the sole class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

                    The REMIC II Regular Interests have the pass-through rates and Certificate Balances set forth in the definition thereof. The Class R-II Certificates will be designated as the sole class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all classes of REMIC II Regular Interests have been paid in full.

                                    REMIC III

                                               Initial Aggregate
                                                  Certificate
                       Initial Pass-             Principal or
                          Through                  Notional         Final Scheduled                 Final Rated
     Designation          Rate(a)                   Amount        Distribution Date(b)         Distribution Date(c)
     -----------          ------                    ------        --------------------         --------------------
   Class A-1               6.97%                 $74,751,000      October 15, 2008               April 15, 2033
   Class A-2               7.11%                $399,000,000      July 15, 2009                  April 15, 2033
   Class X                 0.34%                $594,046,043      June 15, 2019                  April 15, 2033
   Class B                 7.45%                 $20,792,000      July 15, 2009                  April 15, 2033
   Class C                 7.45%                 $23,762,000      July 15, 2009                  April 15, 2033
   Class D                 7.45%                  $8,910,000      July 15, 2009                  April 15, 2033
   Class E                 7.45%                 $13,366,000      July 15, 2009                  April 15, 2033
   Class F                 7.45%                  $7,426,000      July 15, 2009                  April 15, 2033
   Class G                 7.45%                  $1,485,000      July 15, 2009                  April 15, 2033
   Class H                 6.72%                 $10,396,000      August 15, 2009                April 15, 2033
   Class J                 6.72%                  $7,426,000      May 15, 2012                   April 15, 2033
   Class K                 6.72%                  $4,455,000      September 15, 2013             April 15, 2033
   Class L                 6.72%                  $5,940,000      September 15, 2013             April 15, 2033
   Class M                 6.72%                  $4,455,000      September 15, 2013             April 15, 2033
   Class N                 6.72%                  $5,346,000      September 15, 2013             April 15, 2033
   Class O                 6.72%                  $2,079,000      September 15, 2013             April 15, 2033
   Class P                 6.72%                  $4,457,043      June 15, 2019                  April 15, 2033
   Class R-III(d)           N/A                       N/A                 N/A                           N/A

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."
(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms.
(c) The Final Rated Distribution Date for each Class of Certificates is
    April 15, 2033. That date is approximately 36 months following the end of the amortization term of the Mortgage Loan that, as of the Closing Date, has the longest remaining amortization term.
(d) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates have been reduced to zero.

         As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $594,046,043.

         As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the first paragraph of
Section 12.1(a) hereof (including the Mortgage Loans) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole class of "residual interests" in REMIC I.

                   As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole class of " residual interests" in REMIC II for purposes of the REMIC Provisions.

                   As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC Regular Certificates, the "REMIC III Certificates") will be designated as the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.


                                   ARTICLE I

                                   DEFINITIONS

                   SECTION 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                   "ACCOUNTANT" means a person engaged in the practice of accounting who is Independent.

                   "ACCRUED CERTIFICATE INTEREST" means with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X Certificates for each Distribution Date will equal the Class X Interest Amount.

                   "ACQUISITION DATE" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property.

                   "ADDITIONAL TRUST EXPENSE" means any of the following items:
(i) Special Servicing Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be paid in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicer, the Special Servicer, the Primary Servicers, the Trustee, the Fiscal Agent (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Account or Distribution Account, (v) the amount of any

Advance that is not recovered from the proceeds of a Mortgage Loan upon a Final Recovery Determination and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof. Notwithstanding anything to the contrary, "Additional Trust Expenses" shall not include allocable overhead of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses.

                   "ADMINISTRATIVE COST RATE" means the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate.

                   "ADVANCE" means either a P&I Advance or a Servicing Advance.

                   "ADVANCE INTEREST" means interest payable to the Master Servicer, the Trustee or the Fiscal Agent on outstanding Advances pursuant to
Section 4.5 of this Agreement.

                   "ADVANCE RATE" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the Trustee in its reasonable discretion.

                   "ADVANCE REPORT DATE" means the Business Day prior to each Distribution Date.

                   "ADVERSE REMIC EVENT" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

                   "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                   "AGGREGATE CERTIFICATE BALANCE" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the REMIC I Regular Interests or the REMIC II Regular Interests, as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, REMIC I Regular Interests or REMIC II Regular Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

                   "AGGREGATE PRINCIPAL BALANCE" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

                   "AGREEMENT" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

                   "ANNUAL REPORT" means a report substantially in the form of Exhibit N.

                   "APPRAISAL" means an appraisal by an Independent licensed MAI appraiser having at least five years experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

                   "APPRAISAL EVENT" means, with respect to any Mortgage Loan, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the due date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment, and (iv) the date 30 days following the date the related Mortgaged Property becomes an REO Property.

                   "APPRAISAL REDUCTION" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.8, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan), (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate,
(iii) all unreimbursed Advances and interest on Advances at the Advance Rate with respect to such Mortgage Loan, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each

Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. The Appraisal Reduction will also be reduced by the amount of any Realized Loss of principal on the related Mortgage Loan incurred prior to the liquidation or disposition thereof. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (A) the amount calculated above and (B) 25% of the Principal Balance of the Mortgage Loan.

                   "APPRAISED VALUE" means, with respect to any Mortgaged Property, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed pursuant to Section 6.8, the value of the Mortgaged Property determined by such internal valuation.

                   "ASSIGNMENT OF LEASES" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

                   "ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

                   "ASSUMED SCHEDULED PAYMENT" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

                   "AUTHENTICATING AGENT" means any authenticating agent serving in such capacity pursuant to Section 7.10.

                   "AUTHORIZED OFFICER" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

                   "AVAILABLE ADVANCE REIMBURSEMENT AMOUNT" has the meaning set forth in Section 4.6(a) hereof.

                   "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate of (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicer in respect of unpaid Master Servicing Fees, the Primary Servicers in respect of unpaid Primary Servicing Fees, the Special Servicer in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums, and (iv) if such Distribution Date occurs during January or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Account, and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicer or the Special Servicer for such Distribution Date pursuant to the terms hereof, and
(iii) if such Distribution Date occurs in March of any year, commencing March 2000, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

                   "BALLOON MORTGAGE LOAN" means a Mortgage Loan which will not be fully amortized by its original or modified Maturity Date, based on the fixed monthly Scheduled Payment.

                   "BALLOON PAYMENT" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

                   "BANKRUPTCY LOSS" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

                   "BENEFIT PLAN OPINION" means an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that any proposed transfer will not (i) cause the assets of any REMIC to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent.

                   "BOOK-ENTRY CERTIFICATES" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

                   "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York, Boston, Massachusetts (but only with respect to matters related to the performance of obligations of JHREF as Primary Servicer), Chicago, Illinois, Des Moines, Iowa (but only with respect to matters related to the performance of obligations of Principal Capital Management, LLC as Primary Servicer), San Francisco, California or the principal cities in which the Special Servicer, the Trustee or the Master Servicer conducts servicing or trust operations, or (iii) a day on which banking institutions or savings associations in New York, New York, Chicago, Illinois or San Francisco, California are authorized or obligated by law or executive order to be closed.

                   "CASH LIQUIDATION" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the amount of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries with respect to a Final Recovery Determination. The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master Servicer), of each Cash Liquidation.

                   "CEDEL" means Cedelbank, societe anonyme.

                   "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

                   "CERTIFICATE ACCOUNT" means one or more separate accounts established and maintained by the Master Servicer (or any Sub-Servicer or Primary Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a), which each account shall be an Eligible Account.

                   "CERTIFICATE BALANCE" means, with respect to any Certificate or Interest (other than the Class X Certificates and the Residual Certificates) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement hereto (in the case of an Interest), minus (i) the amount of all principal distributions previously made with respect to such Certificate pursuant to
Section 6.4(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or Section 6.3(a), as the case may be, (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to Section 6.5, and (iii) Expense Losses allocated to such Interest or Certificate pursuant to
Section 6.5.

                   "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                   "CERTIFICATE REGISTER" has the meaning provided in
Section 3.2.

                   "CERTIFICATE REGISTRAR" means the registrar appointed pursuant to Section 3.2 and initially shall be the Trustee.

                   "CERTIFICATEHOLDERS" has the meaning provided in the definition of "Holder."

                   "CERTIFICATES" means, collectively, the REMIC III Certificates, the Class R-I Certificates and the Class R-II Certificates.

                   "CLASS" means, with respect to the REMIC I Interests, REMIC II Interests or REMIC III Certificates, any Class of such Certificates or Interests.

                   "CLASS A-1 CERTIFICATES," "CLASS A-2 CERTIFICATES," "CLASS X CERTIFICATES," "CLASS B CERTIFICATES," "CLASS C CERTIFICATES," "CLASS D CERTIFICATES," "CLASS E CERTIFICATES," "CLASS F CERTIFICATES," "CLASS G CERTIFICATES," "CLASS H CERTIFICATES," "CLASS J CERTIFICATES," "CLASS K CERTIFICATES," "CLASS L CERTIFICATES," "CLASS M CERTIFICATES," "CLASS N CERTIFICATES," "CLASS O CERTIFICATES," "CLASS P CERTIFICATES," "CLASS R-I CERTIFICATES," "CLASS R-II CERTIFICATES" or "CLASS R-III CERTIFICATE " mean the Certificates designated as "Class A-1," "Class A-2," "Class X," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class P," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-20 hereof.

                   "CLASS A CERTIFICATES" means the Class A-1 Certificates and Class A-2 Certificates, collectively.

                   "CLASS X INTEREST AMOUNT" means, with respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates, and (ii) the Class X Notional Amount for such Distribution Date.

                   "CLASS X NOTIONAL AMOUNT" means, with respect to any Distribution Date, the aggregate of the Certificate Balances of the REMIC Regular Certificates as of the close of business on the related Distribution Date.

                   "CLASS X STRIP RATE" means, for any Distribution Date, with respect to any Class of Certificates (other than the Class X Certificates and the Residual Certificates), the excess, if any, of the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (i) the Pass-Through Rate for such Class of Certificates.

                   "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

                   "CLOSING DATE" means August 10, 1999.


                   "CODE" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

                   "COLLECTION PERIOD" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

                   "COMPENSATING INTEREST" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Collection Period over (B) Prepayment Interest Excesses resulting from Principal Prepayments during the same Collection Period, but in any event (i) with respect to Compensating Interest to be paid by the Master Servicer hereunder, not more than the portion of the aggregate Master Servicing Fee for the related Collection Period calculated in respect of all the Mortgage Loans (including REO Mortgage Loans) and (ii) with respect to Compensating Interest to be paid by the Special Servicer hereunder, not more than the portion of the aggregate Special Servicing Fee for the related Collection Period calculated in respect of all the Specially Serviced Mortgage Loans, including REO Mortgage Loans.

                   "CONDEMNATION PROCEEDS" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.


                   "CONTROLLING CLASS" means the most subordinate Class of REMIC Regular Certificates outstanding at any time of determination; provided, that, no Class may be the Controlling Class at any time that the then Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class. As of the Closing Date, the Controlling Class will be the Class P Certificates.

                   "CONTROLLING PERSON" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

                   "CORPORATE TRUST OFFICE" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Trustee or the New York Presenting Office (if any). The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60674,
Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Series 1999-LIFE1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.


                   "CORRESPONDING REMIC I REGULAR INTEREST" means with respect to each Mortgage Loan, the REMIC I Regular Interest having an initial Certificate Balance equal to the principal balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

                   "CORRESPONDING REMIC II REGULAR INTEREST" means with respect to each Class of Certificates, the REMIC II Regular Interest having the same letter designation.

                   "CUSTODIAN" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

                   "CUSTOMER" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                   "CUT-OFF DATE" means the end of business on August 1, 1999. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on August 5, 1999.

                   "DEBT SERVICE COVERAGE RATIO" means, with respect to any Mortgage Loan, as of any date of determination and for any period, the amount calculated for such date of determination in accordance with the procedures set forth in Exhibit T.

                   "DEBT SERVICE REDUCTION AMOUNT" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

                   "DEFAULTED MORTGAGE LOAN" means a Mortgage Loan which is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

                   "DEFEASANCE COLLATERAL" means, with respect to any Defeasance Loan, the United States Treasury obligations required to be pledged in lieu of prepayment pursuant to the terms thereof.

                   "DEFEASANCE LOAN" means any Mortgage Loan which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

                   "DEFICIENT VALUATION" means, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property relating to a Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan.

                   "DEFICIENT VALUATION AMOUNT" means the amount by which the total amount due with respect to a Mortgage Loan (excluding interest not yet accrued), including the principal balance of a Mortgage Loan plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation.

                   "DEFINITIVE CERTIFICATES" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

                   "DELETED MORTGAGE LOAN" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

                   "DEPOSITOR" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

                   "DEPOSITORY" has the meaning set forth in Section 3.7(a).

                   "DEPOSITORY AGREEMENT" means the Letter of Representations dated August 10, 1999 by and among the Depositor, the Trustee and the Depository.

                   "DETERMINATION DATE" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the next preceding Business Day, and (ii) the 4th Business Day prior to the related Distribution Date, commencing September 9, 1999.

                   "DIRECTLY OPERATE" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15 or Section 9.36), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly

Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

                   "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

                   "DISQUALIFIED ORGANIZATION" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code, and (v) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMICs, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

                   "DISTRIBUTABLE CERTIFICATE INTEREST" means, with respect to any Distribution Date and any Class of Certificates (other than the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest, reduced by (i) any Net Aggregate Prepayment Interest Shortfalls not offset by Compensating Interest, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.6, and (ii) Realized Losses and Expense Losses allocated on such Distribution Date to reduce the interest payable to such Class or Interest pursuant to Section 6.5, plus (B) the Unpaid Interest.

                   "DISTRIBUTION ACCOUNT" means the Distribution Account maintained by the Trustee, in accordance with the provisions of Section 5.3, which account shall be an Eligible Account.

                   "DISTRIBUTION DATE" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing September 15, 1999.

                   "DOCUMENT DEFECT" has the meaning set forth in
Section 2.3(a).

                   "DUE DATE" means, with respect to a Mortgage Loan, the date on which a Scheduled Payment is due.

                   "ELIGIBLE ACCOUNT" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and "F-1+" by Fitch, if the deposits are to be held in the account for 30 days or less), or (B) long-term unsecured debt obligations are rated at least "A-" by S&P and "AA" by Fitch, if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the Trustee or other financial institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by Rating Agency Confirmation with respect to the use of any such account as the Certificate Account or the Distribution Account. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Norwest Bank Iowa, N.A. a wholly-owned subsidiary of Wells Fargo & Co. provided that Norwest Bank Iowa, N.A.'s or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "A-1" in the case of S&P, and "F-1" in the case of Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A+" in the case of S&P and "A+" in the case of Fitch, if the deposits are to be held in the account more than 30 days.

                   "ELIGIBLE INVESTMENTS" means any one or more of the following financial assets or other property.

                   (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

                   (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer, the Special Servicer or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "F-1+" by Fitch and "A-1+" by S&P or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "AA" by Fitch and AA- by S&P or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

                   (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from the Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

                   (iv) securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA-" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

                   (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "F-1+" by Fitch and "A-1+" by S&P (or for which Rating Agency Confirmation is obtained with respect to such ratings);

                   (vi) units of investment funds (including money market funds) rated in the highest long-term category by Fitch, or if not rated by Fitch then otherwise approved by Fitch, and the highest long-term category by S&P, or if not rated by S&P then S&P has issued a Rating Agency Confirmation;

                   (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "AA" (or its equivalent rating) by Fitch and "AA-" by S&P (if rated by Fitch or, if not rated by Fitch, by S&P and another nationally recognized statistical rating organization), or for which Rating Agency Confirmation is obtained with respect to such ratings;

                   (viii) any money market funds that maintain a constant asset value and that are rated "AAAm" or "AAAm-G" (or its equivalent rating) by S&P and Fitch, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

                   (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-

2(g)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee by the Master Servicer at the Master Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Code Section 860G(a)(5);

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Code Section 860G(a)(5); and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

                   "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                   "ESCROW ACCOUNT" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

                   "ESCROW AMOUNT" means any amount payable with respect to a Mortgage Loan for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

                   "EVENT OF DEFAULT" has the meaning set forth in
Section 8.28(b).

                   "EXCESS LIQUIDATION PROCEEDS" means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan on the date such proceeds were received.

                   "EXCESS SERVICING FEE" means with respect to the designated Mortgage Loans specified on the Mortgage Loan Schedule, the monthly fee payable to (a) Wells Fargo Bank, National Association or its successors and assigns, and
(b) John Hancock Real Estate Finance, Inc. or its successors and assigns, each as holder of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). Each holder of excess servicing rights is entitled to Excess Servicing Fees only with respect to the Mortgage Loans as indicated on Exhibit J hereto.

                   "EXCHANGE CERTIFICATION" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A-IAI Global Certificate, as applicable.

                   "EXPENSE LOSS" means a loss realized upon payment by the Trust of an Additional Trust Expense.

                   "EXTENSION" has the meaning set forth in Section 9.15(a).

                   "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                   "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

                   "FHLMC AUDIT PROGRAM" has the meaning set forth in
Section 8.13.

                   "FINAL CERTIFICATION" has the meaning set forth in
Section 2.2.

                   "FINAL PROSPECTUS SUPPLEMENT" has the meaning set forth in the Preliminary Statement hereto.

                   "FINAL RATED DISTRIBUTION DATE" means with respect to each rated Class of Certificates, the date shown on the chart in the Preliminary Statement hereto.

                   "FINAL RECOVERY DETERMINATION" means a determination with respect to any Mortgage Loan or Specially Serviced Mortgage Loan by the Master Servicer in consultation with the Special Servicer in respect of any Defaulted Mortgage Loan (including a Mortgage Loan that became an REO Property), in each case, in its good faith discretion, consistent with the Servicing Standard that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the Master Servicer or the Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan, without regard to any obligation of the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. The Special Servicer shall be required to provide the Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan upon making such determination. The Master Servicer shall notify the Trustee of such determination and the Trustee shall deliver a copy of such notice to each Rating Agency.

                   "FINAL SCHEDULED DISTRIBUTION DATE" means, for each Class of rated Certificates, the Distribution Date on which such Class will be paid in full assuming that timely payments will be made on the Mortgage Loans in accordance with their terms.

                   "FISCAL AGENT" means ABN AMRO Bank N.V., a banking association organized under the laws of the Netherlands and its permitted successors and assigns.

                   "FISCAL AGENT TERMINATION EVENT" has the meaning set forth in
Section 4.7 hereof.

                   "FITCH" means Fitch IBCA, Inc. or its successor in interest.

                   "FNMA" means the Federal National Mortgage Association, or any successor thereto.

                   "GLOBAL CERTIFICATE" means any Rule 144A-IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

                   "HOLDER" means the Person in whose name a Certificate is registered on the Certificate Register.

                   "INDEPENDENT" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause
(B) or (C) above.

                   "INDEPENDENT CONTRACTOR" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to the applicable REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Class R-III Certificates), a Percentage Interest of 35% or more in the Class R-III Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                   "INITIAL CERTIFICATION" has the meaning set forth in
Section 2.2.

                   "INITIAL DEPOSIT" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

                   "INSPECTION REPORT" means the report delivered by the Master Servicer or the Special Servicer, as the case may be, substantially in the form of Exhibit L hereto.

                   "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

                   "INSURANCE POLICIES" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

                   "INSURANCE PROCEEDS" means amounts paid by the insurer under any Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law, the related Mortgage Loan or the Servicing Standard.

                   "INTEREST" means a REMIC I Interest or a REMIC II Interest, as applicable.

                   "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

                   "INTEREST RESERVE ACCOUNT" means, that Interest Reserve Account maintained by the Master Servicer pursuant to Section 5.1(a) which account shall be an Eligible Account.

                   "INTEREST RESERVE AMOUNT" has the meaning set forth in
Section 5.1(d).

                   "INTEREST RESERVE LOANS" shall mean the Mortgage Loans which bear interest on an actual/360 day basis.

                   "INTERESTED PERSON" means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, with respect to any Mortgage Loan, the holder of any related Junior Indebtedness, a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by the Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

                   "JHREF" has the meaning assigned in the Preliminary Statement hereto.

                   "JHREF LOANS" means, collectively those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement I and shown on
Schedule I hereto.

                   "JUNIOR INDEBTEDNESS" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

                   "LATE COLLECTIONS" means, with respect to any Mortgage Loan, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

                   "LATE FEES" means a fee payable to the Master Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan in connection with a late payment made by such Mortgagor.

                   "LIQUIDATION EXPENSES" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available or (ii) advanced by the Master Servicer, subject to Section 4.4 hereof, as a Servicing Advance.

                   "LIQUIDATION FEE" means a fee equal to the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property.

                   "LIQUIDATION PROCEEDS" means proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of Liquidation Expenses and any related Advances and interest thereon (to the extent not otherwise paid pursuant to Section 4.6(c)).

                   "LIQUIDATION REALIZED LOSS" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of (A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition, plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate, plus (C) any expenses incurred in connection with such Mortgage Loan that are reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income applied as recoveries of principal or interest on the related Mortgage Loan or REO Property, and (ii) Liquidation Proceeds, Late Collections and all other amounts recovered from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred. REO Income and Liquidation Proceeds shall be applied first against any Expense Losses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the principal balance of such Mortgage Loan, calculated as described in clause (A) above.

                   "LOAN-TO-VALUE RATIO" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date.

                   "LOCK-BOX ACCOUNT" has the meaning set forth in
Section 8.3(g).

                   "LOCK-BOX AGREEMENT" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer pursuant to which a Lock-Box Account is created.

                   "LOSSES" has the meaning set forth in Section 12.4.

                   "MAI" means Member of the Appraisal Institute.

                   "MASTER SERVICER" means Wells Fargo Bank, National Association and its permitted successors or assigns.

                   "MASTER SERVICER REMITTANCE DATE" means for each Distribution Date the Business Day immediately preceding such Distribution Date.

                   "MASTER SERVICER REMITTANCE REPORT" means a report prepared by the Master Servicer and in such media as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly Certificateholders Report to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicer, the Trustee and the Depositor may from time to time mutually agree.

                   "MASTER SERVICING FEE" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the Master Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c).

                   "MASTER SERVICING FEE RATE" means, with respect to each Mortgage Loan (including any Mortgage Loan relating to an REO Property), the rate per annum specified as such on the Mortgage Loan Schedule.

                   "MATURITY DATE" means, with respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or (ii) any grace period permitted by the related Mortgage Note.

                   "MODIFICATION FEE" means a fee, if any, collected from a Mortgagor by the Master Servicer in connection with a modification of any Mortgage Loan other than a Specially Serviced Mortgage Loan or collected by the Special Servicer in connection with the modification of a Specially Serviced Mortgage Loan.

                   "MODIFICATION LOSS" means (i) a decrease in the principal balance of a Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of a Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

                   "MONEY TERM" means with respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a prepayment premium, yield maintenance payment or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

                   "MONTHLY CERTIFICATEHOLDERS REPORT" means a report provided pursuant to Section 5.4 by the Trustee monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each

Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and
(B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof;
(vi) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;
(vii) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of servicing fees paid to the Master Servicer, the Primary Servicers, the Special Servicer and the holders of the rights to Excess Servicing Fees; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a description of any Expense Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the Master Servicer, the Trustee and the Fiscal Agent, separately stated; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date. In the case of information furnished pursuant to subclauses
(i), (ii) and (xi) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

                   "MORTGAGE" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

                   "MORTGAGE FILE" means the mortgage documents listed below:

                   (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit with a copy of the Mortgage Note attached thereto;

                   (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 30th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

                   (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any, each signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1;"

                   (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1;"

                   (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or
(B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

                   (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned from the applicable public recording office, a copy of such Assignment of Leases certified by the applicable Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable Seller to be a true and complete copy of the original assignment submitted for recording, and
(B) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1," which assignment may be effected in the related Assignment of Mortgage;

                   (vii) the original of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

                   (viii) the original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

                   (ix) UCC financing statements (together with all assignments thereof to the Trustee) executed and delivered in connection with any Mortgage Loan;

                   (x) copies of ground leases, if any, related to any Mortgage Loan where the Mortgagor is the lessee under such lease and there is a lien in favor of the mortgagee in such lease;

                   (xi) copies of any lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan; and

                   (xii) a copy of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, together with the original supporting documentation evidencing a beneficial transfer, in favor of "LaSalle Bank National Association, as trustee for Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1999-LIFE1"; provided, however, the Trustee shall hold such letter of credit only in a custodial capacity and shall have no obligation to maintain, extend the term of, enforce, or otherwise preserve any rights under such letter of credit; the original of each letter of credit referred to in this clause (xii) shall be delivered to the Primary Servicer of the related Mortgage Loan within forty-five (45) days of the Closing Date;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

                   "MORTGAGE LOAN" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, and Mortgage Loan shall also include any Defeasance Loan.

                   "MORTGAGE LOAN PURCHASE AGREEMENT" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II or Mortgage Loan Purchase Agreement III, as the case may be.

                   "MORTGAGE LOAN PURCHASE AGREEMENT I" means that certain Mortgage Loan Purchase Agreement between JHREF and the Depositor dated as of July 28, 1999 with respect to the JHREF Loans.

                   "MORTGAGE LOAN PURCHASE AGREEMENT II" means that certain Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of July 28, 1999 with respect to the MSMC Loans.

                   "MORTGAGE LOAN PURCHASE AGREEMENT III" means that certain Mortgage Loan Purchase Agreement between Principal and the Depositor dated as of July 28, 1999 with respect to the Principal Loans.

                   "MORTGAGE LOAN SCHEDULE" or "LOAN SCHEDULE" means collectively the schedule attached hereto as Schedule I, which identifies each JHREF Loan, Schedule II, which identifies each MSMC Loan, and the schedule attached hereto as Schedule III, which identifies each Principal Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

                   "MORTGAGE NOTE" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                   "MORTGAGE RATE" means, for a given Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

                   "MORTGAGED PROPERTY" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

                   "MORTGAGEE" means, with respect to any Mortgage as of any date of determination, the holder of the related Mortgage Note as of such date.

                   "MORTGAGOR" means the obligor on a Mortgage Note.

                   "MSMC" has the meaning assigned in the Preliminary Statement hereto.

                   "MSMC LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

                   "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means for any Distribution Date, (i) with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans, the excess, if any, of aggregate Prepayment Interest Shortfalls for such Mortgage Loans over the sum of (A) the Master Servicing Fee for the related Collection Period calculated in respect of all such Mortgage Loans and (B) the aggregate Prepayment Interest Excesses for such Collection Period for all Mortgage Loans which are not Specially Serviced Mortgage Loans, and (ii) with respect to all Specially Serviced Mortgage Loans on which there have been voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), the excess, if any, of aggregate Prepayment Interest Shortfalls for such Mortgage Loans over the sum of (A) the Special Servicing Fee for the related Collection Period calculated in respect of all Specially Serviced Mortgage Loans (including REO Mortgage Loans) and (B) the aggregate Prepayment Interest Excesses for such Collection Period for all Specially Serviced Mortgage Loans (including REO Mortgage Loans).

                   "NEW LEASE" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                   "NEW YORK PRESENTING OFFICE" means an office, if any, of an agent of the Trustee or the Certificate Registrar, as the Trustee or the Certificate Registrar may designate from time to time by written notice to the Depositor and the Certificateholders.

                   "1933 ACT" means the Securities Act of 1933, as amended.

                   "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                   "NONDISQUALIFICATION OPINION" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax to be imposed on any REMIC Pool or the Trust.

                   "NONRECOVERABLE ADVANCE" means the portion of any Advance (including interest accrued thereon at the Advance Rate) previously made or proposed to be made by the Master Servicer, the Trustee or the Fiscal Agent that, in its sole discretion, exercised in good faith and, with respect to the Master Servicer, in accordance with the Servicing Standard, that will not or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds or from any collections with respect to the related Mortgage Loan or REO Property, as evidenced by an Officer's Certificate delivered pursuant to
Section 4.4. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's Certificate) and (in either case) to the Special Servicer and the Trustee in the time periods as specified in
Section 4.4 and shall include the information and reports set forth in Section
4.4. In determining whether an Advance with respect to any Mortgage Loan will be recoverable, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall take into account amounts that may be realized on the related Mortgaged Property in its "as is" or then current condition and occupancy. Absent bad faith, the Master Servicer's determination as to the recoverability of any Advance shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Fiscal Agent.

                   "NON-REGISTERED CERTIFICATE" means unless and until registered under the Securities Act, any Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Residual Certificate.

                   "NOTIONAL AMOUNT" means, as of any date of determination: (i) with respect to all of the Class X Certificates as a Class, the Class X Notional Amount as of such date of determination; and (ii) with respect to any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X Notional Amount as of such date of determination.

                   "OFFICER'S CERTIFICATE" means (w) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (x) in the case of the Master Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (y) in the case of the Trustee or the Fiscal Agent, a certificate signed by a Responsible Officer, and
(z) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President.

                   "OPERATING ADVISER" shall have the meaning specified in
Section 9.37(a).

                   "OPINION OF COUNSEL" means a written opinion of counsel addressed to the Trustee, reasonably acceptable in form and substance to the Trustee, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of the Trustee, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool.

                   "OWNERSHIP INTEREST" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                   "P&I ADVANCE" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period was not received by the Master Servicer as of the related Determination Date, the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment) as to which a Balloon Payment was due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection

Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the interest portion of any Scheduled Payment or Assumed Scheduled Payment shall be advanced at a per annum rate equal to the sum of the REMIC I Net Mortgage Rate relating to such Mortgage Loan or Mortgage Loan relating to such REO Property and the Trustee Fee Rate, such that the Scheduled Payment or Assumed Scheduled Payment to be advanced as a P&I Advance shall be net of the Master Servicing Fee, the Excess Servicing Fee and the Primary Servicing Fees; and provided, further, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction and the denominator of which is the Principal Balance of the Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

                   "P&I ADVANCE AMOUNT" means, with respect to any Mortgage Loan or REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

                   "PASS-THROUGH RATE" or "PASS-THROUGH RATES" means with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates, other than the X Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i) the REMIC I Regular Interests shall equal the REMIC I Net Mortgage Rate on the related Mortgage Loan for such Distribution Date, (ii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (iii) with respect to the Class A-1, Class A-2, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, the lesser of (A) the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto and (B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (iv) the Class X Certificates, the per annum rate equal to the quotient of the Accrued Certificate Interest thereon for such Distribution Date and the Class X Notional Amount, and (v) the Class B, Class C, Class D, Class E, Class F and Class G Certificates, the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date.

                   "PERCENTAGE INTEREST" means with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual

Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

                   "PERMITTED TRANSFEREE" means any Transferee other than a Disqualified Organization.

                   "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                   "PLACEMENT AGENT" means Morgan Stanley & Co. Incorporated.

                   "PHASE I ENVIRONMENTAL REPORT" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

                   "PLAN" has the meaning set forth in Section 3.3(d).

                   "PLAN ASSET REGULATIONS" means the Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101.

                   "PRELIMINARY PROSPECTUS SUPPLEMENT" has the meaning set forth in the Preliminary Statement hereto.

                   "PREPAYMENT INTEREST EXCESS" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment is made after the Due Date for such Mortgage Loan through and including the last day of the Collection Period, the amount of interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee), to the extent collected.

                   "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including early payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period. The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee) over (B) the aggregate interest that did so accrue through the date such payment was made.

                   "PREPAYMENT PREMIUM" means with respect to any Distribution Date, the aggregate of all prepayment premiums, yield maintenance payments or percentage premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

                   "PRIMARY SERVICERS" means each of Principal Capital Management, LLC and JHREF.

                   "PRIMARY SERVICING AGREEMENT" means, with respect to each Primary Servicer, the agreement between such Primary Servicer and the Master Servicer, dated as of August 1, 1999, a form of which is attached hereto as Exhibit G, under which such Primary Servicer services the Mortgage Loans set forth on the schedule attached thereto.

                   "PRIMARY SERVICING FEE" means with respect to each Mortgage Loan, the monthly fee payable to the applicable Primary Servicer based on the per annum rate specified on the Mortgage Loan Schedule, as more specifically described in the applicable Primary Servicing Agreement, and determined in the same manner as the Mortgage Rate is determined (the "Primary Servicing Fee Rate").

                   "PRINCIPAL" has the meaning assigned in the Preliminary Statement hereto.

                   "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date, reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during any related Collection Period.

                   "PRINCIPAL BALANCE CERTIFICATES" means, collectively, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

                   "PRINCIPAL DISTRIBUTION AMOUNT" means, on any Distribution Date, the sum of the following amounts: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

                   "PRINCIPAL LOANS" means, collectively those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement III and shown on Schedule III hereto.

                   "PRINCIPAL PREPAYMENT" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided, that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

                   "PRIVATE PLACEMENT MEMORANDUM" has the meaning set forth in the Preliminary Statement hereto.

                   "PROSPECTUS" has the meaning set forth in the Preliminary Statement hereto.

                   "PURCHASE PRICE" means, with respect to the repurchase of a Mortgage Loan or REO Property pursuant to Article II of this Agreement or the purchase of a Mortgage Loan pursuant to Section 9.36, a price equal to the sum of (A) 100% of the unpaid principal balance of such Mortgage Loan (or deemed principal balance, in the case of an REO Property), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase occurs, plus (C) the amount of any expenses related to such Mortgage Loan or REO Property (including any Servicing Advances, Advance Interest related to such Mortgage Loan and any Special Servicing Fees and Liquidation Fees) that are reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent.

                   "PURCHASE PROCEEDS" means any cash amounts received by the Master Servicer in connection with: (i) the repurchase of a Mortgage Loan by a Seller pursuant to Section 2.3 or (ii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer or the holders of the Class R-I Certificates pursuant to Section 10.1(b).

                   "QUALIFIED BIDDER" means (A) as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to
Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person) and (B) as used in Section 9.31(c), any Person qualified to act as successor Special Servicer hereunder pursuant to Section 9.21(b) (including the requirement set forth in Section 9.21(b) that Rating Agency Confirmation shall have been obtained form each Rating Agency with respect to such Person).

                   "QUALIFIED INSURER" means, (i) with respect to any Mortgage Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided, and that has a claim paying ability rating no lower than two ratings categories (without regard to pluses or minuses or numerical qualifiers) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "BBB" by Fitch (or rated B+:VI by A.M. Best), or if not so rated, then Fitch has issued a Rating Agency Confirmation, and "BBB" by S&P if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than two ratings categories (without regard to pluses or minuses or numerical qualifiers) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "A" by Fitch if rated by Fitch, or if not so rated, then rated A:IX by A.M. Best or Fitch has issued a Rating Agency Confirmation, and "A" by S&P if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation, or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained.

                   "QUALIFYING SUBSTITUTE MORTGAGE LOAN" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the principal balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the principal balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution;
(vi) has a Phase I Environmental Report relating to the related Mortgaged Property in its Mortgage Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; and (vii) as to which the Trustee has received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (B) the rates referred to in clauses
(ii) above and the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the

Trustee, which shall deliver a copy of such certification to the Special Servicer promptly, and in any event within five Business Days following the Trustee's receipt of such certification.

                   "RATING AGENCIES" means Fitch and S&P.

                   "RATING AGENCY CONFIRMATION" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

                   "REALIZED INTEREST LOSS" means (i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (ii) of the definition thereof.

                   "REALIZED LOSS" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss. Realized Losses on a Mortgage Loan are allocated first to the principal balance of, and then to interest on such Mortgage Loan.


                   "REALIZED PRINCIPAL LOSS" means (i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the principal balance of the Mortgage Loan (or deemed principal balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the principal balance of the related Mortgage Loan, and (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss. Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to the Mortgage Loans that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss.

                   "RECORD DATE" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                   "RECOVERIES" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

                   "REGISTERED CERTIFICATES" means, collectively, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates.

                   "REGULATION S" means Regulation S under the 1933 Act.

                   "REGULATION S CERTIFICATE" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

                   "REGULATION S GLOBAL CERTIFICATES" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

                   "REGULATION S PERMANENT GLOBAL CERTIFICATE" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

                   "REGULATION S TEMPORARY GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

                   "REHABILITATED MORTGAGE LOAN" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms) or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event or such amounts have been forgiven.

                   "RELEASE DATE" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

                   "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

                   "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and the Distribution Account, the Insurance Policies and any REO Properties, for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

                   "REMIC I INTERESTS" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

                   "REMIC I NET MORTGAGE RATE" means, as to any REMIC I Regular Interest, a rate per annum equal to the Mortgage Rate for the related Mortgage Loan as of the Cut-Off Date (and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date) calculated on a 360 day year consisting of twelve 30-day months regardless of the actual terms of the related Mortgage Loan, minus the Administrative Cost Rate.

                   "REMIC I REGULAR INTERESTS" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, (i) an interest having an initial Certificate Balance equal to the Cut-Off Date

Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan.

                   "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

                   "REMIC II INTERESTS" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

                   "REMIC II REGULAR INTEREST A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class A-1 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST A-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to the aggregate Certificates Balance of the Class A-2 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class C Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class E Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST G" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST H" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class H Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class M Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class N Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class O Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTEREST P" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class P Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

                   "REMIC II REGULAR INTERESTS" means, collectively, the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P.

                   "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

                   "REMIC III CERTIFICATES" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

                   "REMIC III REGULAR INTERESTS" means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class X Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K and Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates.

                   "REMIC POOL" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.

                   "REMIC PROVISIONS" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation which, as proposed, would have an effective date prior to enactment thereof and any proposed regulations.

                   "REMIC REGULAR CERTIFICATES" means, collectively, the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

                   "RENT LOSS POLICY" or "RENT LOSS INSURANCE" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

                   "RENTS FROM REAL PROPERTY" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

                   "REO ACCOUNT" shall have the meaning set forth in Section 9.14(a) hereof.

                   "REO DISPOSITION" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

                   "REO INCOME" means, with respect to any REO Property for any Collection Period, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period.

                   "REO MORTGAGE LOAN" means a Mortgage Loan as to which the related Mortgaged Property is an REO Property.

                   "REO PROPERTY" means a Mortgaged Property acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

                   "REPORT DATE" means the third Business Day before the related Distribution Date.

                   "REQUEST FOR RELEASE" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

                   "REQUIRED APPRAISAL LOAN" means any Mortgage Loan as to which an Appraisal Event has occurred. A Mortgage Loan will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

                   "RESERVE ACCOUNT" shall mean the Reserve Account maintained by the Trustee in accordance with the provisions of Section 5.3, which shall be an Eligible Account.

                   "RESIDUAL CERTIFICATES" means, with respect to REMIC I, the Class R-I Certificates, with respect to REMIC II, the Class R-II Certificates and with respect to REMIC III, the Class R-III Certificates.

                   "RESPONSIBLE OFFICER" means, when used with respect to the initial Trustee or the Fiscal Agent, any officer assigned to the Asset-Backed Securities Trust Services Group with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee or Fiscal Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer.

                   "REVERSE SEQUENTIAL ORDER" means sequentially to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates.

                   "RULE 144A" means Rule 144A under the 1933 Act.

                   "RULE 144A-IAI GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain institutional "accredited investors" within the meaning of Rule 501(a)(1), (2),
(3) or (7) of Regulation D of the 1933 Act, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

                   "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                   "SCHEDULED PAYMENT" means each scheduled payment of principal of, and interest on, a Mortgage Loan required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).

                   "SCHEDULED PRINCIPAL BALANCE" means, with respect to any Mortgage Loan or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan or REO Mortgage Loan.

                   "SELLER" means JHREF, MSMC or Principal, as the case may be.

                   "SENIOR CERTIFICATES" means the Class A and Class X Certificates.

                   "SERVICER ERRORS AND OMISSIONS INSURANCE POLICY" or "ERRORS AND OMISSIONS INSURANCE POLICY" means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

                   "SERVICER FIDELITY BOND" or "FIDELITY BOND" means a bond or insurance policy under which the insurer agrees to indemnify the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's, Special Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, directors, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

                   "SERVICER MORTGAGE FILE" means copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan and the other documents referenced in Section 2.1(d).

                   "SERVICING ADVANCE" means any cost or expense of the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, to protect and preserve the security for such Mortgage Loan.

                   "SERVICING OFFICER" means any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Master Servicer and signed by an officer of the Master Servicer, as such list may from time to time be amended.

                   "SERVICING STANDARD" means, with respect to the Master Servicer and the Special Servicer the higher of the following standards of care:

                   (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; or

                   (b) the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the mortgage loans;

but without regard to: (I) any other relationship that the Master Servicer, the Special Servicer, the Primary Servicers, the Depositor or the Trustee, or any Affiliate of any of them may have with the related Mortgagor or any Affiliate of the Mortgagor; (II) the ownership of any Certificate by the Master Servicer, the Special Servicer or any Affiliate of any of them; (III) the Master Servicer's or the Trustee's obligation to make Advances and Servicing Advances as specified herein or to incur servicing expenses; (IV) the Master Servicer's, the Special Servicer's or the Primary Servicers' right to receive compensation for its services hereunder or with respect to any particular transaction; (V) the ownership or servicing or management for others by the Master Servicer, the Special Servicer or the Primary Servicers of any other mortgage loans or property; (VI) any obligation of the Master Servicer to pay any indemnity with respect to any repurchase obligation; or (VII) the ownership of any Junior Indebtedness by the Master Servicer or Special Servicer or any Affiliate with respect to the Mortgaged Property securing any Mortgage Loan.

                   "SERVICING TRANSFER EVENT" means the occurrence of any of the following events: (i) any Mortgage Loan as to which a Balloon Payment is past due, and the Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the due date such payment was due; (ii) any Mortgage Loan as to which, to the Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days; (iii) any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan as to which the Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan as to which, in the good faith reasonable judgment of the Master Servicer, (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders.

                   "SINGLE-PURPOSE ENTITY" means a Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning and operating Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

                   "SPECIAL SERVICER" means Wells Fargo Bank, National Association or any successor Special Servicer as herein provided.

                   "SPECIAL SERVICER COMPENSATION" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

                   "SPECIAL SERVICER MONTHLY REPORTS" mean the reports substantially in the form of Exhibit O attached hereto.

                   "SPECIAL SERVICER REMITTANCE DATE" means the Business Day preceding each Determination Date.

                   "SPECIAL SERVICING FEE" means, for each calendar month, as to each Mortgage Loan which is a Specially Serviced Mortgage Loan, the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest as set forth in Section 9.11.

                   "SPECIAL SERVICING FEE RATE" means 0.25% per annum.

                   "SPECIAL SERVICING OFFICER" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

                   "SPECIALLY SERVICED MORTGAGE LOAN" means, as of any date of determination, any Mortgage Loan with respect to which the Master Servicer has notified the Special Servicer and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Master Servicer and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan has become a Rehabilitated Mortgage Loan with respect to such Servicing Transfer Event, unless and until the Master Servicer notifies the Special Servicer and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan exists or occurs.

                   "STANDARD HAZARD INSURANCE POLICY" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

                   "SUB-SERVICER" has the meaning set forth in Section 8.4.

                   "SUBORDINATE CERTIFICATES" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

                   "SUCCESSFUL BIDDER" has the meaning set forth in Section 8.29(d) or Section 9.31(d), as applicable.

                   "TAX MATTERS PERSON" means the person designated as the "tax matters person" of the REMIC Pool pursuant to Treasury Regulation Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T.

                   "TERMINATION PRICE" has the meaning set forth in
Section 10.1(b) herein.

                   "TITLE INSURANCE POLICY" means a title insurance policy maintained with respect to a Mortgage Loan issued on the date of origination of the related Mortgage Loan.

                   "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                   "TRANSFEREE" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                   "TRANSFEROR" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                   "TRUST" means the trust created pursuant to this Agreement, the assets which consist of all the assets of REMIC I (including the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof), REMIC II and REMIC III.

                   "TRUSTEE" means LaSalle Bank National Association, as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section 7.9 hereof), as the case may be.

                   "TRUSTEE FEE" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each Mortgage Loan immediately before the Due Date occurring in such month.

                   "TRUSTEE FEE RATE" means 0.004% per annum.

                   "TRUSTEE MORTGAGE FILE" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

                   "UNDERWRITER" means each of Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. or their respective successors in interest.

                   "UNITED STATES PERSON" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person and has sole or shared investment discretion with respect to its assets), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of

Regulation S under the 1933 Act and any other similar international organizations, and their agencies, affiliates and pension plans.

                   "UNPAID INTEREST" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate other than unpaid interest relating to Net Aggregate Prepayment Interest Shortfalls.

                   "USAP" shall have the meaning set forth in Section 8.13.

                   "WEIGHTED AVERAGE REMIC I NET MORTGAGE RATE" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balances as of the close of business on the preceding Distribution Date.

                    "WORK-OUT FEE" means a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest) and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

                   SECTION 1.2 CALCULATIONS RESPECTING MORTGAGE LOANS. (a) Calculations required to be made by the Trustee pursuant to this Agreement with respect to any Mortgage Loan shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Master Servicer on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Trustee has actual knowledge of an error in the calculations, the Trustee shall inform the Master Servicer of such error.

                   (b) Unless otherwise required by law or the applicable Mortgage Loan documents, any amounts received in respect of a Mortgage Loan as to which a default has occurred and is continuing shall be applied first to overdue interest due with respect to such Mortgage Loan at the Mortgage Rate thereof, next to current interest due with respect to such Mortgage Loan at the Mortgage Rate thereof, next to the reduction of the principal balance of such Mortgage Loan to zero if such Mortgage Loan has been accelerated and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan has not yet been accelerated, next to any default interest and other amounts due on such Mortgage Loan and finally to Late Fees due with respect to such Mortgage Loan.


                   SECTION 1.3 CALCULATIONS RESPECTING ACCRUED INTEREST. Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

                   SECTION 1.4 INTERPRETATION.

                   (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

                   (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in
Section 1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

                   (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                   (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

                   (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.


                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

                   SECTION 2.1 CONVEYANCE OF MORTGAGE LOANS.

                   (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to Section 14 thereof, (iii) the Initial Deposit and (iv) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date.

                   (b) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein. None of the Trustee, the Fiscal Agent, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

                   (c) The Master Servicer shall, at the expense of the applicable Seller of the related Mortgage Loan, as to each Mortgage Loan, promptly (and in any event within 45 days following the receipt thereof) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi)(B) and (ix) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Master Servicer shall obtain therefrom at the expense of the related Seller a certified copy of the recorded original. The Master Servicer shall forward copies thereof to the Trustee and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Master Servicer shall direct each Seller pursuant to the applicable Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Master Servicer shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

                   (d) All relevant servicing documents and records in the possession of the Depositor or the Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered (subject to the requirements of the Primary Servicing Agreements) to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. The Depositor shall deliver or cause the related Seller to deliver to the Special Servicer a copy of each Mortgage File to the extent that (i) such copy has not previously been delivered to the Special Servicer and (ii) the Special Servicer requests (in writing) such copy within 180 days following the Closing Date. The Depositor shall deliver or cause the related Seller to deliver such copy within a reasonable period following such request by the Special Servicer.

                   (e) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall deliver to the Trustee on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date as are set forth on Exhibits R-1, R-2 and R-3 hereto.

                   (f) Concurrently herewith, the Depositor has acquired the Principal Loans from Principal, the JHREF Loans from JHREF, and the MSMC Loans from MSMC. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with a copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Principal Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with a copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the JHREF Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with a copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the MSMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, Principal, JHREF and MSMC, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the Principal Loans shall be deemed to have been transferred from Principal to the Depositor, the JHREF Loans shall be deemed to have been transferred from JHREF to the Depositor, and the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

                   SECTION 2.2 ACCEPTANCE BY TRUSTEE. The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests and (iii) the REMIC II Regular Interests, in each case, in trust for the use and benefit of all present and future
Certificateholders.

                   Upon the execution and delivery of this Agreement in respect of the Initial Certification, and within 75 days after the execution and delivery of this Agreement in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicer and the Special Servicer a certification (the "Initial Certification" and the "Final Certification", respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto) (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that:
(A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and
(ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (v) and (viii) of the definition of Mortgage File required to be included in the Mortgage File, and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent known by a Responsible Officer of the Trustee to be required pursuant to this Agreement, are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage, the street address of the Mortgaged Property and the name of the Mortgagor set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed and each Assignment of Mortgage has been delivered as provided in clause (i) and clause
(iv), respectively, of the definition of Mortgage File. Notwithstanding the foregoing, the delivery of a commitment to issue a Title Insurance Policy in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Document Defect with respect to any Mortgage File if such actual Title Insurance Policy is delivered to the Trustee or a Custodian on its behalf not later than the 180th day following the Closing Date. The Trustee shall deliver to the Master Servicer, the Special Servicer and each Seller a copy of such Final Certification. Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage to the Master Servicer, the Special Servicer and each Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

                   If, in the course of such review, the Trustee finds any document constituting a part of a Trustee Mortgage File which does not meet the requirements of clauses (A) through (D) in the preceding paragraph, the Trustee shall promptly notify the applicable Seller, the Master Servicer, the Special Servicer, the Operating Advisor, and the Depositor in writing and the Master Servicer shall, and the Special Servicer may, request such Seller to correct or cure such defect in the manner and within the period or periods set forth in the applicable Mortgage Loan Purchase Agreement and absent such correction or cure, and, in the case of a defect which results from a failure to meet one or more requirements of clauses (A) through (C) in the preceding paragraph, such defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Trustee in the related Mortgage Loan (in the good faith judgment of the Master Servicer or the Trustee), or in any event in the case of a defect under (D), the Master Servicer shall, and the Special Servicer may, request the applicable Seller, at such Seller's election, to, and such Seller shall be required promptly upon such request, either (i) substitute for the related Mortgage Loan, without recourse, a Qualifying Substitute Mortgage Loan or Loans, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3; or (ii) purchase such Mortgage Loan from the Trust at the Purchase Price therefor in accordance with the related Mortgage Loan Purchase Agreement. The Purchase Price for any such Mortgage Loan shall be paid to the Master Servicer and deposited by the Master Servicer in the Certificate Account. Upon receipt by the Trustee of written notification of deposit of the Purchase Price or other amount required of the applicable Seller, signed by a Servicing Officer of the Master Servicer (which notification shall include a statement as to the accuracy of the calculation of the Purchase Price or other required deposit), the Trustee shall release the related Trustee Mortgage File to the applicable Seller and the Trustee and the Depositor shall execute and deliver such instruments of transfer or assignment in the forms presented to it, in each case without recourse, representation or warranty as shall be necessary to vest in such Seller, or its designee, title (to the extent that such title was transferred to the Depositor or the Trustee) to any Mortgage Loan released pursuant hereto, including title to any property acquired in respect of such Mortgage Loan or proceeds of any insurance policy with respect thereto.

                   The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

                   SECTION 2.3 SELLERS' REPURCHASE OF MORTGAGE LOANS FOR DOCUMENT DEFECTS AND BREACHES OF REPRESENTATIONS AND WARRANTIES.

                   (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgage Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect (a "Document Defect") or breach (a "Breach") materially and adversely affects the interests of the holders of the Certificates, such party shall give prompt written notice to the other parties hereto and to each Rating Agency. Promptly upon becoming aware of any such Document Defect or Breach, the Master Servicer shall, and the Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Document Defect or Breach, cure such Document Defect or Breach, as the case may be, in all material respects; provided, however, that if such Document Defect or Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days.

                   If any such Document Defect or Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller will be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at the related Seller's option, replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Document Defect or Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase must occur within 90 days from the date the related Seller was notified of the defect and substitution must occur within the sooner of (i) 90 days from the date the related Seller was notified of the defect or (ii) two years from the Closing Date.

                   As to any Qualifying Substitute Mortgage Loan or Loans, the Master Servicer shall cause the related Seller to deliver to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by Master Servicer and remitted by the Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

                   The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

                   In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee and the Master Servicer of such event which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall.

                   If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

                   (b) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in an Escrow Account relating to the Mortgage Loan being repurchased or substituted for. The Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master Servicer.

                   (c) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach. The parties hereunder understand that (i) Principal, as Seller under Mortgage Loan Purchase Agreement III, will be providing the remedies with respect to the Principal Loans, (ii) JHREF, as Seller under Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the JHREF Loans, and (iii) MSMC, as Seller under Mortgage Loan Purchase Agreement II, will be providing the remedies with respect to the MSMC Loans.

                   SECTION 2.4 REPRESENTATIONS AND WARRANTIES. The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent as of the Closing Date that:

                   (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                   (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

                   (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                   (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

                   (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

                   (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

                   SECTION 2.5 CONVEYANCE OF INTERESTS. Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to
(i) the REMIC I Regular Interests in exchange for the REMIC II Interests and
(ii) the REMIC II Regular Interests in exchange for the REMIC III Certificates.


                                  ARTICLE III

                                THE CERTIFICATES

                   SECTION 3.1 THE CERTIFICATES.

                   (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-20 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

                   The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

                   (b) The Class A Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class R-I, Class R-II and Class R-III Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof.

                   (c) Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this

Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof.

                   SECTION 3.2 REGISTRATION. The Trustee shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Trustee or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.


                   SECTION 3.3 TRANSFER AND EXCHANGE OF CERTIFICATES.

                   (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

                   (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                   (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Fiscal Agent, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

                   (d) No transfer of a Subordinate or Residual Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Subordinate Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Subordinate or Residual Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or subject the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Subordinate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinate Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or
(ii) that the purchase and holding of such Certificate or interest therein by such person qualifies for the exemptive relief available under Sections I and III of PTCE.

                   (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                            (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                            (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                            (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                            (D) Each Person holding or acquiring an Ownership
                   Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

                            (E) Each Person holding or acquiring an Ownership
                   Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder", by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

                            (F) If any purported Transferee shall become a
                   Holder of a Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
                   Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                            (G) If any purported Transferee shall become a
                   Holder of a Residual Certificate in violation of the restrictions in this Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted
                  Transferee or a United States Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause
                  (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Master Servicer and the Trustee for providing such information.

                   The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Certificate Registrar, the Master Servicer and the Depositor the following:

                            (A) written notification from each Rating Agency to
                  the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                            (B) an Opinion of Counsel, in form and substance
                   satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

                   (f) None of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

                   (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

                   (h) The Certificate Registrar shall provide notice to the Master Servicer, the Special Servicer and the Depositor of each transfer of a Certificate and, upon written request, provide each such Person with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

                   (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

                   SECTION 3.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


                   SECTION 3.5 PERSONS DEEMED OWNERS. Prior to presentation of a Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Operating Adviser and any agent of the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Operating Adviser nor any agent of the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Operating Adviser shall be affected by any notice to the contrary.


                   SECTION 3.6 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, the Master Servicer, the Special Servicer, the Operating Adviser or the Depositor (A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.


                   SECTION 3.7 BOOK-ENTRY CERTIFICATES.

                   (a) Notwithstanding the foregoing, the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

                   (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

                   (ii) the Depositor, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                   (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
Section 3.7 shall control with respect to each such Class; and

                   (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

                   (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

                   (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or to Institutional Accredited Investors shall be represented by the Rule 144A-IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Certificates evidenced by any Rule 144A-IAI Global Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

                   (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation

S Temporary Global Certificate may be held only through Euroclear or CEDEL; provided, however, that such interests may be exchanged for interests in the Rule 144A-IAI Global Certificate for such Class in accordance with the certification requirements described in Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

                   On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or CEDEL (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or CEDEL with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or CEDEL, as applicable, thereof). Euroclear or CEDEL, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or CEDEL with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A-IAI Global Certificate for such Class as described in Section 3.7(f).

                   (e) Except in the limited circumstances described below in
Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

                   So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in
Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and CEDEL).

                   (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or CEDEL, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A-IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A-IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or CEDEL, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

                   SECTION 3.8 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.


                   SECTION 3.9 DEFINITIVE CERTIFICATES.

                   (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Depository notifies the Depositor and the Certificate Registrar in writing that the Depository is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or (iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Depository through the Participants in writing (and the Depository so advises the Depositor, the Certificate Registrar and the Master Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided, that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Depository and request the Depository to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Certificate Registrar or the Fiscal Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

                   (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.


                                   ARTICLE IV

                                    ADVANCES

                   P&I Advances and Servicing Advances shall be made by the Master Servicer and, if the Master Servicer does not make such Advances, by the Trustee, and if the Trustee does not make such Advances, by the Fiscal Agent except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

                   SECTION 4.1 P&I ADVANCES BY MASTER SERVICER.

                   (a) On or prior to the Advance Report Date, the Master Servicer shall notify the Trustee if the P&I Advance Amount for such Distribution Date is greater than zero, and the Master Servicer shall make a P&I Advance of such amount no later than the Master Servicer Remittance Date. It is understood that the obligation of the Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section
4.4 below, that any such P&I Advance would be a Nonrecoverable Advance. Such determination shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Special Servicer shall not be required to make P&I Advances under this Agreement. If the Master Servicer fails to make a P&I Advance, it shall promptly notify the Trustee of such failure.

                   (b) If the Master Servicer determines that there is a P&I Advance Amount for a Distribution Date, the Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in the Certificate Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Trustee or other Persons required to be made on such date.

                   SECTION 4.2 SERVICING ADVANCES. The Master Servicer and, if the Master Servicer does not, the Trustee (if the Trustee has knowledge that such Advance is required to be made), and if the Trustee does not, the Fiscal Agent (if the Fiscal Agent has knowledge that such Advance is required to be made) shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. Such determination by the Master Servicer shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Special Servicer shall not be required to make Servicing Advances under this Agreement. If the Master Servicer fails to make a Servicing Advance, it shall promptly notify the Trustee of such failure.


                   SECTION 4.3 ADVANCES BY THE TRUSTEE AND THE FISCAL AGENT.

                   (a) To the extent that the Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that the Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance not later than 10:00 a.m. (New York City time) on the Distribution Date that such advance has not been made by the

Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee fails to make a P&I Advance required to be made by the Trustee hereunder on the Distribution Date (other than a P&I Advance that the Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent will advance such P&I Advance unless the Fiscal Agent determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Fiscal Agent is required hereunder to make P&I Advances, it shall deposit the amount thereof in the Distribution Account by 1:00 p.m. (New York City time) on each such Distribution Date.

                   (b) To the extent that the Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof in accordance with Section 4.2, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

                   (c) To the extent that the Trustee fails to make a Servicing Advance required to be made by the Trustee hereunder by the later of (i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has received notice pursuant to subsection (b) above, that such Servicing Advance has not been made by the Master Servicer (other than a Servicing Advance that the Master Servicer or the Trustee has determined to be a Nonrecoverable Advance), the Fiscal Agent will advance such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

                   The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance at or before the time when the Trustee was required to make such Advance.

                   SECTION 4.4 EVIDENCE OF NONRECOVERABILITY. If the Master Servicer determines at any time, in its sole discretion, exercised in good faith, that any Advance previously made or proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Special Servicer and the Rating Agencies by the Business Day prior to the Distribution Date. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any appraisals performed in accordance with MAI standards within the last 12 months on the Mortgaged Property, and, if such reports are used by the Master Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent, as applicable, determines at any time that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent, as applicable, is required to make pursuant to this Agreement, if made, would constitute a

Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal Agent, as applicable, delivered to the Depositor, the Master Servicer and the Special Servicer similar to the Officer's Certificate of the Master Servicer described in the prior sentence. The Trustee and the Fiscal Agent shall not be required to make an Advance that the Master Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith judgment that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. The Master Servicer's determination in accordance with the above provisions shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders.


                   SECTION 4.5 INTEREST ON ADVANCES; CALCULATION OF OUTSTANDING ADVANCES WITH RESPECT TO A MORTGAGE LOAN. Any unreimbursed Advance funded from the Master Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from the date such Advance was made until the date on which such Advance has been reimbursed. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. The Master Servicer and the Special Servicer shall attempt to collect (but shall have no obligation to collect), with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans and Specially Serviced Mortgage Loans, respectively, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest. The Master Servicer shall be entitled to retain Late Fees paid by any Mortgagor with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees) as additional servicing compensation to the extent such Late Fees exceed Advance Interest. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any related Late Fees outstanding and unpaid Advance Interest to the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and (ii) retain any remaining portion of such Late Fees as additional Special Servicer Compensation.


                   SECTION 4.6 REIMBURSEMENT OF ADVANCES AND ADVANCE INTEREST.

                   (a) Advances made with respect to each Mortgage Loan or Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans or Specially Serviced Mortgage Loans or REO Property shall be an " Available Advance Reimbursement Amount."

                   (b) To the extent that Advances have been made on Mortgage Loans, Specially Serviced Mortgage Loans or REO Property, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Fiscal Agent for any Advances outstanding to the Fiscal Agent with respect to any of such Mortgage

Loans or Specially Serviced Mortgage Loans or REO Property, plus any Advance Interest owed to the Fiscal Agent with respect to such Advances and then (ii) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans or Specially Serviced Mortgage Loans or REO Property, plus any Advance Interest owed to the Trustee with respect to such Advances and then
(iii) the Master Servicer for any Advances outstanding to the Master Servicer with respect to any of such Mortgage Loans, plus any Advance Interest owed to the Master Servicer with respect to such Advances. To the extent that any Advance Interest payable to the Master Servicer, the Trustee or the Fiscal Agent with respect to a Specially Serviced Mortgage Loan or REO Property cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be treated as a Servicing Advance and shall be payable to the Fiscal Agent, the Trustee or the Master Servicer, as the case may be, from amounts on deposit in the Certificate Account or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii). The Master Servicer's, the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances shall be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or REO Properties.

                   (c) Advance Interest will be paid to the Fiscal Agent, the Trustee and/or the Master Servicer (in accordance with the priorities specified in the preceding paragraph) first from Late Fees and default interest collected with respect to the Mortgage Loans as to which the related Advances were made, and then from Excess Liquidation Proceeds.

                   (d) Amounts applied to reimburse Advances shall first be applied to reduce Advance Interest thereon that was not paid from amounts specified in the preceding paragraph (c) and then to reduce the outstanding amount of such Advances.

                   (e) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall reimburse the Special Servicer for such expenditures within 30 days after receiving an invoice and a report from the Special Servicer, subject to Section
4.4. With respect to each Collection Period, the Special Servicer shall deliver such invoice and report to the Master Servicer by the following Determination Date. All such amounts reimbursed by the Master Servicer shall be a Servicing Advance. In the event that the Master Servicer defaults under its obligation to reimburse the Special Servicer hereunder or the Master Servicer determines that such Servicing Advance, if made, would be a Nonrecoverable Advance, the Special Servicer shall notify the Master Servicer and the Trustee in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The Master Servicer and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this Section 4.6(d) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(d).

                   SECTION 4.7 FISCAL AGENT TERMINATION EVENT. "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

                   (i) Any failure by the Fiscal Agent to remit to the Trustee when due any required Advances; or

                   (ii) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                   (iii) The Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or relating to all or substantially all of its property; or

                   (iv) The Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                   (v) Fitch shall indicate its intent to reduce, qualify or withdraw, as applicable, the outstanding rating of any Class of Certificates because the prospective financial condition or capacity to make Advances of the Fiscal Agent is insufficient to maintain such rating; or

                   (vi) The long-term unsecured debt of the Fiscal Agent is rated below AA by Fitch.

                   (vii) With respect to the initial Fiscal Agent, LaSalle Bank National Association resigns or is removed pursuant to Section 7.6 hereof.

                   SECTION 4.8 PROCEDURE UPON TERMINATION EVENT.

                   (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent, if necessary, shall be appointed by the Trustee, with the consent of the Depositor; provided that the successor Fiscal Agent meets the eligibility requirements set forth in Section 7.5. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

                   (b) Notwithstanding the termination of its activities as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.6 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective. The Fiscal Agent shall be reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Certificate Account.

                   SECTION 4.9 MERGER OR CONSOLIDATION OF FISCAL AGENT. Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that
(i) the successor to the Fiscal Agent or resulting Person shall have a net worth of not less than $100,000,000, (ii) such successor or resulting Person shall be satisfactory to the Trustee, (iii) such successor or resulting Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, (iv) the successor or surviving entity meets the eligibility requirements set forth in Section 7.5, and (v) the Fiscal Agent shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel acceptable to the Trustee (which opinion shall be at the expense of the Fiscal Agent) stating that all conditions precedent to such action under this Section
4.9 have been completed and such action is permitted by and complies with the terms of this Section 4.9.


                   SECTION 4.10 LIMITATION ON LIABILITY OF THE FISCAL AGENT AND OTHERS. Neither the Fiscal Agent nor any of the directors, officers, employees, agents or Controlling Persons of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith, and using reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Fiscal Agent or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Fiscal Agent shall be entitled to be reimbursed therefor as Servicing Advances as provided by this Agreement. The provisions of this Section 4.10 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.


                   SECTION 4.11 INDEMNIFICATION OF FISCAL AGENT. The Fiscal Agent and each of its directors, officers, employees, agents and Controlling Persons shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement other than any loss, liability or expense incurred by reason of the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Depositor shall indemnify and hold harmless the Fiscal Agent, its directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Fiscal Agent, its directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or in the Preliminary Prospectus Supplement and Final

Prospectus Supplement or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Fiscal Agent, its directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Fiscal Agent or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Fiscal Agent shall immediately notify the Depositor, the Sellers, the Master Servicer and the Trustee if a claim is made by a third party with respect to this Section 4.11 entitling the Fiscal Agent, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 4.11, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Fiscal Agent.


                                   ARTICLE V

                           ADMINISTRATION OF THE TRUST

                   SECTION 5.1 COLLECTIONS.

                   (a) On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1" (the "Certificate Account"). On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1" (the "Interest Reserve Account").

                   (b) On or prior to the date the Master Servicer shall first deposit funds in a Certificate Account or the Interest Reserve Account, as the case may be, the Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Certificate Account and the Interest Reserve Account to hold such account in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer's (or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

                   (c) The Master Servicer shall deposit, or cause to be deposited, into the Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Master Servicer by the Special Servicer from an REO Account pursuant to Section 9.14 or as Compensating Interest pursuant to Section 9.11), other than in respect of interest and principal on the Mortgage Loans due on or before the Cut-Off Date which shall be remitted to the Depositor (provided that the Master Servicer (I) may retain amounts otherwise payable to the Master Servicer as provided in
Section 5.2(a) rather than deposit them into the Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicers the applicable Primary Servicing Fees payable as provided in Section 5.2(a)(iv)(unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in the Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in
Section 5.2(a)(iv))(unless already retained by the applicable holder of the excess servicing rights)):

                            (A) Principal: all payments on account of principal,
                   including Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof on the Mortgage Loans;

                            (B) Interest: subject to subsection (d) hereof, all
                   payments on account of interest, including Compensating Interest paid by the Special Servicer pursuant to Section 9.11, (minus any portion of any such payment that is allocable to the period prior to the Cut-Off Date which shall be remitted to the Depositor and excluding Interest Reserve Amounts to be deposited in the Interest Reserve Account pursuant to Section 5.1(d) below);

                            (C) Liquidation Proceeds: all Liquidation Proceeds
                   with respect to the Mortgage Loans;

                            (D) Insurance Proceeds: all insurance proceeds other
                   than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

                            (E) Condemnation Proceeds: all condemnation proceeds
                   other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

                            (F) REO Income: all REO Income received from the
                   Special Servicer;

                            (G) Investment Losses: any amounts required to be
                   deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account;

                            (H) Advances: all P&I Advances unless made directly
                   to the Distribution Account; and

                            (I) Other: all other amounts, including Prepayment
                   Premiums, required to deposited in the Certificate Account pursuant to this Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by a Seller or substitution shortfall amounts (as described in the fifth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans.

                   Remittances from any REO Account to the Master Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

                   (d) The Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the Interest Reserve Account in respect of each Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

                   (e) Funds in the Certificate Account and Interest Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1." None of the Depositor, the Mortgagors or the Trustee shall be liable for any loss incurred on such Eligible Investments.

                   An amount equal to all income and gain realized from any such investment shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Certificate Account or Interest Reserve Account, as the case may be, out of its own funds immediately as realized. If the Master Servicer deposits in any Certificate Account or Interest Reserve Account, as the case may be, any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account or Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

                   (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Certificate Account and Interest Reserve Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance.

                   (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicers will be entitled to hold any Escrow Accounts relating to the Mortgage Loans that they service in accordance with the requirements set forth in Section 8.3 (e).

                   SECTION 5.2 APPLICATION OF FUNDS IN THE CERTIFICATE ACCOUNT AND INTEREST RESERVE ACCOUNT.

                   (a) The Master Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer on the related Master Servicer Remittance Date in immediately available funds to the account specified in this Section or otherwise (w) to such account as it shall determine from time to time of amounts payable to the Master Servicer from the Certificate Account pursuant to clauses (i), (ii), (iii), (iv), (vi), (viii) and
(ix) below; (x) to the account specified in writing by the Trustee from time to time of amounts payable to the Trustee from the Certificate Account pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and (xiii) below; and (y) to the Special Servicer from time to time of amounts payable to the Special Servicer from such Certificate Account pursuant to clauses (i), (iv), (vi), and (vii) below of the following amounts, from the amounts specified for the following purposes:

                   (i) Fees: the Master Servicer shall pay (A) to itself Late Fees (in excess of Advance Interest) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans, Modification Fees relating to Mortgage Loans which are not Specially Serviced Mortgage Loans as provided in Section 8.18, 50% of any assumption fees payable under Section 8.7(a), 100% of any extension fees payable under Section 8.10 or other fees payable to the Master Servicer hereunder and (B) directly to the Special Servicer, 50% of any assumption fees as provided in Section 8.7(a), 100% of any assumption fees as provided in
Section 8.7(b), all assumption fees relating to Specially Serviced Mortgage Loans and Late Fees (in excess of Advance Interest which the Master Servicer shall retain), Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable Mortgagor;

                   (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): to apply, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Advance is a Nonrecoverable Advance, payments made by the Mortgagor of the amounts to which a Servicing

Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds or (y) after a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property), to reimburse the Fiscal Agent, the Trustee and itself, in that order, as provided in, and subject to, Article IV hereof, for any Servicing Advances (and Advance Interest thereon not paid in accordance with Section 4.6(c)) made with respect to a Mortgage Loan or REO Property and not previously reimbursed;

                   (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): to apply pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, payments made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds or (y) after a Final Recovery Determination or determination in accordance with Section 4.4 that any Advance is a Nonrecoverable Advance, for any Mortgage Loan, any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property), to reimburse the Fiscal Agent, the Trustee and itself, in that order, in accordance with Article IV hereof, for any P&I Advances (and Advance Interest thereon not paid in accordance with Section 4.6(c)) previously made by it with respect to the related Mortgage Loan or REO Property and not previously reimbursed;

                   (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, to pay to the Special Servicer the Special Servicing Fee, in each case, subject to reduction for any Compensating Interest, to pay to the Primary Servicers the Primary Servicing Fees, and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

                   (v) Trustee Fee: to pay to the Distribution Account for withdrawal by the Trustee the Trustee's Fee;

                   (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

                   (vii) Liquidation Fees: upon the occurrence of a Final Recovery Determination to pay to the Special Servicer from the Certificate Account, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section 9.11 hereof;

                   (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in such Certificate Account relating to the Trust;

                   (ix) Prepayment Interest Excesses: to pay to the Master Servicer the amount of the aggregate Prepayment Interest Excesses relating to Mortgage Loans which are not Specially Serviced Mortgage Loans (to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans); and to pay to the Special Servicer the amount of the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans.

                   (x) Correction of Errors: to withdraw funds deposited in the Certificate Account in error;

                   (xi) Distribution Account: to make payment on each Master Servicer Remittance Date to the Distribution Account of the remaining amounts in the Certificate Account other than amounts held for payment in future periods or pursuant to clauses (xii) and (xiii) below;

                   (xii) Reserve Account: to make payment on each Master Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

                   (xiii) Clear and Terminate: to clear and terminate the Certificate Account pursuant to Section 8.29.

                   The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Certificate Account.

                   (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate Account and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate.

                   (c) On each Master Servicer Remittance Date in March of every year commencing in March 2000, the Master Servicer shall withdraw all amounts then in the Interest Reserve Account and deposit such amounts into the Distribution Account.

                   SECTION 5.3 DISTRIBUTION ACCOUNT AND RESERVE ACCOUNT.

                   (a) The Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Trustee determines is necessary) and maintain in its name, as trustee, (i) an account (the "Distribution Account"), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Distribution Account and in the Reserve Account shall not be invested. The Distribution Account and Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

                   (b) The Trustee shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I Advances made by the Master Servicer, the Trustee and the Fiscal Agent and all Excess Liquidation Proceeds. On any Master Servicer Remittance Date, the Master Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2 and the P&I Advance Amount, and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2000, amounts held in the Interest Reserve Account. The Trustee shall make withdrawals from the Distribution Account and the Reserve Account only for the following purposes:

                   (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

                   (ii) to pay any amounts payable to the Master Servicer, the Primary Servicers, the Special Servicer and the Trustee (including the Trustee's
Fee) or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

                   (iii) to make distributions to the Certificateholders pursuant to Section 6.4; and

                   (iv) to clear and terminate the Distribution Account pursuant to Section 10.2.

                   SECTION 5.4 TRUSTEE REPORTS.

                   (a) Based solely on (and to the extent of the information contained in) the Master Servicer Remittance Report provided to the Trustee by the Master Servicer (no later than the Report Date), on each Distribution Date, the Trustee shall be required to provide or make available either electronically or by first class mail (or such other medium as the Depositor shall reasonably request, the incremental cost of which shall be paid in advance by the recipient thereof), to each Certificateholder, the Trustee, the Rating Agencies, the Master Servicer, the Special Servicer, the Primary Servicers, each Placement Agent, each Underwriter, the Depositor and anyone the Depositor, the Placement Agent or any Underwriter reasonably designates (i) a Monthly Certificateholders Report (substantially in the form of Exhibit M) and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I. The Trustee shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information and the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

                   Upon written request, the Trustee shall send the reports described in the preceding paragraph to any Certificate Owner or Certificateholder by first class mail at no cost to such

Certificate Owner or Certificateholder. In addition, the Trustee shall make the reports described in the preceding paragraph available through its website, initially located at www.lnbabs.com (the "Trustee's Website"), electronic bulletin board and its ASAP System (via facsimile). The Trustee's electronic bulletin board may be initially accessed by calling (714) 282-3990, and its ASAP System may be initially accessed by calling (714) 282-5518 and requesting statement number 430. For assistance with the above-mentioned Trustee services, Certificateholders or any party hereto may initially call (800) 246-5761. In addition, the Trustee will also make Mortgage Loan information as presented in the "CMSA f/k/a/ CSSA" standard file formats, the "CMSA f/k/a CSSA," loan setup file format, the "CMSA f/k/a/ CSSA" loan periodic update file format, the Special Servicer Monthly Reports (including a Watch Report) and the Annual Report available each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interested party via the Trustee's Website or other electronic means. The Trustee shall not be deemed to have made any representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by it of which information the Trustee is not the original source. In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Trustee may otherwise have in performance of its duties hereunder.

                   (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder that is a savings association, bank, or insurance company, the Trustee shall provide (to the extent in its possession) to each such Certificateholder such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Trustee shall be entitled to be reimbursed by such Certificateholder for the Trustee's actual expenses incurred in providing such reports and access.

                   (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items (in clauses (i), (ii) and (xi) of the definition of Monthly Certificateholders Report) provided to Certificateholders pursuant to this Section 5.4 on an annual basis and such other customary information as the Trustee deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

                   (d) On each Distribution Date, the Trustee shall provide to the Placement Agents, the Underwriters, the Rating Agencies, the Depositor, the Operating Adviser, the Master Servicer, the Special Servicer, the Primary Servicers, the Trustee, the Fiscal Agent, anyone the Depositor or either Placement Agent or Underwriter reasonably designates, and upon request to any Certificateholder, Certificate Owner (as identified by such Certificate Owner) or prospective Certificate Owner (as identified to the Trustee by any existing Certificateholder or Certificate Owner), a report substantially in the form of Exhibit Q (which shall be made available electronically as the Trustee may determine from time to time) with the information contained therein updated to the date of such report.

                   (e) The Trustee shall afford the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Primary Servicers, the Trustee, the Fiscal Agent, the Operating Adviser, any Certificateholder, prospective Certificate Owner or any Person reasonably designated by either Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Trustee.

                   (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent either Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

                   SECTION 5.5 TRUSTEE TAX REPORTS. The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Consistent with this Pooling and Servicing Agreement, the Trustee shall provide or cause to be provided (i) to the United States Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Master Servicer shall on a timely basis provide the Trustee with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool as the Trustee may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans in order for the Master Servicer to comply with its obligations under this Section 5.5. The Trustee shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.


                                   ARTICLE VI

                                  DISTRIBUTIONS

                   SECTION 6.1 DISTRIBUTIONS GENERALLY. Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Trustee shall (1) first, withdraw from the Distribution Account and pay to the Fiscal Agent any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to itself, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of the Master Servicer, withdraw from the Distribution Account and pay to the Master Servicer, the Primary Servicers and Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicer from the Certificate Account), and (2) second, make distributions in the manner and amounts set forth below.


                   Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Trustee no later than five days after the related Record Date (or upon standing instructions given to the Trustee on the Closing Date or within five days after any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee five days after the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided, that (i) remittances to the Trustee shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Trustee in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

                   SECTION 6.2 REMIC I.

                   (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

                   (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

                   (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

                   (iii) any remaining funds, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses previously allocated thereto, compounded monthly at the applicable Pass-Through Rates; and

                   (iv) thereafter, to the Class R-I Certificateholders.

                   SECTION 6.3 REMIC II.

                   (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

                   (i) an amount equal to Distributable Certificate Interest for the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P, divided among such REMIC II Regular Interests in proportion to (A) in the case of the REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2, the Accrued Certificate Interest for such Distribution Date and (B) in the case of REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P, the product of one-twelfth of the Certificate Balance of such Interest and the sum of the related Class X Strip Rate (if any);

                   (ii) to the REMIC II Regular Interest A-1, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the REMIC II Regular Interest A-1 has been reduced to zero;

                   (iii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-1, to the REMIC II Regular Interest A-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1), until the Certificate Balance of the REMIC II Regular Interest A-2 has been reduced to zero;

                   (iv) to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iv), to reimburse any Realized Losses previously allocated to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P as a result of the allocation of Realized

Losses to the Class X Certificates plus interest on such Realized Losses compounded monthly at one-twelfth of the applicable Pass-Through Rate;

                   (v) to the REMIC II Regular Interest B, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (vi) upon payment in full of the Certificate Balances of the REMIC II Regular Interest A-2 and REMIC II Regular Interest A-2, to the REMIC II Regular Interest B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2), until the Certificate Balance of the REMIC II Regular Interest B has been reduced to zero;

                   (vii) to the REMIC II Regular Interest B, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (viii) to the REMIC II Regular Interest C, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (ix) upon payment in full of the Certificate Balance of the REMIC II Regular Interest B, to the REMIC II Regular Interest C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, and REMIC II Regular Interest B), until the Certificate Balance of the REMIC II Regular Interest C has been reduced to zero;

                   (x) to the REMIC II Regular Interest C, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xi) to the REMIC II Regular Interest D, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest C, to the REMIC II Regular Interest D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B and REMIC II Regular Interest C), until the Certificate Balance of the REMIC II Regular Interest D has been reduced to zero;

                   (xiii) to the REMIC II Regular Interest D, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xiv) to the REMIC II Regular Interest E, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest D, to the REMIC II Regular Interest E, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C and REMIC II Regular Interest D), until the Certificate Balance of the REMIC II Regular Interest E has been reduced to zero;

                   (xvi) to the REMIC II Regular Interest E, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xvii) to the REMIC II Regular Interest F, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xviii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest E, to the REMIC II Regular Interest F, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D and REMIC II Regular Interest E), until the Certificate Balance of the REMIC II Regular Interest F has been reduced to zero;

                   (xix) to the REMIC II Regular Interest F, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xx) to the REMIC II Regular Interest G, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xxi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest F, to the REMIC II Regular Interest G, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E and REMIC II Regular Interest
F), until the Certificate Balance of the REMIC II Regular Interest G has been reduced to zero;

                   (xxii) to the REMIC II Regular Interest G, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xxiii) to the REMIC II Regular Interest H, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xxiv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest G, to the REMIC II Regular Interest H, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G), until the Certificate Balance of the REMIC II Regular Interest H has been reduced to zero;

                   (xxv) to the REMIC II Regular Interest H, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xxvi) to the REMIC II Regular Interest J, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xxvii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest H, to the REMIC II Regular Interest J, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G and REMIC II Regular Interest H), until the Certificate Balance of the REMIC II Regular Interest J has been reduced to zero;

                   (xxviii) to the REMIC II Regular Interest J, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xxix) to the REMIC II Regular Interest K, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xxx) upon payment in full of the Certificate Balance of the REMIC II Regular Interest J to the REMIC II Regular Interest K, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H and REMIC II Regular Interest J), until the Certificate Balance of the REMIC II Regular Interest K has been reduced to zero;

                   (xxxi) to the REMIC II Regular Interest K, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xxxii) to the REMIC II Regular Interest L, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xxxiii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest K to the REMIC II Regular Interest L, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J and REMIC II Regular Interest K), until the Certificate Balance of the REMIC II Regular Interest L has been reduced to zero;

                   (xxxiv) to the REMIC II Regular Interest L, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xxxv) to the REMIC II Regular Interest M, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xxxvi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest L to the REMIC II Regular Interest M, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest
L), until the Certificate Balance of the REMIC II Regular Interest M has been reduced to zero;

                   (xxxvii) to the REMIC II Regular Interest M, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

                   (xxxviii) to the REMIC II Regular Interest N, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                   (xxxix) upon payment in full of the Certificate Balance of the REMIC II Regular Interest M to the REMIC II Regular Interest N, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L and REMIC II Regular Interest M), until the Certificate Balance of the REMIC II Regular Interest N has been reduced to zero;

         (xl) to the REMIC II Regular Interest N, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

         (xli) to the REMIC II Regular Interest O, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

         (xlii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest N to the REMIC II Regular Interest O, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, and REMIC II Regular Interest N), until the Certificate Balance of the REMIC II Regular Interest O has been reduced to zero;

         (xliii) to the REMIC II Regular Interest O, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

         (xliv) to the REMIC II Regular Interest P, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

         (xlv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest O to the REMIC II Regular Interest P, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest
O), until the Certificate Balance of the REMIC II Regular Interest P has been reduced to zero;

         (xlvi) to the REMIC II Regular Interest P, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate; and

         (xlvii) thereafter, to the Class R-II Certificateholders.

         SECTION 6.4 REMIC III.

         (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount in the following amounts and order of priority:

         (i) to the Holders of the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates, Distributable Certificate Interest for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest payable to each such Class;

         (ii) to the Holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

         (iii) upon payment in full of the Certificate Balance of the Class A-1 Certificates, to the Holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A-1 Certificates), until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

         (iv) to the Holders of the Class A Certificates and Class X Certificates , pro rata, to reimburse any Realized Losses previously allocated thereto plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

         (v) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date;

         (vi) upon payment in full of the Certificate Balance of the Class A-2 Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A Certificates), until the Certificate Balance of the Class B Certificates has been reduced to zero;

         (vii) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate);

         (viii) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date;

         (ix) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A and Class B Certificates), until the Certificate Balance of the Class C Certificates has been reduced to zero;

         (x) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

         (xi) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date;

         (xii) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such

Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B and Class C Certificates), until the Certificate Balance of the Class D Certificates has been reduced to zero;

         (xiii) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

         (xiv) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date;

         (xv) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C and Class D Certificates), until the Certificate Balance of the Class E Certificates has been reduced to zero;

         (xvi) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

         (xvii) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date;

         (xviii) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D and Class E Certificates), until the Certificate Balance of the Class F Certificates has been reduced to zero;

         (xix) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the applicable Pass-Through Rate;

         (xx) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date;

         (xxi) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates), until the Certificate Balance of the Class G Certificates has been reduced to zero;

         (xxii) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

         (xxiii) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

         (xxiv) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates), until the Certificate Balance of the Class H Certificates has been reduced to zero;

         (xxv) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

         (xxvi) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution date;

         (xxvii) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by a any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates), until the Certificate Balance of the Class J Certificates has been reduced to zero;

         (xxviii) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

         (xxix) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distributable Date;

         (xxx) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates), until the Certificate Balance of the Class K Certificates has been reduced to zero;

         (xxxi) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

         (xxxii) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distributable Date;

         (xxxiii) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates), until the Certificate Balance of the Class L Certificates has been reduced to zero;

         (xxxiv) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

         (xxxv) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distributable Date;

         (xxxvi) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates), until the Certificate Balance of the Class M Certificates has been reduced to zero;

         (xxxvii) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

         (xxxviii) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distributable Date;

         (xxxix) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, and Class K, Class L, Class M Certificates), until the Certificate Balance of the Class N Certificates has been reduced to zero;

         (xl) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

         (xli) to the Holders of the Class O Certificates, Distributable Certificate Interest for such Distributable Date;

         (xlii) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates), until the Certificate Balance of the Class O Certificates has been reduced to zero;

         (xliii) to the Holders of the Class O Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate;

         (xliv) to the Holders of the Class P Certificates, Distributable Certificate Interest for such Distributable Date;

         (xlv) upon payment in full of the Certificate Balance of the Class O Certificates, to the Holders of the Class P Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates), until the Certificate Balance of the Class O Certificates has been reduced to zero;

         (xlvi) to the Holders of the Class P Certificates, to reimburse any Realized Losses previously allocated thereto, plus interest on such Realized Losses compounded monthly at one-twelfth the Pass-Through Rate; and

         (xlvii) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC Regular Certificates, any amounts remaining on deposit in the Distribution Account.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Holders of the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Holders of the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

         (b) On each Distribution Date, the Trustee shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

         (i) first, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses or Expense Losses previously allocated to them; and

         (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer compensation.

         SECTION 6.5 ALLOCATION OF REALIZED LOSSES, EXPENSE LOSSES AND SHORTFALLS DUE TO NONRECOVERABILITY.

         (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

         (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

         (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interest; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss;

         (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances after making all other allocations for such Distribution Date.

         (b) In the event that the Master Servicer, the Trustee or the Fiscal Agent, determines that an Advance previously made by it is a Nonrecoverable Advance and the Master Servicer withdraws the amount of such Advance from the Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to Section 4.6), it shall determine the portion of the amount so withdrawn that is attributable to (w) interest on the related Mortgage Loan; (x) principal on the related Mortgage Loan; (y) Servicing Advances; and (z) Advance Interest. The portion of the amount so withdrawn from the Certificate Account that is allocable to:

         (i) amounts previously advanced as interest on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the amount of interest paid on each REMIC I Regular Interest on such Distribution Date in proportion to Distributable Certificate Interest otherwise payable thereon, and shall result in Unpaid Interest on each such REMIC I Regular Interest;

         (ii) amounts previously advanced as principal on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the principal paid on each REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

         (iii) amounts previously advanced as Servicing Advances, as well as Advance Interest owing to the Master Servicer, the Trustee or the Fiscal Agent with respect to Advances shall be treated as Expense Losses and allocated in accordance with Section 6.5(a)(iii) above.

         (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the Master Servicer previously had withdrawn amounts from the Certificate Account following a determination that Advances previously made were Nonrecoverable Advances, or at such other time as a Realized Loss shall occur with respect to any such Mortgage Loan, the Master Servicer shall compute the Realized Loss with respect to such Mortgage Loan and the Trustee shall allocate such Realized Loss as follows:

         (i) to the extent that any Realized Principal Loss does not exceed the Certificate Balance on the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to such REMIC I Regular Interest; and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests with respect to which distributions of principal were reduced pursuant to Section 6.5(b)(i) above, in proportion to the amount of such reductions;

         (ii) any Realized Interest Loss shall be allocated to the Corresponding REMIC I Interest to the extent of Unpaid Interest thereon and any remaining portion of the Realized Interest Loss shall be allocated as a Realized Interest Loss on each REMIC I Regular Interest with respect to which Unpaid Interest was created pursuant to Section 6.5(b)(ii) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.5(b)(ii) above;

         (iii) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as Recoveries of principal on the Mortgage Loan shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest until the Certificate Balance thereof is reduced to zero and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.5(b)(i) above, in proportion to the amount of such reductions;

         (iv) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as Recoveries of interest on the Mortgage Loan shall be applied first, to make payments of Unpaid Interest on the Corresponding REMIC I Regular Interest and thereafter to make payments of interest on each REMIC I Interest with respect to which Unpaid Interest was created pursuant to Section 6.5(b)(ii) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.5(b)(ii) above; and

         (v) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that is treated as a recovery of expenses on the Mortgage Loan shall be applied in reimbursement of Expense Losses on each REMIC I Regular Interest with respect to which an Expense Loss was created pursuant to Section 6.5(b)(iii) above in proportion to the amount of the Expense Loss allocated thereto pursuant to
Section 6.5(b)(iii) above.

         (d) On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC Regular Certificates relating thereto pursuant to
Section 6.5(e). Realized Losses allocated to the Class X Certificates shall be allocated among REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the Class X Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

         (e) REMIC III. On each Distribution Date, all Realized Losses on the REMIC III Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates in Reverse Sequential Order, with such reductions being allocated among the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates, pro rata, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Class A Certificates); (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided, that Realized Losses and Expense Losses shall not reduce the Aggregate Certificate Balance of the REMIC Regular Certificates below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests.


                 SECTION 6.6 NET AGGREGATE PREPAYMENT INTEREST SHORTFALLS. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC I, shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Interests in the aggregate shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date.


                 SECTION 6.7 ADJUSTMENT OF SERVICING FEES. The Master Servicing Fee and Special Servicing Fee payable to the Master Servicer and the Special Servicer, respectively, shall be adjusted as provided in Section 8.10(c) and
Section 9.11 herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee and the Special Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee or Special Servicing Fee adjustment occurs.


                   SECTION 6.8 APPRAISAL REDUCTIONS. Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing such Mortgage Loan, if such Principal Balance exceeds $1,000,000 or (B) at the option of the Special Servicer, if such Principal Balance is less than or equal to $1,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI standards or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an MAI appraisal of a Mortgaged Property after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 30 days after receipt of such notice. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss. 225.65 and shall be updated at least annually to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income, treated as an Additional Trust Expense or, to the extent collections from such related Mortgage Loan does not cover the expense, such unpaid expense shall be advanced by the Master Servicer in which event it shall be treated as a Servicing Advance, subject to Section 4.4 hereof. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal Reduction. The Master Servicer shall calculate or recalculate the Appraisal Reduction for any Mortgage Loan based on updated Appraisals or internal valuations provided from time to time to it by the Special Servicer.


                 SECTION 6.9 COMPLIANCE WITH WITHHOLDING REQUIREMENTS. Notwithstanding any other provision of this Agreement to the contrary, the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Trustee withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate to such Certificateholder the amount withheld.


                   SECTION 6.10 PREPAYMENT PREMIUMS. Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be deemed distributed by the Trustee on the following Distribution Date as follows: (i) first, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interest to which such Mortgage Loan relates, any Prepayment Premiums collected on or with respect to such Mortgage Loan; and
(ii) second, the Trustee shall be deemed to distribute to itself, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal). Following such deemed distributions, the Holders of the respective Classes of Principal Balance Certificates, other than the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the lesser of (A) the amount of the Prepayment Premium, and (B) (i) the amount of the Prepayment Premium multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding (or, if both Classes of Class A Certificates are outstanding, the Class A-1 Certificates), over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid over the relevant

Discount Rate. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X Certificates.


                                  ARTICLE VII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

                  SECTION 7.1 DUTIES OF TRUSTEE AND THE FISCAL AGENT.

                  (a) The Trustee and the Fiscal Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee or the Fiscal Agent. Any permissive right of the Trustee or the Fiscal Agent provided for in this Agreement shall not be construed as a duty of the Trustee or the Fiscal Agent. The Trustee and the Fiscal Agent each shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee each shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) The Trustee or the Fiscal Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Fiscal Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee or the Fiscal Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

                  (c) Neither the Trustee nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Fiscal Agent or any of their respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

                   (i) neither the Trustee nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

                  (ii) no provision of this Agreement shall require either the Trustee or the Fiscal Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                  (iii) neither the Trustee, the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or either Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

                  (iv) the execution by the Trustee of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee as to the adequacy of such form or plan of liquidation;

                  (v) none of the Trustee or the Fiscal Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee or the Fiscal Agent , as applicable in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust, and the Trustee and the Fiscal Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

                  (vi) neither the Trustee nor the Fiscal Agent shall be charged with knowledge of any failure by the Master Servicer or the Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee or the Fiscal Agent may be required to act, unless a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, obtains actual knowledge of such failure.

                  (d) The Trustee represents that it will use commercially reasonable efforts to cure (by August 1999) any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under this Agreement. The Trustee further represents that it will use reasonable commercial efforts to obtain reasonable assurances from each third party vendor of licensed computer software systems used by the Trustee in the conduct of its trust business that such vendors shall use reasonable commercial efforts to cure any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in such systems which would materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  SECTION 7.2 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE FISCAL AGENT.

                  (a) Except as otherwise provided in Section 7.1:

                  (i) the Trustee and the Fiscal Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee and the Fiscal Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) neither the Trustee nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) the Trustee shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee shall be paid by the Certificateholders requesting such examination;

                  (v) the Trustee and the Fiscal Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee and the Fiscal Agent conferred on them by such appointment; provided that each of the Trustee and the Fiscal Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

                  (vi) neither the Trustee nor the Fiscal Agent shall be required to obtain a deficiency judgment against a Mortgagor;

                  (vii) neither the Trustee nor the Fiscal Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                  (viii) neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

                  (ix) unless otherwise specifically required by law, neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

                  (x) except as specifically provided hereunder in connection with the performance of its specific duties, neither the Trustee nor the Fiscal Agent shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or of each other.

                  (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

                  (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

                  SECTION 7.3 THE TRUSTEE AND THE FISCAL AGENT NOT LIABLE FOR CERTIFICATES OR INTERESTS OR MORTGAGE LOANS. The Trustee and the Fiscal Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement or Final Prospectus Supplement for the REMIC III Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Trustee is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that
(i) each of the Trustee and the Fiscal Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee or the Fiscal Agent shall be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement and Final Prospectus Supplement or the Certificates (except with respect to the Trustee and Fiscal Agent to the extent of information furnished by the Trustee and the Fiscal Agent under the caption entitled "DESCRIPTION OF THE CERTIFICATES--The Trustee and the Fiscal Agent" in the Preliminary Prospectus Supplement and Final Prospectus Supplement), the Certificates, the Mortgage Loans or the assignment thereof against the Trustee or the Fiscal Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. Neither the Trustee nor the Fiscal Agent shall be liable for any action or failure of any action by the Depositor or the Master Servicer or the Special Servicer or by each other hereunder. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or the Master Servicer or the Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.


                   SECTION 7.4 THE TRUSTEE AND THE FISCAL AGENT MAY OWN CERTIFICATES. Each of the Trustee and the Fiscal Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Fiscal Agent, as the case may be.

                   SECTION 7.5 ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE AND THE FISCAL AGENT. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt is at all times rated not less than "AA" by Fitch and S&P (unless a Fiscal Agent is appointed and acting hereunder that has a long-term unsecured rating that is at least "AA" (without regard to any plus or minus) by Fitch and S&P) or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.


     SECTION 7.6 RESIGNATION AND REMOVAL OF THE TRUSTEE OR THE FISCAL AGENT.

                   (a) The Trustee or the Fiscal Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or fiscal agent, as the case may be, except in the case of the initial Trustee or Fiscal Agent, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the Fiscal Agent, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. If no successor trustee, or fiscal agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or the Fiscal Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or fiscal agent, as the case may be. It shall be a condition to the appointment of a successor trustee or fiscal agent that such entity satisfies the eligibility requirements set forth in Section 7.5.

                   (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) with respect with the initial Trustee, a Fiscal Agent Termination Event has occurred unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) with respect to the Fiscal Agent.

                   (c) If at any time (i) the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent Termination Event has occurred, then the Depositor shall send a written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor Fiscal Agent, and one copy to each of the Trustee, the Master Servicer and the Rating Agencies. In all such cases, the Fiscal Agent shall bear all costs of transfer to a successor Fiscal Agent, such succession only to take effect after a successor Fiscal Agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

                   (d) reserved.

                   (e) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee or the Fiscal Agent, as the case may be, and to the Depositor remove the Trustee or the Fiscal Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee or the Fiscal Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or Fiscal Agent, as the case may be, in accordance with this Section.

                   (f) Any resignation or removal of the Trustee or the Fiscal Agent, as the case may be, and appointment of a successor trustee or fiscal agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or fiscal agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee or the Fiscal Agent under this Agreement, the predecessor Trustee or Fiscal Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee or the Fiscal Agent shall not be liable for any action or omission of any successor Trustee or Fiscal Agent, as the case may be.

                  SECTION 7.7 SUCCESSOR TRUSTEE OR FISCAL AGENT.

                  (a) Any successor Trustee or Fiscal Agent appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Fiscal Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Fiscal Agent, as the case may be, shall become effective and such successor Trustee or Fiscal Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Fiscal Agent herein. The predecessor Trustee or Fiscal Agent shall deliver (at such predecessor's own expense) to the successor Trustee or Fiscal Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee or Fiscal Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee or Fiscal Agent in the administration hereof as may be reasonably requested by the successor Trustee or Fiscal Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee or Fiscal Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee or Fiscal Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

                  (b) No successor Trustee or Fiscal Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee or Fiscal Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

                  (c) Upon acceptance of appointment by a successor Trustee or Fiscal Agent as provided in this Section, the successor Trustee or Fiscal Agent shall mail notice of the succession of such Trustee or Fiscal Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee or Fiscal Agent. If the successor Trustee or Fiscal Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Fiscal Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee or Fiscal Agent, as applicable.

                  SECTION 7.8 MERGER OR CONSOLIDATION OF TRUSTEE OR FISCAL AGENT. Any Person into which the Trustee or Fiscal Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee or Fiscal Agent shall be a party, or any Persons succeeding to the business of such Trustee or Fiscal Agent, shall be the successor of such Trustee or Fiscal Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 7.9 APPOINTMENT OF CO-TRUSTEE, SEPARATE TRUSTEE, AGENTS OR CUSTODIAN.

                  (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

                  (b) The Trustee may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

                  (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                  (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                  (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

                  (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

                  (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

                  (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed pursuant to this Section
7.9 to the extent, and in accordance with the standards, specified in Section
7.12 hereof.

                  (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

                  SECTION 7.10 AUTHENTICATING AGENTS.

                  (a) The Trustee shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

                  (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee (only if the Trustee is not acting as Authenticating Agent) and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                  SECTION 7.11 INDEMNIFICATION OF TRUSTEE AND THE FISCAL AGENT.

                  (a) The Trustee and the Fiscal Agent and each of its respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgements and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee or the Fiscal Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee and the

Fiscal Agent and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee and the Fiscal Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

                  (i) with respect to any such claim, the Trustee or the Fiscal Agent, as the case may be, shall have given the Depositor, the Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, shall have knowledge thereof; provided, however that failure to give such notice to the Depositor, Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee's or Fiscal Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

                  (ii) while maintaining control over its own defense, the Trustee or the Fiscal Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

                  (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee or the Fiscal Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

                  (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Fiscal Agent, as the case may be.

                  (c) The Depositor shall indemnify and hold harmless the Trustee or the Fiscal Agent, as the case may be, their respective directors, officers, employees or agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee or the Fiscal Agent, as the case may be, their respective directors, officers, employees or agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, in the Preliminary Prospectus Supplement or Final Prospectus Supplement, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, or the Fiscal Agent, as the case may be, their respective directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee or the Fiscal Agent, as the case may be, or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement or Final Prospectus Supplement in reliance upon and in conformity with written information concerning the Trustee or the Fiscal Agent, as the case may be, furnished to the Depositor by or on behalf of such person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee or the Fiscal Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth in the case of the Trustee in the second, fourth and fifth sentences and in the case of the Fiscal Agent in the penultimate sentence under the caption entitled "DESCRIPTION OF THE CERTIFICATES--The Trustee and the Fiscal Agent". The Trustee or the Fiscal Agent, as the case may be, shall immediately notify the Depositor and the Sellers if a claim is made by a third party with respect to this Section 7.11(c) entitling such person, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee or the Fiscal Agent, as the case may be, their respective directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee or the Fiscal Agent.

                  SECTION 7.12 FEES AND EXPENSES OF TRUSTEE AND THE FISCAL AGENT. The Trustee shall be entitled to receive the Trustee Fee pursuant to
Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee. The Trustee and the Fiscal Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee and the Fiscal Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee or Fiscal Agent, respectively hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Fiscal Agent.


                  SECTION 7.13 COLLECTION OF MONEYS. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

                  SECTION 7.14 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                  (a) On and after the time the Master Servicer is terminated pursuant to this Agreement, the Trustee shall be the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the Primary Servicers arising after the termination of the Master Servicer from their servicing rights and obligations under the applicable Primary Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

                  (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to the Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Master Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to
Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

                   (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

                   (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor

Special Servicer of all amounts which shall at the time be or should have been deposited by the Special Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

                  SECTION 7.15 NOTIFICATION TO HOLDERS. Upon termination of the Master Servicer or the Special Servicer, or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

                  SECTION 7.16 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE AND THE FISCAL AGENT.

                  (a) The Trustee hereby represents and warrants as of the Closing Date that:

                  (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                  (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                  (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

                  (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

                  (b) The Fiscal Agent hereby represents and warrants as of the Closing Date that:

                  (i) the Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                  (ii) the execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                  (iii) the execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) this Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (v) no litigation is pending or, to the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

                   SECTION 7.17 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY THE TRUSTEE AND THE FISCAL AGENT. Each of the Trustee and the Fiscal Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees or fiscal agents in similar transactions (unless the Trustee or the Fiscal Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee or the Fiscal Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee or the Fiscal Agent, as the case may be, is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by Fitch, if rated by Fitch and "BBB" as rated by S&P, if rated by S&P, respectively, the Trustee or the Fiscal Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.


                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                  SECTION 8.1 SERVICING STANDARD; SERVICING DUTIES.

                  (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, the Master Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standard and the terms of this Agreement.

                   In connection with such servicing and administration, the Master Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes in the best economic interests of the Certificateholders as a whole; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

                   (b) The Master Servicer, in the case of an event specified in clause (x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and each Seller within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

                  (c) The Master Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Master Servicer and used by the Master Servicer in the course of operation or management of, or the compiling, reporting or generation of date required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

                  SECTION 8.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY THE MASTER SERVICER. The Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Master Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by Fitch and "BBB" as rated by S&P, respectively, the Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.


                  SECTION 8.3 MASTER SERVICER'S GENERAL POWER AND DUTIES.

                  (a) The Master Servicer shall service and administer the Mortgage Loans and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement, the Master Servicer shall have full power and authority with respect to each Mortgage Loan and Mortgaged Property (other than any Specially Serviced Mortgaged Loan and the related Mortgaged Property or any REO Property) to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds and Liquidation Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Master Servicer deems reasonable under the circumstances, (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, (F) to bring an action in a court of law or equity to enforce rights of the Trustee and the Certificateholders with respect to the related Mortgaged Properties, (G) to execute and deliver, on behalf of the Certificateholders and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (H) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (I) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by
Section 8.18, (J) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes under the terms of the Mortgage, including all rights of consent or approval thereunder, (K) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants, (L) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (M) to execute and deliver, on behalf of itself, the Trustee, the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (N) hold in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. Notwithstanding the above, the Master Servicer shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term of a Mortgage Loan. Nothing contained in this Agreement shall limit the ability of the Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

                   (b) The Master Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. The Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing and P&I Advances as set forth herein and to render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. The Master Servicer shall give notice within three Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Master Servicer. The Special Servicer shall instruct within one Business Day after receiving such notice the Master Servicer on how to apply such funds. The Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. The Master Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

                  (c) Concurrently with the execution of this Agreement, the Trustee will sign the Power of Attorney attached hereto as Exhibit S-1. The Master Servicer, shall promptly notify the Trustee of the execution and delivery of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of written request of the Master Servicer, the Trustee shall furnish the Master Servicer or any of the Primary Servicers with any additional powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. The Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by the Master Servicer.

                  (d) The Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

                  (e) The Master Servicer (or the Primary Servicers on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one (1) Business Day after receipt. Each Escrow Account shall be an Eligible Account, except with respect to Mortgage Loans identified on Schedule IV for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

                  (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

                  (ii) to transfer funds to the Certificate Account to reimburse the Master Servicer for any Advance relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

                  (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

                  (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

                  (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

                  (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

                  Subject to the immediately succeeding sentence, (i) the Master Servicer may direct any depository institution or trust company in which the Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established; (ii) the Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. The Master Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicer shall not be required to invest amounts on deposit in Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicer is required by either law or under the terms of any related Mortgage Loan to deposit or invest such amounts in another type of investments or accounts. In the event the Master Servicer is not entitled to direct the investment of such funds, (1) the Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Master Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

                  (f) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

                  (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage, any Lock-Box Agreement and in accordance with the Servicing Standard.

                  (h) Subject to the provisions of the applicable Primary Servicing Agreement, the Master Servicer shall process all defeasances of Mortgage Loans and Specially Serviced Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The Master Servicer shall not permit defeasance of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of U.S. Treasury obligations, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral or (B) the Master Servicer has established for the benefit of the Trust a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans, (iv) the Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date and to timely pay each subsequent Scheduled Payment, and (v) a Rating Agency Confirmation is received, unless such Rating Agency has waived in writing such Rating Agency Confirmation. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

                  (i) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                   SECTION 8.4 PRIMARY SERVICING AND SUB-SERVICING. (a) The parties hereto (A) acknowledge that the Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to each of the Primary Servicers pursuant to the applicable Primary Servicing Agreements; and (B) agree: (1) in addition to those obligations specifically delegated by the Master Servicer to each Primary Servicer under the applicable Primary Servicing Agreement, each Primary Servicer shall also perform the Master Servicer's obligations set forth in Sections 2.1(c) and 2.1(d) of this Agreement as such Sections relate to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the Master Servicer to each Primary Servicer under the applicable Primary Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the Master Servicer shall also accrue to the benefit of each Primary Servicer; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the Master Servicer shall also, to the extent applicable, benefit each Primary Servicer; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the Master Servicer, such party shall deliver to each Primary Servicer a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the Master Servicer. The Master Servicer or applicable Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. The terms of any arrangement or agreement between the Master Servicer or applicable Primary Servicer and a Sub-Servicer shall provide that such agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such Master Servicer or applicable Primary Servicer is terminated in accordance with this Agreement or the applicable Primary Servicing Agreement. In addition, neither the Trustee nor the Certificateholders shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Master Servicer or applicable Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or applicable Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer or applicable Primary Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the applicable Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the applicable Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer or applicable Primary Servicer alone were servicing and administering the Mortgage Loans.

                  (b) The Master Servicer and either Primary Servicer may appoint one or more sub-servicers (each, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders.

                  The Master Servicer shall enter into the Primary Servicing Agreements with each of the Primary Servicers and shall not terminate such agreements except in accordance with the terms thereof. To the extent consistent with the rights of the Primary Servicers under this Agreement and the related Primary Servicing Agreement, but not in limitation of any other rights granted to the Primary Servicers in this Agreement and/or in the Primary Servicing Agreements, each of the Primary Servicers shall have all of the rights and obligations of a Sub-Servicer set forth herein.

                  Notwithstanding any other provision set forth in this Agreement to the contrary, (i) each Primary Servicer's rights and obligations under its respective Primary Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided that the applicable Primary Servicing Agreement has not been terminated in accordance with its provisions; (ii) any successor Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements without further action upon becoming the successor Master Servicer; (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of a Primary Servicer hereunder and/or under the applicable Primary Servicing Agreement, without the prior written consent of such Primary Servicer;
(iv) the parties hereto recognize that although the Primary Servicers are not parties to this Agreement, this Agreement has been entered into with (A) the express intent that each Primary Servicer (together with their respective successors and assigns) be a third party beneficiary to this Agreement to the extent of its rights specifically set forth herein with all of the rights and remedies to enforce such rights under this Agreement in the same fashion as if each Primary Servicer (together with their respective successors and assigns) were a direct party thereto having privity of contract with the parties to this Agreement and (B) the express understanding that such third party beneficiary status has been directly relied upon by each Primary Servicer as consideration for and as an inducement to enter into its respective Primary Servicing Agreement.

                  If a task, right or obligation of Master Servicer is delegated to a Primary Servicer under a Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the Special Servicer, then the Special Servicer shall accept the performance of such task, right or obligation by the Primary Servicer in accordance with the terms of the applicable Primary Servicing Agreement and this Agreement (including without limitation any time periods for consent or deemed consent to be observed by the Special Servicer) as if Master Servicer were performing it, subject to Master Servicer's continuing obligations pursuant to the foregoing sentence.

                  SECTION 8.5 SERVICERS MAY OWN CERTIFICATES. The Master Servicer and any Primary Servicer and any agent of the Master Servicer or Primary Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent. Any such interest of the Master Servicer or Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer.


                  SECTION 8.6 MAINTENANCE OF HAZARD INSURANCE, OTHER INSURANCE, TAXES AND OTHER. Subject to the limitations set forth below, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any REO Mortgage Loan), and if the related Mortgagor does not so maintain, the Master Servicer shall cause to be maintained with a Qualified Insurer, (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding principal balance of such REO Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage, provided the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property unless such insurance was required at origination and is available at commercially reasonable rates; provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at its own expense, earthquake insurance on any Mortgaged Property.


                  Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of
(i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Certificate Account.

                  Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be paid as a Servicing Advance by the Master Servicer, subject to Section 4.4 hereof.

                  Notwithstanding the above, the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, the Master Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. The Master Servicer shall notify the Trustee in the event it makes such determination.

                   The Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if the Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Master Servicer, provided that its long-term rating is not less than "A" by Fitch and "A" by S&P, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that the Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

                   With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer (other than with respect to REO Mortgage Loans) shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item, subject to Section 4.4 hereof. No costs incurred by the Master Servicer, the Trustee or the Fiscal Agent as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums shall, for the purpose of calculating distributions to Certificateholders, be added to the principal balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  SECTION 8.7 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS; DUE-ON-ENCUMBRANCE CLAUSE.

                  (a) In the event the Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, the Master Servicer shall obtain relevant information for purposes of evaluating such request. For the purpose of the foregoing sentence, the term 'expressly permits' shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. If the Master Servicer recommends to approve such assignment, the Master Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to Special Servicer, in the form attached hereto as Exhibit U) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within three Business Days following the Master Servicer's delivery of the recommendation described above and the relevant loan information on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such assignment or assumption unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. Upon consent or deemed consent by the Special Servicer to such proposed assignment and assumption, the Master Servicer shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in compliance with the terms of the related Mortgage Loan documents. In evaluating such compliance, the Master Servicer shall use its regular commercial mortgage origination or servicing standards and criteria. The Master Servicer shall notify the Trustee and the Special Servicer of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution executed pursuant to this Section 8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee.

                   (b) Other than with respect to the assignment and assumptions referred to in subsection (a) above, if any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale of the related Mortgaged Property, or (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Special Servicer, on behalf of the Trust, and not the Master Servicer, shall either (i) enforce such due-on-sale clause or (ii) if it believes such action would be in the best economic interest of the Trust, waive the effect of such provision; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds the greater of 5% of the Aggregate Certificate Balance and $20 million (the "Review Threshold"), then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to Fitch and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Master Servicer and the Trustee, and the Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The Special Servicer shall be entitled to (as additional special servicing compensation) 100% of any fee collected from a Mortgagor in connection with the Special Servicer granting or withholding such consent.

                   (c) The Master Servicer shall have the right to consent to any transfers of interest of a Mortgagor, to the extent such transfer is allowed under the terms of the related Mortgage Loan, including any consent to transfer to any subsidiary or affiliate of Mortgagor or to a person acquiring less than a majority interest in the Mortgagor. The Master Servicer shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation.

                  (d) The Trustee for the benefit of the Certificateholders shall execute any necessary instruments in the form presented to it by the Master Servicer (pursuant to subsection (a)) or the Special Servicer (pursuant to subsection (b)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee and the Special Servicer.

                  (e) If any Mortgage Loan (other than a Specially Serviced Mortgage Loan) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                  (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,


then, as long as such Mortgage Loan is included in the Trust, the Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard and Section 8.18 hereof. Prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation regarding such waiver (other than with respect to Loan #22 (Plaza Madison), as to which the Rating Agencies shall only be provided with notice thereof).

                   SECTION 8.8 TRUSTEE TO COOPERATE; RELEASE OF TRUSTEE MORTGAGE FILES. Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the Master Servicer and the Trustee shall execute and deliver to the Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Master Servicer together with the Mortgage Note with written evidence of cancellation thereon. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicer to execute and deliver, on behalf of the Trustee, the Certificateholders or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors or Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to the Master Servicer or the Special Servicer, as the case may be.

                  SECTION 8.9 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR THE TRUSTEE FOR THE BENEFIT OF THE CERTIFICATEHOLDERS. Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement and the Primary Servicing Agreements. The Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

                  SECTION 8.10 SERVICING COMPENSATION.


                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account or otherwise collected from the Mortgage Loans as provided in Section 5.2. The Master Servicer shall be required to pay to the Primary Servicers the Primary Servicing Fees, which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the Primary Servicers from amounts transferred to the Master Servicer in accordance with the terms of the Primary Servicing Agreements. The Master Servicer shall be required to pay to the holders of the rights to the Excess Servicing Fees, the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer Master Servicer or Primary Servicer, as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as Master Servicer or Primary Servicer hereunder.

                  (b) Additional servicing compensation in the form of assumption fees, extension fees, servicing fees, default interest payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest), Modification Fees, forbearance fees, Late Fees (net of Advance Interest) or other usual and customary charges and fees actually received from Mortgagors shall be retained by the Master Servicer, provided that the Master Servicer shall be entitled to (i) receive 50% of assumption fees collected on Mortgage Loans as provided in

Section 8.7(a), (ii) Modification Fees as provided in Section 8.18 hereof; and
(iii) 100% of any extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan as provided in Section 8.18; provided, however, that the Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans. If the Master Servicer collects any amount payable to the Special Servicer hereunder in connection with a REO Mortgage Loan or Specially Serviced Mortgage Loan, the Master Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The Master Servicer shall be required to pay all applicable expenses incurred by it in connection with its servicing activities hereunder.

                  (c) Notwithstanding any other provision herein, the Master Servicing Fee for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for such Determination Date.

                  (d) The Master Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

                  SECTION 8.11 MASTER SERVICER REPORTS; ACCOUNT STATEMENTS.

                  (a) For each Distribution Date, (i) the Master Servicer shall deliver to the Trustee, no later than the related Report Date, the Master Servicer Remittance Report with respect to such Distribution Date and (ii) the Master Servicer shall deliver to the Trustee on the related Advance Report Date, the amount of P&I Advance to be made by the Master Servicer on the related Master Servicer Remittance Date. The Special Servicer is required to provide all information relating to Specially Serviced Mortgage Loans in order for the Master Servicer to satisfy its duties in this Section 8.11.

                  (b) The Master Servicer shall deliver to the Trustee, the Trustee and the Special Servicer within 30 days following each Distribution Date a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate Account.

                  (c) The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Certificate Account in order to permit the Special Servicer to make deposits therein.

                  (d) The Master Servicer shall deliver to the Rating Agencies, the Trustee, the Special Servicer, the Operating Adviser and the Depositor within 30 days after receipt any annual, monthly or quarterly financial statements the Master Servicer receives from any

Mortgagor relating to the Mortgage Loans. Except as provided in Section 8.14, the Master Servicer shall have no duty to conform or normalize any of the data or information contained in such statements.

                  (e) The Master Servicer shall deliver a copy of any reports or information delivered to the Trustee pursuant to subsection (a) or subsection
(b) of this Section 8.11 to the Depositor, the Special Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

                   SECTION 8.12 ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer shall deliver to the Depositor and the Trustee on or April 1 of each year, commencing in April 2000, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and such officer and the nature and status thereof. The Master Servicer shall forward a copy of each such statement to the Rating Agencies.


                   SECTION 8.13 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. On or before April 1 of each year, commencing in April 2000, the Master Servicer shall cause a firm of nationally recognized independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Operating Adviser and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") or the Audit Program for Mortgages serviced for FHLMC (the "FHLMC Audit Program"), the servicing for the preceding calendar year has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP or FHLMC Audit Program require it to report. The Master Servicer shall forward a copy of each such report to the Rating Agencies.


                   SECTION 8.14 ANNUAL REPORTS REGARDING THE MORTGAGED PROPERTIES. Not later than the Report Date occurring in July of each year, beginning in July 2000, the Master Servicer shall deliver to the Trustee, the Placement Agents, the Underwriters, the Rating Agencies, any Operating Adviser and the Depositor an Annual Report for each Mortgage Loan, based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Master Servicer by or on behalf of each Mortgagor, or, in the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer, which Special Servicer shall forward such information to the Master Servicer on or before April 15 of each such year), containing such information and analyses for each Mortgage Loan as would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income. In addition, upon request the Master Servicer shall make available to the Special Servicer and the Trustee, within 30 days following receipt thereof by the Master Servicer, copies of any operating statements and rent rolls collected with respect to the Mortgaged Properties. As and to the extent reasonably requested by the Special Servicer, the Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgage Property in general. The Trustee shall provide or make available electronically at no cost to such Certificateholder or Certificate Owner, such Annual Reports pursuant to
Section 5.4(a) if the Annual Report has been provided electronically by the Master Servicer. If such Annual Reports are not provided to the Trustee electronically, the Trustee shall deliver such reports by first class mail if requested by a Certificateholder or Certificate Owner in writing.


                  SECTION 8.15 OTHER AVAILABLE INFORMATION AND CERTAIN RIGHTS OF THE MASTER SERVICER.

                  (a) Subject to paragraphs (b), (c) and (d) below, the Trustee shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary Servicer, any Placement Agent, any Underwriter, each Rating Agency or the Depositor, originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released Annual Reports and the Master Servicer Remittance Reports, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee since the Closing Date, (iv) all accountants' reports delivered to the Trustee since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Trustee in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and rent roll, if any, collected by or on behalf of the Master Servicer or the Special Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer, and (viii) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, Placement Agents or Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

                  (b) Subject to the restrictions described below, the Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Special Servicer, the Primary Servicers, the Sellers, the Placement Agents, the Underwriters, the Operating Adviser, any Certificateholder or Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement, and access to Servicing Officers of the Master Servicer responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master

Servicer upon request; provided, however, that the Master Servicer shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Special Servicer, either Placement Agent, either Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

                  (c) Nothing herein shall be deemed to require the Master Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report, included in any communication from the Special Servicer or Mortgagor. Notwithstanding the above, the Master Servicer shall not have any liability to the Depositor, the Trustee, the Fiscal Agent, the Special Servicer, any Certificateholder, any Certificate Owner, either Placement Agent, either Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer (or any employee, attorney, officer, director or agent thereof), the Trust (from amounts held in any account or otherwise) shall hold harmless and indemnify the Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

                  (d) The Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans. In the event the Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Special Servicer, the Primary Servicers, the Sellers, either Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders or Certificate Owners. Any transmittal of information by the Master Servicer to any Person other than the Trustee, the Master Servicer, the Special Servicer, the Rating Agencies or the Depositor may be accompanied by a letter from the Master Servicer containing the following provision:

                  "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

                  (e) The Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

                  (f) The Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

                  SECTION 8.16 RULE 144A INFORMATION. For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Master Servicer agrees to provide to the Trustee for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Trustee, upon the request of such Certificateholder, such Certificate Owner or the Trustee, subject to this
Section 8.16 and the provisions of Section 8.15, any information prepared by the Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

                  Any recipient of information provided pursuant to this Section
8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agents, the Underwriters or the Trustee shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, either Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, Placement Agents or Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

                  SECTION 8.17 INSPECTIONS. The Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2000, or every second calendar year beginning in 2000 if the principal balance of the related Mortgage Loan is under $2 million); provided that the Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that has a Debt Service Coverage Ratio that falls below 1.0x. The Master Servicer shall prepare an Inspection Report relating to each inspection. The Master Servicer shall promptly forward the applicable Inspection Report to the Rating Agencies, the Placement Agents, the Underwriters, the Depositor, the Trustee and the Special Servicer. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection.


                  SECTION 8.18 MODIFICATIONS, WAIVERS, AMENDMENTS, EXTENSIONS AND CONSENTS.

                  Subject to the limitations of Section 12.3 hereof, the Master Servicer shall have the following powers:

                  (a) (i) The Master Servicer in accordance with the Servicing Standard may agree to any modification, waiver, amendment or consent of or relating to any term other than a Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the Master Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the Master Servicer to approve such release, then the Special Servicer shall within five days provide notice to the Master Servicer on whether the Master Servicer should approve the release (and the failure of the Special Servicer to give the Master Servicer such notice shall automatically be deemed to be an approval by the Special Servicer that the Master Servicer should grant such release). Notwithstanding the preceding sentence, if the Master Servicer recommends to approve such modification, waiver, amendment or consent, the Master Servicer shall provide to the Special Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith, and if any proposed modification, waiver, amendment or consent is deemed material by the Master Servicer (exercising its good faith judgment in accordance with the Servicing Standard) (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and such consent of the Special Servicer shall not be unreasonably withheld, consistent with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer, within three Business Days following the Master Servicer's delivery of the recommendation described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described above. In any event, the Master Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof.

                  Notwithstanding the foregoing, the Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to Primary Servicers with respects to Post Closing Requests (as defined in the Primary Servicing Agreements) pursuant to Section 8.4 of this Agreement. The Primary Servicing Agreements classify certain Post Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreements), in which Primary Servicer has certain authority to evaluate and process such requests in accordance with this

Agreement, the applicable Primary Servicing Agreement and applicable Mortgage Loan documents.


                  With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreements provide for Master Servicer's determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to a Special Servicer for consent in accordance with the terms of the Primary Servicing Agreements upon a determination of materiality. Special Servicer acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicers greater authority, discretion or delegated rights over Post Closing Requests than set forth in the Primary Servicing Agreement.

                  (ii) The Master Servicer may, without the consent of the Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 60 days following the original Maturity Date, if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Mortgage Loan. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension.

                  (b) The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modificatio (within the meaning of Treasury Regulation
Section 1.860G-2(b) of the Mortgage Loan). The Master Servicer may charge the Mortgagor for any costs and expenses (including attorney's fees) incurred by the Master Servicer in connection with any request for a modification, waiver or amendment. The failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor).

                  (c) The Master Servicer shall notify the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan.

                  (d) Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents relating to a Mortgage Loan provide that a Rating Agency Confirmation is specifically required (and not merely an option of the lender) as a condition to the taking of certain actions by the Master Servicer or the Special Servicer (or the failure of the Master Servicer or the Special Servicer to take such actions), then the Master Servicer or Special Servicer, as applicable, shall not be permitted to waive such condition without a Rating Agency Confirmation in respect of such waiver.

                  SECTION 8.19 SPECIALLY SERVICED MORTGAGE LOANS.

                  (a) The Master Servicer shall send a written notice to the Special Servicer, the Rating Agencies and the Trustee within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and, except for the Rating Agencies and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File.

                  (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the Special Servicer).

                  (c) Any calculations or reports prepared by the Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the Master Servicer in writing by the Special Servicer as provided hereby. The Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

                  (d) On or prior to each Distribution Date, the Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

                  SECTION 8.20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER.

                  (a) The Master Servicer hereby represents and warrants to and covenants with the Trustee, as of the date hereof:

                  (i) the Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                  (ii) the Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Fiscal Agent and the Special Servicer, evidences the valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

                  (iv) no litigation is pending or, to the Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

                  (vi) the performance of the services by the Master Servicer contemplated by this Agreement are in the ordinary course of business of the Master Servicer and the Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

                  (b) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

                  (c) Any cause of action against the Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Trustee or the Master Servicer. The Master Servicer shall give prompt notice to the Trustee, the Depositor, the Primary Servicers and the Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

                  SECTION 8.21 MERGER OR CONSOLIDATION. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate the Master Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.


                  SECTION 8.22 RESIGNATION OF MASTER SERVICER.

                  (a) Except as otherwise provided in Section 8.22(b) hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer to the Trustee.

                  (b) The Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (w) is available, (x) has assets of at least $15,000,000, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) assumes all obligations under the Primary Servicing Agreements;
(ii) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

                  SECTION 8.23 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER. The Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Master Servicer gives the Depositor, the Special Servicer, the Primary Servicers and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement and the Primary Servicing Agreements; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, the Master Servicer may appoint the Primary Servicers and Sub-Servicers in accordance with Section 8.4 hereof.


                  SECTION 8.24 LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS.

                  (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Fiscal Agent, the Placement Agents, the Underwriters or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Master Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that the Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans (subject to the Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

                  (b) In addition, the Master Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master

Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgement made in good faith by any officer, unless it shall be proved that the Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicer nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

                  (c) The Master Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicer, Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless the Master Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Master Servicer is unable to recover such amounts from the Person in breach.

                  (d) Except as otherwise specifically provided herein:

                  (i) the Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

                  (iv) the Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

                  (e) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trustee, the Fiscal Agent, and the Special Servicer, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Trustee's, Fiscal Agent's or the Special Servicer's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder. The Master Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Trustee may assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights the Master Servicer or the Trust may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder. Any payment hereunder made by the Trustee or the Fiscal Agent pursuant to this paragraph to the Master Servicer shall be paid from the Trustee's or Fiscal Agent's own funds, without reimbursement from the Trust therefor except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee or the Fiscal Agent shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee or the Fiscal Agent, as the case may be was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

                  SECTION 8.25 INDEMNIFICATION; THIRD-PARTY CLAIMS.

                  (a) The Master Servicer and each of the Primary Servicers and any director, officer, employee or agent of the Master Servicer and each of the Primary Servicers shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, any Mortgage Loans, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the Master Servicer's or any Primary Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Master Servicer and each Primary Servicer shall promptly notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer or any Primary Servicer to indemnification hereunder, whereupon the Trustee, on behalf of the Trust, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer or such Primary Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights the Master Servicer or any Primary Servicer may have to indemnification under this Agreement or otherwise, unless the Trust is prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement. The Trustee or the Master Servicer shall promptly make from the Certificate Account any payments certified by the Master Servicer to the Trustee as required to be made to the Master Servicer or any Primary Servicer pursuant to this Section 8.25.

                   (b) The Master Servicer agrees to indemnify the Trustee, the Fiscal Agent, the Special Servicer, the Trust, the Depositor, and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Fiscal Agent, the Special Servicer or the Depositor, as applicable, shall immediately notify the Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the Special Servicer or the Trust to indemnification under this
Section 8.25(b), whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Special Servicer or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, or the Trust may have to indemnification under this Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Fiscal Agent, the Special Servicer and the Trustee. Any expenses incurred or indemnification payments made by the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Master Servicer was not culpable or that the Master Servicer did not act with willful misfeasance, bad faith or negligence.

                   (c) The Master Servicer shall indemnify and hold harmless the Trust, the Trustee and the Fiscal Agent, and each of their respective directors, each of its officers, employees, agents and any Controlling Person of the Fiscal Agent or the Trustee from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Trust, the Trustee or Fiscal Agent, or any such director, officer, employees, agents or such Controlling Person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement of a material fact contained in the Preliminary Prospectus Supplement or Final Prospectus Supplement or in the Private Placement Memorandum, or arises out of, or is based upon the omission to state therein a material fact necessary to make the statements therein not misleading, and shall reimburse the Trust, Trustee or Fiscal Agent or any such director, officer, employee, agent or Controlling Person for any legal and other expenses reasonably incurred by the Trust, the Trustee, the Fiscal Agent or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information concerning the Master

Servicer furnished to the Depositor by or on behalf of the Master Servicer specifically for inclusion therein. The Trustee or the Fiscal Agent, as applicable, shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Section 8.25(c) entitling the Trust or the Trustee or the Fiscal Agent, as the case may be, or any of its directors, officers, employees, agents or Controlling Persons, as the case may be, to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent or the Trustee, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trust, the Fiscal Agent and the Trustee may have to indemnification under this Section 8.25(c), unless the Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Fiscal Agent and the Trustee.

                  (d) The parties expressly agree that the only written information concerning the Master Servicer furnished by or on behalf of the Master Servicer for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is the information set forth under the paragraphs under the caption "SERVICING OF THE MORTGAGE LOANS -- The Master Servicer and Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

                  SECTION 8.26 EXCHANGE ACT REPORTING. The Master Servicer, the Special Servicer and the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Depositor's satisfying the reporting requirements in respect of the Trust under the Exchange Act. The Trustee shall prepare and file on behalf of the Depositor periodic reports with respect to the Trust as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder; provided that such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system; and provided, further, that any such items that are required to be delivered by the Master Servicer, the Special Servicer, the Depositor or any other Person to the Trustee shall be so delivered in the format required for electronic filing via the EDGAR system (in addition to any other required format). The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR-compatible format nor shall it have any responsibility to convert any items to such format. The Depositor shall seek from the Securities and Exchange Commission a no-action letter or other exemptive relief relating to reduced reporting requirements in respect of the Trust under the Exchange Act and shall, in accordance with and to the extent permitted by applicable law, file a Form 15 relating to the automatic termination of reporting in respect of the Trust under the Exchange Act.

                  SECTION 8.27 COMPLIANCE WITH REMIC PROVISIONS. The Master Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the three REMICs as REMICs under the Code. The Master Servicer shall take no action or cause any REMIC to take any action that could (i) endanger the status of any REMIC as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to
Section 860G(d)) unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicer shall comply with the provisions of
Article XII hereof.


                  SECTION 8.28 TERMINATION.

                  (a) The obligations and responsibilities of the Master Servicer created hereby (other than the obligation of the Master Servicer to make payments to the Trustee as set forth in Section 8.29 and the obligations of the Master Servicer to the Trustee, Fiscal Agent, the Special Servicer and the Trust) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default described in clauses 8.28(b)(iii), (iv), (v), (vi) or (vii) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated or
(iii) if an Event of Default described in clauses 8.28(b)(i), (ii), (viii), (ix) or (x) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Master Servicer that the Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect to terminate the Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

                  (b) "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Trustee any payment required to be remitted by the Master Servicer under the terms of this Agreement, including any required Advances; or

                  (ii) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                  (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further that such cure period may not exceed 90 days; or

                  (iv) any breach of the representations and warranties contained in Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further that such cure period may not exceed 90 days; or

                  (v) the Trustee shall receive notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

                  (vi) the Master Servicer has been downgraded to a servicer rating level below CMS3 (or its then equivalent) by Fitch; or

                  (vii) the Master Servicer is no longer on the approved list of commercial mortgage loan master servicers maintained by S&P; or

                  (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (ix) the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                  (x) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

                  SECTION 8.29 PROCEDURE UPON TERMINATION.

                  (a) Notice of any termination pursuant to clause (i) of
Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by the Master Servicer to the Trustee shall be made, shall be given promptly in writing by the Master Servicer to the Trustee no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of the Master Servicer (other than the obligation of the Master Servicer to pay to the Trustee the amounts remaining in the Certificate Account as set forth below and the obligations of the Master Servicer to the Trustee and the Trust and the Fiscal Agent as provided herein) shall terminate and the Master Servicer shall transfer to the Trustee the amounts remaining in the Certificate Account after making the withdrawals permitted to be made pursuant to Section 5.2 and shall thereafter terminate the Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

                   (b) On the date specified in a written notice of termination given to the Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to the Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation or unreimbursed Advances or, if the terminated Master Servicer is Wells Fargo Bank, National Association, its rights to the Excess Servicing Fee); provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer, notified the Master Servicer of such designation, and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreements, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that the Master Servicer is terminated as a result of an event described in Section 8.28(b)(viii), 8.28(b)(ix) or 8.28(b)(x), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to the Master Servicer and shall use its best efforts within 90 days of assuming the duties of the Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of the Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

                   (c) If the Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (v), (vi) or (vii) of Section 8.28(b), and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Master Servicer shall supply the Trustee with the names of

Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

                   (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary Servicing Agreements, not later than 30 days after termination of the Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

                   (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

                  (f) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 30 days after the termination of the Master Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b).

                  (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreements as a condition precedent to its becoming Master Servicer hereunder.


                                   ARTICLE IX

           ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE
                           LOANS BY SPECIAL SERVICER

                  SECTION 9.1 DUTIES OF SPECIAL SERVICER.

                  (a) For and on behalf of the Certificateholders and the Trustee, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard.

                  (b) The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports, the Special Servicer may require the Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. The Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

                  (c) The Special Servicer shall send a written notice to the Master Servicer within two Business Days (or sooner, if required by the Servicing Standard) after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the Master Servicer and the Trustee, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the Master Servicer.

                  (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the Master Servicer of any changes to be made, and return the monthly statement to the Master Servicer. The Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

                  (e) All amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Property) shall be deposited in the Certificate Account. The Master Servicer shall within three Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within one Business Day thereafter, instruct the Master Servicer in writing how to apply such payment.

                  (f) The Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by the Special Servicer in the course of operation or management of, or the compiling, reporting or generation of date required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

                  SECTION 9.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY OF SPECIAL SERVICER. The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by Fitch and "BBB" as rated by S&P, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.


                  SECTION 9.3 SUB-SERVICERS. The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the Master Servicer. The Special Servicer shall notify the Master Servicer and Trustee of the appointment of any Sub-Servicer of the Special Servicer.


                  SECTION 9.4 SPECIAL SERVICER GENERAL POWERS AND DUTIES.

                  (a) Subject to the other terms and provisions of this Agreement, the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date a Power of Attorney in the form of Exhibit S-2 hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided, that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than five Business days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust, as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust. In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust, be deemed to be the agent of the Trust. The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any director, officer, employee, agent or Controlling Person of it or its affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Master Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

                   (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, inspections, at its own expense, of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided, that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending June 30, 2000); provided further that the Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The Special Servicer shall provide to the Master Servicer and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

                  SECTION 9.5 "DUE-ON-SALE" CLAUSES; ASSIGNMENT AND ASSUMPTION AGREEMENTS; MODIFICATIONS OF SPECIALLY SERVICED MORTGAGE LOANS;
DUE-ON-ENCUMBRANCE CLAUSES.

                  Subject to the limitations of Section 12.3, the Special Servicer shall have the following duties and rights:

                  (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

                  (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after consultation with the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds the greater of 5% of the Aggregate Certificate Balance and $20 million (the "Review Threshold"), then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to Fitch and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall also prepare and provide Fitch and S&P with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Mortgage Loans below the Review Threshold, but for which the Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special Servicer shall have the rights and duties set forth in Section 8.7(b).

                   After notice to the Operating Adviser, the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided, that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if the credit status of the prospective new mortgagor and the underwriting of the new mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standards and criteria. The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

                  (c) Subject to the Servicing Standard and Section 9.34, and the rights and duties of the Master Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at related Mortgage Rate),
(C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39, the Special Servicer has made such notice.

                  In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage beyond a date that is ten (10) years prior to the expiration of the term of such ground lease.


                  The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

                  (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense.

                  (e) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Trustee and the Rating Agencies a notice, specifying any such assignments and assumptions, modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall be delivered to the Trustee and shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

                  (f) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulation ss. 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

                  (g) The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans, and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to
Section 8.7(a) and 100% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(b).

                  (h) Notwithstanding anything herein to the contrary, the Special Servicer shall not be permitted to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

                  (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                  (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,


then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver (other than with respect to Loan #22 (Plaza Madison), as to which the Rating Agencies shall only be provided with notice thereof).

                  SECTION 9.6 RELEASE OF MORTGAGE FILES.

                  (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Mortgage Loan, the Special Servicer will immediately notify the Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Master Servicer.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

                  (c) The Special Servicer shall send notification in writing, to the Master Servicer to request any documents and instruments in the possession of the Master Servicer related to any Specially Serviced Mortgage Loan.

                  (d) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the Master Servicer in accordance with the

Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

                  SECTION 9.7 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF SPECIAL SERVICER TO BE HELD FOR THE TRUSTEE.

                  (a) The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be transmitted to the Master Servicer within one Business Day of receipt to the Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the Master Servicer, the Fiscal Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided further that the Trustee shall be entitled to receive from the Special Servicer all such information as the Trustee shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the Master Servicer's, the Fiscal Agent's or the Operating Adviser's purposes.

                  (b) The Special Servicer hereby acknowledges that the Trust owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust.

                  (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

                  SECTION 9.8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPECIAL SERVICER.

                  (a) Special Servicer hereby represents, warrants to and covenants with the Trustee (in its capacity as Trustee of the Trust) that as of the date hereof:

                  (i) the Special Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States and shall be and thereafter remain in compliance with the laws of each state in which any Mortgaged Property (including any REO Property) which is, or is related to, a Specially Serviced Mortgage Loan is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                  (ii) the Special Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Master Servicer and the Fiscal Agent, evidences the valid and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, receivership, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement.

                  (iv) no litigation is pending or, to the Special Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

                  (vi) the performance of the services by the Special Servicer contemplated by this Agreement are in the ordinary course of business of the Special Servicer and the Special Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

                  (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

                  (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Trustee, the Master Servicer, the Fiscal Agent, or the Special Servicer. The Special Servicer shall give prompt notice to the Trustee, the Fiscal Agent, the Depositor, the Operating Adviser and the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

                  SECTION 9.9 STANDARD HAZARD, FLOOD AND COMPREHENSIVE GENERAL LIABILITY INSURANCE POLICIES.

                  (a) For all REO Property, to the extent consistent with the Servicing Standard, the Special Servicer shall use efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid principal balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan of such Mortgage Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1 million per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee and be endorsed with a standard mortgagee clause. The costs of such insurance shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

                  (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

                  (c) Notwithstanding the above, (i) the Special Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements and (ii) the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. The Special Servicer shall notify the Trustee of any such determination

                  The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer with a minimum claims paying ability rating of at least "AA" by Fitch and "A" by S&P or otherwise approved by the Rating Agencies or (ii) if the Special Servicer, provided that the rating of such Person's long-term debt is not less than "AA" by Fitch and "A" by S&P self-insures for its obligations as set forth in the first paragraph of this Section 9.9. In the event that the Special Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Special Servicer as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

                  SECTION 9.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

                  SECTION 9.11 COMPENSATION TO THE SPECIAL SERVICER.

                  (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the Special Servicer to the Master Servicer within one Business Day of receipt thereof, and deposited by the Master Servicer in the Certificate Account. The Special Servicer shall be entitled to receive a Liquidation Fee from the Liquidation Proceeds received in connection with a Final Disposition of a Specially Serviced Mortgage Loan or REO Property. Notwithstanding any other provision herein, the Special Servicing Fee for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest, if any, relating to Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments not from Liquidation Proceeds or from modifications of Specially Serviced Mortgage Loans for such Determination Date. The Special Servicer shall also be entitled to additional servicing compensation of an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments not from Liquidation Proceeds or from modifications of Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date. If the Special Servicer resigns or is terminated for any reason, it shall retain the right to receive any Work-Out Fees payable on Mortgage Loans that became Rehabilitated Mortgage Loans while it acted as Special Servicer and remained Rehabilitated Mortgage Loans at the time of such resignation or termination for so long as such Mortgage Loan remains a Rehabilitated Mortgage Loan.

                  (b) The Special Servicer shall be entitled to cause the Master Servicer to withdraw from the Certificate Account the Special Servicer Compensation in respect of each such Mortgage Loan in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                  (c) Additional Special Servicer compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees (net of Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage

Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the Certificate Account pursuant to the terms of this Agreement. The Special Servicer shall also be permitted to receive 50% of all assumption fees collected with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a) and 100% of all assumption fees collected with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(b). To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

                  SECTION 9.12 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  (a) The Special Servicer, in accordance with the Servicing Standard and subject to Section 9.4(a), shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard. The foregoing is subject to the proviso that the Special Servicer shall not request that the Master Servicer make a Servicing Advance for Liquidation Expenses unless the Special Servicer shall in its sole discretion determine, consistent with the Servicing Standard, (i) that such foreclosure or restoration will increase on a net present value basis the Liquidation Proceeds of the Specially Serviced Mortgage Loan to the Trust and (ii) that such Liquidation Expenses will be recoverable from Liquidation Proceeds, and any such Servicing Advance by the Master Servicer or the Trustee or the Fiscal Agent shall be subject to the determination(s) of recoverability contemplated by
Section 4.4.

                  (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

                  (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC will not cause the imposition of a tax on any REMIC Pool under the Code or cause any REMIC Pool to fail to qualify as a REMIC.

                  (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or affiliate of the Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

                  (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions);

provided, however, that such compliance pursuant to clause (i) above or the taking of such action pursuant to this clause (ii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Master Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

                  (d) The cost of the Phase I Environmental Report contemplated by Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor in connection with the curing of the default under the Specially Serviced Mortgage Loan.

                  (e) If the Special Servicer determines, pursuant to Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions), then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust, including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the principal balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

                  SECTION 9.13 FORECLOSURE. In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

                  The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust, shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section 9.15. Subject to
Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust solely for the purpose of its prompt disposition and sale.

                  SECTION 9.14 OPERATION OF REO PROPERTY.

                  (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders in the name of "LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates Series 1999-LIFE1 [name of Property Account]" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Account within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

                  (b) On or before each Special Servicer Remittance Date, the Special Servicer shall withdraw from each REO Account and deposit in the Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties and reinvestment income thereon; provided, however, that the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in the REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the Master Servicer of all such deposits (and the REO Properties to which the deposits relate) made into the Certificate Account.

                  (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust, and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Trust), to the extent such amounts cannot be paid from REO Income:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures);

                  (iv) Notwithstanding the above, the Special Servicer shall pay for such items if, but only if, in the Special Servicer's good faith reasonable business judgment, such amounts will be recoverable from (i) proceeds received in respect of such REO Property prior to the final liquidation of such REO Property or (ii) Liquidation Proceeds, subject to the provisions of Section 4.4 hereof.

                  (d) The Special Servicer may, and to the extent necessary to
(i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall use its best efforts to contract with any Independent Contractor for the operation and management of the REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

                  (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

                  (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

                  (v) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

                  (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced as a Servicing Advance, subject to the provisions of Section 4.4 hereof.

                  (e) Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The Special Servicer shall notify the Trustee and the Master Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Trustee with all information for the Trustee to file the necessary tax returns in connection therewith and (iii) upon request by the Trustee, pay from such account to the Trustee the amount of the applicable tax. The Trustee shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

                  (i) Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

                  (ii) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (iii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iv) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than thirty percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (v) operate, other than through an Independent Contractor, or allow any other Person to operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                  SECTION 9.15 SALE OF REO PROPERTY.

                  (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser, shall use its reasonable best efforts to sell any REO Property in accordance with the Servicing Standard, but prior to the end of the third calendar year following the end of the year of its acquisition, but in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property, in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in
Section 860F(a)(2) of the Code, or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price except as provided in Section 9.36; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.8) and (iii) the Special Servicer shall not bid less than the fair market value set forth in such Appraisal. Neither any Seller nor the Depositor may purchase REO Property at a price in excess of the fair market value thereof.

                  (b) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee and the Master Servicer a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee may reasonably request in writing.

                  (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the Certificate Account within one Business Day of receipt.

                  SECTION 9.16 REALIZATION ON COLLATERAL SECURITY. In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

                  SECTION 9.17 SALE OF DEFAULTED MORTGAGE LOANS. In lieu of exercising remedies pursuant to the terms of any Mortgage Loan and Mortgage, the Special Servicer may sell a Specially Serviced Mortgage Loan that is a Defaulted Mortgage Loan for cash in accordance with Section 9.36 hereof.

                  SECTION 9.18 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. The Special Servicer shall deliver to the Depositor, the Master Servicer and the Trustee on or before the Report Date occurring in March of each year, commencing in March 2000, an Officer's Certificate stating, as to the signer thereof, that
(A) a review of the activities of the Special Servicer during the preceding calendar year or portion thereof and of the performance of the Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Special Servicer shall forward a copy of each such statement to the Rating Agencies.


                  SECTION 9.19 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. On or before April 1 of each year, commencing in April 2000, the Special Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Master Servicer, the Operating Adviser and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and that, on the basis of such examination conducted substantially in compliance with the USAP or the FHLMC Audit Program, such servicing for the preceding calendar year has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP or FHLMC Audit Program require it to report. The Special Servicer shall forward a copy of each such report to the Rating Agencies.


                  SECTION 9.20 MERGER OR CONSOLIDATION. Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to the business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides written confirmation that its rating of the Certificates in effect immediately prior to such merger, consolidation, or succession will not be qualified or reduced as a result of such merger, consolidation or succession. If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.


                  SECTION 9.21 RESIGNATION OF SPECIAL SERVICER.

                  (a) Except as otherwise provided in this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Operating Adviser, and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) satisfied the requirements that would apply pursuant to Section 9.20 hereof if a merger of the Special Servicer had occurred, (ii) assumed the Special Servicer's responsibilities and obligations under this Agreement and (iii) Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the Master Servicer and the Trustee.

                  (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon reasonable notice to the Trustee, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

                  (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

                  SECTION 9.22 ASSIGNMENT OR DELEGATION OF DUTIES BY SPECIAL SERVICER. The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or
(B) assign and delegate all of its duties hereunder. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special Servicer shall be released from its obligations under this Agreement, except that the Special Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the Depositor, the Master Servicer, the Primary Servicers and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section
9.3 hereof.


                  SECTION 9.23 LIMITATION ON LIABILITY OF THE SPECIAL SERVICER AND OTHERS.

                  (a) Neither the Special Servicer nor any of the directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment; provided that this provision shall not protect the Special Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the Master Servicer or any director, officer, employee or agent of the Master Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Specially Serviced Mortgage Loans, or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from liability to, or entitled to indemnification from, the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.

                   (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgement made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special Servicer shall be entitled to rely on reports and information supplied to it by the Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

                  (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Master Servicer, the Fiscal Agent or Trustee in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

                  (d) Except as otherwise specifically provided herein:

                  (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

                  (iv) the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed or in good faith believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

                  The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Trustee and the Fiscal Agent, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Trustee's or the Fiscal Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the Trustee and the Fiscal Agent if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the Trustee shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the Trustee shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Trustee is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special Servicer hereunder. Any payment hereunder made by the Trustee or the Fiscal Agent, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the Trustee's or Fiscal Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement.

                  SECTION 9.24 INDEMNIFICATION; THIRD-PARTY CLAIMS.

                  (a) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to (i) this Agreement, and (ii) any action taken by the Special Servicer in accordance with the instruction delivered in writing to the Special Servicer by the Trustee or the Master Servicer pursuant to any provision of this Agreement in each case and the Special Servicer and each of its directors, officers, employees and agents shall be entitled to indemnification from the Trust for any loss, liability or expense (including attorney's fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer shall promptly notify the Trustee if a claim is made by a third party with respect hereto or the Specially Serviced Mortgage Loans entitling the Special Servicer to indemnification hereunder, whereupon the Trustee shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer) and the Trust shall pay, from amounts on deposit in the Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Trust is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party responsible, or if not recovered by the Special Servicer from such Person, then by the Trust, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable.

                   (b) The Special Servicer agrees to indemnify the Trust, and the Trustee, the Fiscal Agent, the Depositor, the Master Servicer and any director, officer, employee or agent or Controlling Person of the Trustee, the Fiscal Agent, the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Fiscal Agent, the Depositor or the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Special Servicer. The Trustee, the Fiscal Agent, the Depositor or the Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Fiscal Agent, the Depositor or the Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Depositor or the Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Fiscal Agent, the Depositor or the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer or the Trustee or Fiscal Agent. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

                  (c) The Special Servicer shall indemnify and hold harmless the Trust, the Trustee and the Fiscal Agent, and each of their respective directors, each of its officers, employees, agents and any Controlling Person of the Fiscal Agent or the Trustee from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Trust, the Trustee or Fiscal Agent, or any such director, officer, employees, agents or such Controlling Person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement of a material fact contained in the Preliminary Prospectus Supplement or Final Prospectus Supplement or in the Private Placement Memorandum, or arises out of, or is based upon the omission to state therein a material fact necessary to make the statements therein not misleading, and shall reimburse the Trust, Trustee or Fiscal Agent or any such director, officer, employee, agent or Controlling Person for any legal and other expenses reasonably incurred by the Trust, the Trustee, the Fiscal Agent or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information concerning the Special Servicer furnished to the Depositor by or on behalf of the Special Servicer specifically for inclusion therein. The Trustee or the Fiscal Agent, as applicable, shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Section 9.24(c) entitling the Trust or the Trustee or the Fiscal Agent, as the case may be, or any of its directors, officers, employees, agents or Controlling Persons, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent or the Trustee, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust, the Fiscal Agent and the Trustee may have to indemnification under this Section 9.24(c), unless the Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Special Servicer, the Fiscal Agent and the Trustee.

                  (d) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Prospectus Supplement is the information set forth in the paragraphs under the caption "SERVICING OF THE MORTGAGE LOANS - The Master Servicer and Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

                  SECTION 9.25 [RESERVED.]

                  SECTION 9.26 SPECIAL SERVICER MAY OWN CERTIFICATES. The Special Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

                  SECTION 9.27 TAX REPORTING. From and after the Closing Date, the Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer copies of any such reports. The Master Servicer shall forward such reports to the Trustee.

                  SECTION 9.28 APPLICATION OF FUNDS RECEIVED. It is anticipated that the Master Servicer will be collecting all payments with respect to the Mortgage Loans (other than payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income) it shall, within one Business Day of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any, (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), either, (i) forward such payment (endorsed, if applicable, to the order of the Master Servicer), to the Master Servicer, or (ii) deposit such amounts, or cause such amounts to be deposited, in the Certificate Account. The Special Servicer shall notify the Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

                  SECTION 9.29 COMPLIANCE WITH REMIC PROVISIONS. The Special Servicer shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, adopt a plan of complete liquidation. The Special Servicer shall not take any action or cause any REMIC to take any action that would (i) endanger the status of any REMIC as a REMIC under the Code or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of Article XII hereof.

                  SECTION 9.30 TERMINATION.

                  (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders) (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to the Special Servicer that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively, and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with Section 9.21.

                   (b) The Trustee may terminate the Special Servicer in the event that (i) the Special Servicer has failed to remit any amount when due that is required to be remitted to the Trustee, the Master Servicer, the Fiscal Agent or the Depositor under the terms of this Agreement, (ii) the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) the Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special Servicer set forth in this Agreement, and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates, and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) the Trustee shall receive notice from Fitch to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; (vi) the Special Servicer has been downgraded to a servicer rating level below CSS3 (or its then equivalent) by Fitch; (vii) the Special Servicer is no longer on the approved list of commercial mortgage loan special servicers maintained by S&P; (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (ix) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property; or (x) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to the Special Servicer specifying the reason for such termination.

                  (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed.

                  SECTION 9.31 PROCEDURE UPON TERMINATION.

                  (a) Notice of any termination pursuant to clause (i) of
Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the duties of the Special Servicer (other than the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

                  (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided, that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section
9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

                  (c) If the Special Servicer receives a written notice of termination pursuant to clause (ii) of Section 9.30(a) relating solely to an event set forth in Section 9.30(b)(v), (vi) or (vii), and if the Special Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Special Servicer) solicit good faith bids for the rights to be appointed as Special Servicer under this Agreement from at least three Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Special Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

                  (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Special Servicer, and to agree to be bound by the terms hereof, not later than 30 days after termination of the Special Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) that is also acceptable to the Operating Adviser (the "Successful Bidder") to act as successor Special Servicer hereunder. If no bidder is acceptable to the Operating Adviser, the Operating Adviser shall appoint the successor Special Servicer after consultation with the Controlling Class, provided that the successor Special Servicer so appointed must be bound by the terms of this Agreement. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Special Servicer pursuant to the terms hereof not later than 30 days after the termination of the Special Servicer hereunder, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

                  (e) Upon the assignment and acceptance of the servicing right hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Special Servicer the amount of such cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Special Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

                  (f) If the Successful Bidder has not entered into this Agreement as successor Special within 30 days after the termination of the Special Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 9.31(c) and may act or may select another successor to act as Special Servicer hereunder in accordance with Section 9.31(b).

                  SECTION 9.32 CERTAIN SPECIAL SERVICER REPORTS.

                  (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Master Servicer and the Trustee on or prior to the Determination Date for each month, a Special Servicer Monthly Report substantially in the form of Exhibit O or in such electronic format as is mutually acceptable to the Master Servicer and the Special Servicer. The Master Servicer, and the Trustee may use such reports or information contained therein to prepare its reports and the Master Servicer may, at its option, forward such Special Servicer Monthly Reports directly to the Depositor and the Rating Agencies. The Special Servicer Monthly Report shall be substantially in the form of Exhibit O and shall contain a narrative description for each Specially Serviced Mortgage Loan of the current status of such Loan including the status of any workout or foreclosure, the change in such status since the prior Special Servicer Monthly Report, and other information described in Exhibit O.

                  (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the ten Business Day following such Final Recovery Determination.

                  (c) The Special Servicer shall provide to the Master Servicer or the Trustee at the reasonable request in writing of the Master Servicer or Trustee, any information in its possession with respect to the Specially Serviced Mortgage Loans which the Master Servicer or Trustee, as the case may be, shall require in order for the Master Servicer or Trustee to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The Master Servicer will provide the Special Servicer at the request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Master Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

                  (d) Not later than 20 days after each Special Servicer Remittance Date, the Special Servicer shall forward to the Master Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

                  (e) The Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver to the Master Servicer, the Trustee, the Rating Agencies and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2000, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property, (ii) a copy of the most recent rent roll available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

                  (f) The Special Servicer shall deliver to the Master Servicer, the Depositor and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Master Servicer, the Trustee or Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

                  (g) The Special Servicer shall deliver a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with Section 9.4(b).

                  (h) The Special Servicer shall provide as soon as practicable after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, to the Master Servicer its estimate of the net recoverable amount to the Certificateholders and anticipated expenses in connection therewith (and a general description of the plan to achieve such recovery) of such Specially Serviced Mortgage Loan and other information reasonably requested by the Master Servicer. The Special Servicer shall update such information on a quarterly basis.

                  SECTION 9.33 SPECIAL SERVICER TO COOPERATE WITH THE MASTER SERVICER.

                  (a) The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the Master Servicer, the Primary Servicers or Trustee to enable it to perform its duties under this Agreement or the Primary Servicing Agreements, as applicable; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or
(ii) expose the Special Servicer, the Trust, the Fiscal Agent or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the Special Servicer shall notify the Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Master Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

                  (b) The Special Servicer shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall be charged to the Operating Adviser, but in no event shall such costs be an expense of the Trust:

                  (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

                  (ii) if the Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

                  (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

                  (iv) in connection with entering into an assumption agreement from or with a person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standard;

                  (v) in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

                  (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver, amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

                   SECTION 9.34 CERTAIN REMIC LIMITATIONS ON MODIFICATION OF SPECIALLY SERVICED MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not permit any modification of any Money Term of a Specially Serviced Mortgage Loan unless (i) the Special Servicer shall have received a Nondisqualification Opinion or a ruling from the Internal
                  Revenue Service to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treasury Regulations Section 1.860G-2(b) of the Code), the reasonable cost of which opinion shall be an expense of the Trust or (ii) such modification meets the requirements set forth in Section 9.5.

                  SECTION 9.35 [RESERVED.]


                  SECTION 9.36 SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES.

                  (a) Any of (i) the Master Servicer, (ii) the Special Servicer,
(iii) any holder of Certificates evidencing a majority interest in the Controlling Class and (iv) each of the Sellers with respect to the Mortgage Loans it originated, in that order, has the right to purchase from the Trust, at the applicable Purchase Price, those defaulted Mortgage Loans that are at least sixty (60) days delinquent and which the Special Servicer has determined, in its reasonable good faith judgment, in accordance with the Servicing Standard, will become the subject of foreclosure proceedings (other than any such Mortgage Loan that it determines, in its reasonable good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction).

                   The Special Servicer may, after providing notice to the Operating Adviser and the Trustee, subject to the limitations in paragraph (d) below, offer to sell for cash to any Person, for an amount equal to the Purchase Price therefor, any REO Property or Defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph (other than any such Mortgage Loan that it determines, in its reasonable good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. In the case of REO Property, the Special Servicer shall offer to sell such REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or prior to the date specified in
Section 9.15 and in any event prior to the Final Rated Distribution Date. The Special Servicer shall give the Operating Adviser, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, and in respect of such sale, the Special Servicer shall offer such Defaulted Mortgage Loan or REO Property in a commercially reasonable manner for a period of not less than thirty days.

                   Unless the Special Servicer determines that acceptance, in accordance with the Servicing Standard, of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any Person that constitutes a fair price (which may be less than the Purchase Price) for such Defaulted Mortgage Loan or REO Property. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property. In addition, the Special Servicer may accept a lower bid (including a bid lower than the Purchase Price) of a Person other than an Interested Person or the Operating Adviser, if any, if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable), provided, that if any Defaulted Mortgage Loan or REO Property as to which an Appraisal Reduction has occurred is to be sold by the Special Servicer, the Special Servicer shall not, without the approval of the Operating Adviser, if any, accept any bid for such loan or property that is less than 90% of the appraised value of the related Mortgaged Property (based on the appraisal used in determining the related Appraisal Reduction). The Special Servicer, after notice to the Operating Adviser, if any, shall determine no later than six months prior to the end of the three-year period referred in
Section 9.15 with respect to any REO Property whether a sale of such REO Property pursuant to any bids being made with respect thereto is in the best economic interests of the Certificateholders as a whole. If the Special Servicer so determines in accordance with the Servicing Standard after notice to the Operating Adviser, if any, that such a sale would not be in the best interests of the Certificateholders, the Special Servicer shall seek an extension of such period in the manner described in Section 9.15.

                   In determining whether any bid received from an Interested Person or whether the price to be paid by the Special Servicer or any Affiliate thereof represents a fair price or market value for any Defaulted Mortgage Loan or any REO Property, the Special Servicer is required to request that the Trustee make a determination as to whether such bid constitutes a fair price. Upon request of the Special Servicer to make such a determination, the Trustee will, within a reasonable period of time (but in no event more than 10 Business
Days), make such a
determination based solely and conclusively upon an Appraisal of such REO Property by an Independent MAI-designated appraiser selected by the Trustee at the expense of the Trust. In determining whether any bid constitutes a fair price or market value for any Defaulted Mortgage Loan or any REO Property, the Special Servicer shall take into account, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust's obligation to dispose of any REO Property within the three-year period specified in Section 9.15.

                  (b) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, the Special Servicer, the Master Servicer, or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor, the Fiscal Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

                  (c) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one Business Day in the Certificate Account.

                  (d) Notwithstanding anything herein to the contrary, the Special Servicer shall not be required to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

                  SECTION 9.37 OPERATING ADVISER; ELECTIONS.

                  (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicer in respect of the Specially Serviced Mortgage Loans.

                  (b) An election of an Operating Adviser also shall be held upon the resignation or removal of the Person acting as Operating Adviser. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Trustee, at the direction of the Trustee not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser.

The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

                  (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. Until an Operating Advisor is elected or in the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

                  (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

                  (e) The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this
Section 9.37, the Trustee may make such reasonable regulations as it may deem advisable for any election.

                  (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the Special Servicer.

                  SECTION 9.38 LIMITATION ON LIABILITY OF OPERATING ADVISER. The Operating Adviser shall have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement, or using reasonable business judgment. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict. Notwithstanding any term in this Agreement, the Special Servicer shall not be entitled to indemnification from the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.

                  SECTION 9.39 DUTIES OF OPERATING ADVISER. The Operating Adviser may advise, and receive notice from, the Special Servicer, but is not required to do so on any of the following actions:

                  (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original Maturity Date of a Mortgage Loan for two years or less;

                  (iii) any proposed sale of a Defaulted Mortgage Loan (other than upon termination of the Trust pursuant to Article X);

                  (iv) any determination to bring an REO Property into compliance with Environmental Laws; and

                  (v) any acceptance of substitute or additional collateral for a Mortgage Loan.

                  In addition, the Operating Adviser may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee shall have received (A) Rating Agency Confirmation from each Rating Agency and (B) a Nondisqualification Opinion (which shall not be an expense of the Trustee or the Trust).


                                   ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

                  SECTION 10.1 TERMINATION OF TRUST UPON REPURCHASE OR LIQUIDATION OF ALL MORTGAGE LOANS.

                  (a) The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders and REMIC III Certificateholders as set forth in Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders) or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) or (iii) the termination of the Trust pursuant to Section 10.1(c) below; provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                   (b) The Master Servicer shall give the Trustee notice of the date when the Aggregate Certificate Balance of the Certificates, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to one percent (1%) of the initial Aggregate Certificate Balance of the Certificates as of the Cut-Off Date. The Trustee shall promptly forward such notice to the Depositor, the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates, who in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Trustee's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the Master Servicer for the benefit of the Depositor, the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if the Master Servicer is the Purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC
I. The Trustee shall consult with the Placement Agents and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if either Placement Agent or Underwriter or an Affiliate of the Placement Agents or Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Depositor, the Class R-I Holder, the Special Servicer or the Master Servicer, or a third party chosen by the Depositor unless the Depositor is bidding for such property, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Depositor, the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Depositor, such Holders, the Special Servicer or the Master Servicer, as the case may be, stating that such termination will be a "qualified liquidation" under section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

                   (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Interests such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III) upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC under Section 860F of the

Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

                  SECTION 10.2 PROCEDURE UPON TERMINATION OF TRUST.

                  (a) Notice of any termination pursuant to the provisions of
Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Rating Agencies, the Class R-I, Class R-II and REMIC III Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II and REMIC III Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II and REMIC III Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II and REMIC III Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Certificate Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II and REMIC III Certificateholders in trust without interest pending such payment.

                  (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II and REMIC III Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II and REMIC III Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II and REMIC III Certificateholders due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Trustee pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMICs and shall be beneficially owned by the related Holder.

                  SECTION 10.3 ADDITIONAL TRUST TERMINATION REQUIREMENTS.

                  (a) The Trust and each REMIC shall be terminated in accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Trustee subsequently receives an Opinion of Counsel (at the expense of the Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 89 days prior to the time of the making of the final payment on the REMIC III Certificates the Master Servicer shall prepare and the Trustee on behalf of the REMIC I Interests, REMIC II or REMIC III shall adopt a plan of complete liquidation of the REMIC I Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan shall be signed by the Trustee; provided that the Trustee shall have no obligation to determine the accuracy or adequacy of such plan of liquidation other than that such plan of liquidation meets the requirements outlined in Sections 10.1, 10.2 and 10.3;

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

                  (iv) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

                  (b) By their acceptance of the Class R-I, Class R-II or Class R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of the REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.

                  (c) On the final federal income tax return for each REMIC Pool, the Trustee shall attach a statement specifying the date of the adoption of the plan of liquidation.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

                  The provisions of this Article XI shall apply to each of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC Regular Certificateholders and Residual Certificateholders to the extent appropriate.

                  SECTION 11.1 LIMITATION ON RIGHTS OF HOLDERS.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.2 ACCESS TO LIST OF HOLDERS.

         (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

         (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer, or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Master Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Master Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 11.3 ACTS OF HOLDERS OF CERTIFICATES.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                  ARTICLE XII

                              REMIC ADMINISTRATION

         The provisions of this Article XII shall apply to each REMIC Pool.

         SECTION 12.1 REMIC ADMINISTRATION.

         (a) An election will be made by the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and the Distribution Account, the Insurance Policies and any REO Properties as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate class of "regular interests" in the REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in the REMIC I. The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMICs other than the REMIC I, REMIC II and REMIC III Regular Interests and the Residual Certificates.

         An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interest is issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

         An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

         (d) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer. The Trustee shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

         (e) The Trustee shall prepare and file all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool direct representative; the expenses of preparing such returns shall be borne by the Trustee and the cost of filing such returns shall be borne by the applicable REMIC Pool, except that if additional state tax returns are required to be filed in more than three states, the Trustee shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicer and the Special Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or the Master Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and the Special Servicer hereunder and reasonably requested by the Trustee to enable it to perform its obligations under this subsection, and the Trustee shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust and the Trustee and the Fiscal Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master Servicer and the Special Servicer shall indemnify the Trustee, the Fiscal Agent and the Depositor for any liability or assessment against the Trustee, the Fiscal Agent, the Depositor or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorney's fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may, be or caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The Trustee shall indemnify the Master Servicer, the Depositor or any REMIC Pool for any expense incurred by the Master Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Trustee. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer or the Special Servicer, or the termination of this Agreement.

         (f) The Trustee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

         (g) The Trustee shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Form 1099 information returns and such other information within the control of the Trustee as the Depositor may reasonably request in writing. Moreover, the Trustee shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Trustee be required by applicable law and shall prepare and disseminate to Certificateholders Forms 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Trustee will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

         (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Trustee and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Trustee as their agent and attorney in fact. If the Code or applicable regulations prohibits the Trustee from signing any applicable Internal

Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Trustee shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (i) The Trustee, the Holders of the Residual Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC or, as appropriate, adopt a plan of complete liquidation.

         (j) The Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2)) unless the Trustee have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee or the Holders of the Residual Certificates to undertake such action.

         (k) In the event that any tax is imposed on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under this Agreement; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement; (iv) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this Agreement; and (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

         (l) The Trustee and, to the extent that records are maintained by the Master Servicer or the Special Servicer in the normal course of its business, the Master Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

         (m) Neither the Trustee, the Master Servicer nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

         (n) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Senior Certificates, Subordinate Certificates and Residual Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Fiscal Agent, and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Fiscal Agent and each REMIC Pool arising from any errors or miscalculations of the Trustee pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Trustee and the Fiscal Agent.

         The Trustee agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Trustee and its parent, or (ii) in connection with its rights and obligations under this Agreement.

         (o) At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (p) For the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" for each Class of Certificates representing a regular interest in REMIC III, for each Class of REMIC I Regular Interests and for each Class of REMIC II Regular Interests is the Final Rated Distribution Date.

         SECTION 12.2 PROHIBITED TRANSACTIONS AND ACTIVITIES. Neither the Trustee the Master Servicer nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC Certificates, other than the Residual Certificates, as the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.


         SECTION 12.3 MODIFICATIONS OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Master Servicer nor the Special Servicer shall permit any modification of any Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan unless (i) the Trustee and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treas. Reg. Sec. 1.860G-2(B) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.


         SECTION 12.4 LIABILITY WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a

REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee of its respective duties and obligations set forth herein, the Trustee shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Special Servicer, the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the Depositor or such Holders of the Residual Certificates on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.


                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

         SECTION 13.1 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.


         SECTION 13.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


         SECTION 13.3 AMENDMENT.

         (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum and in the Preliminary Prospectus Supplement and Final Prospectus Supplement, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates or (vi) any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, and no amendment shall adversely affect the status of any REMIC Pool as a REMIC without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC Pool as a REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to any of the rated Certificates that were currently being rated by the Rating Agencies (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor). The placement of an "original issue discount" legend on, or any change required to correct any such legend previously placed on, a Certificate shall not be deemed an amendment to this Agreement.

         (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

         (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's obligation to Advance or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions or (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders); provided that no such amendment may modify Section 8.18 of this Agreement without the approval of the Rating Agencies. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of

Counsel that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

         (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

         (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

         (f) It shall not be necessary for the consent of Holders under this
Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

         (g) Notwithstanding anything to the contrary contained in this Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on any Primary Servicer without first obtaining the written consent of such Primary Servicer.

         SECTION 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


         SECTION 13.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by
(A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Russell Rahbany, with a copy to: Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
General Counsel; (B) in the case of the Trustee and the Fiscal Agent at the Corporate Trust Office; (C) in the case of the Master Servicer, Wells Fargo Bank, National Association, 417 Montgomery Street, 5th Floor, San Francisco, California 94111, Attention: Commercial Mortgage Servicing, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111; (D) in the case of the Special Servicer, Wells Fargo Bank, National Association, 417 Montgomery Street, 5th Floor, San Francisco, California 94111, Attention: Commercial Mortgage Servicing, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111;(E) in the case of the Principal Capital Management, LLC, 801 Grand Avenue, Des Moines Iowa 50392, Attention: Patrick Halter, with a copy to Karen Pearston, Esq.; and (F) in the case of JHREF, John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, Massachusetts 02117, Attention: M.W. Sam Davis, Senior Vice President, with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I.

Margolis, Esq.;or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.


         SECTION 13.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.


         SECTION 13.7 INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.


         SECTION 13.8 HEADINGS NOT TO AFFECT INTERPRETATION. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.


         SECTION 13.9 BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that each of the Primary Servicers is an intended third-party beneficiary of the indemnities of the Trust set forth in Section 8.25 of this Agreement. It is acknowledged that such indemnities may be enforced by each of the Primary Servicers against the Trust to the same extent as if they were parties hereto.


         SECTION 13.10 SPECIAL NOTICES TO THE RATING AGENCIES.

         (a) The Trustee shall give prompt notice to the Rating Agencies, Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

         (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

         (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

         (iii) notice of the repurchase of any Mortgage Loan pursuant to Section 2.3(a) hereof;

         (iv) any resignation of the Master Servicer, Special Servicer or the Trustee pursuant to this Agreement;

         (v) the appointment of any successor to the Master Servicer, the Fiscal Agent, the Trustee or the Special Servicer pursuant to Section 7.7 or 7.14 hereof;

         (vi) waiver of a due-on-sale clause as provided in Section 8.7;

         (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

         (viii) the making of a final payment pursuant to Section 10.3 hereof;
and

         (ix) a Servicing Transfer Event.

         (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:


         If to S&P, to:

         Standard & Poor's Ratings Services
         55 Water Street
         New York, NY 10041
         Attention: Commercial Mortgage Surveillance Manager


         If to Fitch, to:

         Fitch IBCA, Inc.
         One State Street Plaza
         New York, NY 10004
         Attention: Commercial Mortgage Surveillance


         If to any other Rating Agency, at such address as shall be provided in writing to the Depositor by such Rating Agency.

         (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

         (i) the resignation or removal of the Trustee pursuant to Section 7.6;
or

         (ii) the appointment of a successor trustee pursuant to Section 7.7; or

         (iii) the appointment of a successor Operating Adviser pursuant to
Section 9.37.

         (d) The Master Servicer shall deliver to the Rating Agencies, the Depositor, the Primary Servicers and the Special Servicer reports prepared pursuant to this Agreement (including the reports described in Sections 8.12, 8.13 and 8.14 and the Special Servicer Reports in its possession prepared pursuant to Section 9.32) and any other information as reasonably requested by the Rating Agencies and the Depositor. The Trustee and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

         (e) Any notice or other document required to be delivered or mailed by the Depositor, Master Servicer or Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

         SECTION 13.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


         SECTION 13.12 INTENTION OF PARTIES. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:


         (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies identified on the Mortgage Loan Schedule, including all Qualified Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, all REO Accounts, and the Certificate Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

         (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

         All cash and non-cash proceeds of the collateral described in clauses
(i) and (ii) above.

         The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

         Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

         The Depositor and, at the Depositor's direction, the Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at the expense of the Trust as an Additional Trust Expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

         SECTION 13.13 RECORDATION OF AGREEMENT. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.


         SECTION 13.14 RATING AGENCY MONITORING FEES. The parties hereto acknowledge that on the Closing Date the Sellers are paying the monitoring fees of the Rating Agencies relating to the rating of the Certificates.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the Authenticating Agent and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                          MORGAN STANLEY CAPITAL I INC.,
                                          as Depositor


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, as Master Servicer


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, as Special Servicer


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          ABN AMRO BANK N.V., as Fiscal Agent


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


         On this ___th day of _____________, 1999, before me, a notary public in and for said State, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Morgan Stanley Capital I Inc., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                              ----------------------------------
                                                          Notary Public

STATE OF CALIFORNIA     )
                        ) ss.:
COUNTY OF SAN FRANCISCO )


         On this ___th day of _____________, 1999, before me, a notary public in and for said State, personally appeared ____________--, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President of ___________________, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                              ----------------------------------
                                                           Notary Public

STATE OF             )
                     ) ss.:
COUNTY OF            )


         On the ______ day of August, 1999, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a of _______________, one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                              ----------------------------------
                                                         Notary Public

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


         On this ___ day of August, 1999, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ____________, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                              ----------------------------------
                                                          Notary Public

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


         On this ___ day of August, 1999, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of _______________, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                              ----------------------------------
                                                           Notary Public

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


         On this ___ day of August, 1999, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ________________ and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                              ----------------------------------
                                                          Notary Public

--------------------------------------------------------------------------------

                         MORGAN STANLEY CAPITAL I INC.,
                                  AS DEPOSITOR,


                                       AND


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               AS MASTER SERVICER,


                                       AND


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              AS SPECIAL SERVICER,


                                       AND


                        LASALLE NATIONAL BANK, AS TRUSTEE


                                       AND


                               ABN AMRO BANK N.V.,
                                 AS FISCAL AGENT


                   -------------------------------------------


                            EXHIBITS AND SCHEDULES TO
                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF AUGUST 1, 1999


                   -------------------------------------------


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   1999-LIFE1


--------------------------------------------------------------------------------

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]


THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1999-LIFE1

INITIAL PASS-THROUGH RATE: 6.97%                    MASTER SERVICER:  WELLS FARGO BANK,
                                                    NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF AUGUST1, 1999                                 SPECIAL SERVICER: WELLS FARGO BANK,
                                                    NATIONAL ASSOCIATION
CUT-OFF DATE: AUGUST1, 1999 (OR FOR
CERTAIN LOANS, AUGUST 5, 1999)                      PRIMARY SERVICERS: PRINCIPAL CAPITAL
                                                    MANAGEMENT, LLC AND JOHN HANCOCK
CLOSING DATE:  AUGUST10, 1999                       REAL ESTATE FINANCE INC.

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999         TRUSTEE: LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE                FISCAL AGENT: ABN AMRO BANK N.V.
CLASS A-1 CERTIFICATES AS OF THE CLOSING
DATE: $74,751,000

CERTIFICATE BALANCE OF THIS CLASS A-1               [CUSIP NO. 61745MNQ2]
CERTIFICATE AS OF THE CLOSING DATE:                 [CINS NO. ________________
$74,751,000                                         NO. 1




                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the

                                     A-1-2
quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.


                                     A-1-3

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service

                                     A-1-4
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-1-5

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar


                                             By:
                                                -------------------------------
                                                      AUTHORIZED OFFICER


Dated: August 10, 1999


                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT



                                             By:
                                                -------------------------------
                                                      AUTHORIZED SIGNATORY


                                     A-1-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common                   UNIF GIFT MIN ACT..........................Custodian
TEN ENT -  as tenants by the entireties                                    (Cust)
JT TEN  -  as joint tenants with rights of                 Under Uniform Gifts to Minors
           survivorship and not as tenants in
           common
                                                             Act.......................
                                                                        (State)


         Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------------------
                                         IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:
      -------------------------       ------------------------------------------
                                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-1-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                 Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of

________________________________________________ account number ______________

or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.




                                     A-1-8

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:





                                     A-1-9

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]


THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1999-LIFE1

INITIAL PASS-THROUGH
     RATE: 7.11%                           MASTER SERVICER:  WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING
     AGREEMENT:
          AS OF AUGUST 1, 1999             SPECIAL SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

CUT-OFF DATE:  AUGUST 1, 1999
     (OR FOR CERTAIN LOANS,
      AUGUST 5, 1999)                      PRIMARY SERVICERS:  PRINCIPAL CAPITAL
                                           MANAGEMENT, LLC AND JOHN HANCOCK
                                           REAL ESTATE FINANCE INC.

CLOSING DATE:  AUGUST 10, 1999

FIRST DISTRIBUTION DATE:
     SEPTEMBER 15, 1999                    TRUSTEE:  LASALLE BANK NATIONAL
                                           ASSOCIATION

AGGREGATE CERTIFICATE BALANCE
     OF THE CLASS A-2 CERTIFICATES         FISCAL AGENT:  ABN AMRO BANK N.V.
     AS OF THE CLOSING DATE:  $399,000,000

CERTIFICATE BALANCE OF THIS
     CLASS A-2 CERTIFICATE AS OF THE       [CUSIP NO.  61745MNR0]
     CLOSING DATE: $399,000,000            [CINS NO. ________________

                                           NO. 1


                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the



                                     A-2-2
3
quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-2-3

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service

                                     A-2-4
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PR INCIPLES APPLIED IN NEW YORK.



                                     A-2-5

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                         LASALLE BANK NATIONAL ASSOCIATION,
                         as Certificate Registrar



                         By:
                            -----------------------------------------
                                  AUTHORIZED OFFICER




Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                         LASALLE BANK NATIONAL ASSOCIATION,
                         AUTHENTICATING AGENT



                         By:
                            -----------------------------------------
                                  AUTHORIZED SIGNATORY





                                     A-2-6

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common                 UNIF GIFT MIN ACT.......Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights of        Under Uniform Gifts to Minors
          survivorship and not as tenants in
          common
                                                 Act.......................
                                                             (State)

         Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

------------------- IDENTIFYING NUMBER OF ASSIGNEE

-------------------

-------------------

                   ------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:
      ------------------------      ---------------------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                                     A-2-7

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________

__________ account number ______________ if mailed by check, to _______________

_______________________. Statements should be mailed to ____________________.

This information is provided by assignee named above, or _____________________,

as its agent.

                                     A-2-8

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:







                                     A-2-9

                                   EXHIBIT A-3

                          [FORM OF CLASS B CERTIFICATE]


THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                                     A-3-2

                    MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-LIFE1

INITIAL PASS-THROUGH RATE:  7.45%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999
                                                                 SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
CUT-OFF DATE:  AUGUST1, 1999 (OR FOR CERTAIN LOANS AUGUST 5,     ASSOCIATION
1999)
                                                                 PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT, LLC
CLOSING DATE:  AUGUST10, 1999                                    AND JOHN HANCOCK REAL ESTATE FINANCE INC.

FIRST DISTRIBUTION DATE:  SEPTEMBER 15, 1999                     TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES AS     FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $20,792,000
                                                                 [CUSIP NO. 61745MNS8]
CERTIFICATE BALANCE OF THIS CLASS B CERTIFICATE AS OF THE        [CINS NO. ___________]
CLOSING DATE:  $20,792,000
                                                                 NO. 1


                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face thereof (herein called the "Certificates") and

                                     A-3-3
representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.


                                     A-3-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service

                     A-3-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-3-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                           LASALLE BANK NATIONAL ASSOCIATION,
                            as Certificate Registrar



                           By: _____________________________________
                                    AUTHORIZED OFFICER




Dated: August 10, 1999


                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                           LASALLE BANK NATIONAL ASSOCIATION,
                           AUTHENTICATING AGENT



                           By: ___________________________________________
                                    AUTHORIZED SIGNATORY


                                     A-3-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT - as tenants by the entireties                                                (Cust)
JT TEN  - as joint tenants with rights of                           Under Uniform Gifts to Minors
          survivorship and not as tenants in
          common
                                                                     Act.......................
                                                                               (State)

         Additional abbreviations may also be used though not in the above list. FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

---------------------------------------- --------------------------------------
                                 PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------
                                 IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------

---------------------------------
                                    -------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint


-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:________________________      _______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                     A-3-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of

______________________________________________________ account number

______________ or, if mailed by check, to

_______-________________________________. Statements should be mailed to

____________________. This information is provided by assignee named above, or

_______________________, as its agent.




                                     A-3-9

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:



                                     A-3-10

                                   EXHIBIT A-4

                          [FORM OF CLASS C CERTIFICATE]


THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                                     A-4-2

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-LIFE1

INITIAL PASS-THROUGH RATE:  7.45%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999
                                                                 SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
CUT-OFF DATE:  AUGUST1, 1999 (OR FOR CERTAIN LOANS AUGUST 5,     ASSOCIATION
1999)
                                                                 PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT, LLC
CLOSING DATE:  AUGUST10, 1999                                     AND JOHN HANCOCK REAL ESTATE FINANCE INC.

FIRST DISTRIBUTION DATE:  SEPTEMBER 15, 1999                     TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES AS     FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $23,762,000
                                                                 [CUSIP NO. 61745MNT6]
CERTIFICATE BALANCE OF THIS CLASS C CERTIFICATE AS OF THE        [CINS NO. ___________]
CLOSING DATE:  $23,762,000
                                                                 NO. 1


                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and

                                     A-4-3
representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.


                                     A-4-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service

                                     A-4-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-4-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                LASALLE BANK NATIONAL ASSOCIATION,
                                  as Certificate Registrar



                                By: _________________________________________
                                         AUTHORIZED OFFICER


Dated: August 10, 1999


                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 AUTHENTICATING AGENT



                                 By: __________________________________________
                                          AUTHORIZED SIGNATORY


                                     A-4-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -   as tenants by the entireties                                                (Cust)
JT TEN  -   as joint tenants with rights of                           Under Uniform Gifts to Minors
            survivorship and not as tenants in
            common
                                                                       Act.......................
                                                                                       (State)


         Additional abbreviations may also be used though not in the above list. FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

---------------------------------------- --------------------------------------
                           PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------
                           IDENTIFYING NUMBER OF ASSIGNEE
---------------------------

---------------------------

                                         --------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________           ____________________________________________________________
                                          NOTICE:  The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-4-8

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of

______________________________________________________ account number

______________ or, if mailed by check, to

_______-________________________________. Statements should be mailed to

____________________. This information is provided by assignee named above, or

_______________________, as its agent.


                                     A-4-9

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-5

                          [FORM OF CLASS D CERTIFICATE]


THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.


                                     A5-2

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-LIFE1


INITIAL PASS-THROUGH RATE:  7.45%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999
                                                                 SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
CUT-OFF DATE:  AUGUST1, 1999 (OR FOR CERTAIN LOANS AUGUST 5,     ASSOCIATION
1999)
                                                                 PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT, LLC
CLOSING DATE:  AUGUST10, 1999                                    AND JOHN HANCOCK REAL ESTATE FINANCE INC.

FIRST DISTRIBUTION DATE:  SEPTEMBER 15, 1999                     TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES AS     FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $8,910,000
                                                                 [CUSIP NO. 61745MNU3]
CERTIFICATE BALANCE OF THIS CLASS D CERTIFICATE AS OF THE        [CINS NO. ___________]
CLOSING DATE:  $8,910,000
                                                                 NO. 1


                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and

                                     A-5-3
representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.




                                     A-5-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service

                                     A-5-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-5-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                             LASALLE BANK NATIONAL ASSOCIATION,
                               as Certificate Registrar



                             By: ____________________________________________
                                      AUTHORIZED OFFICER




Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                           LASALLE BANK NATIONAL ASSOCIATION,
                           AUTHENTICATING AGENT



                           By: _______________________________________________
                                       AUTHORIZED SIGNATORY


                                     A-5-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -   as tenants by the entireties                                                (Cust)
JT TEN  -   as joint tenants with rights of                           Under Uniform Gifts to Minors
            survivorship and not as tenants in
            common
                                                                       Act.......................
                                                                                       (State)

         Additional abbreviations may also be used though not in the above list. FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

---------------------------------------- -------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------------------
                                         IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------

----------------------------------------

                                         -------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:____________________         ___________________________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                    A-5-8

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of

______________________________________________________ account number

______________ or, if mailed by check, to

_______-________________________________. Statements should be mailed to

____________________. This information is provided by assignee named above, or

_______________________, as its agent.


                                     A-5-9

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                    A-5-10

                                   EXHIBIT A-6

                          [FORM OF CLASS E CERTIFICATE]


THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                                     A-6-2

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-LIFE1

INITIAL PASS-THROUGH RATE:  7.45%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999
                                                                 SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
CUT-OFF DATE:  AUGUST1, 1999 (OR FOR CERTAIN LOANS AUGUST 5,     ASSOCIATION
1999)
                                                                 PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT, LLC
CLOSING DATE:  AUGUST10, 1999                                     AND JOHN HANCOCK REAL ESTATE FINANCE INC.

FIRST DISTRIBUTION DATE:  SEPTEMBER 15, 1999                     TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES AS     FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $13,366,000
                                                                 [CUSIP NO. 61745MNV1]
CERTIFICATE BALANCE OF THIS CLASS E CERTIFICATE AS OF THE        [CINS NO. ___________]
CLOSING DATE:  $13,366,000
                                                                 NO. 1


                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and


                                     A-6-3
representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-6-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service



A-6-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.



                                     A-6-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                          LASALLE BANK NATIONAL ASSOCIATION,
                            as Certificate Registrar



                          By: ________________________________________________
                                   AUTHORIZED OFFICER




Dated: August 10, 1999


                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                           LASALLE BANK NATIONAL ASSOCIATION,
                           AUTHENTICATING AGENT



                           By: _______________________________________________
                                    AUTHORIZED SIGNATORY



                                     A-6-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                                (Cust)
JT TEN  -         as joint tenants with rights of                           Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                             Act.......................
                                                                                       (State)


         Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

---------------------------------------- --------------------------------------
                             PLEASE INSERT SOCIAL SECURITY OR OTHER
-----------------------------
                              IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------

-----------------------------

                                   --------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:___________________________   _________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed
by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed signatures are not acceptable.


                                     A-6-8

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of

______________________________________________________ account number

______________ or, if mailed by check, to

_______-________________________________. Statements should be mailed to

____________________. This information is provided by assignee named above, or

_______________________, as its agent.



                                     A-6-9

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:





                                    A-6-10

                                   EXHIBIT A-7

                          [FORM OF CLASS F CERTIFICATE]


THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]



                                     A-7-2

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-LIFE1

INITIAL PASS-THROUGH RATE: 7.45%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST1, 1999
                                                                   SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
CUT-OFF DATE: AUGUST1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,       ASSOCIATION
1999)
                                                                   PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
CLOSING DATE: AUGUST 10, 1999                                      LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.


FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION


AGGREGATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $7,426,000

                                                                   [CUSIP NO. 61745MNX7]
CERTIFICATE BALANCE OF THIS CLASS F CERTIFICATE AS OF THE          [CINS NO. ________]
CLOSING DATE:  $7,426,000                                          NO.  1



                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the


                                     A-7-3
quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.


                                     A-7-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service


                                     A-7-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-7-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                LASALLE BANK NATIONAL ASSOCIATION,
                                  as Certificate Registrar



                                By: _______________________________________
                                         AUTHORIZED OFFICER


Dated: August 10, 1999


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                               LASALLE BANK NATIONAL ASSOCIATION,
                               AUTHENTICATING AGENT



                               By: _________________________________________
                                        AUTHORIZED SIGNATORY





                                     A-7-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                                (Cust)
JT TEN  -         as joint tenants with rights of                           Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                             Act.......................
                                                                                       (State)


         Additional abbreviations may also be used though not in the above list. FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


---------------------------------------- --------------------------------------
                                 PLEASE INSERT SOCIAL SECURITY OR OTHER

---------------------------------
                                 IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------

---------------------------------
                                        ---------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     __________________________________________



                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-7-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of

_________________________________________________ account number ______________

or, if mailed by check, to ____ ___________________________________. Statements

should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.




                                     A-7-9

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:





                                    A-7-10

                                   EXHIBIT A-8

                          [FORM OF CLASS G CERTIFICATE]


THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]


                                     A-8-2

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-LIFE1

INITIAL PASS-THROUGH RATE: 7.45%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST1, 1999
                                                                   SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
CUT-OFF DATE: AUGUST1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,       ASSOCIATION
1999)
                                                                   PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
CLOSING DATE: AUGUST 10, 1999                                      LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS G CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $1,485,000
                                                                   [CUSIP NO. 61745MNY5]
CERTIFICATE BALANCE OF THIS CLASS G CERTIFICATE AS OF THE          [CINS NO. ________]
CLOSING DATE:  $1,485,000                                          NO.  1



                              CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the

                                     A-8-3
quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.


                                     A-8-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service

                                     A-8-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-8-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Certificate Registrar



                              By: ______________________________________________
                                       AUTHORIZED OFFICER


Dated: August 10, 1999


                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                LASALLE BANK NATIONAL ASSOCIATION,
                                AUTHENTICATING AGENT



                                By: ____________________________________________
                                         AUTHORIZED SIGNATORY



                                    A-8-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -     as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -     as tenants by the entireties                                               (Cust)
JT TEN  -     as joint tenants with rights of                           Under Uniform Gifts to Minors
              survivorship and not as tenants in
              common
                                                                         Act.......................
                                                                                   (State)


    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

                     IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------

----------------------------------------

                     ----------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:______________________     _______________________________
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York
Stock Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.


                                     A-8-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                     A-8-9

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:


                                    A-8-10

                                  EXHIBIT A-9

                         [FORM OF CLASS H CERTIFICATE]


THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]


                                     A-9-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1

INITIAL PASS-THROUGH RATE: 6.72%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999     SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

CUT-OFF DATE: AUGUST 1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,      PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
1999)                                                              LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.

CLOSING DATE: AUGUST 10, 1999

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS H CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $10,396,000

CERTIFICATE BALANCE OF THIS CLASS H CERTIFICATE AS OF THE          [CUSIP NO. 61745MNZ2]
CLOSING DATE:  $10,396,000                                         [CINS NO. ________]
                                                                   NO.  1



                              CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and


                                     A-9-3
representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.


                                     A-9-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service


                                     A-9-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-9-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Certificate Registrar



                                            By: _______________________________
                                                       AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT



                                            By: _______________________________
                                                        AUTHORIZED SIGNATORY


                                     A-9-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -  as tenants by the entireties                                                (Cust)
JT TEN  -  as joint tenants with rights of                           Under Uniform Gifts to Minors
           survivorship and not as tenants in
           common
                                                                             Act.......................
                                                                                       (State)


    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

   OR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

---------------------------------------- --------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------
                     IDENTIFYING NUMBER OF ASSIGNEE
---------------------

---------------------

                     ----------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_______________________      _______________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever

-----------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by amember firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-9-8

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                     A-9-9

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:



                                    A-9-10

                                  EXHIBIT A-10

                         [FORM OF CLASS J CERTIFICATE]


THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]


                                    A-10-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1

INITIAL PASS-THROUGH RATE: 6.72%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999     SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

CUT-OFF DATE: AUGUST 1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,      PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
1999)                                                              LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.

CLOSING DATE: AUGUST 10, 1999

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS J CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $7,426,000

CERTIFICATE BALANCE OF THIS CLASS J CERTIFICATE AS OF THE         [CUSIP NO. 61745 MNZ2]
CLOSING DATE:  $7,426,000                                         [CINS NO._________]
                                                                  NO. 1



                              CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the


                                    A-10-3
quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.


                                    A-10-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service


                                    A-10-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-10-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By: _______________________________
                                                   AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT



                                             By: ______________________________
                                                    AUTHORIZED SIGNATORY



                                    A-10-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -   as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -   as tenants by the entireties                                                (Cust)
JT TEN  -   as joint tenants with rights of                           Under Uniform Gifts to Minors
            survivorship and not as tenants in
            common
                                                                        Act.......................
                                                                                 (State)



    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

---------------------------------------- --------------------------------------
                       PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------
                       IDENTIFYING NUMBER OF ASSIGNEE
----------------------

----------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                                    A-10-8

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                    A-10-9

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:


                                    A-10-10

                                  EXHIBIT A-11

                         [FORM OF CLASS K CERTIFICATE]


THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]


                                    A-11-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1


INITIAL PASS-THROUGH RATE: 6.72%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999     SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

CUT-OFF DATE: AUGUST 1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,      PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
1999)                                                              LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.

CLOSING DATE: AUGUST 10, 1999

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $4,455,000

CERTIFICATE BALANCE OF THIS CLASS K CERTIFICATE AS OF THE          [CUSIP NO. 61745MPB3]
CLOSING DATE:  $4,455,000                                          [CINS NO. _______]
                                                                   NO. 1



                              CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the


                                    A-11-3
quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.


                                    A-11-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service


                                    A-11-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-11-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By: ______________________________
                                                    AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT



                                             By: ______________________________
                                                    AUTHORIZED SIGNATORY


                                    A-11-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -    as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -    as tenants by the entireties                                              (Cust)
JT TEN  -    as joint tenants with rights of                 Under Uniform Gifts to Minors
             survivorship and not as tenants in
             common
                                                                 Act.......................
                                                                            (State)




    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

---------------------------------------- --------------------------------------
                       PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------
                       IDENTIFYING NUMBER OF ASSIGNEE
----------------------

----------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________      _______________________________
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                    A-11-8

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                    A-11-9

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:


                                    A-11-10

                                  EXHIBIT A-12

                         [FORM OF CLASS L CERTIFICATE]


THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]


                                    A-12-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1


INITIAL PASS-THROUGH RATE: 6.72%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999     SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

CUT-OFF DATE: AUGUS T1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,      PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
1999)                                                              LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.

CLOSING DATE: AUGUST 10, 1999

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS L CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $5,940,000


CERTIFICATE BALANCE OF THIS CLASS L CERTIFICATE AS OF THE          [CUSIP NO. 61745MPC1]
CLOSING DATE:  $5,940,000                                          [CINS NO. ________]
                                                                   NO.  1




                              CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the


                                    A-12-3
quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.


                                    A-12-4

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service


                                    A-12-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-12-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By: ______________________________
                                                   AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT



                                              By: _____________________________
                                                    AUTHORIZED SIGNATORY



                                    A-12-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -    as tenant in common                     UNIF GIFT MIN ACT..............................Custodian
TEN ENT -    as tenants by the entireties                                            (Cust)
JT TEN  -    as joint tenants with rights of                       Under Uniform Gifts to Minors
             survivorship and not as tenants in
             common
                                                                         Act.......................
                                                                                   (State)



    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                       PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------
                       IDENTIFYING NUMBER OF ASSIGNEE
----------------------

----------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________   _______________________________
                                  NOTICE:  The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of
the New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.


                                    A-12-8

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                    A-12-9

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:


                                    A-12-10

                                  EXHIBIT A-13

                         [FORM OF CLASS M CERTIFICATE]


THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]


                                    A-13-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1


INITIAL PASS-THROUGH RATE: 6.72%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999     SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

CUT-OFF DATE: AUGUST 1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,      PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
1999)                                                              LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.

CLOSING DATE: AUGUST 10, 1999

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS M CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $4,455,000

CERTIFICATE BALANCE OF THIS CLASS M CERTIFICATE AS OF THE          [CUSIP NO. 61745MPD9]
CLOSING DATE:  $4,455,000                                          [CINS NO. ________]
                                                                    NO.  1




                              CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M


                                    A-13-3

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and


                                    A-13-4

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar


                                    A-13-5
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-13-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By: ______________________________
                                                    AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT



                                              By: _____________________________
                                                     AUTHORIZED SIGNATORY



                                    A-13-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -   as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -   as tenants by the entireties                                               (Cust)
JT TEN  -   as joint tenants with rights of                           Under Uniform Gifts to Minors
            survivorship and not as tenants in
            common
                                                                             Act.......................
                                                                                       (State)



    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-----------------------
                        IDENTIFYING NUMBER OF ASSIGNEE
-----------------------

-----------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


A-13-8

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                    A-13-9

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:



                                    A-13-10

                                  EXHIBIT A-14

                         [FORM OF CLASS N CERTIFICATE]


THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]


                                    A-14-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1


INITIAL PASS-THROUGH RATE: 6.72%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999     SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION
CUT-OFF DATE: AUGUST 1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,
1999)

CLOSING DATE: AUGUST 10, 1999                                      PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
                                                                   LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS N CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $5,346,000

CERTIFICATE BALANCE OF THIS CLASS N CERTIFICATE AS OF THE         [CUSIP NO. 61745MPE7]
CLOSING DATE:  $5,346,000                                         [CINS NO. ________]
                                                                   NO.  1



                              CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N


                                    A-14-3

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and


                                    A-14-4

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar


                                    A-14-5
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-14-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By: ______________________________
                                                    AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT



                                             By: ______________________________
                                                     AUTHORIZED SIGNATORY


                                    A-14-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -    as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -    as tenants by the entireties                                               (Cust)
JT TEN  -    as joint tenants with rights of                           Under Uniform Gifts to Minors
             survivorship and not as tenants in
             common
                                                                             Act.......................
                                                                                       (State)




    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-----------------------
                        IDENTIFYING NUMBER OF ASSIGNEE
-----------------------

-----------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________      _______________________________
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                    A-14-8

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                    A-14-9

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:


                                    A-14-10

                                  EXHIBIT A-15

                         [FORM OF CLASS O CERTIFICATE]


THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]


                                    A-15-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1


INITIAL PASS-THROUGH RATE: 6.72%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999     SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

CUT-OFF DATE: AUGUST 1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,      PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
1999)                                                              LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.

CLOSING DATE: AUGUST 10, 1999

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS O CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $2,079,000

                                                                   [CUSIP NO. 61745MPF4]
CERTIFICATE BALANCE OF THIS CLASS O CERTIFICATE AS OF THE          [CINS NO. ________]
CLOSING DATE:  $2,079,000                                          NO.  1




                              CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O


                                    A-15-3

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and


                                    A-15-4

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar


                                    A-15-5
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-15-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By: ______________________________
                                                     AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              AUTHENTICATING AGENT



                                              By: _____________________________
                                                     AUTHORIZED SIGNATORY


                                    A-15-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -   as tenants by the entireties                                              (Cust)
JT TEN  -   as joint tenants with rights of                           Under Uniform Gifts to Minors
            survivorship and not as tenants in
            common
                                                                             Act.......................
                                                                                       (State)




    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                        PLEASE INSERT SOCIAL SECURITY OR OTHER
-----------------------
                        IDENTIFYING NUMBER OF ASSIGNEE
-----------------------

-----------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________      _______________________________
                                     NOTICE:  The signature to this assignment
                                     must correspond with the name as written
                                     upon the face of this Certificate in every
                                     particular without alteration or
                                     enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                    A-15-8

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                    A-15-9

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:


                                    A-15-10

                                  EXHIBIT A-16

                         [FORM OF CLASS P CERTIFICATE]


THIS CLASS P CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS P CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE

LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS _______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]


                                    A-16-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1


INITIAL PASS-THROUGH RATE: 6.72%                                   MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999     SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                   ASSOCIATION

CUT-OFF DATE: AUGUST 1, 1999 (OR FOR CERTAIN LOANS, AUGUST 5,      PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT,
1999)                                                              LLC AND JOHN HANCOCK REAL ESTATE FINANCE INC.

CLOSING DATE: AUGUST 10, 1999

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                        TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE OF THE CLASS P CERTIFICATES AS       FISCAL AGENT:  ABN AMRO BANK N.V.
OF THE CLOSING DATE:  $4,457,043

CERTIFICATE BALANCE OF THIS CLASS P CERTIFICATE AS OF THE          [CUSIP NO. 61745MPG2]
CLOSING DATE:  $4,457,043                                          [CINS NO. ________]
                                                                   NO.  1



                              CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class P


                                     A-16-3

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and


                                    A-16-4

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar


                                    A-16-5
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-16-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By: ______________________________
                                                     AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT



                                             By: ______________________________
                                                     AUTHORIZED SIGNATORY



                                    A-16-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -   as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -   as tenants by the entireties                                              (Cust)
JT TEN  -   as joint tenants with rights of                           Under Uniform Gifts to Minors
            survivorship and not as tenants in
            common
                                                                             Act.......................
                                                                                       (State)




    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                        PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
                        IDENTIFYING NUMBER OF ASSIGNEE
----------------------

----------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                    A-16-8

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                    A-16-9

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:


                                    A-16-10

                                  EXHIBIT A-17

                        [FORM OF CLASS R-I CERTIFICATE]


THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH

TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN
SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                    A-17-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1


PERCENTAGE INTEREST OF THIS CLASS R-I CERTIFICATE:  100%        SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999  PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT, LLC
                                                                AND JOHN HANCOCK REAL ESTATE FINANCE INC.

CUT-OFF DATE:  AUGUST 1, 1999 (OR FOR CERTAIN LOANS, AUGUST     TRUSTEE: LASALLE BANK NATIONAL ASSOCIATION
5, 1999)

CLOSING DATE:  AUGUST 10, 1999

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999                     FISCAL AGENT:  ABN AMRO BANK N.V.

MASTER SERVICER:  WELLS FARGO BANK, NATIONAL ASSOCIATION        CUSIP NO. __________

                                                                NO. ___



                             CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-


                                    A-17-3

Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.


                                    A-17-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the


                                    A-17-5

Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-17-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By: ______________________________
                                                     AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT



                                             By: ______________________________
                                                     AUTHORIZED SIGNATORY


                                    A-17-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -    as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -    as tenants by the entireties                                              (Cust)
JT TEN  -    as joint tenants with rights of                           Under Uniform Gifts to Minors
             survivorship and not as tenants in
             common
                                                                        Act.......................
                                                                                       (State)




    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                        PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------
                        IDENTIFYING NUMBER OF ASSIGNEE
----------------------

------------------ ---

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
----------------------------------------------------------- -------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________      _______________________________
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                    A-17-8

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.



                                    A-17-9

                                  EXHIBIT A-18

                        [FORM OF CLASS R-II CERTIFICATE]


THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER

AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME),
(C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                    A-18-2

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1999-LIFE1



PERCENTAGE INTEREST OF THIS CLASS R-II CERTIFICATE:  100%       SPECIAL SERVICER: WELLS FARGO BANK, NATIONAL
                                                                ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF AUGUST 1, 1999  PRIMARY SERVICERS:  PRINCIPAL CAPITAL MANAGEMENT, LLC
                                                                AND JOHN HANCOCK REAL ESTATE FINANCE INC.

CUT-OFF DATE:  AUGUST 1, 1999 (OR FOR CERTAIN LOANS, AUGUST     TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
5, 1999)

CLOSING DATE:  AUGUST 10, 1999
                                                                FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999

MASTER SERVICER:  WELLS FARGO BANK, NATIONAL ASSOCIATION        CUSIP NO. __________

                                                                NO. ___




                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                         MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage
Pass-


                                    A-18-3

Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.


                                    A-18-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the


                                    A-18-5

Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

         The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-18-6

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By: ______________________________
                                                     AUTHORIZED OFFICER


Dated: August 10, 1999


                         CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             AUTHENTICATING AGENT



                                             By: ______________________________
                                                     AUTHORIZED SIGNATORY


                                    A-18-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:




TEN COM -    as tenant in common                         UNIF GIFT MIN ACT..............................Custodian
TEN ENT -    as tenants by the entireties                                              (Cust)
JT TEN  -    as joint tenants with rights of                           Under Uniform Gifts to Minors
             survivorship and not as tenants in
             common
                                                                        Act.......................
                                                                                       (State)




    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                        PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------
                        IDENTIFYING NUMBER OF ASSIGNEE
----------------------

----------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________        _______________________________
                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                    A-18-8

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.



                                     A-18-9

                                  EXHIBIT A-19

                        [FORM OF CLASS R-III CERTIFICATE]


THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO

THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN
SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"),
(D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                                     A-19-2

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-LIFE1

PERCENTAGE INTEREST OF THIS CLASS R-III     SPECIAL SERVICER: WELLS FARGO BANK,
CERTIFICATE: 100%                           NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:    PRIMARY SERVICERS; PRINCIPAL CAPITAL
AS OF AUGUST 1, 1999                        MANAGEMENT, LLC AND JOHN HANCOCK
                                            REAL ESTATE FINANCE INC.
CUT-OFF DATE: AUGUST 1, 1999 (OR FOR
CERTAIN LOANS, AUGUST 5, 1999)              TRUSTEE:  LASALLE BANK NATIONAL
                                            ASSOCIATION
CLOSING DATE:  AUGUST 10, 1999
                                            FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE: SEPTEMBER 15,
1999
                                            CUSIP NO. __________
MASTER SERVICER: WELLS FARGO BANK,
NATIONAL ASSOCIATION                        NO. ___

                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-

                                     A-19-3

Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-19-4

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the

                                     A-19-5

Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-19-6

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Certificate Registrar



                                     By: ______________________________
                                             AUTHORIZED OFFICER


Dated: August 10, 1999


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     AUTHENTICATING AGENT



                                     By: _______________________________
                                             AUTHORIZED SIGNATORY


                                     A-19-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common      UNIF GIFT MIN ACT...................Custodian
TEN ENT - as tenants by the                              (Cust.)
          entireties                   Under Uniform Gifts to Minors
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in          Act.......................
          common.                                 State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
____________________________| PLEASE INSERT SOCIAL SECURITY OR OTHER
____________________________| IDENTIFYING NUMBER OF ASSIGNEE
____________________________|___________________________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________    _______________________________
                                   NOTICE:  The signature to this assignment
                                   must correspond with the name as written
                                   upon the face of this Certificate in every
                                   particular without alteration or enlargement
                                   or any change whatever.
_______________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a mewmber firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                     A-19-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                     A-19-9

                                  EXHIBIT A-20

                          [FORM OF CLASS X CERTIFICATE]

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED

                                     A-20-1

SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL
ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 10, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS _____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $100,000 OF INITIAL NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NO PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

[LEGEND FOR REGULATION S TEMPORARY GLOBAL CERTIFICATE - PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 10, 1999, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

                                     A-20-2

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-LIFE1

INITIAL PASS-THROUGH RATE: 0.34%            MASTER SERVICER: WELLS FARGO BANK,
                                            NATIONAL ASSOCIATION
INITIAL NOTIONAL AMOUNT OF THIS CLASS X
CERTIFICATE: $594,046,043                   SPECIAL SERVICER: WELL FARGO BANK,
                                            NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF AUGUST 1, 1999                        PRIMARY SERVICERS: PRINCIPAL CAPITAL
                                            MANAGEMENT, LLC AND JOHN HANCOCK
CUT-OFF DATE; AUGUST 1, 1999 (OR FOR        REAL ESTATE FINANCE INC.
CERTAIN LOANS, AUGUST 5, 1999)
                                            TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: AUGUST 10, 1999               ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15, 1999 FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X CERTIFICATES AS OF THE CLOSING DATE:      [CUSIP NO. 61745MNW9]
$594,046,043                                [CINS NO. __________]
                                            NO. ___


                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT _______________ is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the

                                     A-20-3
quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 and are issued in 20 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-20-4

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service

                                     A-20-5
charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-20-6

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar



                                        By: __________________________________
                                                  AUTHORIZED OFFICER


Dated: August 10, 1999


                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT



                                        By: __________________________________
                                                 AUTHORIZED SIGNATORY


                                     A-20-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common          UNIF GIFT MIN ACT..............Custodian
TEN ENT - as tenants by the                                (Cust)
          entireties                        Under Uniform Gifts to Minors
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in              Act.......................
          common                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________
                           PLEASE INSERT SOCIAL SECURITY OR OTHER
_________________________| IDENTIFYING NUMBER OF ASSIGNEE
_________________________|
_________________________|_____________________________________________________

_______________________________________________________________________________
             Please print or typewrite name and address of assignee

_______________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
_______________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________      _________________________________________
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-20-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ____________________________
account number ______________ or, if mailed by check, to _____________________.
Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.


                                     A-20-9

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                                              August __, 1999


Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California  94111

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York  10036

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa  50392

John Hancock Real Estate Finance, Inc.
John Hancock Place
200 Clarendon Street, T-52
Post Office Box 111
Boston, Massachusetts  02117

       Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement")
           relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1
           ___________________________________________________________________

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage

                                   B-1-1

Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.


                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee



                                   By: _______________________________________
                                       Name:
                                       Title:

                                     B-1-2

                             SCHEDULE OF EXCEPTIONS



                                     B-1-3

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE



                                                            __________, 1999



Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California  94111

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York  10036

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa  50392

John Hancock Real Estate Finance, Inc.
John Hancock Place
200 Clarendon Street, T-52
Post Office Box 111
Boston, Massachusetts  02117

       Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement")
           relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1
           ___________________________________________________________________

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (v) and (viii) of the definition of "Mortgage File," and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File," to the extent known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement, are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise


                                     B-2-1
physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage, the street address of the Mortgaged Property and the name of the Mortgagor set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed and each Assignment of Mortgage has been delivered as provided in clause (i) and clause (iv), respectively, of the definition of "Mortgage File" contained in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Trustee Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee



                                       By: ___________________________________
                                           Name:
                                           Title:

                                     B-2-2

                             SCHEDULE OF EXCEPTIONS


                                     B-2-3

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE


To:  LaSalle Bank National Association, as Trustee
     Corporate Trust Office
     135 S. LaSalle Street, Suite 1625
     Chicago, Illinois 60674

     Attn: Asset-Backed Securities Trust Services Group

     Re:   Morgan Stanley Capital I Inc., Commercial
           Mortgage Pass-Through Certificates, Series 1999-LIFE1
           _____________________________________________________


                                 DATE:__________


     In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of August 1, 1999 by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Trustee Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

        Mortgagor's Name:

        Address:

        Loan No.:

        Reason for requesting file:

_____   1.  Mortgage Loan paid in full.
            (The [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following the [Master] [Special] Servicer's release of the Trustee
            Mortgage File, credited to the Certificate Account or the Distribution Account pursuant to the Pooling and Servicing
            Agreement.)

_____   2.  Mortgage Loan repurchased.
            (The [Master] [Special] Servicer hereby certifies that the Purchase
            Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

_____   3.  Mortgage Loan Defeased.

        4.  Mortgage Loan substituted.
            (The [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

_____   5.  The Mortgage Loan is being foreclosed.

_____   6.  Other.  (Describe)

     The undersigned acknowledges that the above Trustee Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, repurchased or substituted for by a Qualifying Substitute Mortgage Loan (in which case the Trustee Mortgage File will be retained by us permanently), when no longer required by us for such purpose).

     Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                      [Name of [Master] [Special] Servicer]




                                      By: ____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES





                                     [Date]


[CERTIFICATE REGISTRAR]

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
             Certificates, Series 1999-LIFE1, Class__ (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class___ Certificates [having an initial Certificate Balance or Notional Amount as of August 10, 1999 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1999, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has
      (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner,
      (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or
      (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any

                                     D-1-1

      Transferred Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,



                                          ____________________________________
                                          (Transferor)


                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________


                                     D-1-2

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES


                                     [DATE]


[CERTIFICATE REGISTRAR]

     Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class______ Certificates [having an initial Certificate Principal Balance or Notional Amount as of August __, 1999 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only
     (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing

                                     D-2A-1

     Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.

                                      Very truly yours,



                                      _________________________________________
                                      (Transferee)

                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


                                     D-2A-2

                             ANNEX 1 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date

                                     D-2A-3
           not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     ___   Broker-dealer. The Transferee is a dealer registered pursuant to
           Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
           (a)(1) of Rule144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such

                                     D-2A-4
securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

   ___      ___    Will the Transferee be purchasing the Transferred Certificate
   Yes      No     only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                      _________________________________________
                                      Print Name of Transferee

                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________
                                      Date:____________________________________

                                     D-2A-5

                             ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule144A under the Securities Act of 1933, as amended ("Rule144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     D-2A-6

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule144A.

___    ___      Will the Transferee be purchasing the Transferred Certificates
Yes    No       only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       ________________________________________
                                       Print Name of Transferee or Adviser

                                       By:_____________________________________
                                       Name:
                                       Title:

                                       IF AN ADVISER:
                                       ________________________________________
                                       Print Name of Transferee

                                       Date:___________________________________


                                     D-2A-7

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES


                                     [Date]


[CERTIFICATE REGISTRAR]

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of Class___ Certificates [having an initial Certificate Principal Balance as of August 10, 1999 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Classof Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-


                                     D-2B-1

2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (C) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section
3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

     4. Transferee understands that each Transferred Certificate will bear the following legends:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
     SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE
     OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any


                                     D-2B-2
manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

     6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                       Very truly yours,



                                       ________________________________________
                                       (Transferee)

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


                                     D-2B-3

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]


[TRANSFEROR]

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, Class__ (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of August __, 1999 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1999, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

     1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor


                                     D-3A-1
and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

     4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any similar security.


                                     D-3A-2

     6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                       Very truly yours,



                                       ________________________________________
                                       (Transferee)

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


                                     D-3A-3

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, Class__ (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of August__, 1999 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1999, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

     1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     2. The Transferee understands that (a) the Classof Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii)

                                     D-3B-1
sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certificate(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

     4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     D-3B-2

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                                       Very truly yours,



                                       ________________________________________
                                       (Transferee)

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


                                     D-3B-3

                                                        ANNEX 1 TO EXHIBIT D-3B


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and [name of Certificate Registrar] as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest


                                     D-3B-4
          annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     _______________________________________________________________________

     _______________________________________________________________________

     _______________________________________________________________________

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.


                                     D-3B-5

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ___   ___   Will the Transferee be purchasing the Transferred Certificate
     Yes   No    only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                       _______________________________________
                                       Print Name of Transferee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________
                                       Date:__________________________________


                                     D-3B-6

                                                        ANNEX 2 TO EXHIBIT D-3B


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule144A under the Securities Act of 1933, as amended ("Rule144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser

                                     D-3B-7
or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       _______________________________________
                                       Print Name of Transferee or Adviser

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       IF AN ADVISER:

                                       _______________________________________
                                       Print Name of Transferee

                                       Date:__________________________________


                                     D-3B-8

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF                 )
                         ) ss:
COUNTY OF                )

     ____________________, being first duly sworn, deposes and says that:

     1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Mortgage Pass-Through Certificates, Series 1999-LIFE1, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

     2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

     3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due


                                     E-1-1
with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

     4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

     6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

     7. The Transferee's taxpayer identification number is _________________.

     8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(F) of Section 3.3(e) which authorizes the Paying Agent or the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(G) of
Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

     9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

     10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

     11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by


                                     E-1-2

Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

     12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.


                                     E-1-3

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.

                                       [NAME OF TRANSFEREE]



                                       By:______________________________
                                          [Name of Officer]
                                          [Title of Officer]


                                     E-1-4

                           ALL-PURPOSE ACKNOWLEDGEMENT



                                  )
                                  )
                                  )


     On ____________________________ before me, _______________________________
                  Date                          Name and Title of Officer (i.e.,
                                                Your Name, Notary Public)


personally appeared ___________________________________________________________
                                Name(s) of Document Signer(s)

_______________________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



     ____________________________
         Signature of Notary


                                           (Affix seal in the above blank space)

                                     E-1-5

                             EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                                          _______________, 19__

LaSalle Bank National Association,
 as Certificate Registrar
Corporate Trust Office
135 S. LaSalle Street, Suite 1625
Chicago, Illinois  60674

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[ClassR-I] [ClassR-II] [ClassR-III] Certificates evidencing a ____% Percentage Interest in such Class(the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for


                                     E-2-1

United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                       Very truly yours,



                                       ________________________________________
                                       (Transferor)

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


                                     E-2-2

                                    EXHIBIT F

                        FORM OF REGULATION S CERTIFICATE


                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                  SERIES 1999-LIFE1, CLASS (THE "CERTIFICATES")

TO:  Morgan Guaranty Trust Company
        of New York, Brussels Office
        Euroclear Operation Center
            or
        CEDEL, S.A.

     This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non -U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, 199__

                                       By: ____________________________________
                                       As, or as agent for, the beneficial
                                       owner(s) of the Certificates to which
                                       this certificate relates.

                                    EXHIBIT G

                       FORM OF PRIMARY SERVICING AGREEMENT

                         ______________________________

                          PRIMARY SERVICING AGREEMENT

                          DATED AS OF AUGUST 1, 1999
                         ______________________________


                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                               as Master Servicer,

                        PRINCIPAL CAPITAL MANAGEMENT, LLC

                              as Primary Servicer,

                      TO BE ENTERED INTO IN CONNECTION WITH
                  THAT CERTAIN POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 1999

                                      among

                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                               as Master Servicer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                              as Special Servicer,

                        LASALLE BANK NATIONAL ASSOCIATION
                                   as Trustee,

                                       and

                               ABN AMRO BANK, N.V.
                                 as Fiscal Agent


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1

                                TABLE OF CONTENTS

                                                                           PAGE


ARTICLE I    1

DEFINITIONS  1

ARTICLE II   5

PRIMARY SERVICING   5

   SECTION 2.1 PRIMARY SERVICING. FROM THE CLOSING DATE UNTIL THE PRIMARY SERVICING TERMINATION DATE, MASTER SERVICER HEREBY AUTHORIZES AND DIRECTS PRIMARY SERVICER TO SERVICE EACH MORTGAGE LOAN AS PRIMARY SERVICER ON BEHALF OF AND AT THE DIRECTION OF THE MASTER SERVICER AS PROVIDED IN THIS AGREEMENT. THE SERVICES SHALL CONSIST OF THE FOLLOWING: 5

   SECTION 2.2 STANDARD OF CARE. THE PRIMARY SERVICER SHALL PERFORM ALL SERVICES ON BEHALF OF THE MASTER SERVICER IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND WITH THE SERVICING STANDARD, AND IN A MANNER CONSISTENT WITH THE APPLICABLE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT. 8

   SECTION 2.3 COMPENSATION AND OTHER PAYMENTS TO THE PRIMARY SERVICER. AS CONSIDERATION FOR THE PRIMARY SERVICER'S PERFORMANCE OF THE SERVICES HEREUNDER, THE PRIMARY SERVICER SHALL BE ENTITLED TO DEDUCT THE AGGREGATE SERVICING FEE IN ACCORDANCE WITH SECTION 2.1(C)(III) OF THIS AGREEMENT, WITH RESPECT TO THE RELATED COLLECTION PERIOD FOR EACH MORTGAGE LOAN, AND WITH RESPECT TO EACH SUCH MORTGAGE LOAN FOR WHICH A PAYMENT WAS RECEIVED BY THE MASTER SERVICER OR FORWARDED TO THE MASTER SERVICER BY THE PRIMARY SERVICER. NOTWITHSTANDING THE FOREGOING, PRIMARY SERVICER SHALL NOT BE ENTITLED TO A PRIMARY SERVICING FEE WITH RESPECT TO ANY MORTGAGE LOAN FOR WHICH A SERVICING TRANSFER EVENT HAS OCCURRED UNLESS SUCH MORTGAGE LOAN BECOMES
   A REHABILITATED MORTGAGE LOAN OR WITH RESPECT TO WHICH THE PRIMARY SERVICER HAS BEEN TERMINATED AS PRIMARY SERVICER UNDER THIS AGREEMENT AND THE POOLING AND SERVICING AGREEMENT. 8

   PRIMARY SERVICER SHALL RETAIN ALL RIGHTS TO THE EXCESS SERVICING FEE FOR ALL MORTGAGE LOANS, EVEN IF (A) ANY MORTGAGE LOAN OR MORTGAGE LOANS BECOME SPECIALLY SERVICED MORTGAGE LOANS; (B) PRIMARY SERVICER'S SERVICING IS TERMINATED WITH RESPECT TO PARTICULAR MORTGAGE LOANS OR (C) PRIMARY SERVICER IS IN DEFAULT, IS TERMINATED OR RESIGNS UNDER THIS AGREEMENT. IF PRIMARY SERVICER IS UNABLE TO DEDUCT THE EXCESS SERVICING FEE IN ACCORDANCE WITH
   SECTION 2.1(C)(III) BECAUSE IT NO LONGER SERVICES A MORTGAGE LOAN OR MORTGAGE LOANS OR FOR ANY OTHER REASON (OTHER THAN TRANSFER OR ASSIGNMENT
   OF THE RIGHTS TO THE EXCESS SERVICING FEE), THEN MASTER SERVICER (AND ANY SUCCESSOR) SHALL CAUSE THE EXCESS SERVICING FEE TO BE PAID ON THE MORTGAGE LOANS TO PRIMARY SERVICER MONTHLY IN ACCORDANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT. 8

   PRIMARY SERVICER SHALL HAVE THE BENEFIT AND SHALL RETAIN ALL INTEREST AND INCOME EARNED ON THE PRIMARY SERVICER COLLECTION ACCOUNT FOR THE MORTGAGE LOANS. IF PRIMARY SERVICER IS TERMINATED UNDER THIS AGREEMENT, IT SHALL BE ENTITLED TO COLLECT ALL SUCH INTEREST AND INCOME THAT ACCRUES THROUGH THE DATE OF TERMINATION. IF A MORTGAGE LOAN BECOMES A SPECIALLY SERVICED MORTGAGE LOAN, PRIMARY SERVICER SHALL BE ENTITLED TO COLLECT ALL SUCH INTEREST AND INCOME THAT ACCRUES THROUGH THE DATE OF THE APPLICABLE SERVICING TRANSFER EVENT. THE RIGHT TO RETAIN SUCH INTEREST AND INCOME SHALL RESUME IF SUCH MORTGAGE LOAN BECOMES A REHABILITATED MORTGAGE LOAN. 8

   THE PRIMARY SERVICER SHALL ALSO BE ENTITLED TO RETAIN THE FEES OR PORTIONS OF FEES SET FORTH IN THE POST CLOSING MATTERS DESCRIPTION. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE PRIMARY SERVICER SHALL NOT BE ENTITLED TO RECEIVE ANY DEFAULT INTEREST OR LATE FEES COLLECTED FROM THE BORROWER, AND THE PRIMARY SERVICER SHALL PROMPTLY, UPON COLLECTION OF SUCH AMOUNTS, FORWARD SUCH INTEREST AND FEES TO THE MASTER SERVICER IN ACCORDANCE WITH THE PAYMENT AND COLLECTION DESCRIPTION. PRIMARY SERVICER MAY WAIVE THE RIGHT TO COLLECT A FEE OR PORTION OF A FEE TO WHICH IT IS

   ENTITLED UNDER THIS AGREEMENT BUT MAY NOT WAIVE OR OTHERWISE AFFECT THE RIGHTS OF OTHER PARTIES TO ANY OTHER FEES OR PORTIONS OF FEES TO WHICH PRIMARY SERVICER IS NOT ENTITLED. 9

   THE PRIMARY SERVICER SHALL BE REQUIRED TO PAY OUT OF ITS OWN FUNDS, WITHOUT REIMBURSEMENT, ALL OVERHEAD AND GENERAL AND ADMINISTRATIVE EXPENSES INCURRED BY IT IN CONNECTION WITH ITS SERVICING ACTIVITIES HEREUNDER, INCLUDING COSTS FOR OFFICE SPACE, OFFICE EQUIPMENT, SUPPLIES AND RELATED EXPENSES, EMPLOYEE SALARIES AND RELATED EXPENSES AND SIMILAR INTERNAL COSTS AND EXPENSES, AND PRIMARY SERVICER SHALL BE REQUIRED TO PAY ALL EXPENSES THAT IT INCURS IN THE ADMINISTRATION OF THIS AGREEMENT (BUT NOT THOSE INCURRED AT THE DIRECTION OR REQUEST OF MASTER SERVICER OR A THIRD PARTY WHICH DIRECTION OR REQUEST REQUIRES THE PERFORMANCE OF A TASK OR OBLIGATION NOT CONTEMPLATED OF PRIMARY SERVICER UNDER THIS AGREEMENT) AND SHALL NOT BE ENTITLED TO REIMBURSEMENT OF SUCH COSTS AND EXPENSES, EXCEPT (1) AS MAY BE SPECIFICALLY PROVIDED IN THIS AGREEMENT OR (2) TO THE EXTENT EXPENSES ARE REIMBURSABLE BY A MORTGAGOR UNDER THE APPLICABLE LOAN DOCUMENTS. 9

   SECTION 2.4 PRIMARY SERVICER REPRESENTATIONS AND WARRANTIES. THE PRIMARY SERVICER HEREBY MAKES FOR THE BENEFIT OF THE MASTER SERVICER THE SAME REPRESENTATIONS AND WARRANTIES AS ARE MADE BY THE MASTER SERVICER UNDER
   SECTION 8.20 OF THE POOLING AND SERVICING AGREEMENT; PROVIDED, HOWEVER, THAT (A) REFERENCES THEREIN TO THE MASTER SERVICER SHALL BE DEEMED REFERENCES TO THE PRIMARY SERVICER AND REFERENCES TO THE TRUSTEE SHALL BE DEEMED REFERENCES TO THE MASTER SERVICER, (B) THE PRIMARY SERVICER IS DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING AS A LIMITED LIABILITY COMPANY UNDER THE LAWS OF THE JURISDICTION OF ITS ORGANIZATION. PRIMARY SERVICER FURTHER REPRESENTS THAT SINCE ORIGINATION OF THE EACH MORTGAGE LOAN, PRIMARY SERVICER HAS SERVICED EACH OF THE MORTGAGE LOANS IN ACCORDANCE WITH ITS TERMS. 9

ARTICLE III  9

DOCUMENTS AND OTHER MATTERS  9

   SECTION 3.1 SEGREGATION OF MORTGAGE LOAN DOCUMENTS. THE PRIMARY SERVICER SHALL SEGREGATE THE PRIMARY SERVICER SERVICING DOCUMENTS RELATED TO THE MORTGAGE LOANS FROM ALL OTHER ASSETS OF THE PRIMARY SERVICER AND, UPON REQUEST, FORWARD TO THE MASTER SERVICER COPIES OF SUCH DOCUMENTS OR ORIGINALS OF SUCH DOCUMENTS IF IN THE POSSESSION OF PRIMARY SERVICER AND NOT PART OF THE MORTGAGE FILE FORWARDED TO THE TRUSTEE. 9

   SECTION 3.2 ACCESS TO DOCUMENTS; PROVISION OF CERTAIN INFORMATION. THE PRIMARY SERVICER SHALL MAKE AVAILABLE TO THE MASTER SERVICER OR ANY SUCCESSOR PRIMARY SERVICER, AT A REASONABLE TIME, SUCH INFORMATION AS
   THE MASTER SERVICER OR SUCH SUCCESSOR PRIMARY SERVICER SHALL REASONABLY REQUEST IN WRITING AND SHALL MAKE AVAILABLE TO THE MASTER SERVICER OR
   ANY SUCCESSOR PRIMARY SERVICER OR PERSONS DESIGNATED BY THE MASTER 00000000 OR SUCH SUCCESSOR PRIMARY SERVICER SUCH DOCUMENTS AS THE MASTER SERVICER SHALL REASONABLY REQUEST IN WRITING. THE MASTER SERVICER SHALL MAKE AVAILABLE TO THE PRIMARY SERVICER, AT A REASONABLE TIME, SUCH INFORMATION AS THE PRIMARY SERVICER SHALL REASONABLY REQUEST IN WRITING IN CONNECTION WITH THE PERFORMANCE OF THE SERVICES AND, SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 8.15 OF THE POOLING AND SERVICING AGREEMENT, SHALL MAKE AVAILABLE TO THE PRIMARY SERVICER OR PERSONS DESIGNATED BY THE PRIMARY SERVICER SUCH DOCUMENTS RELATED TO THE MORTGAGE LOANS AND THE SERVICING OF THE MORTGAGE LOANS AS THE PRIMARY SERVICER SHALL REASONABLY REQUEST IN WRITING. 9

ARTICLE IV  10

MASTER SERVICER ASSISTANCE  10

   SECTION 4.1 MASTER SERVICER ASSISTANCE.  10

   SECTION 4.2 SPECIALLY SERVICED MORTGAGE LOANS. THE PRIMARY SERVICER SHALL PROMPTLY NOTIFY THE MASTER SERVICER AND SPECIAL SERVICER WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS OF ANY QUESTIONS, COMPLAINTS, LEGAL NOTICES, OR OTHER COMMUNICATIONS RELATING TO THE FORECLOSURE OR DEFAULT OF A MORTGAGE LOAN THAT ARE RECEIVED BY THE PRIMARY SERVICER AND WITH RESPECT TO SUCH MORTGAGE LOAN SUCH OTHER MATTERS AS WOULD, CONSISTENT WITH THE SERVICING STANDARD, REQUIRE NOTIFICATION TO THE OWNER OR THE SERVICER OF THE MORTGAGE LOAN. THE MASTER SERVICER SHALL PROMPTLY NOTIFY THE PRIMARY SERVICER WITH RESPECT TO ANY SPECIALLY SERVICED MORTGAGE LOAN THAT BECOMES A REHABILITATED MORTGAGE LOAN AND SHALL

   PROVIDE PRIMARY SERVICER WITH ALL RELEVANT DOCUMENTS RECEIVED DURING THE TIME THAT THE RELEVANT MORTGAGE LOAN WAS A SPECIALLY SERVICED MORTGAGE LOAN. 10

ARTICLE V  10

ADDITIONAL PRIMARY SERVICER COVENANTS  10

   SECTION 5.1 NOTICE OF LITIGATION. WITH RESPECT TO ANY MORTGAGE LOAN AS TO WHICH LITIGATION IS INSTITUTED, THE PRIMARY SERVICER, IF AWARE OF SUCH LITIGATION, SHALL NOTIFY THE MASTER SERVICER IMMEDIATELY AS TO THE STATUS OF THE LITIGATION RELATED TO SUCH MORTGAGE LOAN AND SHALL, WHEN REASONABLY REQUIRED OR REQUESTED BY THE MASTER SERVICER, PROVIDE TO THE MASTER SERVICER COPIES OF ALL PERTINENT INFORMATION IN THE PRIMARY SERVICER'S POSSESSION RELATED TO SUCH LITIGATION, INCLUDING, WITHOUT LIMITATION, COPIES OF RELATED SERVICING DOCUMENTS. 10

   SECTION 5.2 NO PERSONAL SOLICITATION. THE PRIMARY SERVICER HEREBY AGREES THAT IT WILL NOT KNOWINGLY TAKE ANY ACTION OR CAUSE ANY ACTION TO BE TAKEN BY ANY OF ITS AGENTS OR AFFILIATES, OR INDEPENDENT CONTRACTORS OR WORKING ON ITS BEHALF, TO PERSONALLY, BY TELEPHONE OR MAIL, SOLICIT THE PREPAYMENT OF ANY MORTGAGE LOAN BY ANY BORROWER. PRIMARY SERVICER AGREES NOT TO FORWARD TO ANY MORTGAGOR OR OTHER OBLIGORS UNDER A MORTGAGE LOAN, ANY CORRESPONDENCE OR DOCUMENTS BETWEEN MASTER SERVICER AND PRIMARY SERVICER REGARDING A POST CLOSING REQUEST (EXCEPT THE REQUIREMENTS LIST (AS DEFINED IN EXHIBIT B-2(C)) WITHOUT THE CONSENT OF THE MASTER SERVICER OR SPECIAL SERVICER (ACTING IN ITS SOLE DISCRETION), UNLESS REQUIRED BY LAW. 11

   SECTION 5.3 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. THE PRIMARY SERVICER SHALL DELIVER TO THE MASTER SERVICER ON OR BEFORE MARCH 15 OF EACH YEAR, COMMENCING WITH MARCH 15, 2000, AN OFFICER'S CERTIFICATE CERTIFYING THAT, WITH RESPECT TO THE PERIOD ENDING ON THE PRECEDING DECEMBER 31, (I) SUCH SERVICING OFFICER HAS REVIEWED THE ACTIVITIES OF THE PRIMARY SERVICER DURING THE PRECEDING CALENDAR YEAR OR PORTION THEREOF AND ITS PERFORMANCE UNDER THIS AGREEMENT HAS BEEN MADE UNDER SUCH OFFICER'S SUPERVISION AND (II) TO THE BEST OF SUCH SERVICING OFFICER'S KNOWLEDGE, BASED ON SUCH REVIEW, THE PRIMARY SERVICER HAS PERFORMED AND FULFILLED ITS DUTIES, RESPONSIBILITIES AND OBLIGATIONS UNDER THIS AGREEMENT IN ALL MATERIAL RESPECTS THROUGHOUT SUCH YEAR, OR, IF THERE HAS BEEN A DEFAULT IN THE FULFILLMENT OF ANY SUCH DUTIES, RESPONSIBILITIES OR OBLIGATIONS, SPECIFYING EACH SUCH DEFAULT KNOWN TO SUCH SERVICING OFFICER AND THE NATURE AND STATUS THEREOF. 11

   SECTION 5.4 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. ON OR BEFORE APRIL 1 OF THE YEAR, COMMENCING WITH APRIL 1, 2000, THE PRIMARY SERVICER
   AT ITS OWN EXPENSE SHALL CAUSE A FIRM OF INDEPENDENT PUBLIC ACCOUNTANTS
   WHO MAY ALSO RENDER OTHER SERVICES TO THE PRIMARY SERVICER) WHICH IS A MEMBER OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS TO FURNISH A STATEMENT TO THE MASTER SERVICER TO THE EFFECT THAT SUCH FIRM HAS EXAMINED CERTAIN RECORDS AND DOCUMENTS RELATING TO THE PRIMARY SERVICER'S PERFORMANCE OF ITS SERVICING OBLIGATIONS UNDER THIS AGREEMENT IN ACCORDANCE WITH THE REQUIREMENTS OF THE UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS, AND IN EACH CASE STATING SUCH FIRM'S CONCLUSIONS RELATING THERETO. 11

   SECTION 5.5 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY.  11

   SECTION 5.6 PRIMARY SERVICER'S FINANCIAL STATEMENTS AND RELATED INFORMATION. THE PRIMARY SERVICER SHALL DELIVER TO THE MASTER SERVICER, WITHIN 120 DAYS AFTER THE END OF ITS FISCAL YEAR, A COPY OF ITS ANNUAL FINANCIAL STATEMENTS, SUCH FINANCIAL STATEMENTS TO BE AUDITED IF THEN CUSTOMARILY AUDITED, AND WITH RESPECT TO ANY UNAUDITED FINANCIAL STATEMENTS PROVIDED BY THE PRIMARY SERVICER, WHICH FINANCIAL STATEMENTS SHALL BE CERTIFIED BY THE PRIMARY SERVICER'S CHIEF FINANCIAL OFFICER TO BE TRUE, CORRECT AND COMPLETE. THE PRIMARY SERVICER SHALL NOTIFY THE MASTER SERVICER, AS OF THE CLOSING DATE,
   OF THE PRIMARY SERVICER'S FISCAL YEAR AND SHALL NOTIFY THE MASTER SERVICER PROMPTLY AFTER ANY CHANGE THEREOF. 12

   SECTION 5.7 NO ADVANCING. UNDER NO CIRCUMSTANCE SHALL THE PRIMARY SERVICER MAKE OR HAVE AN OBLIGATION TO MAKE ANY ADVANCES. 12

   SECTION 5.8 REMIC COMPLIANCE. THE PRIMARY SERVICER SHALL TAKE NO ACTION THAT WOULD IMPAIR THE MASTER SERVICER'S OBLIGATIONS WITH RESPECT TO REMIC COMPLIANCE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT. 12

   SECTION 5.9 INSPECTION RIGHTS. THE PRIMARY SERVICER SHALL AFFORD THE MASTER SERVICER AND THE TRUSTEE, UPON REASONABLE NOTICE AND DURING NORMAL BUSINESS HOURS, REASONABLE ACCESS TO ALL RECORDS, INFORMATION, BOOKS AND DOCUMENTATION REGARDING THE APPLICABLE MORTGAGE LOANS, AND ALL ACCOUNTS, INSURANCE POLICIES AND OTHER RELEVANT MATTERS RELATING TO THIS AGREEMENT, AND

   ACCESS TO SERVICING OFFICERS OF THE PRIMARY SERVICER RESPONSIBLE FOR ITS OBLIGATIONS HEREUNDER. 12

   SECTION 5.10 AUTHORIZED OFFICER. PRIMARY SERVICER SHALL PROVIDE MASTER SERVICER PROMPTLY WITH A WRITTEN LIST OF AUTHORIZED SERVICING OFFICERS OF PRIMARY SERVICER, WHICH MAY BE AMENDED FROM TIME TO TIME BY WRITTEN NOTICE FROM PRIMARY SERVICER TO MASTER SERVICER; PROVIDED, HOWEVER, THAT SUCH LIST SHALL DENOTE ONE PRINCIPAL SERVICING OFFICER RESPONSIBLE FOR THE PRIMARY SERVICER'S OBLIGATIONS UNDER THIS AGREEMENT. 12

   SECTION 5.11 YEAR 2000 COMPLIANCE. PRIMARY SERVICER COVENANTS THAT BY
   AUGUST 31, 1999, ANY CUSTOM-MADE SOFTWARE OR HARDWARE DESIGNED OR PURCHASED OR LICENSED BY PRIMARY SERVICER AND USED BY PRIMARY SERVICER IN THE COURSE
   OF OPERATION OR MANAGEMENT OF, OR THE COMPILING, REPORTING OR GENERATION OF DATA REQUIRED BY THIS AGREEMENT, WILL NOT CONTAIN ANY DEFICIENCY (X) IN THE ABILITY OF SUCH SOFTWARE OR HARDWARE TO IDENTIFY CORRECTLY OR PERFORM CALCULATIONS OR OTHER PROCESSING WITH RESPECT TO DATES AFTER AUGUST 31, 1999; OR (Y) THAT WOULD CAUSE SUCH SOFTWARE TO BE NO LONGER FIT FOR THE PURPOSE FOR WHICH IT WAS INTENDED BY REASON OF THE CHANGING OF THE YEAR FROM 1999 TO 2000. 12

   SECTION 5.12 ADDITIONAL REPORTS. PRIMARY SERVICER SHALL PRODUCE SUCH ADDITIONAL WRITTEN REPORTS WITH RESPECT TO THE MORTGAGE LOANS AS THE MASTER SERVICER MAY FROM TIME TO TIME REASONABLY REQUEST IN ACCORDANCE WITH THE SERVICING STANDARD. 13

   SECTION 5.13. PREPAYMENTS. FOR ANY MORTGAGE LOAN, PRIMARY SERVICER SHALL REQUIRE PRINCIPAL PREPAYMENTS TO BE MADE SO AS NOT TO CAUSE A PREPAYMENT INTEREST SHORTFALL. IF THE LOAN DOCUMENTS OF A RELATED MORTGAGE LOAN DO NOT ALLOW PRIMARY SERVICER TO REQUIRE PRINCIPAL PREPAYMENTS ON A DATE THAT WILL AVOID A PREPAYMENT INTEREST SHORTFALL ("NON-MANDATORY PREPAYMENT DATE MORTGAGE LOAN"), THEN PRIMARY SERVICER SHALL REMIT TO MASTER SERVICER ON THE DATE SPECIFIED IN SECTION 2.1(C)(IV) OF THIS AGREEMENT IN ADDITION TO ALL OTHER AMOUNTS DUE FOR SUCH PRINCIPAL PREPAYMENT, THE AMOUNT OF ANY PREPAYMENT INTEREST SHORTFALL THAT RESULTS FROM SUCH PRINCIPAL PREPAYMENT; PROVIDED, HOWEVER, THAT (A) PRIMARY SERVICER SHALL BE ENTITLED TO KEEP ANY PREPAYMENT INTEREST EXCESS THAT RESULTS FROM A PRINCIPAL PREPAYMENT MADE ON A NON-MANDATORY PREPAYMENT DATE MORTGAGE LOAN AND (B) PRIMARY SERVICER SHALL
   IN NO EVENT BE REQUIRED TO REMIT AN AMOUNT GREATER THAN THE AMOUNT OF THE PRIMARY SERVICING FEE FOR SUCH COLLECTION PERIOD. 13

   SECTION 5.14. CONSENTS. PRIMARY SERVICER SHALL (A) OBTAIN THE CONSENT OF
   THE SPECIAL SERVICER WITH RESPECT TO ASSIGNMENTS AND ASSUMPTIONS OF
   MORTGAGE LOANS IN ACCORDANCE AND SUBJECT TO THE TERMS OF SECTION A.1.(C)(II) OF EXHIBIT B-2(C) OF THIS AGREEMENT; (B) OBTAIN THE CONSENT OF THE MASTER SERVICER WITH RESPECT TO THE DEFEASANCE OF MORTGAGE LOANS IN ACCORDANCE AND SUBJECT TO THE TERMS OF SECTION A.1.(C)(I) OF EXHIBIT B-2(C) OF THIS AGREEMENT; AND (C) NOTIFY MASTER SERVICER OF ANY CATEGORY 1 CONSENT ASPECT IN ANY CATEGORY 1 REQUEST, WHICH SHALL THEN BE SUBJECT TO MASTER SERVICER'S MATERIALITY DETERMINATION AND THEREAFTER HANDLED IN ACCORDANCE WITH
   SECTIONS A.1.(A) AND (C)(III) OF EXHIBIT B-2(C) OF THIS AGREEMENT.  13

ARTICLE VI  13

PRIMARY SERVICER DEFAULT; TERMINATION;  13

POST-TERMINATION OBLIGATIONS  13

   SECTION 6.1 PRIMARY SERVICER DEFAULT. EACH OF THE FOLLOWING EVENTS SHALL CONSTITUTE A "PRIMARY SERVICER DEFAULT" HEREUNDER: 13
   SECTION 6.2 TERMINATION.  14
   SECTION 6.3 POST-TERMINATION OBLIGATIONS.  15
   SECTION 6.4 ADDITIONAL TERMINATION.  16

ARTICLE VII  16

SUBCONTRACTORS  17

ARTICLE VIII  17

PRIMARY SERVICER TO HOLD PROPERTY FOR THE MASTER SERVICER  17

ARTICLE IX  17

INDEMNIFICATION  17

   SECTION 9.1 PRIMARY SERVICER'S INDEMNITY.  17

   SECTION 9.2 MASTER SERVICER'S INDEMNITY. MASTER SERVICER SHALL USE ALL REASONABLE EFFORTS TO OBTAIN THE BENEFITS OF THE RIGHTS OF INDEMNIFICATION IN FAVOR OF MASTER SERVICER CONTAINED IN THE POOLING AND SERVICING AGREEMENT ON BEHALF OF THE PRIMARY SERVICER AND THE PRIMARY SERVICER'S AGENTS, EMPLOYEES AND SUBCONTRACTORS AND SHALL CAUSE THE INDEMNIFYING PARTY TO HOLD THE PRIMARY SERVICER AND THE PRIMARY SERVICER'S AGENTS, EMPLOYEES AND SUBCONTRACTORS HARMLESS FROM ANY AND ALL LOSSES, LIABILITIES, EXPENSES, CLAIMS, DEMANDS, COSTS OR JUDGMENTS OF ANY TYPE AGAINST THE PRIMARY SERVICER ARISING OUT OF OR RELATED TO THE PRIMARY SERVICER'S PERFORMANCE HEREUNDER. THE PRIMARY SERVICER'S RIGHTS PROVIDED UNDER THIS SECTION 9.2 SHALL SURVIVE THE PRIMARY SERVICING TERMINATION DATE. 18

ARTICLE X  18

MISCELLANEOUS  18

   SECTION 10.1 SEVERABILITY. EACH PART OF THIS AGREEMENT IS INTENDED TO BE SEVERABLE. IF ANY TERM, COVENANT, CONDITION OR PROVISION HEREOF IS UNLAWFUL, INVALID, OR UNENFORCEABLE FOR ANY REASONS WHATSOEVER, AND SUCH ILLEGALITY, INVALIDITY, OR UNENFORCEABILITY DOES NOT AFFECT REMAINING PART OF THIS AGREEMENT, THEN ALL SUCH REMAINING PARTS HEREOF SHALL BE VALID AND ENFORCEABLE AND HAVE FULL FORCE AND EFFECT AS IF THE INVALID OR UNENFORCEABLE PART HAD NOT BEEN INCLUDED. 18

   SECTION 10.2 RIGHTS CUMULATIVE; WAIVERS. THE RIGHTS OF EACH OF THE PARTIES UNDER THIS AGREEMENT ARE CUMULATIVE AND MAY BE EXERCISED AS OFTEN AS ANY PARTY CONSIDERS APPROPRIATE. THE RIGHTS OF EACH OF THE PARTIES HEREUNDER SHALL NOT BE CAPABLE OF BEING WAIVED OR AMENDED OTHER THAN BY AN EXPRESS WAIVER OR AMENDMENT IN WRITING. ANY FAILURE TO EXERCISE (OR ANY DELAY IN EXERCISING) ANY OF SUCH RIGHTS SHALL NOT OPERATE AS A WAIVER OR AMENDMENT OF THAT OR ANY OTHER SUCH RIGHT. ANY DEFECTIVE OR PARTIAL EXERCISE OF
   ANY OF SUCH RIGHT SHALL NOT PRECLUDE ANY OTHER OR FURTHER EXERCISE OF
   THAT OR ANY OTHER SUCH RIGHT NO ACT OR COURSE OF CONDUCT OR NEGOTIATION
   ON THE PART OF ANY PARTY SHALL IN ANY WAY ESTOP OR PRECLUDE SUCH PARTY FROM EXERCISING ANY SUCH RIGHT OR CONSTITUTE A SUSPENSION OR ANY WAIVER
   OF ANY SUCH RIGHT.  18

   SECTION 10.3 HEADINGS. THE HEADINGS OF THE SECTIONS AND ARTICLES CONTAINED IN THIS AGREEMENT ARE INSERTED FOR CONVENIENCE ONLY AND SHALL NOT AFFECT
   THE MEANING OR INTERPRETATION OF THIS AGREEMENT OR ANY PROVISION HEREOF.  18

   SECTION 10.4 CONSTRUCTION. UNLESS THE CONTEXT OTHERWISE REQUIRES, SINGULAR NOUNS AND PRONOUNS, WHEN USED HEREIN, SHALL BE DEEMED TO INCLUDE THE PLURAL OF SUCH NOUN OR PRONOUN AND PRONOUNS OF ONE GENDER SHALL BE DEEMED TO INCLUDE THE EQUIVALENT PRONOUN OF THE OTHER GENDER. THIS AGREEMENT IS THE RESULT OF ARM'S-LENGTH NEGOTIATIONS BETWEEN THE PARTIES AND HAS BEEN REVIEWED BY EACH HERETO AND ITS COUNSEL. EACH PARTY AGREES THAT ANY AMBIGUITY IN THIS AGREEMENT SHALL NOT BE INTERPRETED AGAINST THE PARTY DRAFTING THE PARTICULAR CLAUSE WHICH IS IN QUESTION. 19

   SECTION 10.5 ASSIGNMENT. THIS AGREEMENT AND THE TERMS, COVENANTS, CONDITIONS, PROVISIONS, OBLIGATIONS, UNDERTAKINGS, RIGHTS AND BENEFITS HEREOF, SHALL BE BINDING UPON, AND SHALL INURE TO THE BENEFIT OF, THE UNDERSIGNED PARTIES AND THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS. THIS AGREEMENT AND THE RIGHTS AND BENEFITS HEREUNDER OF THE PRIMARY SERVICER SHALL NOT BE ASSIGNABLE, AND THE DUTIES AND OBLIGATIONS HEREUNDER OF SUCH PARTY SHALL NOT BE DELEGABLE, EXCEPT THAT IN THE FOLLOWING INSTANCES, PRIMARY SERVICER MAY ASSIGN, SELL OR TRANSFER ITS RIGHTS UNDER THIS AGREEMENT WITHOUT THE CONSENT OF (BUT UPON WRITTEN NOTICE
   TO) THE MASTER SERVICER:  19

   (A) PRIMARY SERVICER MAY ASSIGN, SELL OR TRANSFER ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT TO A PARENT COMPANY OF PRIMARY SERVICER OR A WHOLLY-OWNED SUBSIDIARY OR AFFILIATE OF SUCH PARTY, OR A SUCCESSOR BY MERGER OR AS THE RESULT OF A DEMUTUALIZATION OF A PARENT COMPANY OF PRIMARY SERVICER, AS LONG AS SUCH SUCCESSOR HAS NET ASSETS AND NET WORTH EQUAL TO OR GREATER THAN THE NET ASSETS AND NET WORTH OF THE PRIMARY SERVICER. 19

   (B) PRIMARY SERVICER MAY ASSIGN, SELL OR TRANSFER ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT TO AN ENTITY THAT THEN SERVES AS A PRIMARY SERVICER FOR OTHER MORTGAGE LOANS HELD BY THE TRUST AT THE TIME OF SUCH ASSIGNMENT, SALE OR TRANSFER. 19

   (C) WITH THE PRIOR WRITTEN CONSENT OF MASTER SERVICER WHICH CONSENT SHALL
   NOT BE UNREASONABLY WITHHELD OR DELAYED, PRIMARY SERVICER MAY ASSIGN, SELL OR TRANSFER ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT TO ANY MASTER OR PRIMARY SERVICER, IF (1) SUCH ENTITY IS RATED BY THE RATING AGENCIES AS SATISFACTORY OR ITS EQUIVALENT IN SUCH CAPACITY OR (2) PRIMARY SERVICER AT ITS SOLE COST RECEIVES RATING AGENCY CONFIRMATION FROM THE RATING AGENCIES PRIOR TO SUCH ASSIGNMENT, SALE OR TRANSFER. 19

   (D) PRIMARY SERVICER MAY ASSIGN OR SUBCONTRACT CERTAIN OF ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AS EXPRESSLY PROVIDED IN AND SUBJECT TO THE TERMS OF THIS AGREEMENT. 19

   ANY SUCH ASSIGNMENT UNDER THIS SECTION 10.5 SHALL (I) NOT BE EFFECTIVE UNTIL SUCH SUCCESSOR PRIMARY SERVICER ENTERS INTO A WRITTEN AGREEMENT REASONABLY SATISFACTORY TO MASTER SERVICER AGREEING TO BE BOUND BY THE TERMS AND PROVISIONS OF THIS AGREEMENT (BUT NOT ALTERING THE OBLIGATIONS UNDER THIS AGREEMENT); AND (II) NOT RELIEVE THE ASSIGNING PRIMARY SERVICER OF ANY DUTIES OR LIABILITIES ARISING OR INCURRED PRIOR TO SUCH ASSIGNMENT. ANY COSTS OR EXPENSES INCURRED IN CONNECTION WITH SUCH ASSIGNMENT SHALL BE PAYABLE BY THE ASSIGNING PRIMARY SERVICER. ANY ASSIGNMENT OF DELEGATION OR ATTEMPTED ASSIGNMENT OR DELEGATION IN CONTRAVENTION OF THIS AGREEMENT SHALL BE NULL AND VOID. THE PROCEEDS OF ANY ASSIGNMENT, SALE OR TRANSFER PERMITTED UNDER THIS
   SECTION 10.5 OR TO WHICH CONSENT WAS GRANTED SHALL BELONG SOLELY TO THE ASSIGNOR OF SUCH RIGHTS, AND MASTER SERVICER SHALL HAVE NO CLAIM TO THEM. 19

   SECTION 10.6 RESIGNATION OF PRIMARY SERVICER.  19

   SECTION 10.7 PRIOR UNDERSTANDINGS. THIS AGREEMENT SUPERSEDES ANY AND ALL PRIOR DISCUSSIONS AND AGREEMENTS BETWEEN OR AMONG THE SELLER, THE PRIMARY SERVICER AND THE MASTER SERVICER WITH RESPECT TO THE SERVICING OF THE MORTGAGE LOANS AND THE OTHER MATTERS CONTAINED HEREIN. THIS AGREEMENT, TOGETHER WITH THE POOLING AND SERVICING AGREEMENT, CONTAIN THE SOLE AND ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN. EVERY EFFORT SHALL BE MADE TO CONSTRUE THIS AGREEMENT AND THE POOLING AND SERVICING AGREEMENT CONSISTENTLY. IF A CONFLICT EXISTS BETWEEN SUCH AGREEMENTS, THEN THE POOLING AND SERVICING AGREEMENT SHALL CONTROL. IF THIS AGREEMENT REQUIRES PRIMARY SERVICER TO PERFORM A TASK OR DUTY, THE DETAILS AND OBLIGATIONS OF WHICH ARE (A) SET FORTH IN THIS AGREEMENT AND (B)(I) ARE NOT SET FORTH IN THE POOLING AND SERVICING AGREEMENT OR (II) ARE SET FORTH IN THE POOLING AND SERVICING AGREEMENT ONLY IN GENERAL TERMS, THEN PRIMARY SERVICER SHALL PERFORM SUCH TASK AND DUTIES IN ACCORDANCE WITH THE DETAILS AND OBLIGATIONS SET FORTH IN THIS AGREEMENT. IF THIS AGREEMENT REQUIRES PRIMARY SERVICER TO PERFORM A TASK OR DUTY, THE DETAILS AND OBLIGATIONS OF WHICH ARE NOT SET FORTH IN THIS AGREEMENT BUT ARE CONTAINED IN THE POOLING AND SERVICING AGREEMENT, THEN THE PRIMARY SERVICER SHALL PERFORM SUCH TASK AND DUTIES IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT. 20

   SECTION 10.8 INTEGRATED AGREEMENT. THIS AGREEMENT CONSTITUTES THE FINAL COMPLETE EXPRESSION OF THE INTENT AND UNDERSTANDING OF THE PRIMARY SERVICER AND THE MASTER SERVICER AND MAY NOT BE ALTERED OR MODIFIED EXCEPT BY
   A SUBSEQUENT WRITING, SIGNED BY THE PRIMARY SERVICER AND THE MASTER SERVICER. 20

   SECTION 10.9 COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER
   OF COUNTERPARTS, EACH OF WHICH SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT. ANY PARTY HERETO MAY EXECUTE THIS AGREEMENT BY SIGNING ANY SUCH
   COUNTERPART.  20

   SECTION 10.10 GOVERNING LAWS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. 20

   SECTION 10.11 NOTICES. UNLESS OTHERWISE PROVIDED FOR HEREIN, ALL NOTICES AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED HEREUNDER SHALL BE IN WRITING (INCLUDING A WRITING DELIVERED BY FACSIMILE TRANSMISSION) AND SHALL BE DEEMED TO HAVE BEEN DULY GIVEN (A) WHEN DELIVERED, IF SENT BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), IF DELIVERED PERSONALLY OR BY FACSIMILE OR (B) ON THE SECOND FOLLOWING BUSINESS DAY, IF SENT BY OVERNIGHT MAIL OR OVERNIGHT COURIER, IN

   EACH CASE TO THE PARTIES AT THE FOLLOWING ADDRESSES (OR AT SUCH OTHER ADDRESSES AS SHALL BE SPECIFIED BY LIKE NOTICE); 20

   SECTION 10.12 AMENDMENT. IN THE EVENT THAT THE POOLING AND SERVICING AGREEMENT IS AMENDED, THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN AMENDED AND TO THE EXTENT NECESSARY TO REFLECT SUCH AMENDMENT TO THE POOLING AND SERVICING AGREEMENT, BUT NO SUCH AMENDMENT TO THE POOLING AND SERVICING AGREEMENT OR DEEMED AMENDMENT TO THIS AGREEMENT SHALL INCREASE THE OBLIGATIONS OR DECREASE THE RIGHTS OF PRIMARY SERVICER UNDER THIS AGREEMENT WITHOUT ITS EXPRESS WRITTEN CONSENT WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. 21

   SECTION 10.13 OTHER. THIS AGREEMENT SHALL NOT BE CONSTRUED TO GRANT TO ANY PARTY HERETO ANY CLAIM, RIGHT OR INTEREST IN, TO OR AGAINST THE TRUST FUND CREATED PURSUANT TO THE POOLING AND SERVICING AGREEMENT OR ANY ASSETS OF SUCH TRUST FUND. 21

SCHEDULE I  23

EXHIBIT B-4  1

   ADDRESS: PROPERTY ADDRESS  1
   CITY, STATE, ZIP CODE  1
         Insurance Escrow Balance: $1

PROPERTY FINANCIAL SUMMARY: (SEE ATTACHED MOST RECENT INCOME AND EXPENSE STATEMENT FOR MORTGAGED PROPERTY AND YEAR-TO-DATE OPERATING STATEMENTS) 2

     1. State recommendation for approval.  3
     2. Highlight strengths and weaknesses. How are weakness mitigated? (bullet points are fine) 3

     This PRIMARY SERVICING AGREEMENT, dated and effective as of August 1, 1999, by and between PRINCIPAL CAPITAL MANAGEMENT, LLC (in the capacity of primary servicer, the "Primary Servicer") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting solely in its capacity as Master Servicer under the Pooling and Servicing Agreement (as defined below) (the "Master Servicer").

     WHEREAS, Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer, ABN AMRO BANK, N.V., as fiscal agent and LASALLE BANK NATIONAL ASSOCIATION, as trustee, have entered into a Pooling and Servicing Agreement, dated as of August 1, 1999, relating to the Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 (as amended, from time to time, the "Pooling and Servicing Agreement"), a copy of which is attached hereto as Exhibit A;

     WHEREAS, the Master Servicer desires that the Primary Servicer act as Primary Servicer with respect to the mortgage loans listed on Schedule I hereto (each a "Mortgage Loan") and provide, on behalf of the Master Servicer, the necessary servicing of the Mortgage Loans performed in a manner consistent with the Servicing Standard and in a manner consistent with this Agreement and the Pooling and Servicing Agreement from the Closing Date until this Agreement is terminated in accordance herewith; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Primary Servicer and the Master Servicer hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, provided that terms contained in the Pooling and Servicing Agreement pertaining to a particular mortgage loan shall be deemed to pertain to the related Mortgage Loan that is the subject of this Agreement.

     "AGGREGATE SERVICING FEE": means the Primary Servicing Fee and the Excess Servicing Fee.

     "AGREEMENT": This Primary Servicing Agreement, as modified, amended and supplemented from time to time, including all exhibits, schedules and addenda hereto.

     "CATEGORY 1 CONSENT ASPECT": means a condition, term or provision of a Category 1 Request that requires, or specifies a standard of, consent, or approval of the applicable mortgagee under the Loan Documents, but shall explicitly exclude any such conditions, terms or provisions enumerated in (a) an escrow or reserve agreement for disbursements made from an escrow or reserve account; (b) an assignment and assumption request covered under Section A.1.(c)(ii) of Exhibit B-2(c) of this Agreement; or (c) a defeasance request covered under Section A.1.(c)(i) of Exhibit B-2(c) of this Agreement.

     "CATEGORY 1 REQUEST": As defined in the Post Closing Matters Description in Exhibit B-2.

     "CATEGORY 2 REQUEST": As defined in the Post Closing Matters Description in Exhibit B-2.

     "CATEGORY 3 REQUEST": As defined in the Post Closing Matters Description in Exhibit B-2.

     "DAY ONE REPORT": With respect to each Mortgage Loan, a statement in the form of Exhibit B-1(f) setting forth the scheduled payments of interest and principal and the amount of any unanticipated prepayments of which the Primary Servicer has received notice, indicating the Mortgage Loan and on account of what type of payment such amount is to be applied on behalf of the related Mortgagor.

     "EXCESS SERVICING FEE": means with respect to the Mortgage Loans, the monthly fee payable to Primary Servicer or its successors and assigns, as holder of excess servicing rights, which fee shall accrue at the Excess Servicing Fee Rate with respect to each Mortgage Loan.

     "EXCESS SERVICING FEE RATE": means the rate of 0.0% per annum with respect to each Mortgage Loan.

     "LOAN DOCUMENTS": As defined in the Post Closing Matters Description in Exhibit B-2.

     "MATERIALITY DETERMINATION": means with respect to a Category 1 Request, Master Servicer's determination, exercised good faith using the Servicing Standard, whether a Category 1 Consent Aspect is material and should be referred to the Special Servicer for consent in accordance with this Agreement.

     "MORTGAGE LOAN": means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the schedule attached to this Agreement as Schedule 1, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section
2.1 or Section 2.3 of the Pooling and Servicing Agreement, and Mortgage Loan shall also include any Defeasance Loan.

     "MASTER SERVICER": As defined in the preamble to this Agreement.

     "MASTER SERVICER SERVICING DOCUMENTS": means a copy of the documents contained in the Mortgage File for the Mortgage Loans.

     "NON-MANDATORY PREPAYMENT DATE MORTGAGE LOAN": As defined in Section 5.13 below.

     "OFFICER'S CERTIFICATE": In the case of the Primary Servicer, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President or an employee designated as a Servicing Officer pursuant to this Agreement.

     "PAYMENT AND COLLECTION DESCRIPTION": The description of the obligations of the Primary Servicer with respect to collection and remittance of payments on the Mortgage Loans as more particularly described in Section 2.1(c) below.

     "PAYMENT AND MORTGAGE LOAN STATUS REPORTS": The form of reports to be submitted by Primary Servicer with respect to reporting about collection and remittance of payments, delinquencies, status of real estate taxes, status of insurance and status of UCC financing statement for the Mortgage Loans as more particularly described and set forth on Exhibit B-1.

     "POA NOTICE": As defined in the Post Closing Matters Description in Exhibit B-2.

     "POOLING AND SERVICING AGREEMENT": As defined in the preamble to this Agreement.

     "POST CLOSING MATTERS DESCRIPTION": The description of the obligations of the Primary Servicer and Master Servicer with respect to requests from Mortgagors on Mortgage Loans that have not become Defaulted Mortgage Loans, a Specially Serviced Mortgage Loan or one on which a Servicing Transfer Event has occurred, which obligations are more particularly described and set forth on Exhibit B-2.

     "POST CLOSING REQUEST": As defined in the Post Closing Matters Description in Exhibit B-2.

     "POWER OF ATTORNEY": As defined in Section 4.2 of this Agreement.

     "PRIMARY SERVICER COLLECTION ACCOUNT": means an account which is an Eligible Account established by Primary Servicer for the purposes set forth in this Agreement, the income and earnings on which shall inure entirely to the benefit of Primary Servicer. The Primary Servicer Collection Account shall be established in the name of "Principal Capital Management, LLC, as Primary Servicer for Wells Fargo National Association, as Master Servicer for LaSalle Bank, National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1."

     "PRIMARY SERVICER DEFAULT": As defined in Section 6.1 hereof.

     "PRIMARY SERVICER ERRORS AND OMISSIONS INSURANCE POLICY": As defined in
Section 5.5(a) hereof.

     "PRIMARY SERVICER FIDELITY BOND": As defined in Section 5.5(a) hereof.

     "PRIMARY SERVICER SERVICING DOCUMENTS": means (a) a copy of the documents contained in the Mortgage File for the Mortgage Loans and (b) all other servicing documents and records in possession of Primary Servicer that relate to or are used for the servicing of the Mortgage Loans and that are not required to be part of the applicable Mortgage File.

     "PRIMARY SERVICING FEE": For each calendar month, as to each Mortgage Loan, the portion of the Primary Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each Mortgage Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on the Mortgage Loan and only from collections on such Mortgage Loan.

     "PRIMARY SERVICING FEE RATE": A rate of 0.01% per annum with respect to each Mortgage Loan.

     "PRIMARY SERVICING TERMINATION DATE": As defined in Section 6.2 hereof.

     "PROPERTY INSPECTION DESCRIPTION": The description of the obligations of the Primary Servicer with respect to inspection of the Mortgaged Properties for each of the Mortgage Loans as more particularly described in Section 2.1(d) below and Exhibit B-3.

     "REQUIREMENTS LIST": As defined in the Post Closing Matters Description in Exhibit B-2.

     "SERVICES": Those activities to be provided by the Primary Servicer for the Servicing of the Mortgage Loans pursuant to the provisions of this Agreement.

     "SERVICING": With respect to any Mortgage Loan, the right and obligation of the Primary Servicer to administer such Mortgage Loan in accordance with the provisions hereof.

     "SERVICING DOCUMENTS": means the Master Servicer Servicing Documents and Primary Servicer Servicing Documents.

     "SERVICING OFFICER": Any officer or employee of the Primary Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Master Servicer by the Primary Servicer and signed by an officer of the Primary Servicer, as such list may from time to time be amended.

     "SPECIAL SERVICER": Wells Fargo Bank, National Association or any successor thereto as special servicer under the Pooling and Servicing Agreement.

     "SERVICING STANDARD": That standard that is the higher of:

     (a) the customary and usual standards of practice of prudent institutional mortgage loan servicers servicing mortgage loans comparable to the Mortgage Loans for third parties in the jurisdiction in which the Mortgaged Properties are located, giving due regard to the maximization of the net present value of the Mortgage Loans and

     (b) the standards of practice utilized by the Primary Servicer with respect to mortgage loans comparable to the Mortgage Loans that the Primary Servicer owns and services for its own account, giving due regard to the maximization of the net present value of the Mortgage Loans;

     but in any case without regard to:

          (1) any relationship that the Primary Servicer or any affiliate of the Primary Servicer may have with the related Mortgagor;

          (2) the ownership of any Certificate by the Primary Servicer or any affiliate thereof;

          (3) the ownership of any Junior Indebtedness by the Primary Servicer or any affiliate thereof with respect to the Mortgaged Property securing any Mortgage Loan; or

          (4) the Primary Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction;

     provided, however, that in no event shall such standards be less than the Servicing Standard set forth in the Pooling and Servicing Agreement to the extent that the Servicing Standard in the Pooling and Servicing Agreement is applicable to the Services being rendered pursuant to this Agreement.

     "SUCCESSOR PRIMARY SERVICER": The Person selected by the Master Servicer upon the termination of the Primary Servicer resulting from any Primary Servicer Default, if any, who shall thereafter perform the Services with respect to the Mortgage Loans; provided, that the Master Servicer shall perform all Services with respect to the Mortgage Loan until such Person, if any, is selected.

     "TASK DESCRIPTION": The outline description of the obligations of the Primary Servicer, and Master Servicer with respect to the Mortgage Loans as set forth in Exhibit B-4 attached to this Agreement.

     "TRUSTEE": LaSalle Bank National Association or any successor thereto as trustee under the Pooling and Servicing Agreement.


                                   ARTICLE II

                                PRIMARY SERVICING

     SECTION 2.1 PRIMARY SERVICING. From the Closing Date until the Primary Servicing Termination Date, Master Servicer hereby authorizes and directs Primary Servicer to service each Mortgage Loan as primary servicer on behalf of and at the direction of the Master Servicer as provided in this Agreement. The Services shall consist of the following:

          (a) Primary Servicer shall perform all tasks and responsibilities necessary to meet the requirements under the Task Description, the Post Closing Matters Description, Payment and Collection Description and the Payment and Mortgage Loan Status Reports, in each case in accordance with the terms of this Agreement and in a manner not inconsistent with the Pooling and Servicing Agreement. Primary Servicer shall also perform the Master Servicer's obligations set forth in Sections 2.1(c) and 2.1(d) of the Pooling and Servicing Agreements with respect to the Mortgage Loans.

             (b) Master Servicer and Primary Servicer agree and acknowledge that the Task Description is a chart that enumerates a list of tasks and the general allocation of responsibility of servicing obligations between the Master Servicer and the Primary Servicer for such tasks, and the Post Closing Matters Description sets forth a specific method for classifying post closing requests of a Mortgagor and allocating responsibility for handling such requests based upon such classification. Master Servicer and Primary Servicer have made efforts to reconcile the Task Description and Post Closing Matters Description.

          (c) Without limiting the foregoing, Primary Servicer shall collect and remit payments on the Mortgage Loans in accordance with the Payment and Collection Description. For the purposes of this Agreement, the "Payment and Collection Description" shall encompass all of the following responsibilities and obligations set forth in the following subsections
     (i) through (viii):

          (i) On or prior to the date on which the Primary Servicer is required to deposit funds, the Primary Servicer shall establish a Primary Servicer Collection Account, which shall be an Eligible Account, and shall give the Master Servicer prior written notice of the name and address of the depository institution at which such Primary Servicer Collection Account is maintained, and the number of the Primary Servicer Collection Account.

          (ii) The Primary Servicer shall make efforts consistent with the Servicing Standard to collect all monthly payments of principal (including without limitation Principal Prepayments and Prepayment Premiums) and interest with respect to the Mortgage Loans (except for payments due on or prior to the Cut-Off Date), as well as late charges, Insurance Proceeds, Condemnation Proceeds and any and all other amounts due from the Mortgagor or a third party with respect to the Mortgage Loans pursuant to the Loan Documents (other than any payments that are made directly to a Person other than the Primary Servicer).

          (iii) In the case of any payments received by the Primary Servicer, the Primary Servicer shall deposit all such payments (less the applicable Aggregate Servicing Fee and any other payments due to Primary Servicer under this Agreement) into the Primary Servicer Collection Account on or before the next Business Day after receiving each such payment.

          (iv) Subject to the previous subsection, the Primary Servicer shall remit to the Master Servicer from the Primary Servicer Collection Account, by wire transfer of immediately available funds, all funds in such account (other than income and earnings on such account), and shall not withdraw funds therefrom for any other purpose, except to withdraw amounts deposited therein by error, as follows: (1) In the case of any payments received and collected during a Collection Period on or before the day which is one day prior to the Determination Date for such Collection Period, Primary Servicer shall remit such payments one day prior to the Determination Date, or, if such day is not a Business Day, on the next preceding Business Day.
     (2) In the case of any payments received and collected by Primary Servicer after the day which is one day prior to the Determination Date for such Collection Period, Primary Servicer shall remit all such payments on the first Business Day following collection of the amount of any such payments, except that any Scheduled Payment received and collected for a Due Date that occurs after the then current month shall be remitted to Master Servicer in the month in which such Due Date occurs in accordance with the terms of Sections 2.1(c)(iii) and (iv). Notwithstanding the foregoing, any unscheduled payments or Balloon Payments that would cause a Prepayment Interest Shortfall shall be remitted to the Master Servicer within one (1) Business Day of receipt.

          (v) In the event any payments received by Primary Servicer becomes
     NSF after the moneys associated with that payment have been remitted to the Master Servicer, the Master Servicer will return such moneys to Primary Servicer by wire transfer in immediately available funds within one Business Day of notice from the Primary Servicer.

          (vi) With respect to escrow or reserve payments as listed on the Task Description, the Primary Servicer shall collect escrow or reserve amounts with respect to the Mortgage Loans, and shall deposit such funds in an escrow account, which shall be an Eligible Account, and shall maintain, disburse and account for such funds as provided in the Task Description, for real estate taxes, insurance and reserves, and escrows for repairs, replacements, principal and interest payments and lease payments, and any other matters specified in any agreement in which funds are held at the time, and in the manner and for the purposes as otherwise required or delineated in the Loan Documents and with respect to the Master Servicer under the Pooling and Servicing Agreement. The Primary Servicer may direct the investment of such funds subject to and in accordance with the criteria set forth in the Pooling and Servicing Agreement relating to Escrow Accounts. Primary Servicer shall have the benefit and shall retain all interest and income earned on the Escrow Accounts for the Mortgage Loans that is not paid to Mortgagors.

          (vii) Primary Servicer shall submit the following Payment and Mortgage Loan Status Reports in the form attached as Exhibit B-1: (1) a remittance report for payments received on Mortgage Loans by electronic mail on each day that payment funds are wired to the Master Servicer in accordance with
     Section 2.1(c) of this Agreement; (2) a delinquency report; (3) a real estate tax monitoring report; (4) an insurance monitoring report; (5) a UCC form monitoring report; and (6) the Day One Report. If the day that any such report is due is not a Business Day, then such report shall be due on the next Business Day thereafter. Primary Servicer shall submit the Payment and Mortgage Loan Status Report numbered (2) by electronic mail, monthly no later than the tenth (10th) day of each month for the previous month. Primary Servicer shall submit the Payment and Mortgage Loan
     Status Reports numbered (3), (4) and (5) by electronic mail, quarterly no later than April 15, July 15, October 15 and January 15 for the previous quarter. Primary Servicer shall submit the Payment and Mortgage Loan Status Report numbered (6) by electronic mail, monthly no later than the first
     (1st) day of each month in which the applicable Distribution Date occurs for the then current Collection Period.

          (viii) Master Servicer and Primary Servicer have made efforts to reconcile the Task Description, the Payment and Collection Description and Payment and Collection and Reports. In the event of any conflict between
     (1) the Task Description and (2) the Payment and Collection Description and Payment and Mortgage Loan Status Reports, then the Payment and Collection Description and Payment and Mortgage Loan Status Reports shall govern.

     (d) Commencing in the year 2000, Primary Servicer shall inspect, or cause to be inspected, each of the Mortgaged Properties for the Mortgage Loans in accordance with Section 8.17 of the Pooling and Servicing Agreement and, promptly upon completion of such inspection, shall deliver to Master Servicer a property inspection report in the form attached as Exhibit B-3 ("Property Inspection Description").

     Master Servicer and Primary Servicer have made efforts to reconcile the Task Description, and the Property Inspection Description. In the event of any conflict between (1) the Task Description and (2) the Property Inspection Description, then the Property Inspection Description shall govern

     (e) Primary Servicer shall promptly notify the Master Servicer of any significant events affecting the Mortgage Loans which become known to Primary Servicer, the related Mortgagor or related Mortgaged Property, such as a payment default, a bankruptcy, a judicial lien or casualty event, and the Primary Servicer shall also promptly advise the Master Servicer of all material collection and customer service issues and, if requested, shall furnish the Master Servicer with copies of any correspondence or other documents in the possession of the Primary Servicer related to any such matter.

     (f) Primary Servicer shall perform all other obligations of the Primary Servicer as set forth herein.

     Primary Servicer and the Master Servicer agree that, in connection with the performance of its obligations hereunder, the Primary Servicer shall be entitled to request from the Master Servicer, and the Master Servicer agrees that it shall provide, express instructions for the completion of any of the Services to be performed or completed by the Primary Servicer, to the extent necessary to clarify any ambiguities in the terms of this Agreement. The Master Servicer further agrees that the Primary Servicer shall be entitled to rely upon any such written instructions. The Primary Servicer and the Master Servicer, respectively, shall perform all of their respective obligations as allocated and set forth in this Agreement, and it is understood that the Primary Servicer shall have no obligations with respect to the primary servicing of the Mortgage Loans, except as specifically set forth in this Agreement.


     SECTION 2.2 STANDARD OF CARE. The Primary Servicer shall perform all Services on behalf of the Master Servicer in accordance with the terms of this Agreement and with the Servicing Standard, and in a manner consistent with the applicable provisions of the Pooling and Servicing Agreement.

     SECTION 2.3 COMPENSATION AND OTHER PAYMENTS TO THE PRIMARY SERVICER. As consideration for the Primary Servicer's performance of the Services hereunder, the Primary Servicer shall be entitled to deduct the Aggregate Servicing Fee in accordance with Section 2.1(c)(iii) of this Agreement, with respect to the related Collection Period for each Mortgage Loan, and with respect to each such Mortgage Loan for which a payment was received by the Master Servicer or forwarded to the Master Servicer by the Primary Servicer. Notwithstanding the foregoing, Primary Servicer shall not be entitled to a Primary Servicing Fee with respect to any Mortgage Loan for which a Servicing Transfer Event has occurred unless such Mortgage Loan becomes a Rehabilitated Mortgage Loan or with respect to which the Primary Servicer has been terminated as Primary Servicer under this Agreement and the Pooling and Servicing Agreement.

     Primary Servicer shall retain all rights to the Excess Servicing Fee for all Mortgage Loans, even if (a) any Mortgage Loan or Mortgage Loans become Specially Serviced Mortgage Loans; (b) Primary Servicer's servicing is terminated with respect to particular Mortgage Loans or (c) Primary Servicer is in default, is terminated or resigns under this Agreement. If Primary Servicer is unable to deduct the Excess Servicing Fee in accordance with Section 2.1(c)(iii) because it no longer services a Mortgage Loan or Mortgage Loans or for any other reason (other than transfer or assignment of the rights to the Excess Servicing Fee), then Master Servicer (and any successor) shall cause the Excess Servicing Fee to be paid on the Mortgage Loans to Primary Servicer monthly in accordance with the terms of the Pooling and Servicing Agreement.

     Primary Servicer shall have the benefit and shall retain all interest and income earned on the Primary Servicer Collection Account for the Mortgage Loans. If Primary Servicer is terminated under this Agreement, it shall be entitled to collect all such interest and income that accrues through the date of termination. If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, Primary Servicer shall be entitled to collect all such interest and income that accrues through the date of the applicable Servicing Transfer Event. The right to retain such interest and income shall resume if such Mortgage Loan becomes a Rehabilitated Mortgage Loan.

     The Primary Servicer shall also be entitled to retain the fees or portions of fees set forth in the Post Closing Matters Description. Except as specifically provided in this Agreement, the Primary Servicer shall not be entitled to receive any default interest or late fees collected from the Borrower, and the Primary Servicer shall promptly, upon collection of such amounts, forward such interest and fees to the Master Servicer in accordance with the Payment and Collection Description. Primary Servicer may waive the right to collect a fee or portion of a fee to which it is entitled under this Agreement but may not waive or otherwise affect the rights of other parties to any other fees or portions of fees to which Primary Servicer is not entitled.

     The Primary Servicer shall be required to pay out of its own funds, without reimbursement, all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder, including costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, and Primary Servicer shall be required to pay all expenses that it incurs in the administration of this Agreement (but not those incurred at the direction or request of Master Servicer or a third party which direction or request requires the performance of a task or obligation not contemplated of Primary Servicer under this Agreement) and shall not be entitled to reimbursement of such costs and expenses, except (1) as may be specifically provided in this Agreement or
(2) to the extent expenses are reimbursable by a Mortgagor under the applicable Loan Documents.

     SECTION 2.4 PRIMARY SERVICER REPRESENTATIONS AND WARRANTIES. The Primary Servicer hereby makes for the benefit of the Master Servicer the same representations and warranties as are made by the Master Servicer under Section
8.20 of the Pooling and Servicing Agreement; provided, however, that (a) references therein to the Master Servicer shall be deemed references to the Primary Servicer and references to the Trustee shall be deemed references to the Master Servicer, (b) the Primary Servicer is duly organized, validly existing and in good standing as a limited liability company under the laws of the jurisdiction of its organization. Primary Servicer further represents that since origination of the each Mortgage Loan, Primary Servicer has serviced each of the Mortgage Loans in accordance with its terms.

                                   ARTICLE III

                           DOCUMENTS AND OTHER MATTERS

     SECTION 3.1 SEGREGATION OF MORTGAGE LOAN DOCUMENTS. The Primary Servicer shall segregate the Primary Servicer Servicing Documents related to the Mortgage Loans from all other assets of the Primary Servicer and, upon request, forward to the Master Servicer copies of such documents or originals of such documents if in the possession of Primary Servicer and not part of the Mortgage File forwarded to the Trustee.

     SECTION 3.2 ACCESS TO DOCUMENTS; PROVISION OF CERTAIN INFORMATION. The Primary Servicer shall make available to the Master Servicer or any Successor Primary Servicer, at a reasonable time, such information as the Master Servicer or such Successor Primary Servicer shall reasonably request in writing and shall make available to the Master Servicer or any Successor Primary Servicer or Persons designated by the Master Servicer or such Successor Primary Servicer such documents as the Master Servicer shall reasonably request in writing. The Master Servicer shall make available to the Primary Servicer, at a reasonable time, such information as the Primary Servicer shall reasonably request in writing in connection with the performance of the Services and, subject to the terms and conditions of Section 8.15 of the Pooling and Servicing Agreement, shall make available to the Primary Servicer or

Persons designated by the Primary Servicer such documents related to the Mortgage Loans and the Servicing of the Mortgage Loans as the Primary Servicer shall reasonably request in writing.


                                   ARTICLE IV

                           MASTER SERVICER ASSISTANCE

     SECTION 4.1 MASTER SERVICER ASSISTANCE.

     (a) The Master Servicer shall make reasonable efforts to do any and all things reasonably requested by the Primary Servicer to enable the Primary Servicer to render the Services, including, without limitation, delivering to the Trustee any receipts or other documentation that the Trustee may require to allow it to release any Mortgage Files or documents contained therein or acquired in respect thereof requested by the Primary Servicer. The Primary Servicer shall do any and all things reasonably requested by the Master Servicer to enable the Master Servicer to comply with its obligations under the Pooling and Servicing Agreement. Before the Master Servicer releases all or any portion of any Mortgage File or document contained therein or acquired in respect thereof to the Primary Servicer, the Master Servicer may require the Primary Servicer to execute a receipt therefor or, in the event of a Mortgage Loan that has been repaid in full, a certificate with respect to the payment in full of the related Mortgage Loan.

     (b) If required in connection with the provision of the Services, the Master Servicer shall furnish, or cause to be furnished, to the Primary Servicer, upon request, any powers of attorney of the Master Servicer or the Trustee, empowering the Primary Servicer to take such actions as it determines to be reasonably necessary to comply with its Servicing duties hereunder or to enable the Primary Servicer to service and administer such Mortgage Loans and carry out its duties hereunder, in each case in accordance with the Servicing Standard and the terms of this Agreement. The Primary Servicer hereby agrees to indemnify the Master Servicer and the Trustee from any loss, damage, expense or claim relating to misuse or wrongful use of any such power-of-attorney.

     SECTION 4.2 SPECIALLY SERVICED MORTGAGE LOANS. The Primary Servicer shall promptly notify the Master Servicer and Special Servicer with respect to Specially Serviced Mortgage Loans of any questions, complaints, legal notices, or other communications relating to the foreclosure or default of a Mortgage Loan that are received by the Primary Servicer and with respect to such Mortgage Loan such other matters as would, consistent with the Servicing Standard, require notification to the owner or the servicer of the Mortgage Loan. The Master Servicer shall promptly notify the Primary Servicer with respect to any Specially Serviced Mortgage Loan that becomes a Rehabilitated Mortgage Loan and shall provide Primary Servicer with all relevant documents received during the time that the relevant Mortgage Loan was a Specially Serviced Mortgage Loan.

                                    ARTICLE V

                      ADDITIONAL PRIMARY SERVICER COVENANTS

     SECTION 5.1 NOTICE OF LITIGATION. With respect to any Mortgage Loan as to which litigation is instituted, the Primary Servicer, if aware of such litigation, shall notify the Master Servicer immediately as to the status of the litigation related to such Mortgage Loan and shall, when reasonably required or requested by the Master Servicer, provide to the Master Servicer copies of all pertinent information in the Primary Servicer's possession related to such litigation, including, without limitation, copies of related Servicing
Documents.

     SECTION 5.2 NO PERSONAL SOLICITATION. The Primary Servicer hereby agrees that it will not knowingly take any action or cause any action to be taken by any of its agents or affiliates, or independent contractors or working on its behalf, to personally, by telephone or mail, solicit the prepayment of any Mortgage Loan by any Borrower. Primary Servicer agrees not to forward to any Mortgagor or other obligors under a Mortgage Loan, any correspondence or documents between Master Servicer and Primary Servicer regarding a Post Closing Request (except the Requirements List (as defined in Exhibit B-2(c)) without the consent of the Master Servicer or Special Servicer (acting in its sole discretion), unless required by law.

     SECTION 5.3 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. The Primary Servicer shall deliver to the Master Servicer on or before March 15 of each year, commencing with March 15, 2000, an Officer's Certificate certifying that, with respect to the period ending on the preceding December 31, (i) such Servicing Officer has reviewed the activities of the Primary Servicer during the preceding calendar year or portion thereof and its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such Servicing Officer's knowledge, based on such review, the Primary Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

     SECTION 5.4 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. On or before April 1 of the year, commencing with April 1, 2000, the Primary Servicer at its own expense shall cause a firm of independent public accountants (who may also render other services to the Primary Servicer) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer to the effect that such firm has examined certain records and documents relating to the Primary Servicer's performance of its servicing obligations under this Agreement in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in each case stating such firm's conclusions relating thereto.

     SECTION 5.5 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY.

     (a) The Primary Servicer, at its own expense, shall maintain in effect a fidelity bond (the "Primary Servicer Fidelity Bond") and an errors and omissions policy (the "Primary Servicer Errors and Omissions Insurance Policy") with a Qualified Insurer, naming the Master Servicer as loss payee, affording coverage for all directors, officers and employees. The Primary Servicer Errors and Omissions Insurance Policy and Primary Servicer Fidelity Bond shall be in such form and amount that would satisfy the requirements for such policies as the Master Servicer must satisfy as set forth in Section 8.2 of the Pooling and Servicing Agreement. Notwithstanding any other provisions of this Agreement, the Primary Servicer shall be permitted to self-insure with respect to its obligations to maintain the Primary Servicer Fidelity Bond and a Primary Servicer Errors and Omissions Policy to the extent the Master Servicer is permitted under Section 8.2 of the Pooling and Servicing Agreement. The Primary Servicer shall furnish to the Master Servicer, not later than thirty (30) days after the Closing Date, evidence of the Primary Servicer's compliance with this
Section 5.5(a).

     (b) The Primary Servicer shall promptly report in writing to the Master Servicer any material adverse changes that may occur in the Primary Servicer Fidelity Bond or the Primary Servicer

Errors and Omissions Insurance Policy and shall furnish to the Master Servicer upon written request copies of all binders and policies or certificates evidending that such bond and insurance policy are in full force and effect.
The Primary Servicer shall promptly report in writing to the Master Servicer all cases of embezzlement or fraud or irregularities of operation relating to the servicing of the Mortgage Loans by the Primary Servicer and its employees, officers, directors, agents and representatives if such events involve funds relating to the Mortgage Loans. The total of such losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of the Primary Servicer's bonding companies or insurers relating to the Mortgage Loans or the servicing thereof, a copy of such report (which report may omit any references to individuals suspected of such embezzlement, fraud or irregularities of operation) shall be promptly furnished to the Master Servicer.

     SECTION 5.6 PRIMARY SERVICER'S FINANCIAL STATEMENTS AND RELATED INFORMATION. The Primary Servicer shall deliver to the Master Servicer, within 120 days after the end of its fiscal year, a copy of its annual financial statements, such financial statements to be audited if then customarily audited, and with respect to any unaudited financial statements provided by the Primary Servicer, which financial statements shall be certified by the Primary Servicer's chief financial officer to be true, correct and complete. The Primary Servicer shall notify the Master Servicer, as of the Closing Date, of the Primary Servicer's fiscal year and shall notify the Master Servicer promptly after any change thereof.

     SECTION 5.7 NO ADVANCING. Under no circumstance shall the Primary Servicer make or have an obligation to make any Advances.

     SECTION 5.8 REMIC COMPLIANCE. The Primary Servicer shall take no action that would impair the Master Servicer's obligations with respect to REMIC compliance as provided in the Pooling and Servicing Agreement.

     SECTION 5.9 INSPECTION RIGHTS. The Primary Servicer shall afford the Master Servicer and the Trustee, upon reasonable notice and during normal business hours, reasonable access to all records, information, books and documentation regarding the applicable Mortgage Loans, and all accounts, insurance policies and other relevant matters relating to this Agreement, and access to Servicing Officers of the Primary Servicer responsible for its obligations hereunder.

     SECTION 5.10 AUTHORIZED OFFICER. Primary Servicer shall provide Master Servicer promptly with a written list of authorized Servicing Officers of Primary Servicer, which may be amended from time to time by written notice from Primary Servicer to Master Servicer; provided, however, that such list shall denote one principal Servicing Officer responsible for the Primary Servicer's obligations under this Agreement.

     SECTION 5.11 YEAR 2000 COMPLIANCE. Primary Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by Primary Servicer and used by Primary Servicer in the course of operation or management of, or the compiling, reporting or generation of data required by this Agreement, will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999; or (y) that would cause such software to be no longer fit for the purpose for which it was intended by reason of the changing of the year from 1999 to 2000.

     SECTION 5.12 ADDITIONAL REPORTS. Primary Servicer shall produce such additional written reports with respect to the Mortgage Loans as the Master Servicer may from time to time reasonably request in accordance with the Servicing Standard.

     SECTION 5.13. PREPAYMENTS. For any Mortgage Loan, Primary Servicer shall require Principal Prepayments to be made so as not to cause a Prepayment Interest Shortfall. If the Loan Documents of a related Mortgage Loan do not allow Primary Servicer to require Principal Prepayments on a date that will avoid a Prepayment Interest Shortfall ("Non-Mandatory Prepayment Date Mortgage Loan"), then Primary Servicer shall remit to Master Servicer on the date specified in Section 2.1(c)(iv) of this Agreement in addition to all other amounts due for such Principal Prepayment, the amount of any Prepayment Interest Shortfall that results from such Principal Prepayment; provided, however, that
(a) Primary Servicer shall be entitled to keep any Prepayment Interest Excess that results from a Principal Prepayment made on a Non-Mandatory Prepayment Date Mortgage Loan and (b) Primary Servicer shall in no event be required to remit an amount greater than the amount of the Primary Servicing Fee for such Collection Period.

     SECTION 5.14. CONSENTS. Primary Servicer shall (a) obtain the consent of the Special Servicer with respect to assignments and assumptions of Mortgage Loans in accordance and subject to the terms of Section A.1.(c)(ii) of Exhibit B-2(c) of this Agreement; (b) obtain the consent of the Master Servicer with respect to the defeasance of Mortgage Loans in accordance and subject to the terms of Section A.1.(c)(i) of Exhibit B-2(c) of this Agreement; and (c) notify Master Servicer of any Category 1 Consent Aspect in any Category 1 Request, which shall then be subject to Master Servicer's Materiality Determination and thereafter handled in accordance with Sections A.1.(a) and (c)(iii) of Exhibit B-2(c) of this Agreement.


                                   ARTICLE VI

                     PRIMARY SERVICER DEFAULT; TERMINATION;
                          POST-TERMINATION OBLIGATIONS

     SECTION 6.1 PRIMARY SERVICER DEFAULT. Each of the following events shall constitute a "Primary Servicer Default" hereunder:

                           (i) any failure by the Primary Servicer to remit to the Master Servicer when due any amount required to be remitted under this Agreement; or

                           (ii) any failure by the Primary Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Primary Servicer contained in this Agreement, which failure continues unremedied for a period of thirty
         (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, that to the extent the Master Servicer determines, in its reasonable discretion, that the Primary Servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Primary Servicer to cure such failure; provided, further, that such cure period may not exceed sixty (60) days; and; provided, further that if such failure to perform on the part of the Primary Servicer results in an Event of Default by the Master Servicer under the Pooling and Servicing Agreement, then the cure periods described in this Section 6.1(ii) shall not apply; or

                           (iii) any breach of the representations and warranties made pursuant to Section 2.4 hereof that materially and adversely affects the interest of the Master Servicer and that continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given by the Master Servicer to Primary Servicer; provided, however, that to the extent the Master Servicer determines in its reasonable discretion that the Primary Servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Primary Servicer to cure such breach; provided, however, that such cure period may not exceed sixty (60) days; and provided, further, that if such failure to perform on the part of the Primary Servicer results in an Event of Default (or an event that with notice or the passage of time would constitute such an Event of Default) by the Master Servicer under the Pooling and Servicing Agreement, then the cure periods described in this Section 6.1(iii) shall not apply; or

                           (iv) any Rating Agency shall qualify, lower or withdraw the outstanding rating of any Class of Certificates because the prospective financial condition or mortgage loan servicing capacity of the Primary Servicer is insufficient to maintain such rating; or

                           (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                           (vi) the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or of or relating to all or substantially all of its property; or

                           (vii) the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                           (viii) any other event caused by the Primary Servicer which creates an Event of Default (or an event that with notice or the passage time would constitute such an Event of Default) of the Master Servicer under the Pooling and Servicing Agreement.

                           Primary Servicer agrees to give prompt written notice to Master Servicer upon the occurrence of any Primary Servicer Default.

     SECTION 6.2 TERMINATION.

                  (a) The obligations and responsibilities of the Primary Servicer as created hereby (other than as expressly provided herein) shall terminate upon the earliest to occur of (i) the receipt by the Primary Servicer of the Master Servicer's written notice of such termination delivered at the Master

Servicer's option following the occurrence of a Primary Servicer Default, and (ii) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (the "Primary Servicing Termination Date"). From and after the Primary Servicing Termination Date, the Primary Servicer shall, if applicable, continue to cooperate in the transfer of primary servicing, including the delivery of files and transfer of accounts as contemplated hereby but shall have no further obligations under this Agreement.

     Without limiting the foregoing, the Primary Servicer agrees that the rights and duties of the Master Servicer under this Agreement and the Pooling and Servicing Agreement may be assumed by a successor Master Servicer or the Trustee upon a termination of the Master Servicer's servicing rights pursuant to the Pooling and Servicing Agreement.

     Primary Servicer's rights and obligations shall expressly survive a termination of Master Servicer's servicing rights pursuant to the Pooling and Servicing Agreement (except a termination of Master Servicer caused by a Primary Servicer Default). In the event of such a termination, any successor Master Servicer or the Trustee (if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically have assumed and agreed to this Agreement without further action upon becoming the successor Master Servicer.

     Upon the request of Primary Servicer, Master Servicer shall confirm to Primary Servicer in writing that this Agreement remains in full force and effect. Upon the request of Primary Servicer, the successor Master Servicer or Trustee, as applicable, shall confirm to Primary Servicer in writing that this Agreement remains in full force and effect. Upon the request of the successor Master Servicer or Trustee, Primary Servicer shall confirm to the successor Master Servicer or Trustee, as applicable, in writing that this Agreement remains in full force and effect.

     (b) The Master Servicer's reimbursement obligations to the Primary Servicer hereunder shall survive the Primary Servicing Termination Date, but only to the extent such reimbursement relates to a period prior to the termination of all of the Primary Servicer's obligations hereunder.

     (c) The rights of Master Servicer to terminate Primary Servicer upon the occurrence of a Primary Servicer Default shall be in addition to any other rights Master Servicer may have at law or in equity, including injunctive relief or specific performance.

     SECTION 6.3 POST-TERMINATION OBLIGATIONS.

     (a) In the event of a termination of primary servicing due to Primary Servicer Default, the Primary Servicer shall promptly deliver the Servicing Documents as directed by the Master Servicer and remit to the Master Servicer, by wire transfer of immediately available funds, all cash held by the Primary Servicer with respect to the related Mortgage Loans, and shall, if so requested by the Master Servicer, assign to the Master Servicer or a Successor Primary Servicer, as directed by the Master Servicer, and in such event the Master Servicer shall assume, or cause the Successor Primary Servicer to assume, all service contracts related to the Mortgage Loans transferred thereon but only to the extent such contracts are assignable and the required consents (if any) to such assignments have been obtained. The Primary Servicer shall use all reasonable efforts to obtain the consents required to effect such assignments.

     (b) On and after the Primary Servicing Termination Date, the Primary Servicer shall promptly endorse and send to the Master Servicer via overnight mail or delivery service any checks or other funds in respect of any Mortgage Loan which are received by the Primary Servicer.

     (c) The Primary Servicer shall provide to the Master Servicer promptly (but in no event later than ten (10) Business Days) after the Primary Servicing Termination Date the following information, in each case as of such date: (a) a ledger accounting itemizing the dates and amounts of all payments made, received or applied by the Primary Servicer with regard to each Mortgage Loan, further itemizing principal and interest payments, tax payments, special assessments, hazard insurance, mortgage insurance premiums, ground rents, if any, and all other payments and (b) a current trial balance for each such Mortgage Loan.

     (d) On a date to be agreed upon by the Primary Servicer and the Master Servicer, but not later than the Business Day following the Primary Servicing Termination Date, the Primary Servicer shall commence and continue diligently to completion at its own expense, to notify Mortgagors under the related Mortgage Loans of the address to which payments on such Mortgage Loans should be sent after the Primary Servicing Termination Date; provided, however, that in any event, Primary Servicer shall be obligated to notify Mortgagors within seven (7) Business Days of the Primary Servicing Termination Date.

     (e) The Primary Servicer shall promptly forward to the Master Servicer, at the Primary Servicer's expense all Mortgagor correspondence, insurance notices, tax bills or any other correspondence or documentation related to any Mortgage Loan which is received by the Primary Servicer after the Primary Servicing Termination Date.

     (f) Primary Servicer shall be entitled to all fees, compensation, interest and earnings on the Mortgage Loans accrued through the date of termination of its obligations and rights under this Agreement; provided, however, Primary Servicer shall continue to collect the Excess Servicing Fee after termination in accordance with the terms of this Agreement and the Pooling and Servicing Agreement.

     SECTION 6.4 ADDITIONAL TERMINATION.

     Notwithstanding any provision herein to the contrary, this Agreement shall terminate with respect to any individual Mortgage Loan (i) if and when such Mortgage Loan becomes a Specially Serviced Mortgage Loan or an REO Mortgage Loan or (ii) if and when such Mortgage Loan is sold or otherwise disposed of by or on behalf of the Trust (which sale or disposition shall not include the transformation of a Mortgage Loan into a Defeasance Loan). In the event of such termination, the Primary Servicer shall comply with Section 6.3 as if a Primary Servicer Default had occurred, except that such Section shall be construed to relate only to such Mortgage Loan and references therein to Primary Servicing Termination Date shall be construed to mean the date of such termination, and
(ii) the Primary Servicer shall cooperate in the orderly transfer of the servicing of such Mortgage Loan and shall forward to the Master Servicer such documents as it may receive from time to time with respect thereto and provide such other assistance as may reasonably be required by the Master Servicer with respect thereto. Primary Servicer shall be entitled to all fees, compensation, interest and earnings on such Mortgage Loan accrued through the date of termination of its obligations and rights with respect to such Mortgage Loan under this Agreement; provided, however, Primary Servicer shall continue to collect the Excess Servicing Fee after termination in accordance with the terms of this Agreement and the Pooling and Servicing Agreement. If such Mortgage Loan subsequently becomes a Rehabilitated Mortgage Loan, then, the Primary Servicer shall promptly resume the servicing of such Mortgage Loan in accordance with the terms hereof.

                                   ARTICLE VII

                                 SUBCONTRACTORS

     Upon prior notice to but without the consent of Master Servicer in the case of material subcontracts and without prior notice to or the prior written consent of the Master Servicer in the case of non-material subcontracts, the Primary Servicer shall be permitted to employ, at its own expense, subcontractors to perform the Services for the Mortgage Loans; provided, however, that (a) the Primary Servicer shall remain fully liable at all times for the performance of all Services and for all other obligations hereunder; and
(b) in no event shall any such subcontractors make any of the decisions, or have any authority to make any decisions, required as part of a Category 1 Request.


                                  ARTICLE VIII

            PRIMARY SERVICER TO HOLD PROPERTY FOR THE MASTER SERVICER

     All records relating to the Mortgage Loans held by the Primary Servicer, including but not limited to the Primary Servicer Servicing Documents, mortgage servicing documents, books, computer tapes and other documents and records (except for microfilm records) as well as any reproductions or copies of such records furnished for the purposes of performing Services from the Cut-off Date are, and shall continue at all times to be, held by the Primary Servicer for the benefit of the Master Servicer and shall not be released, disseminated or otherwise made available to third parties without the prior written consent of the Master Servicer.


                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.1 PRIMARY SERVICER'S INDEMNITY.

     (a) The Primary Servicer shall indemnify the Master Servicer, its officers, employees and agents against, and hold the Master Servicer harmless from, any and all losses, liabilities, expenses, claims, demands, costs, or judgment of any type against the Master Servicer arising out of or related to (i) a negligent or willful failure of the Primary Servicer or any Person hired by the Primary Servicer to perform properly any of the Services to be performed by the Primary Servicer pursuant to the Payment and Collection Description, the Payment and Mortgage Loan Status Reports, Post Closing Matters Description and Task Description, (ii) any failure by the Primary Servicer to perform its obligations under this Agreement, or (iii) breach of any of the Primary Servicer's representations and warranties hereunder; provided, however, that the Primary Servicer shall not be required to indemnify the Master Servicer, its officers, employees or agents against or hold the Master Servicer, its officers, employees or agents harmless from any losses to the extent that such loss is caused by the actions of the Master Servicer, its officers, employees or agents in violation of the Master Servicer's duties under this Agreement or under the Pooling and Servicing Agreement (except to the extent that such failure was caused by the Primary Servicer's failure to perform its obligations hereunder). The indemnification provided under this Section 9.1 shall survive the Primary Servicing Termination Date. The Master Servicer shall promptly notify the Primary Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder. The Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Primary Servicer shall not affect any of the Master Servicer's rights to indemnification.

     (b) Neither the Primary Servicer nor any of the directors, officers, employees or agents of the Primary Servicer shall be under any liability to the Master Servicer, the holders of the Certificates, the Depositor, the Trustee or any other Person for any action taken or for refraining from the taking of any action in good faith and using its reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Primary Servicer or any such person against any breach of a covenant, representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Primary Servicer and any director, officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     SECTION 9.2 MASTER SERVICER'S INDEMNITY. Master Servicer shall use all reasonable efforts to obtain the benefits of the rights of indemnification in favor of Master Servicer contained in the Pooling and Servicing Agreement on behalf of the Primary Servicer and the Primary Servicer's agents, employees and subcontractors and shall cause the indemnifying party to hold the Primary Servicer and the Primary Servicer's agents, employees and subcontractors harmless from any and all losses, liabilities, expenses, claims, demands, costs or judgments of any type against the Primary Servicer arising out of or related to the Primary Servicer's performance hereunder. The Primary Servicer's rights provided under this Section 9.2 shall survive the Primary Servicing Termination Date.


                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1 SEVERABILITY. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reasons whatsoever, and such illegality, invalidity, or unenforceability does not affect remaining part of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

     SECTION 10.2 RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or amended other than by an express waiver or amendment in writing. Any failure to exercise (or any delay in exercising) any of such rights shall not operate as a waiver or amendment of that or any other such right. Any defective or partial exercise of any of such right shall not preclude any other or further exercise of that or any other such right No act or course of conduct or negotiation on the part of any party shall in any way estop or preclude such party from exercising any such right or constitute a suspension or any waiver of any such right.

     SECTION 10.3 HEADINGS. The headings of the Sections and Articles contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     SECTION 10.4 CONSTRUCTION. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender. This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

     SECTION 10.5 ASSIGNMENT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns. This Agreement and the rights and benefits hereunder of the Primary Servicer shall not be assignable, and the duties and obligations hereunder of such party shall not be delegable, except that in the following instances, Primary Servicer may assign, sell or transfer its rights under this Agreement without the consent of (but upon written notice to) the Master
Servicer:

     (a) Primary Servicer may assign, sell or transfer its rights and obligations under this Agreement to a parent company of Primary Servicer or a wholly-owned subsidiary or affiliate of such party, or a successor by merger or as the result of a demutualization of a parent company of Primary Servicer, as long as such successor has net assets and net worth equal to or greater than the net assets and net worth of the Primary Servicer.

     (b) Primary Servicer may assign, sell or transfer its rights and obligations under this Agreement to an entity that then serves as a primary servicer for other mortgage loans held by the Trust at the time of such assignment, sale or transfer.

     (c) With the prior written consent of Master Servicer which consent shall not be unreasonably withheld or delayed, Primary Servicer may assign, sell or transfer its rights and obligations under this Agreement to any master or primary servicer, if (1) such entity is rated by the Rating Agencies as satisfactory or its equivalent in such capacity or (2) Primary Servicer at its sole cost receives Rating Agency Confirmation from the Rating Agencies prior to such assignment, sale or transfer.

     (d) Primary Servicer may assign or subcontract certain of its rights and obligations under this Agreement as expressly provided in and subject to the terms of this Agreement.

     Any such assignment under this Section 10.5 shall (i) not be effective until such successor Primary Servicer enters into a written agreement reasonably satisfactory to Master Servicer agreeing to be bound by the terms and provisions of this Agreement (but not altering the obligations under this Agreement); and
(ii) not relieve the assigning Primary Servicer of any duties or liabilities arising or incurred prior to such assignment. Any costs or expenses incurred in connection with such assignment shall be payable by the assigning Primary Servicer. Any assignment of delegation or attempted assignment or delegation in contravention of this Agreement shall be null and void. The proceeds of any assignment, sale or transfer permitted under this Section 10.5 or to which consent was granted shall belong solely to the assignor of such rights, and Master Servicer shall have no claim to them.

     SECTION 10.6 RESIGNATION OF PRIMARY SERVICER.

     (a) Except as otherwise provided in Section 10.6(b) hereof, the Primary Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Primary

Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer. No such resignation shall become effective until a successor servicer designated by the Master Servicer shall have assumed the Primary Servicer's responsibilities and obligations under this Agreement.

     (b) The Primary Servicer may resign from the obligations and duties imposed on it, upon 60 days' notice to the Master Servicer, provided that the Primary Servicer bears all costs associated with its resignation and the transfer of servicing.

     SECTION 10.7 PRIOR UNDERSTANDINGS. This Agreement supersedes any and all prior discussions and agreements between or among the Seller, the Primary Servicer and the Master Servicer with respect to the Servicing of the Mortgage Loans and the other matters contained herein. This Agreement, together with the Pooling and Servicing Agreement, contain the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein. Every effort shall be made to construe this Agreement and the Pooling and Servicing Agreement consistently. If a conflict exists between such agreements, then the Pooling and Servicing Agreement shall control. If this Agreement requires Primary Servicer to perform a task or duty, the details and obligations of which are (a) set forth in this Agreement and (b)(i) are not set forth in the Pooling and Servicing Agreement or (ii) are set forth in the Pooling and Servicing Agreement only in general terms, then Primary Servicer shall perform such task and duties in accordance with the details and obligations set forth in this Agreement. If this Agreement requires Primary Servicer to perform a task or duty, the details and obligations of which are not set forth in this Agreement but are contained in the Pooling and Servicing Agreement, then the Primary Servicer shall perform such task and duties in accordance with the Pooling and Servicing Agreement.

     SECTION 10.8 INTEGRATED AGREEMENT. This Agreement constitutes the final complete expression of the intent and understanding of the Primary Servicer and the Master Servicer and may not be altered or modified except by a subsequent writing, signed by the Primary Servicer and the Master Servicer.

     SECTION 10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any such counterpart.

     SECTION 10.10 GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of law principles.

     SECTION 10.11 NOTICES. Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), if delivered personally or by facsimile or (b) on the second following Business Day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice);

     If to the Master Servicer:    As set forth in Section 13.5 of the Pooling
                                   and Servicing Agreement

     If to the Primary Servicer:   Principal Capital Management, LLC
                                   801 Grand Avenue
                                   Des Moines, Iowa 50392
                                   Attention: Patrick Hatter
                                   Telephone No.:  (515) 247-7895
                                   Facsimile No.:  (515) 248-8090

                                   [Principal Capital Management, LLC
                                   801 Grand Avenue
                                   Des Moines, Iowa 50392-1450
                                   Attention: Ronald B. Franklin,
                                              Managing Director
                                   Telephone No.:  (515) 247-5579
                                   Facsimile No.:  (515) 248-8090]

     SECTION 10.12 AMENDMENT. In the event that the Pooling and Servicing Agreement is amended, this Agreement shall be deemed to have been amended and to the extent necessary to reflect such amendment to the Pooling and Servicing Agreement, but no such amendment to the Pooling and Servicing Agreement or deemed amendment to this Agreement shall increase the obligations or decrease the rights of Primary Servicer under this Agreement without its express written consent which consent shall not be unreasonably withheld or delayed.

     SECTION 10.13 OTHER. This Agreement shall not be construed to grant to any party hereto any claim, right or interest in, to or against the trust fund created pursuant to the Pooling and Servicing Agreement or any assets of such trust fund.

                      [SIGNATURE PAGES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto by an authorized representative, all as of the day and year first above written.

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       acting solely in its capacity as Master
                                       Servicer under the Pooling and Servicing
                                       Agreement


                                       By:_____________________________________
                                       Name:
                                       Title:


                                       PRINCIPAL CAPITAL MANAGEMENT, LLC


                                       By:_____________________________________
                                       Name:
                                       Title:


                                       By:_____________________________________
                                       Name:
                                       Title:

                                   SCHEDULE I
                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT A
                         POOLING AND SERVICING AGREEMENT


See copy of signed Pooling and Servicing Agreement delivered under separate cover.

                                   EXHIBIT B

Exhibit B-1:  Payment and Mortgage Loan Status Reports

Exhibit B-2: Post Closing Matters Description

Exhibit B-3:  Property Inspection Reports

Exhibit B-4:  Task Description

                                   EXHIBIT B-1
                    PAYMENT AND MORTGAGE LOAN STATUS REPORTS

Section 2.1(c)(vii) of the Agreement sets forth the types and timing of the reports to be delivered by Primary Servicer to Master Servicer on the Mortgage Loans as specified in this Agreement. Attached as this Exhibit B-1 are the forms of the reports described in such section.

Exhibit B-1(a):   Remittance report for payments received on Mortgage Loans
                  during the applicable Collection Period

Exhibit B-1(b):   Delinquency report

Exhibit B-1(c):   Real estate tax monitoring report

Exhibit B-1(d):   Insurance monitoring report

Exhibit B-1(e):   UCC form monitoring report

Exhibit B-1(f):   Day One Report





                                  Exhibit B-1

                                  EXHIBIT B-2
                        POST CLOSING MATTERS DESCRIPTION

Exhibit B-2(a):   Overview of Methodology of Allocation of Responsibility on
                  Post Closing Requests

Exhibit B-2(b):   Chart Showing Classification of Post Closing Requests

Exhibit B-2(c):   Process for Handling Post Closing Requests Upon Classification

                                 EXHIBIT B-2(A)
                        POST CLOSING MATTERS DESCRIPTION

     When Primary Servicer receives a request from a Mortgagor for action ("Post Closing Request") on its related Mortgage Loan, Primary Servicer shall classify each Post Closing Request into one of the following three (3) categories:

     o Post Closing Requests over which Primary Servicer shall have decision making authority to analyze, consent to, approve and process such requests, subject to consent rights in certain circumstances set forth in Exhibit B-2(c) below ("Category 1 Requests");

     o Post Closing Requests in which Primary Servicer shall act as a gatherer of information and Mortgagor's initial contact but shall leave analysis, consent to, approval and processing of such requests to the Master Servicer or Special Servicer, as applicable ("Category 2 Requests"); and

     o Post Closing Requests in which Primary Servicer will have no involvement but will refer the request to the Special Servicer ("Category 3 Requests").

     The attached chart details how a Post Closing Request will be classified into one of the three (3) categories specified above and the materials that follow detail how each Post Closing Request will be handled after classification.

     The objective is to process each Post Closing Request in accordance with the Servicing Standard, the terms of this Agreement and the Pooling and Servicing Agreement and the REMIC Provisions, while providing responsive service to Mortgagors.

     The attached chart does not address Payment and Collection Description, Payment and Collection Reporting or Property Inspection Description, which is covered elsewhere in this Agreement.


                                   Exhibit B-2

                                 EXHIBIT B-2(B)
              CHART SHOWING CLASSIFICATION OF POST CLOSING REQUESTS

-------------------------------------------------------------------------------------------------------------------------------
          CATEGORY                    WHEN APPLICABLE                     EXAMPLES                   ALLOCATION OF FEES
===============================================================================================================================
1                   Category  Post Closing Request is          Transfer rights contemplated    Primary Servicer collects
                    1         specifically authorized in the   in Loan Documents (including    entire administrative or
                    Requests  loan documents for the related   without limitation assignment   processing fee (including
                              Mortgage Loan, either outright   and assumption rights);         without limitation defeasance
                              or upon the satisfaction of      partial releases contemplated   fees), legal fees and
                              certain specified conditions     in Loan Documents; evaluation   out-of-pocket expenses and 50%
                              (including the exercise of any   of alterations under            of any additional fees or
                              specified standard of consent    specified threshold;            portions of fees (including
                              or judgment within such          administer, monitor and         without limitation transfer
                              conditions subject to the        release of reserve or escrow    fees) payable to Master
                              terms of  this Agreement)        amounts in accordance with      Servicer under Pooling and
                                                               reserve or escrow agreements;   Servicing Agreement (i.e.
                                                               process of defeasing a          transfer fee).  Other 50% of
                                                               Mortgage Loan and servicing     such additional fees are
                                                               of Mortgage Loans that have     payable to Master Servicer.
                                                               been defeased.                  Special Servicer would receive
                                                                                               any portion of fees due it
                                                                                               under the Pooling and
                                                                                               Servicing Agreement. Master
                                                                                               Servicer may collect its
                                                                                               out-of-pocket expenses which
                                                                                               it shall itemize in reasonable
                                                                                               detail.(1)
-------------------------------------------------------------------------------------------------------------------------------
2                   Category  Post Closing Request (other      Approval of leases above        Primary Servicer entitled to
                    2         than Category 3 Request) is      threshold specified in Loan     fifty percent (50%) of
                    Requests  not specifically authorized or   Documents; consent to           administrative or processing
                              is prohibited or not addressed   easement not contemplated in    fee.  Master Servicer is
                              in the Loan Documents            Loan Documents                  entitled to the other fifty
                                                                                               percent (50%) of
                                                                                               administrative fee.
                                                                                               Additional fees are payable to
                                                                                               Master Servicer and/or Special
                                                                                               Servicer as specified in
                                                                                               Pooling and Servicing
                                                                                               Agreement.  Master Servicer
                                                                                               may collect its out-of-pocket
                                                                                               expenses.(1)
-------------------------------------------------------------------------------------------------------------------------------
3                   Category  Post Closing Requests to Money   Changes to maturity date,       Primary Servicer not entitled
                    3         Terms, Defaulted Mortgage        interest rate, principal        to fee.  Master Servicer or
                    Requests  Loans or Mortgage Loans upon     balance, amortization term,     Special Servicer is entitled
                              which a Servicing Transfer       payment amount or frequency;    to fees  as provided in the
                              Event has occurred.              or any actions to loan in       Pooling and Servicing
                                                               default.                        Agreement.(1)
-------------------------------------------------------------------------------------------------------------------------------



(1) No reference is made in this chart to the Aggregate Servicing Fee which shall be collected and governed in accordance with the terms of the Sections 2.1, 2.3, 6.3 and 6.4 of this Agreement.



                                 Exhibit B-2

                                 EXHIBIT B-2(C)
         PROCESS FOR HANDLING POST CLOSING REQUESTS UPON CLASSIFICATION

A. PROCESS FOR DISPOSITION OF POST CLOSING REQUESTS ONCE CLASSIFICATION IS MADE. Upon classification of a Post Closing Request into one of the three (3) categories enumerated above, Primary Servicer shall process the Post Closing Request as follows:

     1.  CATEGORY 1 REQUESTS:

        a) If Primary Servicer classifies a Post Closing Request as a Category 1 Request, it shall promptly (but in no event more than five (5) Business Days after receiving such request) notify Master Servicer of (a) such request; (b) Primary Servicer's classification of the Post Closing Request as a Category 1 Request; and (c) any Category 1 Consent Aspect involved in such request. Notwithstanding the foregoing, as a result of the monthly reconciliation of reserve accounts that Primary Servicer provides to Master Servicer under this Agreement, Primary Servicer shall have no obligation to notify Master Servicer of any disbursement made from an escrow or reserve account pursuant to the terms of such agreement governing such reserve or escrow. If such request includes a Category 1 Consent Aspect, then Master Servicer shall make a Materiality Determination regarding such Category 1 Consent Aspect and notify Primary Servicer of such determination within five (5) Business Days. Failure of the Master Servicer to notify the Primary Servicer in writing of the Materiality Determination within five (5) Business Days following the Primary Servicer's delivery of notice of a Category 1 Consent Aspect shall be deemed to constitute a determination that the Category 1 Consent Aspect is not material, and Primary Servicer may then proceed to process such Category 1 Request in accordance with the terms of this Agreement without further consent of Master Servicer or Special Servicer.

        b) Primary Servicer shall evaluate the Category 1 Request and process such request to meet the requirements set forth in the loan documents for the applicable Mortgage Loan ("Loan Documents") in a manner that complies with the terms of this Agreement and the Pooling and Servicing Agreement. Such evaluation and processing may commence, and continue but may not be completed prior to Primary Servicer's notice to Master Servicer of the Category 1 Request. Primary Servicer shall draft, or cause to be drafted, all documents necessary or appropriate to effect the Category 1 Request in accordance with the terms of the Loan Documents, this Agreement and the Pooling and Servicing Agreement.

        c) Notwithstanding the foregoing, the following additional requirements shall apply to particular types or aspects of Category 1 Requests:

          (i) If a Mortgagor requests to defease a Mortgage Loan (other than a Specially Serviced Mortgage Loan) and the Loan Documents for such Mortgage Loan expressly provide for a defeasance, Primary Servicer shall treat such request as a Category 1 Request but shall, in addition to the other provisions of this Section 1 of Exhibit B-2(c), seek the prior written consent of Master Servicer prior to consenting to such defeasance, which consent shall not be withheld or delayed unreasonably when Primary Servicer submits to Master Servicer the items set forth on Appendix 1 of this Agreement relating to such defeasance, and any such decision of Master Servicer shall be in accordance with the terms of the Loan Documents and the Servicing Standard. Failure of the Master Servicer to notify the Primary Servicer in writing of Master Servicer's determination to grant or withhold such consent, within five (5) Business Days following the Primary Servicer's delivery of the request for defeasance described above and the relevant information collected on such defeasance, shall be deemed to constitute a grant of such consent.


                                  Exhibit B-2

          (ii) If a Mortgagor requests consent to transfer the related Mortgaged Property and assign the related Mortgage Loan (other than a Specially Serviced Mortgage Loan) to another Person who shall assume the Mortgage Loan and the Loan Documents expressly permit such assignment and assumption, subject to any conditions set forth in the Loan Documents, Primary Servicer may treat such request as a Category 1 Request but shall, in addition to the other provisions of this Section 1 of Exhibit B-2(c), seek the prior written consent of Special Servicer prior to consenting to such assignment and assumption in accordance with the terms of
               Section 8.7 of the Pooling and Servicing Agreement (subject to any time periods applicable to Primary Servicer or Special Servicer for the giving, granting or deemed granting of such consent contained in the Pooling and Servicing Agreement) by submitting to Special Servicer the items set forth on Appendix 2 of this Agreement relating to such assignment and assumption,. For the purpose of the foregoing sentence, the term "expressly permits" shall have the meaning assigned to it in Section 8.7 of the Pooling and Servicing Agreement.

         (iii) If Primary Servicer notifies Master Servicer of a Category 1 Consent Aspect and Master Servicer makes a Materiality Determination and notifies Primary Servicer within the time period specified above that a Category 1 Consent Aspect is material, then Primary Servicer shall treat such request as a Category 1 Request, but shall, in addition to the other provisions of this Section 1 of Exhibit B-2(c), seek the prior written consent of Special Servicer prior to consenting to the applicable Category 1 Request, which consent shall not be withheld or delayed unreasonably, and any such decision of Special Servicer shall relate only to the Category 1 Consent Aspect and shall be in accordance with the terms of the Loan Documents and the Servicing Standard. Failure of the Special Servicer to notify the Primary Servicer in writing of Special Servicer's determination to grant or withhold such consent, within five (5) Business Days following the Primary Servicer's delivery of the request for consent to the Category 1 Consent Aspect, shall be deemed to constitute a grant of such consent.

        d) Upon conclusion of the negotiations of the documentation for the Category 1 Request, Primary Servicer may execute and deliver the operative documents to be executed to effect the Category 1 Request and take the other actions necessary or appropriate to conclude such request, in each case in accordance with the terms of this Agreement and the Pooling and Servicing Agreement.

        e) Concurrently with the execution of this Agreement, Master Servicer shall provide to Primary Servicer a counterpart original of the Power of Attorney executed by the Trust in favor of the Master Servicer and shall execute and deliver to Primary Servicer a Power of Attorney attached to this Agreement as Exhibit C. Primary Servicer shall promptly notify Master Servicer of the execution and delivery of any document on behalf of the Master Servicer and Trustee under such Power of Attorney ("POA Notice").

        f) Upon the request of Primary Servicer, Master Servicer shall execute and deliver the documents necessary or appropriate to effect a Category 1 Request. Such request shall not relieve Primary Servicer of its obligations under this Agreement regarding a Category 1 Request, including without limitation its obligation to evaluate and process such request in accordance with this Agreement and the Pooling and Servicing Agreement and any indemnification obligation of Primary Servicer.

        g) Upon completion of each Category 1 Request, Primary Servicer shall promptly (but in no event more than five (5) Business Days after concluding such request) notify Master Servicer and shall accompany such notice with a brief summary of the Category 1 Request, a brief summary of Primary

                                  Exhibit B-2

Servicer's analysis and decision regarding such request, a POA Notice (if required) and a counterpart original or copy of the operative documents executed or received to effect the Category 1 Request.

        h) Notwithstanding the foregoing, Primary Servicer may elect to classify and treat a Post Closing Request that otherwise qualifies as a Category 1 Request, as a Category 2 Request instead. In such case, Primary Servicer shall adhere to the provisions of this Agreement regarding Category 2 Requests, and all aspects of such request (including without limitation the allocation of fees) shall be governed by the terms of this Agreement covering Category 2 Requests. Primary Servicer's decision in any one instance to treat a Post Closing Request that otherwise qualifies as a Category 1 Request, as a Category 2 Request instead, shall not compromise or affect its right on any other occasion to treat a similar request as a Category 1 Request.

     2.  CATEGORY 2 REQUESTS:

        a) If Primary Servicer classifies a Post Closing Request as a Category 2 Request, it shall promptly (but in no event more than five (5) Business Days after Primary Servicer's receiving such request) notify Master Servicer of receiving such request, of the type of request and of Primary Servicer's classification of the Post Closing Request as a Category 2 Request. As part of such notice, Primary Servicer shall include the following:

           (i) If such type of request has not previously been the subject of a Category 2 Request or a Requirements List (as defined below) has not previously been provided to Primary Servicer, then Primary Servicer shall request from Master Servicer a detailed list of the requirements to be satisfied for such request (the "Requirements List"). Master Servicer shall promptly (but in no event more than five (5) Business Days after receiving notification of such request) provide to Primary Servicer a Requirements List for such request.

           (ii) If the type of Category 2 Request has previously been the subject of a Post Closing Request, then Primary Servicer shall submit the existing Requirements List to Master Servicer. Primary Servicer may use such Requirements List for such request unless Master Servicer provides to Primary Servicer a replacement Requirements List within five (5) Business Days of such notice.

        b) A Requirements List (i) shall in no event be more burdensome than that required by Master Servicer of other loans in the Trust for similar Post Closing Requests; (ii) shall not require Primary Servicer to incur additional third party costs or expenses; and (iii) shall require the gathering, collection and assembling of information only and not the preparation, evaluation, analysis of information or a recommendation regarding the Post Closing Request.

        c) Primary Servicer shall then use diligent efforts to collect and assemble the items on the applicable Requirements List. Upon such collection and assembly, Primary Servicer shall provide to Master Servicer all of the assembled items, a list of the items collected from the Requirements List, a list of any items not collected, any reasons why such items were not collected and the appropriate division of the applicable fees in accordance with the terms of this Agreement and the Pooling and Servicing Agreement.

        d) Master Servicer shall promptly (but in no event more than ten (10) Business Days after receiving such assembled items) notify Primary Servicer and Mortgagor of the approval or disapproval of the Category 2 Request. If Master Servicer disapproves such request, it shall provide Primary Servicer


                                  Exhibit B-2
the reasons for such disapproval and a copy of such notice to the applicable Mortgagor with such disapproval and such reasons. If Master Servicer approves such request, it shall promptly process the Category 2 Request in a manner that complies with the terms of this Agreement and the Pooling and Servicing Agreement. Master Servicer shall draft, or cause to be drafted, all documents necessary to effect the Category 1 Request in accordance with the terms of the Loan Documents, this Agreement and the Pooling and Servicing Agreement. Master Servicer shall deal directly with the applicable Mortgagor regarding a Category 2 Request after Primary Servicer submits the items on the applicable Requirements List.

        e) Upon completion of each Category 2 Request, Master Servicer shall promptly (but in no event more than ten (10) Business Days after concluding such request) notify Primary Servicer and shall accompany such notice with a copy of the operative documents executed or received to effect the Category 1 Request and the fees from such request due and owing to Primary Servicer in accordance with this Agreement and the Pooling and Servicing Agreement.

     3.  CATEGORY 3 REQUESTS:

        a) If Primary Servicer classifies a Post Closing Request as a Category 3 Request, it shall promptly (but in no event more than five (5) Business Days after receiving such request) notify Master Servicer and Special Servicer of receiving such request and of Primary Servicer's classification of the Post Closing Request as a Category 3 Request and shall refer Category 3 Request to the Special Servicer for handling in accordance with the Pooling and Servicing Agreement.

        b) Upon such referral, Primary Servicer shall notify the applicable Mortgagor of such referral and shall direct the Mortgagor that all further correspondence and interaction regarding the applicable Category 3 Request shall be directed to and through the Special Servicer. Primary Servicer shall forward all correspondence and other information regarding such request in its possession to Master Servicer.

B.   DISPUTE OF CLASSIFICATION.

     1. NOTIFICATION OF DISPUTE. If either Master Servicer or Special Servicer disputes the classification of Primary Servicer of any Post Closing Request, then Master Servicer or Special Servicer, as applicable, shall notify Primary Servicer of such dispute promptly (but in no event more than five (5) Business Days from Primary Servicer's notice of such classification) in writing and the specific reasons for such dispute. The parties shall then work in good faith for a period not more than five (5) Business Days to resolve the classification of the Post Closing Request. Primary Servicer's classification of a Post Closing Request shall govern the handling of such request absent Primary Servicer's receipt of notice of such dispute within the specified time period but shall not diminish the obligation of Primary Servicer to classify Post Closing Requests in accordance with this Agreement and to handle such requests in accordance with this Agreement and the Pooling and Servicing Agreement.

     2. RESOLUTION OF DISPUTE IN ABSENCE OF AGREEMENT. If after such good faith efforts to resolve such classification dispute the parties cannot agree to a classification, then the following shall apply: For Mortgage Loans with a principal balance on the Cut-Off Date in excess of two percent (2%) of the then Aggregate Principal Balance, then the good faith classification of the Master Servicer or Special Servicer, as applicable, shall govern. For Mortgage Loans with a principal balance on the Cut-Off Date of in an amount equal to or less than two percent (2%) of the then Aggregate Principal Balance, then the good faith classification of the Primary Servicer shall govern; provided that, in no event, shall Primary Servicer's classification govern if such classification would, in the sole judgment of Master Servicer,


                                  Exhitit B-2
conflict with any provision of the Pooling and Servicing Agreement or result in a default by Master Servicer or Special Servicer under the Pooling and Servicing Agreement.

     3. PROCESSING OF POST CLOSING REQUEST DURING DISPUTE. During a pending dispute over classification of a Post Closing Request, the parties shall continue to cooperate to process such request in accordance with Primary Servicer's initial classification until a resolution is achieved or, failing resolution, the Post Closing Request is classified in accordance with the terms of Section B.2 of this Exhibit B-2(c). Master Servicer and Primary Servicer acknowledge that it is a goal of both parties not to unduly burden or delay the processing of a Post Closing Request even though a dispute about classification of such request may exist.
















                                  Exhibit B-2

                                  EXHIBIT B-3
                      FORMS OF PROPERTY INSPECTION REPORTS

Section 2.1(d) sets forth the obligation and timing of property inspection reports to be delivered annually by Primary Servicer to Master Servicer on the Mortgage Loans. Attached as this Exhibit B-3 is the form of the report described in such section.

                                               EXHIBIT B-4
                                            TASK DESCRIPTION

                               MASTER SERVICER/PRIMARY SERVICER TASK LIST
                         COMMERCIAL PASS-THROUGH CERTIFICATES, SERIES 1999-LIFE1

NOTE: SOME LISTED TASKS DESIGNATE MORE THAN ONE PARTY TO PERFORM THAT FUNCTION BY PLACING AN "X" IN MORE THAN ONE COLUMN. IN THESE INSTANCES, THE PARTIES SHALL FOLLOW ANY SPECIFIC GUIDANCE ABOUT THE ALLOCATION OF RESPONSIBILITIES IN COMPLETING THE TASK FOUND IN THE TERMS OF THIS AGREEMENT (INCLUDING EXHIBITS B-2 AND B-3). IN THE ABSENCE OF SPECIFIC ALLOCATION OF OBLIGATIONS IN THIS AGREEMENT, THE PARTIES SHALL WORK IN GOOD FAITH TO ALLOCATE RESPONSIBILITIES IN A FAIR AND EQUITABLE MANNER IN ACCORDANCE WITH THIS AGREEMENT AND THE POOLING AND SERVICING AGREEMENT.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                MASTER  PRIMARY   SPECIAL TRUSTEE
                                                                                               SERVICER SERVICER SERVICER
---------------------------------------------------------------------------------------------------------------------------------
1.       Asset Files
---------------------------------------------------------------------------------------------------------------------------------
     Original credit file management                                                                       X
---------------------------------------------------------------------------------------------------------------------------------
     Original collateral file (security)                                                                                     X
---------------------------------------------------------------------------------------------------------------------------------
     Authorized parties list for request for release of collateral from Trustee                    X       X
---------------------------------------------------------------------------------------------------------------------------------
     Establish servicing files criteria                                                            X       X
---------------------------------------------------------------------------------------------------------------------------------
     Provide access to servicing files and copies of servicing files or of specific docs                   X
     upon request to the Master Servicer
---------------------------------------------------------------------------------------------------------------------------------
     Request delivery of files from Trustee upon request and certification of Primary                      X
     Servicer
---------------------------------------------------------------------------------------------------------------------------------
2.       Property Taxes
---------------------------------------------------------------------------------------------------------------------------------
     Preparation and delivery of quarterly tax tickler reports                                             X
---------------------------------------------------------------------------------------------------------------------------------
     Monitoring of tax status - Loans with/without escrows                                                 X
---------------------------------------------------------------------------------------------------------------------------------
     Recommendation of payment of taxes - Loans with/without escrows                                       X
---------------------------------------------------------------------------------------------------------------------------------
     Notification of advance requirement 3 business days prior to advance being required                   X
---------------------------------------------------------------------------------------------------------------------------------
     Payment of taxes - with sufficient escrows                                                            X
---------------------------------------------------------------------------------------------------------------------------------
     Payment of taxes - with escrow shortfall                                                      X
---------------------------------------------------------------------------------------------------------------------------------
3.       Property Insurance
---------------------------------------------------------------------------------------------------------------------------------
     Preparation and delivery of quarterly insurance tickler reports                                       X
---------------------------------------------------------------------------------------------------------------------------------
     Monitoring of insurance status - Loans with/without escrows                                           X
---------------------------------------------------------------------------------------------------------------------------------
     Ensure insurance carrier meets Pooling and Servicing Agreement qualifications                         X
---------------------------------------------------------------------------------------------------------------------------------
     Ensure insurance in favor of the Master Servicer on behalf of the Trustee                             X
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                MASTER  PRIMARY   SPECIAL TRUSTEE
                                                                                               SERVICER SERVICER SERVICER
---------------------------------------------------------------------------------------------------------------------------------
     Recommendation of payment or force placement of insurance with/without escrow                         X
---------------------------------------------------------------------------------------------------------------------------------
     Notification of advance requirement or force placement of insurance 3 business days                   X
     prior to advance being required
---------------------------------------------------------------------------------------------------------------------------------
     Payment of insurance - with sufficient escrows                                                        X
---------------------------------------------------------------------------------------------------------------------------------
     Payment of insurance or force placement - with escrow shortfall                               X
---------------------------------------------------------------------------------------------------------------------------------
     Category 1 Requests
---------------------------------------------------------------------------------------------------------------------------------
         Preparation and presentment of claims                                                             X
---------------------------------------------------------------------------------------------------------------------------------
         Collection of insurance proceeds                                                                  X
---------------------------------------------------------------------------------------------------------------------------------
     Category 2 Requests
---------------------------------------------------------------------------------------------------------------------------------
         Preparation and presentment of claims                                                     X
---------------------------------------------------------------------------------------------------------------------------------
         Collection of insurance proceeds                                                          X
---------------------------------------------------------------------------------------------------------------------------------
4.       UCC Continuation Filings
---------------------------------------------------------------------------------------------------------------------------------
     Preparation and delivery of quarterly UCC tickler report                                              X
---------------------------------------------------------------------------------------------------------------------------------
     Maintain tickler system of refiling the dates on all Loans                                            X
---------------------------------------------------------------------------------------------------------------------------------
     File UCC Continuation Statements                                                                      X
---------------------------------------------------------------------------------------------------------------------------------
     Pay recording fees                                                                                    X
---------------------------------------------------------------------------------------------------------------------------------
     Monitor tickler system                                                                                X
---------------------------------------------------------------------------------------------------------------------------------
5.       Collection/Deposit/Distribution of P&I payments and Principal Prepayments
---------------------------------------------------------------------------------------------------------------------------------
     Collection and deposit of loan P&I payments                                                           X
---------------------------------------------------------------------------------------------------------------------------------
     Remittance of available Primary Servicer P&I payments (net of Aggregate Servicing Fee)                X
---------------------------------------------------------------------------------------------------------------------------------
     Provide Collection Reports to Master Servicer                                                         X
---------------------------------------------------------------------------------------------------------------------------------
     Distribution of P&I payments to the Trustee                                                   X
---------------------------------------------------------------------------------------------------------------------------------
     Distribution of Special Servicer compensation                                                 X
---------------------------------------------------------------------------------------------------------------------------------
     Approval of Prepayment Premiums                                                               X
---------------------------------------------------------------------------------------------------------------------------------
6.       Collection/Deposit/Disbursement of Reserves
---------------------------------------------------------------------------------------------------------------------------------
     Collection and deposit of reserves                                                                    X
---------------------------------------------------------------------------------------------------------------------------------
     Disbursement of reserves                                                                              X
---------------------------------------------------------------------------------------------------------------------------------
     Provide monthly reconciliation of individual and commingled reserves detailing all                    X
     disbursements
---------------------------------------------------------------------------------------------------------------------------------
7.       Customer Billing, Collection and Customer Service
---------------------------------------------------------------------------------------------------------------------------------
     Contact delinquent borrowers by phone 3 days after delinquent date                                    X
---------------------------------------------------------------------------------------------------------------------------------
     Send 30 day delinquent notices                                                                        X
---------------------------------------------------------------------------------------------------------------------------------


                                  Exhibit B-4

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                MASTER  PRIMARY   SPECIAL TRUSTEE
                                                                                               SERVICER SERVICER SERVICER
---------------------------------------------------------------------------------------------------------------------------------
     Send notice of balloon payment to each Borrower one year, 180, and 90 days prior to                   X
     the related maturity date
---------------------------------------------------------------------------------------------------------------------------------
     Provide copy of Balloon Mortgage Loan notice to Master Servicer                                       X
---------------------------------------------------------------------------------------------------------------------------------
8.       Escrows
---------------------------------------------------------------------------------------------------------------------------------
     Setup and monitor Escrow Accounts including escrow analysis                                           X
---------------------------------------------------------------------------------------------------------------------------------
     Pay borrower investment income required                                                               X
---------------------------------------------------------------------------------------------------------------------------------
     Provide monthly reconciliation of individual and commingled escrow accounts detailing                 X
     all disbursements
---------------------------------------------------------------------------------------------------------------------------------
     Prepare annual escrow analysis and provide copy to Master Servicer                                    X
---------------------------------------------------------------------------------------------------------------------------------
9.       Loan payment history/calculation
---------------------------------------------------------------------------------------------------------------------------------
     Maintain loan payment history                                                                         X
---------------------------------------------------------------------------------------------------------------------------------
     Create payoff/reinstatement statements and telecopy to Master Servicer                                X
---------------------------------------------------------------------------------------------------------------------------------
     Approve payoff calculations and telecopy approval to Primary Servicer within five (5)         X
     Business Days
---------------------------------------------------------------------------------------------------------------------------------
10.      Monitoring of Financial and Legal Covenants
---------------------------------------------------------------------------------------------------------------------------------
     Collect quarterly and annual operating statements, budgets, rent rolls and borrower                   X
     financial statements, as applicable
---------------------------------------------------------------------------------------------------------------------------------
     Provide template and methodology for completing annual financial statement
     analysis which includes calculations for occupancy %; NOI and DSC                             X
---------------------------------------------------------------------------------------------------------------------------------
     Deliver 3 copies of quarterly and annual operating statements, budgets,
     rent rolls, and borrower financial statement, as applicable, within 20                                X
     days of Primary Servicer's receipt
---------------------------------------------------------------------------------------------------------------------------------
     Deliver 1 copy of completed annual operating statement analysis template to
     Master Servicer by May 15 of each year                                                                X
---------------------------------------------------------------------------------------------------------------------------------
11.      Advancing
---------------------------------------------------------------------------------------------------------------------------------
     Determination of Non-Recoverability                                                           X
---------------------------------------------------------------------------------------------------------------------------------
12.      Borrower Inquiries/Performing Loans
---------------------------------------------------------------------------------------------------------------------------------
     Performing Loans - respond to routine billing questions                                               X
---------------------------------------------------------------------------------------------------------------------------------
     Category 1 Requests
---------------------------------------------------------------------------------------------------------------------------------
         Assumptions & Due on sale:
---------------------------------------------------------------------------------------------------------------------------------
                  Borrower contact and data gathering                                                      X
---------------------------------------------------------------------------------------------------------------------------------
                  Underwriting and analysis of request                                                     X
---------------------------------------------------------------------------------------------------------------------------------


                                  Exhibit B-4

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                MASTER  PRIMARY   SPECIAL TRUSTEE
                                                                                               SERVICER SERVICER SERVICER
---------------------------------------------------------------------------------------------------------------------------------
                  Approval of assumption                                                                   X
---------------------------------------------------------------------------------------------------------------------------------
                  Consent to assumption                                                                              X
---------------------------------------------------------------------------------------------------------------------------------
                  Close assumption                                                                         X
---------------------------------------------------------------------------------------------------------------------------------
     Category 2 Requests
---------------------------------------------------------------------------------------------------------------------------------
         Assumptions & Due on sale:
---------------------------------------------------------------------------------------------------------------------------------
                  Initial Borrower contact and data gathering                                              X
---------------------------------------------------------------------------------------------------------------------------------
                  Underwriting and analysis                                                        X
---------------------------------------------------------------------------------------------------------------------------------
                  Approval of assumption                                                           X
---------------------------------------------------------------------------------------------------------------------------------
                  Consent to assumption                                                                              X
---------------------------------------------------------------------------------------------------------------------------------
                  Close assumption (directly with Borrower)                                        X
---------------------------------------------------------------------------------------------------------------------------------
     Modifications (Non-Money Terms), Waivers, Consents and Extensions up to 60
     days (not otherwise provided in this Agreement):
---------------------------------------------------------------------------------------------------------------------------------
        Initial Borrower contact and data gathering                                                        X
---------------------------------------------------------------------------------------------------------------------------------
        Underwriting and analysis                                                                  X
---------------------------------------------------------------------------------------------------------------------------------
        Approval of modification and extensions up to 60 days                                      X
---------------------------------------------------------------------------------------------------------------------------------
        Consent to modification and waivers and other consents  (not otherwise provided in                           X
        this Agreement)
---------------------------------------------------------------------------------------------------------------------------------
        Closing Documents and Closing                                                              X
---------------------------------------------------------------------------------------------------------------------------------
     Modification (Money Terms):                                                                                     X
---------------------------------------------------------------------------------------------------------------------------------
     Extensions of Maturity Date (more than 60 days):                                                                X
---------------------------------------------------------------------------------------------------------------------------------
     Response to request for Discounted Payoffs, Workouts, Restructures, Forbearances,                               X
     Casualties and Condemnation
---------------------------------------------------------------------------------------------------------------------------------
13.      Monthly Reporting (Hardcopy & Electronic mail)
---------------------------------------------------------------------------------------------------------------------------------
     Day One Report                                                                                        X
---------------------------------------------------------------------------------------------------------------------------------
     Delinquency and past due reporting on all Loans                                                       X
---------------------------------------------------------------------------------------------------------------------------------
     Report of payment/account status (trial balance/transaction detail)                                   X
---------------------------------------------------------------------------------------------------------------------------------
     Cash account Reconciliations - Copies of monthly bank statements for all deposit,                     X
     escrow and reserve accounts
---------------------------------------------------------------------------------------------------------------------------------
     Other Payment and Mortgage Loan Status Reports designated as due Monthly in this                      X
     Agreement
---------------------------------------------------------------------------------------------------------------------------------
14.      Category 1 Requests
---------------------------------------------------------------------------------------------------------------------------------
         Release of Collateral
---------------------------------------------------------------------------------------------------------------------------------
                  Determination if collateral should be released                                           X
---------------------------------------------------------------------------------------------------------------------------------


                                   Exhibit B-4

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                MASTER  PRIMARY   SPECIAL TRUSTEE
                                                                                               SERVICER SERVICER SERVICER
---------------------------------------------------------------------------------------------------------------------------------
                  Consent to release collateral                                                            X
---------------------------------------------------------------------------------------------------------------------------------
                  Request delivery of files from Trustee upon Primary Servicer request and                 X
                  certification
---------------------------------------------------------------------------------------------------------------------------------
                  Preparation and recordation of release deeds all Loans (full and partial)                X
---------------------------------------------------------------------------------------------------------------------------------
     Category 2 Requests
---------------------------------------------------------------------------------------------------------------------------------
         Release of Collateral
---------------------------------------------------------------------------------------------------------------------------------
                  Initial Borrower contact and data gathering                                              X
---------------------------------------------------------------------------------------------------------------------------------
                  Underwriting and analysis                                                        X
---------------------------------------------------------------------------------------------------------------------------------
                  Determination if collateral should be released                                   X
---------------------------------------------------------------------------------------------------------------------------------
                  Consent to release collateral                                                    X
---------------------------------------------------------------------------------------------------------------------------------
                  Request delivery of files from Trustee                                                   X
---------------------------------------------------------------------------------------------------------------------------------
                  Preparation and recordation of release deeds all Loans (full and partial)        X
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
15.      Property Annual Inspections
---------------------------------------------------------------------------------------------------------------------------------
     Conduct site inspection per Pooling and Servicing Agreement requirement                               X
---------------------------------------------------------------------------------------------------------------------------------
         Provide 3 copies of site inspection reports to the Master Servicer within 30 days of              X
         inspection
---------------------------------------------------------------------------------------------------------------------------------
16.      Preparation of servicing transfer letters                                                         X
---------------------------------------------------------------------------------------------------------------------------------
17.      Preparation of IRS Reporting (1098s and 1099s or other tax reporting
         requirements) and delivery of copies to the Master Servicer by January                            X
         31st of each year
---------------------------------------------------------------------------------------------------------------------------------
18.      Provide Annual Officer's Certificate as to compliance to Master Servicer by
         March 15 of each year                                                                             X
---------------------------------------------------------------------------------------------------------------------------------
19.      Provide Annual Independent Accountant's Servicing Report (USAP) to Master                         X
         Servicer by April 1 of each year
---------------------------------------------------------------------------------------------------------------------------------
20.      Compensation
---------------------------------------------------------------------------------------------------------------------------------
     Primary Servicer Fee                                                                                 X
---------------------------------------------------------------------------------------------------------------------------------
     Investment earnings on Primary Servicer Collection Account                                           X
---------------------------------------------------------------------------------------------------------------------------------
     Investment earnings on tax & insurance reserves not payable to borrower                              X
---------------------------------------------------------------------------------------------------------------------------------
     Investment earning on reserve accounts not payable to borrower                                       X
---------------------------------------------------------------------------------------------------------------------------------
     Late charges to the extent collected from borrower (offsets advance interest per           X
     Pooling and Servicing Agreement)
---------------------------------------------------------------------------------------------------------------------------------
21.      Defeasance
---------------------------------------------------------------------------------------------------------------------------------


                                  Exhibit B-4

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                MASTER  PRIMARY   SPECIAL TRUSTEE
                                                                                               SERVICER SERVICER SERVICER
---------------------------------------------------------------------------------------------------------------------------------
     Coordinate, analyze, approve, and process defeasance request                                         X
---------------------------------------------------------------------------------------------------------------------------------
     Consent to defeasance                                                                      X
---------------------------------------------------------------------------------------------------------------------------------
     Service Defeasance Loans                                                                             X
---------------------------------------------------------------------------------------------------------------------------------
     Retain all fees associated with Defeasance Loans                                                     X
---------------------------------------------------------------------------------------------------------------------------------


                                  Exhibit B-4

                                   EXHIBIT C
                 FORM OF POWER OF ATTORNEY FROM MASTER SERVICER

RECORDING REQUESTED BY:

         Wells Fargo Bank, National Association
         417 Montgomery Street, 5th Floor
         San Francisco, California 94111

AND WHEN RECORDED MAIL TO:

         Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa 50392

Attention:  Commercial Mortgage Pass-
   Through Series 1999-LIFE1

                    Space above this line for Recorder's use
-------------------------------------------------------------------------------
                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

KNOW ALL MEN BY THESE PRESENTS, that WELLS FARGO BANK, NATIONAL ASSOCIATION, acting solely in its capacity as Master Servicer ("Master Servicer"), under the Pooling and Servicing Agreement dated as of August 1, 1999 (the "Pooling and Servicing Agreement") and a Primary Servicing Agreement dated as of August 1, 1999 (the "Primary Servicing Agreement"), in each case relating to the Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, does hereby nominate, constitute and appoint Principal Capital Management, LLC, as Primary Servicer under the Primary Servicing Agreement ("Principal Capital Management, LLC"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit: To perform any and all acts which may be necessary or appropriate to enable Principal Capital Management, LLC to service and administer the Mortgage Loans (as defined in the Primary Servicing Agreement) in connection with the performance by Principal Capital Management, LLC of its duties as Primary Servicer under the Primary Servicing Agreement, giving and granting unto Principal Capital Management, LLC full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Principal Capital Management, LLC shall lawfully do or cause to be done by virtue hereof.


         IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this 10th day of August, 1999.

                                                          WELLS FARGO BANK,
                                                          NATIONAL ASSOCIATION,
                                                          acting solely in its
                                                          capacity as Master
                                                          Servicer under the
                                                          Pooling and Servicing
                                                          Agreement and the
                                                          Primary Servicing
                                                          Agreement


                                                          By:__________________
                                                             Name:
                                                             Title:

                                    Exhbit C
                                     S-1-2

                                   APPENDIX 1
           ITEMS REQUIRED FOR DEFEASANCE SUBMISSION TO MASTER SERVICER

                REQUEST FOR MASTER SERVICER CONSENT TO DEFEASANCE

     Primary Servicer shall submit to Master Servicer the following listed items to seek the consent of Master Servicer to a defeasance of a Mortgage Loan that Primary Servicer is permitted to process under this Primary Servicing Agreement.


1. Copy of written notice to Primary Servicer from Mortgagor requesting defeasance.

2. Description of proposed Defeasance Collateral and written confirmation from an independent accountant stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date and to timely pay each subsequent Scheduled Payment.

3. Form of security agreement creating first priority lien on the Defeasance Collateral ("Pledge Agreement").

4.   Form of release from Mortgage.

5. Form of certificate from Mortgagor certifying that Loan Document defeasance provisions have been satisfied.

6. Form of opinion of counsel from counsel to Mortgagor or other counsel that the Trust has the benefit of a first lien, perfected security interest in the Defeasance Collateral.

7. Form of documents creating the Single-Purpose Entity which will hold the Defeasance Collateral, if applicable.

8. Form of certification from Primary Servicer that defeasance will occur on or after second anniversary of the Closing Date or an opinion of counsel that defeasance will not result in an Adverse REMIC Event.

9. Such other items as are reasonably required by Master Servicer consistent with the Servicing Standard as long as such requirements may be required of the related Mortgagor under the related Loan Documents without additional expense to Primary Servicer or Master Servicer.

                                   APPENDIX 2
            ASSIGNMENT AND ASSUMPTION SUBMISSION TO SPECIAL SERVICER


PRESENT BORROWER:

PROPOSED BORROWER:


PRIMARY SERVICER #:

SPECIAL SERVICER #

COLLATERAL TYPE:                           (Retail, Industrial, Apartments,
                                            Office, etc.)



ADDRESS:                                    PROPERTY ADDRESS

                                            CITY, STATE, ZIP CODE


ASSET STATUS:                               As of (date)

         Principal Balance:                          $
         Unpaid Accrued Interest:           $
         Unpaid Late Fees/other fees:                $
         Tax Escrow Balance:                         $

         INSURANCE ESCROW BALANCE:          $
         Reserve Escrow Balance:            $
         Monthly (P&I) Payment:             $
         Interest Rate:                              %
         Date Principal Paid To:
         Date Interest Paid To:
         Maturity Date
         Origination Date:



EXECUTIVE SUMMARY:

1.   Summarize the transaction;
2.   Discuss proposed borrower entity and ownership structure;
3.   How will title be held;
4.   Source of cash for down payment;
5.   Briefly describe collateral

     A. Size, occupancy, primary tenants, location,
     B. Prior year NOI and DSCR and Pro-forma NOI DSCR;
2.   Complete the chart below:

The sale terms and property characteristics are summarized as follows:

-------------------------------------------------------------------------------
Purchase price                                         $
-------------------------------------------------------------------------------
Buyer down payment                                     $        (%)
-------------------------------------------------------------------------------
Estimated closing date
-------------------------------------------------------------------------------
1% loan fee split: Principal Capital                   .25% - $
-------------------------------------------------------------------------------
                              WFB, Master Serv.        .25% - $
-------------------------------------------------------------------------------
                               WFB Special Serv.       .50% - $
-------------------------------------------------------------------------------
Most recent appraised value according to appraisal     $
in Primary Servicer's possession
-------------------------------------------------------------------------------
Loan-to-value as if initial underwriting               %
-------------------------------------------------------------------------------
Occupancy as of                                        %
-------------------------------------------------------------------------------
12/31/98 NOI                                           $
-------------------------------------------------------------------------------
Debt service coverage                                  x
-------------------------------------------------------------------------------


FINANCIAL CONDITION OF PROPOSED BORROWER/GUARANTOR:

1.   Explain background and experience of the proposed borrower/principals;
2. State date of the financial statement, who prepared, if CPA, state the opinion rendered, how assets are valued;
3.   Highlight Balance sheet and Income statement
     A. Describe significant assets (e.g. obtain from borrower information about how it values its assets)
     B. Related debt
1.   For public companies that have historical financial information:
     A. Spread Balance Sheet for minimum of two (2) years (request three (3) years, if available)
     B. Spread and commonsize Income statement for minimum of two (2) years (request three (3) years, if available);
1. Explain results of credit checks, legal searches and banking credit references (two required)

PROJECT STATUS & DESCRIPTION: (See attached Asset Summary, most recent Inspection Report and most recent rent roll)
1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

PROPERTY FINANCIAL SUMMARY: (See attached most recent Income and Expense Statement for Mortgaged Property and year-to-date operating statements)

NEW ENVIRONMENTAL AND ENGINEERING DEVELOPMENTS (IF ANY) AND STATUS OF ISSUES IDENTIFIED IN ORIGINAL REPORTS OR LOAN DOCUMENTS AS NEEDING REMEDIATION: (See attached Asset Summary)

1. Describe any material issues requiring remediation contained in original reports
2. Describe current status of issue and remediation



                                   Appendix 2

ESCROW STATUS:

1.       Explain reserves

PROPERTY MANAGEMENT SUMMARY:

1.       Who is proposed property management firm
2.       Background and Experience

COLLATERAL VALUATION:

1.       Discuss the original appraisal
         A.     Who prepared
         B. Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Primary Servicer's possession
1.       Comparison of the following (original to actual property):
A.       Vacancy
B.       Rents
C.       Taxes
D.       Other Key Expenses

CURRENT MARKET CONDITIONS:

Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

RECOMMENDATION:

1.   State recommendation for approval.

2. Highlight strengths and weaknesses. How are weakness mitigated? (bullet points are fine)




                                   Appendix 2

REQUEST FOR SPECIAL SERVICER CONSENT:

Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing Assignment and Assumption.



< >


By: _______________________________________


Title: _____________________________________


Date: _____________________________________



Consent to Assignment & Assumption is given:
WELLS FARGO BANK, NATIONAL ASSOCIATION, acting solely in its capacity as Special Servicer

By: _______________________________________


Title: _____________________________________


Date: _____________________________________


                                   Appendix 2

                  SCHEDULE OF EXHIBITS TO ASSUMPTION SUBMISSION


1.   Financial statements of purchasing entity (audited, if available)
2.   Bank and /or credit references for transferee
3.   Credit report for principal(s) of the proposed borrowing entity.
4. Most recent Income & Expense Statement for property and operating statement review
5.   Most recent Property Inspection report
6.   Purchase and Sale Agreement
7. If available from borrower, diagram of proposed ownership structure, including percentages of ownership
8.   Proposed property management agreement
9.   Description and source of equity being used for the purchase, if available
10.  Most recent Rent Roll.
11.  Other items as required by the description set forth above





                                   Appendix 2

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION


                                               __________ __, 199__


TO:      The Depository Trust Company

         CEDEL BANK, S. A. or
         Morgan Guaranty Trust Company
                  of New York, Brussels Office
                  Euroclear Operation Center

         Wells Fargo Bank, National Association, as Master Servicer

         LaSalle Bank National Association, as Trustee and as Certificate Registrar

                  This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, Class __(the "Certificates").

                  The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CEDEL] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CEDEL] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

                  Name:
                  Address:
                  Taxpayer I D. No.:

                  The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the

1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate1 for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S. $100,000 and integral multiples of U.S. $1 in excess thereof for each such account.

                                            Very truly yours,

                                            [NAME OF HOLDER OF CERTIFICATE]


                                             By: ______________________________
                                                    [Name], [Chief Financial
                                                    or other Executive Officer]

------------------
(1) [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURSHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                     FORM OF EUROCLEAR OR CEDEL CERTIFICATE


                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                  SERIES 1999-LIFE1, CLASS (THE "CERTIFICATES")


TO:      LaSalle Bank National Association, as Trustee and as Certificate
         Registrar
         Attn:  Corporate Trust Services (CMBS)


                  This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of August 1, 1999 (the "Pooling and Servicing Agreement") among you, Morgan Stanley Capital I Inc., ABN AMRO Bank N.V. and Wells Fargo Bank, National Association, U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

                  We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

                  [On Release Date: We hereby acknowledge that no portion of the Class __ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

                  [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

                                               [MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK, Brussels office,
                                               as operator of the Euroclear
                                               System]

                                                      or

                                               [CEDEL BANK, S.A.]



                                               By: ____________________________

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID

                                    EXHIBIT J



-------------------------------------------------------------------------------
     LOAN NUMBER                                      PROPERTY NAME
-------------------------------------------------------------------------------
         22                       Plaza Madison
-------------------------------------------------------------------------------
         26                       Peddler's Village
-------------------------------------------------------------------------------
         28                       DM Management
-------------------------------------------------------------------------------
         31                       DCT Industrial Buildings (III)
-------------------------------------------------------------------------------
         32                       Noble International Industrial Building (III )
-------------------------------------------------------------------------------
         33                       Plaza Building A of the Vienna Technology Pak
-------------------------------------------------------------------------------
         36                       Parke Towne North Apts.
-------------------------------------------------------------------------------
         37                       The Landings Apartments
-------------------------------------------------------------------------------
         40                       Point Defiance Village
-------------------------------------------------------------------------------
         44                       Casa Grande Apartments
-------------------------------------------------------------------------------
         52                       110 Leroy Street
-------------------------------------------------------------------------------
         60                       1275 Commerce Boulevard
-------------------------------------------------------------------------------
         63                       Encino Garden Court
-------------------------------------------------------------------------------
         64                       Meadow Creek Village Shopping Center (VII)
-------------------------------------------------------------------------------
         65                       Woodlake Village Shopping Center (VII)
-------------------------------------------------------------------------------
         66                       Renaissance Plaza
-------------------------------------------------------------------------------
         73                       Merrill Ridge Plaza
-------------------------------------------------------------------------------
         74                       Corporate Center II (VIII)
-------------------------------------------------------------------------------
         75                       Corporate Center III (VIII)
-------------------------------------------------------------------------------
         78                       Bayshore Village Apartments
-------------------------------------------------------------------------------
         80                       Kings Hill Industrial Center
-------------------------------------------------------------------------------
         103                      Festivals Office Park
-------------------------------------------------------------------------------
         111                      Nypro Building
-------------------------------------------------------------------------------
         115                      Jackson Street Mini Storage
-------------------------------------------------------------------------------
         126                      Main Steel
-------------------------------------------------------------------------------

                                   EXHIBIT K-1

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT I

















                                     K-1-1

                        MORTGAGE LOAN PURCHASE AGREEMENT
                                (PRINCIPAL LOANS)

         Mortgage Loan Purchase Agreement ("Agreement"), dated as of July 28, 1999, between Principal Commercial Funding, LLC (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

         The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of August1, 1999, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

         Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

         The Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated July 28, 1999 (the "Underwriting Agreement"), and the Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated July 28, 1999 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated July 19, 1999, as supplemented by a Prospectus Supplement dated July 28, 1999 (together, the "Prospectus Supplement"), and will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated July 28, 1999 (the "Memorandum").

         In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

         SECTION 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis (but subject to the designation of Principal Capital Management, LLC as primary servicer (the "Primary Servicer") under the Pooling and Servicing Agreement as enduring Primary Servicer), the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to the loans set forth on Schedule B shall be August 5, 1999; the Cut-Off Date with respect to the remaining Mortgage Loans is August 1, 1999. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $337,702,158. The sale of the Mortgage Loans shall take place on August 10, 1999 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. Such purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

                  On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

                  Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in
Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time, on or prior to the Closing Date shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

                  All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

                  (a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit, with a copy of the Mortgage Note attached thereto;

                  (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon, (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 30th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

                  (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any, each signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1";

                  (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1";

                  (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening Assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening Assignment of Mortgage;

                  (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1," which assignment may be effected in the related Assignment of Mortgage;

                  (g) The original of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

                  (h) The original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

                  (i) UCC financing statements (together with all assignments thereof to the Trustee) executed and delivered in connection with any Mortgage Loan;

                  (j) Copies of ground leases, if any, related to any Mortgage Loan where the Mortgagor is the lessee under such lease and there is a lien in favor of the mortgagee in such lease.

                  (k) copies of any lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan; and

                  (l) a copy of each Letter of Credit, if any, constituting additional collateral for such Mortgage Loan, together with the original supporting documentation evidencing a beneficial transfer, in favor of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital Inc., Commercial Pass-Through Certificates, Series 1999-LIFE1; provided, however, the Trustee shall hold such Letter of Credit only in a custodian capacity and shall have no obligation to maintain, extend the term of, enforce, or otherwise preserve any rights under such Letter of Credit;

                  The original of each Letter of Credit referred to in clause
(l) above shall be delivered to the Primary Servicer within 45 days of the Closing Date.

                  "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

                  The Assignments of Mortgage, assignment of Assignment of Leases and assignment of UCC financing statement referred to in clauses (d),
(e), (f) and (i) may be in the form of a single instrument assigning the Mortgage, Assignment of Leases and UCC financing statement to the extent permitted by applicable law. The Seller will deliver the original Mortgage Note to the Trustee, on behalf of the Purchaser, endorsed, to effect the transfer to the Purchaser of the Mortgage Notes and all related deeds of trust, mortgages and other loan documents specified above. Concurrently herewith, the Purchaser has contracted to sell the Mortgage Loans to the Trustee on behalf of the Certificateholders. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

                  If the Seller cannot deliver, or cause to be delivered, to the Trustee any of the documents or instruments referred to in clause (b), (c), (e) or (f) with evidence of recording thereon for any other reason, or if the Seller has not delivered, or caused to be delivered, to the Trustee the original thereof with evidence of recording thereon within 45 days of the Closing Date, the Seller shall deliver or cause to be delivered to the Trustee a photocopy of such document or instrument with evidence of recording thereon and certified by the appropriate county recorder's office be a true and complete copy of the original thereof submitted for recording.

                  If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses(b), (c), (e) or (f), with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 45 day period, but the Seller delivers a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), to the Trustee within such 45 day period, the Seller shall then deliver within 90 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

                  The Trustee, as assignee or transferee of the Depositor, shall be entitled to all scheduled payments of principal due after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

                  Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses (d) and (f)(ii) above. Within 90 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

                  Documents relating to the Mortgage Loans that are not required to be delivered to the Trustee, shall be shipped by the Seller to or on behalf of the Master Servicer, on behalf of the Purchaser, on or prior to the Closing Date, subject to the requirements of the Primary Servicing Agreement (as defined in Section 6(j)).

                  Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser, by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

                  (i) this Agreement shall be deemed to be a security agreement; and

                  (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser, of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                        (A) All accounts, general intangibles, chattel paper,
                  instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                        (B) All accounts, general intangibles, chattel paper,
                  instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                        (C) All cash and non-cash proceeds of the collateral
                  described in clauses (A) and (B) above.

                  The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

                  Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

                  The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

                  Notwithstanding anything to the contrary contained herein, the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this
Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

                  SECTION 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser which contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

                  On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial

Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect.

                  The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

                  The Purchaser shall keep confidential any information regarding the Seller that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

                  SECTION 4. Representations and Warranties of the Seller and the Purchaser.(a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on ScheduleA attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

                  (i) The Seller is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                  (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

                  (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

                  (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

                 (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

                 (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

                 (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated July 28, 1999, between the Seller, Principal Life Insurance Company, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

                  To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

                  Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

                  (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

                 (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

                 (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby which has not been obtained or made by the Purchaser.

                  (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or which may be applicable to the Purchaser or its assets.

                  (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, or any order or decree of any court, or any order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

                  (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

                  (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

                  To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

                  Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

                  SECTION 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.(a) It is hereby acknowledged that the Seller shall make for the benefit of the holders of the Certificates, whether directly or by way of assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

                  (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required, not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties and within 90 days of the earlier of discovery by the Seller or receipt by the Seller of notice of such Material Document Defect or such Material Breach , as the case may be, the Seller shall be required to cure such Material Document Defect or Material Breach; provided, however, the Purchaser or its assignee shall extend the cure period an additional 90 days if the Seller certifies to the Purchaser or its assignee, as applicable, that the Seller has been diligently attempting to cure such breach within the 90 day period.

                  The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option replace any Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such defect would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the date the Seller was notified of the defect. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

                  The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document

Defect or Material Breach or breach of the representations and warranties set forth in Exhibit2 hereto in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

                  (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give prompt written notice to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

                  (d) If the Seller repurchases any Mortgage Loan pursuant to this Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller, all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such mortgage or proceeds of any insurance policies with respect thereto.

                  SECTION 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022 at 9:00 a.m., New York time, on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (to the extent of the standard, if any, set forth in each representation and warranty).

                  (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

                  (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

                  (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information to be disclosed in the Memorandum and the Prospectus Supplement.

                  (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

                  (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section8 hereof.

                  (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

                  (h) Neither Underwriter shall have terminated the Underwriting Agreement and neither Initial Purchaser shall have terminated the Certificate Purchase Agreement.

                  (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section1 hereof.

                  (j) The Master Servicer and Principal Capital Management, LLC shall have entered into a primary servicing agreement as contemplated by the Engagement Letter described in Section 8 herein (such agreement, the "Primary Servicing Agreement").

                  All parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

                  (a) This Agreement duly executed by the Purchaser and the Seller.

                  (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

                  (c) True, complete and correct copies of the Seller's articles of organization and limited liability company operating agreement.

                  (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

                  (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

                  (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

                  (i) The Seller is validly existing under Delaware law and has full power as a limited liability company and authority to enter into and perform its obligations under this Agreement.

                  (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

                  (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

                  (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted

                  (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                  (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium,
         (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

                  Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

                  In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

                  (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

                  (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

                  (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                  (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

                  (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

                  (l) An executed Bill of Sale in the form attached hereto as
Exhibit 4.

                  SECTION 8. Costs. The Seller shall pay the Purchaser the costs and expenses specified in the Engagement Letter dated July 15, 1999 between the Seller and the Purchaser.

                  SECTION 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Pamela Hudson, with a copy to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: General Counsel (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Principal Commercial Funding, LLC, 711 High Street, Des Moines, Iowa 50392-0001, Attention: Patrick G. Halter, (or to such other address as the Seller may designate in writing with copies to the attention of Karen A. Pearston, Esq.).

                  SECTION 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

                  SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

                  SECTION 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

                  SECTION 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Engagement Letter referred to in Section 8 above, the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                      PRINCIPAL COMMERCIAL FUNDING, LLC



                                      By:______________________________________
                                      Name:
                                      Title


                                      By:______________________________________
                                      Name:
                                      Title


                                      MORGAN STANLEY CAPITAL I INC.


                                      By:______________________________________
                                      Name:  Russell Rahbany
                                      Title: Vice President

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE










                                      1-1

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

        (Representations and Warranties with respect to Principal Loans)

                  1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

                  2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

                  3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

                  4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and
(d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder


                                      2-1
thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

                  5. Assignment of Leases and Rents. The Assignment of Leases set forth in the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

                  6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of real property which are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

                  7. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon


                                       2-2
such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

                  8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No mortgagee under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

                  9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

                  10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  11. Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

                  12. Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse


                                      2-3
environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, (ii) recourse to a clean-up remediation or reimbursement fund was available under applicable state law, (iii) state law provides for a mechanism implemented by the related Mortgagor by which such environmental condition or circumstance is brought into compliance with applicable law and does not pose an imminent threat to health or safety, (iv) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated, or (v) the related Mortgagor was required either to provide additional security which was deemed to be sufficient by the originator in light of the circumstances and/or to obtain an operations and maintenance plan.

                  13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures a Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

                  14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related

                                      2-4

Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan.

                  15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon.

                  16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

                  17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate.

                  18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

                  19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

                  20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of

                                      2-5
paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

                  21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

                  22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

                  23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

                  24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

                  25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. . Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the release or substitution of collateral unless the mortgagee can require the Borrower to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code.

                  26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

                  27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided,

                                      2-6
however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

                  28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

                  29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

                  30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

                  31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

                  32. Servicing. The servicing and collection practices used by the Seller have been in all material respects legal, proper and prudent and have met customary industry standards.

                  33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgage Property as it was then operated.

                  34. Assisted Living Facility Regulation. If the Mortgaged Property is operated as an assisted living facility, to the Seller's knowledge
(a) the related Mortgagor is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Mortgaged Property and (b) if the operator of the Mortgaged Property participates in Medicare or Medicaid programs, the facility is in compliance in all material respects with the requirements for participation in such programs.



                                      2-7

                  35. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by any collateral that is not included in the Trust.

                  36. Valid Assignment. The assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment by the Seller.

                  37. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

                  38. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either (i) such provision does not apply in the case of fraud by the Mortgagor or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor.









                                      2-8

                                   Schedule A

                  Exceptions to Representations and Warranties

                                    EXHIBIT 3

                               PRICING FORMULATION
















                                      3-1

                                    EXHIBIT 4

                                  BILL OF SALE

                  1.       PARTIES.   The parties to this Bill of Sale are the
                                      following:

                           Seller:    Principal Commercial Funding, LLC
                           Purchaser: Morgan Stanley Capital I Inc.

                  2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of July 28, 1999 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

                  (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan
         Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (c) All cash and non-cash proceeds of the collateral described in clauses(a) and (b) above.

                  3. PURCHASE PRICE. The amount set forth on Exhibit 3 to the Mortgage Loan Purchase Agreement.

                  4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.


                                      4-1

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this __ day of August, 1999.


SELLER:                               PRINCIPAL COMMERCIAL FUNDING, LLC



                                      By:______________________________________
                                      Name:
                                      Title


                                      By:______________________________________
                                      Name:
                                      Title



PURCHASER:                            MORGAN STANLEY CAPITAL I INC.



                                      By:______________________________________
                                         Name:       Russell Rahbany
                                         Title:      Vice President




                                      4-2

                                   Schedule B


                       Loans with August 5th Cut-Off Dates


Control No.                Loan Name


35                         Indian Ridge Apartments


72                         200 Forest Drive


84                         Citrus Village Shopping Center


88                         7 Holland


92                         Eastgate Village Shopping Center


120                        6 Corporate Drive

                                   EXHIBIT K-2

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II
















                                     K-2-1

                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (JHREF LOANS)

         Mortgage Loan Purchase Agreement ("Agreement"), dated as of July 28, 1999, between John Hancock Real Estate Finance Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

         The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of August 1, 1999 (the "Cut-Off Date"), between the Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

         Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

         The Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated July 28, 1999 (the "Underwriting Agreement"), and the Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated July 28, 1999 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated July 19, 1999, as supplemented by a Prospectus Supplement dated July 28, 1999 (together, the "Prospectus Supplement"), and will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated July 28, 1999 (the "Memorandum").

         In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

         SECTION 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis (but subject to the designation of the Seller as primary servicer (the "Primary Servicer") under the Pooling and Servicing Agreement as enduring Primary Servicer), the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $173,161,737. The sale of the Mortgage Loans shall take place on August 10, 1999 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. Such purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

                  On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

                  SECTION 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in
Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time, on or prior to the Closing Date shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

                  All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

                  (a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit, with a copy of the Mortgage Note attached thereto;

                  (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon, (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 30th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

                  (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any, each signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1";

                  (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1";

                  (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening Assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening Assignment of Mortgage;

                  (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1," which assignment may be effected in the related Assignment of Mortgage;

                  (g) The original of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

                  (h) The original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

                  (i) UCC financing statements (together with all assignments thereof to the Trustee) executed and delivered in connection with any Mortgage Loan;

                  (j) Copies of ground leases, if any, related to any Mortgage Loan where the Mortgagor is the lessee under such lease and there is a lien in favor of the mortgagee in such lease;

                  (k) copies of any lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan; and

                  (l) a copy of each Letter of Credit, if any, constituting additional collateral for such Mortgage Loan, together with the original supporting documentation evidencing a beneficial transfer, in favor of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital Inc., Commercial Pass-Through Certificates, Series 1999-LIFE1; provided, however, the Trustee shall hold such Letter of Credit only in a custodian capacity and shall have no obligation to maintain, extend the term of, enforce, or otherwise preserve any rights under such Letter of Credit;

                  The original of each Letter of Credit referred to in clause
(l) above shall be delivered to the Primary Servicer within 45 days of the Closing Date.

                  "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

                  The Assignments of Mortgage, assignment of Assignment of Leases and assignment of UCC financing statement referred to in clauses (d),
(e), (f) and (i) may be in the form of a single instrument assigning the Mortgage, Assignment of Leases and UCC financing statement to the extent permitted by applicable law. The Seller will deliver the original Mortgage Note to the Trustee, on behalf of the Purchaser, endorsed, to effect the transfer to the Purchaser of the Mortgage Notes and all related deeds of trust, mortgages and other loan documents specified above. Concurrently herewith, the Purchaser has contracted to sell the Mortgage Loans to the Trustee on behalf of the Certificateholders. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

                  If the Seller cannot deliver, or cause to be delivered, to the Trustee any of the documents or instruments referred to in clause (b), (c), (e) or (f) with evidence of recording thereon for any other reason, or if the Seller has not delivered, or caused to be delivered, to the Trustee the original thereof with evidence of recording thereon within 45 days of the Closing Date, the Seller shall deliver or cause to be delivered to the Trustee a photocopy of such document or instrument with evidence of recording thereon and certified by the appropriate county recorder's office be a true and complete copy of the original thereof submitted for recording.

                  If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses(b), (c), (e) or (f), with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 45 day period, but the Seller delivers a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), to the Trustee within such 45 day period, the Seller shall then deliver within 90 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

                  The Trustee, as assignee or transferee of the Depositor, shall be entitled to all scheduled payments of principal due after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

                  Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses (d) and (f)(ii) above. Within 90 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

                  Documents relating to the Mortgage Loans that are not required to be delivered to the Trustee, shall be shipped by the Seller to or on behalf of the Master Servicer, on behalf of the Purchaser, on or prior to the Closing Date, subject to the requirements of the Primary Servicing Agreement (as defined in Section 6(j)).

                  Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser, by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

                  (i) this Agreement shall be deemed to be a security agreement; and

                  (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser, of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                        (A) All accounts, general intangibles, chattel paper,
                  instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                        (B) All accounts, general intangibles, chattel paper,
                  instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                        (C) All cash and non-cash proceeds of the collateral
                  described in clauses (A) and (B) above.

                  The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

                  Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

                  The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

                  Notwithstanding anything to the contrary contained herein, the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this
Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

                  SECTION 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser which contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

                  On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the

Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect.

                  The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

                  The Purchaser shall keep confidential any information regarding the Seller that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

                  SECTION 4. Representations and Warranties of the Seller and the Purchaser.(a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on ScheduleA attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

                  (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                  (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

                  (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

                  (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

                  (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

                  (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

                  (vii) To the Seller's knowledge, the JHREF's Information (as defined in that certain indemnification agreement, dated July 28, 1999, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

                  To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

                  Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

                  (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

                  (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

                  (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby which has not been obtained or made by the Purchaser.

                  (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or which may be applicable to the Purchaser or its assets.

                  (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, or any order or decree of any court, or any order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

                  (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

                  (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

                  To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

                  Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

                  SECTION 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.(a) It is hereby acknowledged that the Seller shall make for the benefit of the holders of the Certificates, whether directly or by way of assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

                  (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required, not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties and within 90 days of the earlier of discovery by the Seller or receipt by the Seller of notice of such Material Document Defect or such Material Breach, as the case may be, the Seller shall be required to cure such Material Document Defect or Material Breach; provided, however, the Purchaser or its assignee shall extend the cure period an additional 90 days if the Seller certifies to the Purchaser or its assignee, as applicable, that the Seller has been diligently attempting to cure such breach within the 90 day period.

                  The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option replace any Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such defect would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the date the Seller was notified of the defect. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

                  The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document

Defect or Material Breach or breach of the representations and warranties set forth in Exhibit2 hereto in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

                  (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give prompt written notice to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

                  (d) If the Seller repurchases any Mortgage Loan pursuant to this Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller, all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such mortgage or proceeds of any insurance policies with respect thereto.

                  SECTION 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022 at 9:00 a.m., New York time, on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (to the extent of the standard, if any, set forth in each representation and warranty).

                  (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

                  (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

                  (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the JHREF's Information to be disclosed in the Memorandum and the Prospectus Supplement.

                  (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

                  (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section8 hereof.

                  (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

                  (h) Neither Underwriter shall have terminated the Underwriting Agreement and neither Initial Purchaser shall have terminated the Certificate Purchase Agreement.

                  (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section1 hereof.

                  (j) The Master Servicer and the Seller shall have entered into a primary servicing agreement as contemplated by the Engagement Letter described in Section 8 herein (such agreement, the "Primary Servicing Agreement").

                  All parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

                  (a) This Agreement duly executed by the Purchaser and the Seller.

                  (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

                  (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

                  (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

                  (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

                  (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

                  (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

                  (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

                  (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the charter documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted

                  (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                  (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium,
         (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

                  Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

                  In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable, assuming (other than with respect to clause (vi)) that the laws of such states are identical to the laws of the Commonwealth of Massachusetts.

                  (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

                  (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

                  (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                  (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

                  (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

                  (l) An executed Bill of Sale in the form attached hereto as
Exhibit 4.

                  SECTION 8. Costs. The Seller shall pay the Purchaser the costs and expenses specified in the Engagement Letter dated August 11, 1997 between the Seller and the Purchaser.

                  SECTION 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Pamela Hudson, with a copy to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: General Counsel (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, Massachusetts 02117, Attention: M.W. Sam Davis, Senior Vice President (or to such other address as the Seller may designate in writing with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I. Margolis, Esq.).

                  SECTION 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

                  SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

                  SECTION 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

                  SECTION 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Engagement Letter referred to in Section 8 above, the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                      JOHN HANCOCK REAL ESTATE FINANCE, INC.


                                      By:______________________________________
                                      Name:
                                      Title:




                                      MORGAN STANLEY CAPITAL I INC.


                                      By:______________________________________
                                         Name:  Russell Rahbany
                                         Title: Vice President

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

























                                      1-1

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

          (Representations and Warranties with respect to JHREF Loans)

                  1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

                  2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

                  3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

                  4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and
(d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder


                                       2-1
thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

                  5. Assignment of Leases and Rents. The Assignment of Leases set forth in the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

                  6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of real property which are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

                  7. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon


                                       2-2
such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

                  8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No mortgagee under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

                  9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

                  10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  11. Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

                  12. Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse


                                       2-3
environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, (ii) recourse to a clean-up, remediation or reimbursement fund was available under applicable state law, (iii) state law provides for a mechanism implemented by the related Mortgagor by which such environmental condition or circumstance is brought into compliance with applicable law and does not pose an imminent threat to health or safety, (iv) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated, or (v) the related Mortgagor was required either to provide additional security which was deemed to be sufficient by the originator in light of the circumstances and/or to obtain an operations and maintenance plan.

                  13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures a Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

                  14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related

                                      2-4

Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan.

                  15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon.

                  16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

                  17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate.

                  18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

                  19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

                  20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of

                                      2-5
paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

                  21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

                  22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

                  23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

                  24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

                  25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the release or substitution of collateral unless the mortgagee can require the Borrower to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code.

                  26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

                  27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided,


                                      2-6
however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

                  28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

                  29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

                  30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

                  31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

                  32. Servicing. The servicing and collection practices used by the Seller have been in all material respects legal, proper and prudent and have met customary industry standards.

                  33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgage Property as it was then operated.

                  34. Assisted Living Facility Regulation. If the Mortgaged Property is operated as an assisted living facility, to the Seller's knowledge
(a) the related Mortgagor is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Mortgaged Property and (b) if the operator of the Mortgaged Property participates in Medicare or Medicaid programs, the facility is in compliance in all material respects with the requirements for participation in such programs.


                                      2-7

                  35. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by any collateral that is not included in the Trust.

                  36. Valid Assignment. The assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment by the Seller.

                  37. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust (except for Mortgage Loan No. 22 (Plaza Madison) which permits junior debt if certain conditions are met); provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

                  38. Non-Recourse Exceptions. Except for Mortgage Loan No.29 (Peddler's Village) which is recourse to the related Mortgagor, the Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either (i) such provision does not apply in the case of fraud by the Mortgagor or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor.





                                      2-8

                                   Schedule A

                  Exceptions to Representations and Warranties

                                    EXHIBIT 3

                               PRICING FORMULATION










                                      3-1

                                    EXHIBIT 4

                                  BILL OF SALE

                  1.       PARTIES.    The parties to this Bill of Sale are the
                                       following:

                           Seller:     John Hancock Real Estate Finance, Inc.
                           Purchaser:  Morgan Stanley Capital I Inc.

                  2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of July 28, 1999 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

                  (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan
         Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (c) All cash and non-cash proceeds of the collateral described in clauses(a) and (b) above (but excluding the Purchase Price paid by the Purchaser to the Seller).

                  3. PURCHASE PRICE. The amount set forth on Exhibit 3 to the Mortgage Loan Purchase Agreement.

                  4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.


                                      4-1

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this __ day of August, 1999.

SELLER:                                   JOHN HANCOCK REAL ESTATE FINANCE INC.



                                          By:__________________________________
                                             Name:
                                             Title:

PURCHASER:                                MORGAN STANLEY CAPITAL I INC.



                                          By:__________________________________
                                             Name:  Russell Rahbany
                                             Title: Vice President





                                      4-2

                                   EXHIBIT K-3

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT III














                                     K-3-1

                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (MSMC LOANS)

                  Mortgage Loan Purchase Agreement ("Agreement"), dated as of July 28, 1999, between Morgan Stanley Mortgage Capital Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

                  The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of August 1, 1999 (the "Cut-Off Date"), between the Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser (collectively the "Other Mortgage Loans"), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

                  Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

                  The Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated July 28, 1999 (the "Underwriting Agreement"), and the Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class RI, Class RII and Class RIII Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated July 28, 1999 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated July 19, 1999, as supplemented by a Prospectus Supplement dated July 28, 1999 (together, the "Prospectus Supplement"), and will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated July 28, 1999 (the "Memorandum").

                  In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

                  Section 1. SECTION 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis under the Pooling and Servicing Agreement as enduring Primary Servicers), the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $83,182,148. The sale of the Mortgage Loans shall take place on August 10, 1999 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. Such purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

                  On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

                  Section 2. SECTION 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time, on or prior to the Closing Date shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

                  All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

                  (a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit, with a copy of the Mortgage Note attached thereto;

                  (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon, (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 30th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

                  (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any, each signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1";

                  (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1";

                  (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening Assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening Assignment of Mortgage;

                  (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1," which assignment may be effected in the related Assignment of Mortgage;

                  (g) The original of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

                  (h) The original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

                  (i) UCC financing statements (together with all assignments thereof to the Trustee) executed and delivered in connection with any Mortgage Loan;

                  (j) Copies of ground leases, if any, related to any Mortgage Loan where the Mortgagor is the lessee under such lease and there is a lien in favor of the mortgagee in such lease.

                  (k) copies of any lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan; and

                  (l) a copy of each Letter of Credit, if any, constituting additional collateral for such Mortgage Loan, together with the original supporting documentation evidencing a beneficial transfer, in favor of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital Inc., Commercial Pass-Through Certificates, Series 1999-LIFE1; provided, however, the Trustee shall hold such Letter of Credit only in a custodian capacity and shall have no obligation to maintain, extend the term of, enforce, or otherwise preserve any rights under such Letter of Credit;

                  The original of each Letter of Credit referred to in clause
(l) above shall be delivered to the Master Servicer within 45 days of the Closing Date.

                  "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

                  The Assignments of Mortgage, assignment of Assignment of Leases and assignment of UCC financing statement referred to in clauses (d),
(e), (f) and (i) may be in the form of a single instrument assigning the Mortgage, Assignment of Leases and UCC financing statement to the extent permitted by applicable law. The Seller will deliver the original Mortgage Note to the Trustee, on behalf of the Purchaser, endorsed, to effect the transfer to the Purchaser of the Mortgage Notes and all related deeds of trust, mortgages and other loan documents specified above. Concurrently herewith, the Purchaser has contracted to sell the Mortgage Loans to the Trustee on behalf of the Certificateholders. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

                  If the Seller cannot deliver, or cause to be delivered, to the Trustee any of the documents or instruments referred to in clause (b), (c), (e) or (f) with evidence of recording thereon for any other reason, or if the Seller has not delivered, or caused to be delivered, to the Trustee the original thereof with evidence of recording thereon within 45 days of the Closing Date, the Seller shall deliver or cause to be delivered to the Trustee a photocopy of such document or instrument with evidence of recording thereon and certified by the appropriate county recorder's office be a true and complete copy of the original thereof submitted for recording.

                  If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (b), (c), (e) or (f), with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 45 day period, but the Seller delivers a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), to the Trustee within such 45 day period, the Seller shall then deliver within 90 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

                  The Trustee, as assignee or transferee of the Depositor, shall be entitled to all scheduled payments of principal due after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

                  Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses (d) and (f)(ii) above. Within 90 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

                  Documents relating to the Mortgage Loans that are not required to be delivered to the Trustee, shall be shipped by the Seller to or on behalf of the Master Servicer, on behalf of the Purchaser, on or prior to the Closing Date, subject to the requirements of the Primary Servicing Agreement (as defined in Section 6(j)).

                  Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser, by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

                  (i) this Agreement shall be deemed to be a security agreement;
            and

                  (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser, of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                           (A) All accounts, general intangibles, chattel paper,
                  instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                           (B) All accounts, general intangibles, chattel paper,
                  instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                           (C) All cash and non-cash proceeds of the collateral
                  described in clauses (A) and (B) above.

                  The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

                  Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

                  The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

                  Notwithstanding anything to the contrary contained herein, the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this
Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

                  Section 3 SECTION 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser which contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 of this Agreement.

                  On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the

Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect.

                  The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

                  The Purchaser shall keep confidential any information regarding the Seller that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

                  Section 4 SECTION 4. Representations and Warranties of the Seller and the Purchaser.

                  (a) (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

                  (i) (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                  (ii) (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

                  (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

                  (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

                  (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

                  (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

                  (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated July 28, 1999, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

                  To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

                  Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

                  (b) (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

                  (i) (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

                  (ii) (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (iii) (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby which has not been obtained or made by the Purchaser.

                  (iv) (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or which may be applicable to the Purchaser or its assets.

                  (v) (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, or any order or decree of any court, or any order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

                  (vi) (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

                  (vii) (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

                  To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

                  Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

                  Section 5 SECTION 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

                  (a) (a) It is hereby acknowledged that the Seller shall make for the benefit of the holders of the Certificates, whether directly or by way of assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

                  (b) (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required, not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), the party discovering such Material Document Defect or Material Breach shall promptly notify the other parties and within 90 days of the earlier of discovery by the Seller or receipt by the Seller of notice of such Material Document Defect or such Material Breach , as the case may be, the Seller shall be required to cure such Material Document Defect or Material Breach; provided, however, the Purchaser or its assignee shall extend the cure period an additional 90 days if the Seller certifies to the Purchaser or its assignee, as applicable, that the Seller has been diligently attempting to cure such breach within the 90 day period.

                  The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option replace any Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such defect would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the date the Seller was notified of the defect. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

                 The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach or breach of the representations and warranties set forth in Exhibit 2 hereto in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

                  (c) (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give prompt written notice to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

                  (d) (d) If the Seller repurchases any Mortgage Loan pursuant to this Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller, all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such mortgage or proceeds of any insurance policies with respect thereto.

                  Section 6 SECTION 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022 at 9:00 a.m., New York time, on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (to the extent of the standard, if any, set forth in each representation and warranty).

                  (b) (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

                  (c) (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

(d) (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information to be disclosed in the Memorandum and the Prospectus Supplement.

                  (e) (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

                  (f) (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

                  (g) (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

                  (h) (h) Neither Underwriter shall have terminated the Underwriting Agreement and neither Initial Purchaser shall have terminated the Certificate Purchase Agreement.

                  (i) (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

                  All parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  Section 7 SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

                  (a) (a) This Agreement duly executed by the Purchaser and the Seller.

                  (b) (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

                  (c) (c) True, complete and correct copies of the Seller's articles of incorporation and by-laws.

                  (d) (d) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

                  (e) (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

                  (f) (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

                  (i) (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  (ii) (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

                  (iii) (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

                  (iv) (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the charter documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted

                  (v) (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                  (vi) (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

                  Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

                  In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

                  (g) (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

                  (h) (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

                  (i) (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                  (j) (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

                  (k) (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

                  (l) (l) An executed Bill of Sale in the form attached hereto as Exhibit 4.

                  Section 8 SECTION 8. Costs. The Seller shall pay the Purchaser costs and expenses as otherwise agreed upon between the Seller and the Purchaser.

                  Section 9 SECTION 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Pamela Hudson, with a copy to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: General Counsel (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York 10036, Attention: Pamela Hudson, (or to such other address as the Seller may designate in writing with copies to the attention of Gregory Walker, Esq.).

                  Section 10 SECTION 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  Section 11 SECTION 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  Section 12 SECTION 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

                  Section 13 SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  Section 14 SECTION 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

                  Section 15 SECTION 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

                  SECTION 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Engagement Letter referred to in Section 8 above, the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                MORGAN STANLEY MORTGAGE CAPITAL INC.


                                By: _________________________________________
                                Name:
                                Title


                                MORGAN STANLEY CAPITAL I INC.


                                By: _________________________________________
                                Name:      Russell Rahbany
                                Title:     Vice President

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE



                                      1-1

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

           (Representations and Warranties with respect to MSMC Loans)

                  1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

                  2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

                  3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

                  4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and
(d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder

                                      2-1
thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

                  5. Assignment of Leases and Rents. The Assignment of Leases set forth in the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

                  6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of real property which are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

                  7. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon

                                      2-2
such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

                  8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No mortgagee under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

                  9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

                  10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  11. Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

                  12. Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse

                                      2-3
environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, (ii) recourse to a clean-up remediation or reimbursement fund was available under applicable state law, (iii) state law provides for a mechanism implemented by the related Mortgagor by which such environmental condition or circumstance is brought into compliance with applicable law and does not pose an imminent threat to health or safety, (iv) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated, or (v) the related Mortgagor was required either to provide additional security which was deemed to be sufficient by the originator in light of the circumstances and/or to obtain an operations and maintenance plan.

                  13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures a Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

                  14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related

                                      2-4

Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan.

                  15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon.

                  16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

                  17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate.

                  18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

                  19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

                  20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of

                                      2-5
paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

                  21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

                  22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

                  23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

                  24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

                  25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. . Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the release or substitution of collateral unless the mortgagee can require the Borrower to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code.

                  26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

                  27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided,

                                      2-6
however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

                  28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

                  29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

                  30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

                  31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

                  32. Servicing. The servicing and collection practices used by the Seller have been in all material respects legal, proper and prudent and have met customary industry standards.

                  33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgage Property as it was then operated.

                  34. Assisted Living Facility Regulation. If the Mortgaged Property is operated as an assisted living facility, to the Seller's knowledge
(a) the related Mortgagor is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Mortgaged Property and (b) if the operator of the Mortgaged Property participates in Medicare or Medicaid programs, the facility is in compliance in all material respects with the requirements for participation in such programs.

                                      2-7

                  35. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by any collateral that is not included in the Trust.

                  36. Valid Assignment. The assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment by the Seller.

                  37. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

                  38. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either (i) such provision does not apply in the case of fraud by the Mortgagor or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor.


                                   2-8

                                   Schedule A

                  Exceptions to Representations and Warranties

                                    EXHIBIT 3

                               PRICING FORMULATION



                                      3-1

                                    EXHIBIT 4

                                  BILL OF SALE

                  1. PARTIES. The parties to this Bill of Sale are the following:


                  Seller:            Morgan Stanley Mortgage Capital Inc.
                  Purchaser:         Morgan Stanley Capital I Inc.

                  2. SALE. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of July 28, 1999 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

                  (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan
         Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

                  3. PURCHASE PRICE. The amount set forth on Exhibit 3 to the Mortgage Loan Purchase Agreement.

                  4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.


                                      4-1

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this __ day of August, 1999.

SELLER:                      MORGAN STANLEY MORTGAGE CAPITAL INC.



                             By: _________________________________________
                                   Name:
                                   Title:

PURCHASER:                   MORGAN STANLEY CAPITAL I INC.



                             By: __________________________________________
                                   Name:       Russell Rahbany
                                   Title:      Vice President


                                      4-2

                                    EXHIBIT L

                            FORM OF INSPECTION REPORT



==================================================================================================================================
WELLS FARGO
COMMERCIAL MORTGAGE SERVICING
ANNUAL PROPERTY EVALUATION REPORT - OFFICE/RETAIL/IND.                        Report Date:                           Lender No:
==================================================================================================================================

-------------------------------------------------------------------------

WFRF File No:
-------------------------------------------------------------------------

Property Address:
-------------------------------------------------------------------------

Property Type:
-------------------------------------------------------------------------

Primary Use:
-------------------------------------------------------------------------

Secondary Use:
-------------------------------------------------------------------------

Other Use:
-------------------------------------------------------------------------

Current Occupancy:
-------------------------------------------------------------------------

Building Size Net:
-------------------------------------------------------------------------

No. Of Buildings:
-------------------------------------------------------------------------

No. Of Units:
-------------------------------------------------------------------------

==================================================================================================================================

Year Built:                                                                   Managed by:
----------------------------------------------------------------------------------------------------------------------------------

Year Renovated:                                                               Phone:
----------------------------------------------------------------------------------------------------------------------------------

Land Size:                                                                    On-Site:
==================================================================================================================================

==================================================================================================================================

Date of Property Inspection:                                                  Inspected by:
----------------------------------------------------------------------------------------------------------------------------------

Date Reviewed:                                                                Reviewed by:
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------




Condition of the Property (Attach Photographs - Exterior, Interior and Neighboring: Properties):
------------------------------------------------------------------------------------------------

                                                                                                                 Deferred
Exterior                     Excellent             Good                   Fair                 Poor             Maintenance
--------

Landscaping                 [      ]             [     ]                 [     ]             [     ]             [      ]

Paved Areas                 [      ]             [     ]                 [     ]             [     ]             [      ]

Sidewalks                   [      ]             [     ]                 [     ]             [     ]             [      ]

Exterior Finish             [      ]             [     ]                 [     ]             [     ]             [      ]

Roof                        [      ]             [     ]                 [     ]             [     ]             [      ]

General Maintenance         [      ]             [     ]                 [     ]             [     ]             [      ]
----------------------------------------------------------------------------------------------------------------------------------

Comments (explain deferred maintenance):




==================================================================================================================================



INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.


                                                                                                                       Deferred
Interior                       Excellent              Good             Fair             Poor            N/A          Maintenance
--------

Entry/Hallways                  [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Walls/Ceilings                  [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Lighting                        [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Carpet/Floor Covering           [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Stairs                          [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Elevators                       [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Kitchen/Bathrooms               [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

HVAC/Mechanical                 [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Functional Utility              [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Overall Physical Condition      [      ]             [     ]          [     ]          [     ]        [     ]         [     ]
----------------------------------------------------------------------------------------------------------------------------------

Comments:





==================================================================================================================================

Market Strength                                             Strong                  Stable                Weak
                                                            [     ]                 [     ]             [     ]

Economic Trend                                             Improving                Stable             Declining
                                                            [     ]                 [     ]             [     ]

Neighborhood Trend                                         Improving                Stable             Declining
                                                            [     ]                 [     ]             [      ]
Maintenance of
Neighboring properties                        Excellent                   Good                 Fair                  Poor
                                               [     ]                   [     ]             [     ]               [      ]
Occupancy of
Neighboring Properties                        Excellent                   Good                 Fair                  Poor
                                               [     ]                   [     ]             [     ]               [      ]




Competitive Rental Properties
----------------------------------------------------------------------------------------------------------------------------------

                                                             # Units                                           Condition
                                         Proximity to          or           Unit         Avg. Unit Rent       Compared to
Project Name          Address              Subject         Square Feet      Types         Rent per s/f          Subject
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Comments:




==================================================================================================================================


INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.



==================================================================================================================================
WELLS FARGO
COMMERCIAL MORTGAGE SERVICING
ANNUAL PROPERTY EVALUATION REPORT - OFFICE/RETAIL/IND.                        Report Date:                           Lender No:
==================================================================================================================================

-------------------------------------------------------------------------

WFRF File No:
-------------------------------------------------------------------------

Property Address:
-------------------------------------------------------------------------

Property Type:
-------------------------------------------------------------------------

Primary Use:
-------------------------------------------------------------------------

Secondary Use:
-------------------------------------------------------------------------

Other Use:
-------------------------------------------------------------------------

Current Occupancy:
-------------------------------------------------------------------------

Building Size Net:
-------------------------------------------------------------------------

No. Of Buildings:
-------------------------------------------------------------------------

No. Of Units:
-------------------------------------------------------------------------

==================================================================================================================================

Year Built:                                                                   Managed by:
----------------------------------------------------------------------------------------------------------------------------------

Year Renovated:                                                               Phone:
----------------------------------------------------------------------------------------------------------------------------------

Land Size:                                                                    On-Site:
==================================================================================================================================

==================================================================================================================================

Date of Property Inspection:                                                  Inspected by:
----------------------------------------------------------------------------------------------------------------------------------

Date Reviewed:                                                                Reviewed by:
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------




Condition of the Property (Attach Photographs - Exterior, Interior and Neighboring: Properties):
------------------------------------------------------------------------------------------------

                                                                                                                 Deferred
Exterior                     Excellent             Good                   Fair                 Poor             Maintenance
--------

Landscaping                 [      ]             [     ]                 [     ]             [     ]             [      ]

Paved Areas                 [      ]             [     ]                 [     ]             [     ]             [      ]

Sidewalks                   [      ]             [     ]                 [     ]             [     ]             [      ]

Exterior Finish             [      ]             [     ]                 [     ]             [     ]             [      ]

Roof                        [      ]             [     ]                 [     ]             [     ]             [      ]

General Maintenance         [      ]             [     ]                 [     ]             [     ]             [      ]
----------------------------------------------------------------------------------------------------------------------------------

Comments (explain deferred maintenance):




==================================================================================================================================







INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.


                                                                                                                       Deferred
Interior                       Excellent              Good             Fair             Poor            N/A          Maintenance
--------


Entry/Hallways                  [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Walls/Ceilings                  [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Lighting                        [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Carpet/Floor Covering           [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Stairs                          [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Elevators                       [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Kitchen/Bathrooms               [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

HVAC/Mechanical                 [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Functional Utility              [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Overall Physical Condition      [      ]             [     ]          [     ]          [     ]        [     ]         [     ]
 ----------------------------------------------------------------------------------------------------------------------------------

Comments:




==================================================================================================================================

Market Strength                                             Strong                  Stable                Weak
                                                            [     ]                 [     ]             [     ]

Economic Trend                                             Improving                Stable             Declining
                                                            [     ]                 [     ]             [     ]

Neighborhood Trend                                         Improving                Stable             Declining
                                                            [     ]                 [     ]             [      ]
Maintenance of
Neighboring properties                        Excellent                   Good                 Fair                  Poor
                                               [     ]                   [     ]             [     ]               [      ]
Occupancy of
Neighboring Properties                        Excellent                   Good                 Fair                  Poor
                                               [     ]                   [     ]             [     ]               [      ]

---------------------------------------------------------------------------------------------------------------------------------

Regional Analysis:




=================================================================================================================================




INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.



==================================================================================================================================
WELLS FARGO
COMMERCIAL MORTGAGE SERVICING
ANNUAL PROPERTY EVALUATION REPORT - OFFICE/RETAIL/IND.                        Report Date:                           Lender No:
==================================================================================================================================

-------------------------------------------------------------------------

WFRF File No:
-------------------------------------------------------------------------

Property Address:
-------------------------------------------------------------------------

Property Type:
-------------------------------------------------------------------------

Primary Use:
-------------------------------------------------------------------------

Secondary Use:
-------------------------------------------------------------------------

Other Use:
-------------------------------------------------------------------------

Current Occupancy:
-------------------------------------------------------------------------

Building Size Net Rentable:                                  s/f
-------------------------------------------------------------------------

No. of Buildings:
-------------------------------------------------------------------------

No. Of Units:
-------------------------------------------------------------------------




==================================================================================================================================
Apt Unit Breakdown:


Studio # _________   Rent __________    1 BR # ______________   Rent ________________     2 BR # _____________  Rent ___________

 3 Br  # _________   Rent __________    Other  ______________   Rent ________________     Description: _________________________

Year Built:
----------------------------------------------------------------------------------------------------------------------------------

Year Renovated:                                                               Offsite Management:
----------------------------------------------------------------------------------------------------------------------------------

Land Size:                                                                    Phone:
----------------------------------------------------------------------------------------------------------------------------------

# of Parking Spaces: Covered               Uncovered                          On-Site Contact:
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

Date of Property Inspection:                                                  Inspected by:
----------------------------------------------------------------------------------------------------------------------------------

Date Reviewed:                                                                Reviewed by:
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------




Condition of the Property (Attach Photographs - Exterior, Interior and Neighboring Properties):
-----------------------------------------------------------------------------------------------

                                                                                                                 Deferred
Exterior                     Excellent             Good                   Fair                 Poor             Maintenance
--------

Landscaping                 [      ]             [     ]                 [     ]             [     ]             [      ]

Paved Areas                 [      ]             [     ]                 [     ]             [     ]             [      ]

Sidewalks                   [      ]             [     ]                 [     ]             [     ]             [      ]

Exterior Finish             [      ]             [     ]                 [     ]             [     ]             [      ]

Roof                        [      ]             [     ]                 [     ]             [     ]             [      ]

General Maintenance         [      ]             [     ]                 [     ]             [     ]             [      ]
----------------------------------------------------------------------------------------------------------------------------------

Comments (explain deferred maintenance):




==================================================================================================================================







INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.


                                                                                                                       Deferred
Interior                       Excellent              Good             Fair             Poor            N/A          Maintenance
--------


Entry/Hallways                  [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Walls/Ceilings                  [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Lighting                        [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Carpet/Floor Covering           [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Stairs                          [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Elevators                       [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Kitchen/Bathrooms               [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

HVAC/Mechanical                 [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Functional Utility              [      ]             [     ]          [     ]          [     ]        [     ]         [     ]

Overall Physical Condition      [      ]             [     ]          [     ]          [     ]        [     ]         [     ]
 ----------------------------------------------------------------------------------------------------------------------------------

Comments:




==================================================================================================================================

Market Strength                                             Strong                  Stable             Declining
                                                            [     ]                 [     ]             [     ]

Economic Trend                                             Improving                Stable             Declining
                                                            [     ]                 [     ]             [     ]

Neighborhood Trend                                         Improving                Stable             Declining
                                                            [     ]                 [     ]             [      ]
Maintenance of
Neighboring properties                        Excellent                   Good                 Fair                  Poor
                                               [     ]                   [     ]             [     ]               [      ]
Occupancy of
Neighboring Properties                        Excellent                   Good                 Fair                  Poor
                                               [     ]                   [     ]             [     ]               [      ]

---------------------------------------------------------------------------------------------------------------------------------

Regional Analysis:




=================================================================================================================================




INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDER REPORT

                    SUBSTANTIALLY SIMILAR TO THE INFORMATION

                      REPEATED IN THE FORM OF STATEMENT TO

                           CERTIFICATEHOLDERS IN THE

                             PROSPECTUS SUPPLEMENT

                                    EXHIBIT N

                              FORM OF ANNUAL REPORT

----------------------------------------------------------------------------
WELLS FARGO - OPERATING STATEMENT REVIEW
----------------------------------------------------------------------------

                                         -----------------------------------
                        LOAN #
                    INVESTOR #           1999 WF2
                                                                                                -------------------
                 PROPERTY TYPE                                                                       COMPLETED
                                                                                                -----
                  CITY / STATE                                                                       REVIEWED
                                         -----------------------------------                    -------------------

                                         --------------      ---------------     ---------------     --------------
                   # OF MONTHS                12                   12                  12
               ANNUALIZED (Y/N)               No                   No                  No
                                         --------------      ---------------     ---------------     --------------

                                           12/31/1999          12/31/1998          12/31/1997           AT ISSUE

                                         --------------      ---------------     ---------------     --------------
                   GROSS RENTS
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                REIMBURSEMENTS
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                  TOTAL INCOME                       0                    0
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                       VACANCY
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
         DISCOUNTS/CONCESSIONS
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                  OTHER INCOME
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
        EFFECTIVE GROSS INCOME                       0                    0                   0                  0
                                         --------------      ---------------     ---------------     --------------

                                         --------------      ---------------     ---------------     --------------
                PROPERTY TAXES
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                     INSURANCE
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                     UTILITIES
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                    MANAGEMENT
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
               MAINT & REPAIRS
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
              SALARIES & ADMIN
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                   ADVERTISING
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                  GROUND LEASE
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                         OTHER
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
           TOTAL OPER EXPENSES                       0                    0                   0                  0
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                           NOI                       0                    0                   0                  0
                                         --------------      ---------------     ---------------     --------------

                                         --------------      ---------------     ---------------     --------------
              CAPITAL RESERVES
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
              TI / LC RESERVES
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                         OTHER
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                           NOI                       0                    0                   0                  0
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                  DEBT SERVICE
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                          DSCR              #DIV/0!             #DIV/0!             #DIV/0!             #DIV/0!
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------

                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                     OCCUPANCY
                                         --------------      ---------------     ---------------     --------------
                                         --------------      ---------------     ---------------     --------------
                         AS OF
                                         --------------      ---------------     ---------------     --------------

COMMENTS




INFORMATION CONTAINED HEREIN HAS BEEN FURNISHED BY BORROWERS, PROPERTY MANAGERS, OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

                                    EXHIBIT O

                     FORM OF SPECIAL SERVICER MONTHLY REPORT

Special Servicer Remittance Report
                                                                        08/01/99
Mortgage Pass-Through Certificate Series
Determination Date:      08/10/1999
Due Period: 7/2/99 to 8/1/99
Calculation of Special Servicer Servicing Fees:

-----------------------------------------------------------------------------------------
                  Stated Principal      Special       Date          Net
                  Balance as of the    Servicer     Returned   Liquidation
        Borrower  beginning of the   Loan Transfer  to Master    Proceeds   Liquidation
Loan #    Name       due period          Date       Servicer     Fixed Pmt      Fee
-----------------------------------------------------------------------------------------
Specially Serviced Mortgage Loans and REO Loans:
-----------------------------------------------------------------------------------------
  N/A
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
         Total           $0.00
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------------


Assumption  Administration  Modification  Forbearance        Administration
   Fees          Fees           Fees         Fees      Fees       Fees
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

-------------------------------------------------------------
Special Servicing Fee:
Mortgage Principal Balance as of 8/1/99                 $0.00
Special Servicing Fee Rate (.25%)/12
                                            -----------------
Special Servicing Fee                                   $0.00
                                            -----------------

Additional Fee Collected                                $0.00
Specially Serviced Loans: 100% of Fee                   $0.00
Assumption Fees                                         $0.00
Extension Fees                                          $0.00
Modification Fees                                       $0.00
Late Fees                                               $0.00
Forbearance Fees                                        $0.00
Non Specially Serviced Loans: 50% of Fee                $0.00
Assumption and Extension Fees                           $0.00

Liquidation Fee:
(1%  X  Net Proceeds  X  Net Proceeds                    $0.00
       ------------
  Principal + Interest

Total Additional Fees                                   $0.00

Total Special Servicing Compensation Due:               $0.00
                                            -----------------
-------------------------------------------------------------

                                                       Transaction:
Delinquent and                                         Determination Date:
Specially Serviced Asset Report                        Report Due Date:

-----------------------------------------------------------------------------
                                                  SS              Principal
Prospectus  Loan  Prop               Maturity  Transfer   Paid     Bal at
    ID       No   Type  City  State    Date      Date    to Date  Transfer
-----------------------------------------------------------------------------





















-----------------------------------------------------------------------------

                      ----------------------------
                      Special Servicing Codes
                      ----------------------------
------------------------------------------------------------------------------
 Current   Scheduled  Transfer    Workout  Status            Current    Total
Principal   Balance    Reason    Strategy  of Loan  Monthly    P&I       P&I
 Balance    ($000)       (1)        (2)      (3)      P&I    Advance  Advances
------------------------------------------------------------------------------





















------------------------------------------------------------------------------

-------------------------------------------
(1) Transfer Reason Codes

1.  Request for forbearance or modification
2.  Payment default
3.  Balloon default
4.  Bankruptcy
5.  Tax or Insurance advance
6.  Default Imminent
7.  Nonmonetary default
8.  Other
-------------------------------------------

-------------------------------------------
(2) Workout Strategy Codes (CSSA)

1.  Modification
2.  Foreclosure
3.  Bankruptcy
4.  Extension
5.  Note Sale
6.  DPO
7.  REO
8.  Resolved
9.  Pending Return to Master Servicer
10. Deed in Lieu of Foreclosure
11. For Payoff
12. Reps and warranties
13. Other or TBD
-------------------------------------------

-------------------------------------------
(3) Status of Loan Codes (CSSA)

0 Current or under 30 days
1 30-59 Days Delinquent
2 60-89 Days Delinquent
3 90+ Days Delinquent
4 Assumed Sched Payment (Performing
  Matured Balloon)
6 Defeasance
7 Foreclosure
8 REO
-------------------------------------------

                                                       Transaction:
Delinquent and                                         Determination Date:
Specially Serviced Asset Report                        Report Due Date:

--------------------------------------------------------------------------------------
 Current     Total                                Latest           Latest     Latest
Servicing  Servicing  Appraisal  Appraisal   NOI  Annual  Latest  Occupancy  Occupancy
 Advance   Advances     Date       Value    Date    NOI    DSCR     Date         %
--------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
  Latest
Inspection  Resolution  Foreclosure  Bankruptcy   REO  Comments on status of loan,
   Date        Date        Date         Date     Date      negotiations, etc.
----------------------------------------------------------------------------------
















----------------------------------------------------------------------------------

                       CSSA STANDARD INFORMATION PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                            AS OF __________________

                                         S58, S62,
    S4           S55        S61    S57   or S63          P8       P7        P37      P39
--------------------------------------------------------------------------------------------
                                                              (a)        (b)       (c)
--------------------------------------------------------------------------------------------

                                                                           Total
             Short Name                          Sq Ft  Paid  Scheduled     P&I     Total
Prospectus      (When     Property                or    Thru    Loan     Advances  Expenses
    ID      Appropriate)    Type    City  State  Units  Date   Balance    To Date  To Date
--------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
10+ DAYS DELINQUENT
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
10 DAYS DELINQUENT
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
10 DAYS DELINQUENT
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Current & Special Servicer
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

                                                 P58 or P73, P92
 P38                  P25        P10      P11    or P96, P93 or P97         P74
-----------------------------------------------------------------------------------
(d)       (e)=a+b+c+d                                          (f)=P38/P31
-----------------------------------------------------------------------------------
                                                                   Value
  Other                                                            using
Advances            Current   Current             LTM        LTM    NOI
(Taxes &    Total   Monthly  Interest  Maturity   NCF  LTM  DSCR   & Cap  Valuation
 Escrow)  Exposure    P&I      Rate      Date    Date  NCF  (NCF)  Rate     Date
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual, Trailing 12 months or normalized YTD
------------------------------------------------------------------------------------------------------------------------------------
* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - in Foreclosure,
  MOD - Modification, DPO - Discount Payoff,  NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To
------------------------------------------------------------------------------------------------------------------------------------
It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
** App - Appraisal, BPO - Broker Option, Int - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.
------------------------------------------------------------------------------------------------------------------------------------

                       CSSA STANDARD INFORMATION PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                            AS OF __________________

-----------------------------------------------------------------------------------
    S4           S55        S61     S57   S58      P75                     P35
-----------------------------------------------------------------------------------
                                                            (g)=(.90f)-e
-----------------------------------------------------------------------------------
                                                 Appraisal                Total
             Short Name                           BPO or    Loss using  Appraisal
Prospectus      (When     Property               Internal    90% Appr.  Reduction
    ID      Appropriate)    Type    City  State   Value**    or BPO(f)  Realized
-----------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
00+ DAYS DELINQUENT
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
60 DAYS DELINQUENT
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
80 DAYS DELINQUENT
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Current & Special Servicer
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

--------------------------------------------------------
  P77         P79      P42     P82      P76
--------------------------------------------------------

--------------------------------------------------------

                       FCL   Expected
Transfer  Resolution  Start  FCL Sale  Workout
  Date       Date     Date     Date   Strategy  Comments
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

---------------------------------------------------------------------------------------------------
FCL - Foreclosure
---------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual, Trailing 12
---------------------------------------------------------------------------------------------------
** Workout Strategy should match the CSSA Loan file using Determined etc.)
---------------------------------------------------------------------------------------------------
It is possible to combine the status codes if the loan is go
---------------------------------------------------------------------------------------------------
** App - Appraisal, BPO - Broker opinion, Int - Internal Value
---------------------------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter
---------------------------------------------------------------------------------------------------

                       CSSA STANDARD INFORMATION PACKAGE
                                REO STATUS REPORT
                            AS OF __________________

--------------------------------------------------------------------------------------------------------

    S4           S55        S61     S57    S58   S62 or  P8         P7         P37      P19      P38
--------------------------------------------------------------------------------------------------------
                                                  S63         (a)           (b)       (c)       (d)
--------------------------------------------------------------------------------------------------------
                                                                Allocated
                                                                  Loan
                                                                Amount or     Total              Other
             Short Name                         Sq Ft   Paid    Scheduled      P&I     Total   Advances
Prospectus      (When     Property                or    Thru      Loan      Advances  Expense  (Taxes &
    ID      Apporpriate)    Type    City  State  Units  Date     Balance     To Date  To Date   Escrow)
--------------------------------------------------------------------------------------------------------










--------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                             P58 or P73,
             P25      P31    P93 or P97       P74                            P75                   P35
---------------------------------------------------------------------------------------------------------
(e)=a+b+c+d                       (k)                 (f)=(?)               (g)     (b)=(30g)-t
---------------------------------------------------------------------------------------------------------

                                                                Appraisal
                                                                 BPO or   Appraisal               Total
           Current             LTM   LTM            Value Using  Internal   BPO or   Loan using  Appraisal
   Total   Monthly  Maturity   NCF  DSCR  Valuation  NOI & Cap    Value    Internal   90% Appr.  Reduction
  Expense    P&I      Date    Date  (NCF)   Date       Rate      Square**    Value    or BPO 60  Realized
---------------------------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
REO that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.
-----------------------------------------------------------------------------------------------------------
(1) Use the following codes; App - Appraisal, BPO - Brokers Options, Int - Internal Value
-----------------------------------------------------------------------------------------------------------

                       CSSA STANDARD INFORMATION PACKAGE
                                REO STATUS REPORT
                            AS OF __________________


---------------------------------------------------------------------------------------------
    S4           S55         S61    S57    S58      P77        P82           P79
---------------------------------------------------------------------------------------------
             Short Name                                        REO        Pending
Prospectus      (When     Property               Transfer  Acquisitions  Resolution
    ID      Apporpriate)    Type    City  State    Date       Date          Date       Comments
---------------------------------------------------------------------------------------------










---------------------------------------------------------------------------------------------

-------------------------------------------------------------
REO's that are more than one loan should use the
-------------------------------------------------------------
(1) Use the following codes; App - Appraisal, BPO - Brokers
-------------------------------------------------------------

                        CSSA STANDARD INFORMATION PACKAGE
                       HISTORICAL LOAN MODIFICATION REPORT
                            AS OF __________________

   S4      S57   P58     P39                    P48          P74            P7*        P50*
------------------------------------------------------------------------------------------------------


                                   Extention              Balance      Balance at the
                          Mod/      per Docs            When sent to   Effective Date         Month
Prospectus             Extension       or      Effect      Special           of        Old  for Rate
   ID     City  State     Flag       Service    Date      Servicer    Rehabilitation   Rate  Change
------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------
Information is as of modification. Each time it should not change in the future.
Only new modifications should be added.
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Total For All Loans:
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
------------------------------------------------------------------------------------------------------
                                                       # of Loans          $ Balance
------------------------------------------------------------------------------------------------------
Modifications
------------------------------------------------------------------------------------------------------
Maturity Date Extensions
------------------------------------------------------------------------------------------------------
Total:
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
* The information in these columns is as of a particular point in time and should not change on this report once assigned.
------------------------------------------------------------------------------------------------------
Future modifications done on the same loan are additions to the report
------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate modification. This is just an estimate calculated at the time of the modification.
------------------------------------------------------------------------------------------------------

P50*  P25* P25   P11      P11                     P47
----------------------------------------------------------------------------
                                                          (2) Est.
                                                           Future
                                                          Interest
                                      Total       (I)      Loss to
                                      Mths     Realized    Trust $
 New  Old  New     Old       New   For Change   Loss to     (Rate
Rate  P&I  P&I  Maturity  Maturity   of Mod     Trust $  Reduction)  COMMENT
----------------------------------------------------------------------------

----------------------------------------------------------------------------


----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

                        CSSA STANDARD INFORMATION PACKAGE
    HISTORICAL LIQUIDATION REPORT (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                            AS OF __________________

-------------------------------------------------------------------------------------------------------------------------
   S4          S55         S61     S57   S58    P45/P7      P75                           P45          P7       P37
-------------------------------------------------------------------------------------------------------------------------
                                               (c)=b/a      (a)                   (b)     (d)          (e)      (f)
-------------------------------------------------------------------------------------------------------------------------
                                                            Latest
            Short Name                           Received  Appraisal    Effect            Net Amt
Prospectus    (When     Property                   From    or Brokers    Date of   Sales  Received   Scheduled  Total P&I
   ID      Appropriate)   Type    City  State  Liquidation  Opinion   Liquidation  Price  From Sale   Balance   Advanced
-------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
  P39+P38
--------------------------------------------------------------------------------------
   (g)       (b)   (i)=d(fg+h) (k)=i-e             (m)             (n)=k+m    (o)=n+c
--------------------------------------------------------------------------------------
                               Actual             Minor   Minor     Total      Loss %
           Servicing           Losses  Date Loss   Adj     Adj      Loss         of
   Total     Fees       Net    Passed   Passed     to    Passed     With      Scheduled
 Expenses   Expense  Proceeds   Thru     Thru     Trust   Thru   Adjustment    Balance
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                                    EXHIBIT P

                                    RESERVED

                                    EXHIBIT Q

                        FORM OF MORTGAGE LOAN INFORMATION

                    SUBSTANTIALLY SIMILAR TO THE INFORMATION

                         REPEATED IN APPENDIX II TO THE

                              PROSPECTUS SUPPLEMENT

                                    EXHIBIT R

                                    RESERVED







                                      R2-1

                                   EXHIBIT S-1

                  FORM OF POWER OF ATTORNEY FOR MASTER SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, N.A.
555 Montgomery Street, 17th Floor
San Francisco, CA  94111
Attention:Commercial Mortgage Pass-
   Through Series 1999-LIFE

                    Space above this line for Recorder's use

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)


                  KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE ("Trustee"), under that certain Pooling and Servicing Agreement dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer under the Pooling and Servicing Agreement ("Wells Fargo Bank"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

                  To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Wells Fargo Bank of its duties as Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Wells Fargo Bank full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank shall lawfully do or cause to be done by virtue hereof.

                                     S-1-1

                  IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of August, 1999.


                           LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE



                           By: ______________________________________________

                           Name:_____________________________________________

                           Title: ___________________________________________










                                     S-1-2

                           ALL-PURPOSE ACKNOWLEDGEMENT



                                           )
                                           )
                                           )


On ____________________________ before me,  ___________________________________
               Date                         Name and Title of Officer
                                            (i.e., Your Name, Notary Public)


personally appeared ___________________________________________________________
                                     Name(s) of Document Signer(s)


-------------------------------------------------------------------------------

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                  WITNESS my hand and official seal.



                  --------------------------------------------
                              Signature of Notary





                                         (Affix seal in the above blank space)

                                   EXHIBIT S-2

                 FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, N.A.
555 Montgomery Street, 17th Floor
San Francisco, CA  94111
Attention:Commercial Mortgage Pass-
   Through Series 1999-LIFE

                    Space above this line for Recorder's use

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)


                  KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE ("Trustee"), under that certain Pooling and Servicing Agreement dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, as Special Servicer under the Pooling and Servicing Agreement ("Wells Fargo Bank"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

                  To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Wells Fargo Bank of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto Wells Fargo Bank full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank shall lawfully do or cause to be done by virtue hereof.





                                     S-2-1

                  IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of August, 1999.


                           LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE



                           By: ________________________________________________

                           Name:_______________________________________________

                           Title: _____________________________________________




                                     S-2-2

                           ALL-PURPOSE ACKNOWLEDGEMENT



                                 )
                                 )
                                 )


On ____________________________ before me,  ___________________________________
               Date                          Name and Title of Officer
                                            (i.e., Your Name, Notary Public)


personally appeared ___________________________________________________________
                                     Name(s) of Document Signer(s)

-------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                  WITNESS my hand and official seal.



                 --------------------------------------------
                           Signature of Notary




                                          (Affix seal in the above blank space)

                                    EXHIBIT T

             PROCEDURES FOR CALCULATING DEBT SERVICE COVERAGE RATIO

         "Debt Service Coverage Ratios" generally means the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property to the annualized amount of debt service payable under that Mortgage Loan. "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritable Cash Flow for a Mortgaged Property, the Master Servicer may rely on rent rolls and other generally unaudited financial information provided by the respective borrowers and may estimate cash flow taking into account historical financial statements, material changes in the operating position of the Mortgaged Property, and estimated capital expenditures, leasing commissions and tenant improvement reserves. The Master Servicer may make certain changes to operating statements and operating information obtained from the respective borrowers.

                                    EXHIBIT U

                      ASSIGNMENT AND ASSUMPTION SUBMISSION
                               TO SPECIAL SERVICER

            ASSIGNMENT AND ASSUMPTION SUBMISSION TO SPECIAL SERVICER


PRESENT BORROWER:

PROPOSED BORROWER:


PRIMARY SERVICER #:

SPECIAL SERVICER #

COLLATERAL TYPE:               (Retail, Industrial, Apartments, Office, etc.)



ADDRESS:                       PROPERTY ADDRESS

                               CITY, STATE, ZIP CODE


ASSET STATUS:                               As of (date)

         Principal Balance:                 $
         Unpaid Accrued Interest:           $
         Unpaid Late Fees/other fees:       $
         Tax Escrow Balance:                $

         INSURANCE ESCROW BALANCE:          $
         Reserve Escrow Balance:            $
         Monthly (P&I) Payment:             $
         Interest Rate:                     %
         Date Principal Paid To:
         Date Interest Paid To:
         Maturity Date
         Origination Date:



EXECUTIVE SUMMARY:

1. Summarize the transaction;
2. Discuss proposed borrower entity and ownership structure;
3. How will title be held;
4. Source of cash for down payment;
5. Briefly describe collateral
   A.  Size, occupancy, primary tenants, location,

   B. Prior year NOI and DSCR and Pro-forma NOI DSCR;
2. Complete the chart below:

   The sale terms and property characteristics are summarized as follows:


Purchase price                                         $

Buyer down payment                                     $     (%)

Estimated closing date

1% loan fee split: Principal Capital                   .25% - $

                              WFB, Master Serv.        .25% - $

                               WFB Special Serv.       .50% - $

Most recent appraised value according to appraisal     $
in Primary Servicer's possession

Loan-to-value as if initial underwriting               %

Occupancy as of                                        %

12/31/98 NOI                                           $

Debt service coverage                                  x


FINANCIAL CONDITION OF PROPOSED BORROWER/GUARANTOR:

1. Explain background and experience of the proposed borrower/principals;
2. State date of the financial statement, who prepared, if CPA, state the opinion rendered, how assets are valued;
3. Highlight Balance sheet and Income statement
   A.  Describe significant assets
       (e.g. obtain from borrower information about how it values its assets)
   B.  Related debt

1. For public companies that have historical financial information:
   A. Spread Balance Sheet for minimum of two (2) years (request three (3) years, if available)
   B. Spread and commonsize Income statement for minimum of two (2) years (request three (3) years, if available);
1. Explain results of credit checks, legal searches and banking credit references (two required)

PROJECT STATUS & DESCRIPTION: (See attached Asset Summary, most recent Inspection Report and most recent rent roll)

1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

PROPERTY FINANCIAL SUMMARY: (See attached most recent Income and Expense Statement for Mortgaged Property and year-to-date operating statements)

NEW ENVIRONMENTAL AND ENGINEERING DEVELOPMENTS (IF ANY) AND STATUS OF ISSUES IDENTIFIED IN ORIGINAL REPORTS OR LOAN DOCUMENTS AS NEEDING REMEDIATION: (See attached Asset Summary)

1. Describe any material issues requiring remediation contained in original reports
2.  Describe current status of issue and remediation


                                   Appendix 2

ESCROW STATUS:

1.  Explain reserves

PROPERTY MANAGEMENT SUMMARY:

1.  Who is proposed property management firm
2.  Background and Experience

COLLATERAL VALUATION:

1.   Discuss the original appraisal
     A.  Who prepared
     B. Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Primary Servicer's possession

1.   Comparison of the following (original to actual property):
A.   Vacancy
B.   Rents
C.   Taxes
D.   Other Key Expenses

CURRENT MARKET CONDITIONS:

Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

RECOMMENDATION:

1.   State recommendation for approval.

2. Highlight strengths and weaknesses. How are weakness mitigated? (bullet points are fine)



                                   Appendix 2

REQUEST FOR SPECIAL SERVICER CONSENT:

Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing Assignment and Assumption.


[less than] [more than]



By: ________________________________________


Title: _____________________________________


Date: ______________________________________



Consent to Assignment & Assumption is given:
WELLS FARGO BANK, NATIONAL ASSOCIATION, acting solely in its capacity as Special Servicer

By: _______________________________________


Title: _____________________________________


Date: _____________________________________




                                   Appendix 2

                  SCHEDULE OF EXHIBITS TO ASSUMPTION SUBMISSION


1.  Financial statements of purchasing entity (audited, if available)

2.  Bank and /or credit references for transferee

3.  Credit report for principal(s) of the proposed borrowing entity.

4. Most recent Income & Expense Statement for property and operating statement review

5.  Most recent Property Inspection report

6.  Purchase and Sale Agreement

7. If available from borrower, diagram of proposed ownership structure, including percentages of ownership

8.  Proposed property management agreement

9.  Description and source of equity being used for the purchase, if available


10. Most recent Rent Roll.

11. Other items as required by the description set forth above



                                   Appendix 2

                                   SCHEDULE I

                               JHREF LOAN SCHEDULE







                                     S-I-1


LOAN                                                             CUT-OFF
 NO.  SELLER          PROPERTY NAME                           DATE BALANCE
 22   JHREF Plaza Madison                                       $29,706,627
 26   JHREF Peddler's Village                                   $12,495,090
 28   JHREF DM Management                                       $11,915,229
 31   JHREF DCT Industrial Buildings                             $6,205,588
 32   JHREF Noble International Industrial Building              $5,286,241
 33   JHREF Plaza Building A of the Vienna Technology Park      $11,156,935
 36   JHREF Parke Towne North Apts.                             $10,000,000
 37   JHREF The Landings Apartments                             $10,000,000
 40   JHREF Point Defiance Village                               $9,706,774
 44   JHREF Casa Grande Apartments                               $7,952,836
 52   JHREF 110 Leroy Street                                     $6,742,154
 60   JHREF 1275 Commerce Boulevard                              $5,979,612
 63   JHREF Encino Garden Court                                  $5,693,331
 64   JHREF Meadow Creek Village Shopping Center                 $3,301,651
 65   JHREF Woodlake Village Shopping Center                     $2,381,054
 66   JHREF Renaissance Plaza                                    $5,593,636
 73   JHREF Merrill Ridge Plaza                                  $4,994,135
 74   JHREF Corporate Center II                                  $2,228,665
 75   JHREF Corporate Center III                                 $2,669,524
 78   JHREF Bayshore Village Apartments                          $4,472,544
 80   JHREF Kings Hill Industrial Center                         $4,294,604
 103  JHREF Festivals Office Park                                $3,272,217
 111  JHREF Nypro Building                                       $2,991,686
 115  JHREF Jackson Street Mini Storage                          $2,597,745
 126  JHREF Main Steel                                           $1,523,859

                                                               $173,161,737



                                                                  PREPAYMENT DESCRIPTION (*)
MORTGAGE MONTHLY    NOTE   ORIG. TERM REM. TERM  AMORT.          LOCK-                 YM
  RATE   PAYMENT    DATE     (MOS)      (MOS)    (MOS) SEASONING  OUT  DEF YM1 OPEN  FORMULA
 6.730% $194,181   08/28/98    180        169      360      11      72      104   4      D
 8.350%  $94,789   06/21/99    120        119      360       1      60       56   4      A
 7.300%  $95,209   03/01/99    120        116      240       4      41  75        4     N/A
 8.620%  $50,508   06/11/99    120        119      300       1      60       56   4      A
 8.620%  $43,025   06/11/99    120        119      300       1      60       56   4      A
 8.040%  $82,494   01/15/99    120        114      360       6      48       68   4      A
 7.170%  $60,580   03/25/99    120        116      360       4      60       56   4      A
 6.850%  $57,083   09/23/98    120        110      N/A      10      60       56   4      A
 7.190%  $70,097   03/29/99    120        116      300       4      48       68   4      A
 7.150%  $54,033   11/23/98    120        112      360       8      60       56   4      A
 7.875%  $48,942   05/27/99    120        118      360       2      60       56   4      A
 7.180%  $40,646   02/25/99    120        115      360       5      60       56   4      A
 7.850%  $41,230   05/10/99    120        118      360       2      60       56   4      A
 7.480%  $24,430   03/30/99    120        117      300       3      60       56   4      A
 7.480%  $17,618   03/30/99    120        117      300       3      60       56   4      A
 7.960%  $40,935   05/18/99    120        118      360       2      60       56   4      A
 7.840%  $36,132   05/27/99    120        118      360       2      60       56   4      A
 8.500%  $17,154   06/22/99    120        119      360       1      60       56   4      A
 8.500%  $20,523   06/22/99    120        119      360       1      60       56   4      A
 7.000%  $29,939   11/25/98    120        112      360       8      60       56   4      A
 7.580%  $30,302   05/11/99    120        118      360       2      60       56   4      A
 7.900%  $23,810   05/14/99    120        118      360       2      60       56   4      A
 7.210%  $20,384   03/22/99    120        116      360       4      60       56   4      A
 7.810%  $19,741   06/08/99    120        119      300       1      60       56   4      A
 7.750%  $13,329   11/25/98    120        112      216       8      60       56   4      A


                                                CONSISTING OF:
              MASTER          EXCESS      WELLS FARGO       JHREF         PRIMARY
ADM. COST    SERVICING      SERVICING     EXCESS SERV.   EXCESS SERV.    SERVICING      TRUSTEE
  RATE    FEE RATE (bps)  FEE RATE (bps) FEE RATE (bps) FEE RATE (bps) FEE RATE (bps) FEE RATE (bps)
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40
  13.40        3.00            9.00           2.00          7.00            1.00          0.40

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

Each of the following Mortgage Loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The amount of the holdback was escrowed, or the letter of credit was established, for each Mortgage Loan at closing. Although Mortgage Loan Nos. 69, Haywood Plaza Shopping Center, 76, CCL Industries, and 90, 15800 NW 13th Ave, do not have defined Outside Dates for Release, their loan balances may be prepaid if the associated LOCs are not replaced per LOC Agreement terms, or upon an event of default. Although all Mortgage Loans prohibit voluntary partial prepayment, the following Mortgage Loans may require partial prepayments as described.

Mortgage
Loan No.      Property Name                        Release Conditions
--------      -------------                        ------------------
   24         609 Greenwich                        1)  Base rents increase for current tenant, Gun for Hire, per lease conditions.
                                                   2)  Tenant delivers to Lender an estoppel certificate indicating that the Lease is in full force and effect, and there are no defaults under the Mortgage
                                                       Loan.

   25         The Office Center at Ramsey          1)  Borrower has completed and performed or paid for all Tenant Improvements
                                                       ("TIs") and Leasing Commissions ("LCs") associated with the JDR space.
                                                   1)  Base rents increase for current tenant, UPS, per lease conditions.

   30         Plymouth Plus Property               1)  Immediate Repairs are performed per agreement.

   34         Bloomington Distribution Center      1)  Environmental Remediation is performed per agreement.
              & StationStore

   48         Monticello Village                   1)  Immediate Repairs are performed per agreement.

   49         Monticello Townhouses                1)  Immediate Repairs are performed per agreement.

   50         Logan Way                            1)  Immediate Repairs are performed per agreement.

   51         Essex House                          1)  Immediate Repairs are performed per agreement.

   53         Holiday Companies Headquarters       1)  Immediate Repairs are performed per agreement.

   54         2495 Boulevard of the Generals

   61         1233-1259 Reamwood Ave.              1)  Seismic Upgrading is performed per agreement.

  64-65       Meadow Creek Village Shopping Center 1)  Borrower to provide evidence that Blockbuster has accepted leased premises
              and Woodlake Village Shopping Center     and is paying rent.
                                                   2)  Lender has received estoppel certificate.
                                                   3)  Lender's fees and expenses are reimbursed.

   68         Diamondback Building                 1)  Single tenant, Derby Cycle Corp., commences paying full rent.

   69         Haywood Plaza Shopping Center        1)  Borrower has completed and performed or paid all TIs and LCs associated with the largest tenant space, TJX.

Escrowed Holdback or
  Letter of Credit       Outside Date           Prepayment
       Amount             for Release       Premium Provisions
       ------             -----------       ------------------
    $3,100,000             03/27/00          Yield Maintenance

      $270,000             10/31/03          Yield Maintenance

      $235,000             10/31/99          Yield Maintenance

       $16,875             12/10/99          Yield Maintenance

       $12,500             12/10/99          Yield Maintenance

       $34,797             06/01/00          Yield Maintenance

       $17,693             06/01/00          Yield Maintenance

        $8,847             06/01/00          Yield Maintenance

        $3,539             06/01/00          Yield Maintenance

       $49,875             12/10/99          Yield Maintenance

       $19,375             01/01/00          Yield Maintenance

      $170,000             02/01/00          Yield Maintenance

      $100,000             09/30/99          Yield Maintenance

      $177,000             08/15/99          Yield Maintenance

      $150,000                N/A            Yield Maintenance

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE


Mortgage
Loan No.    Property Name                      Release Conditions
--------    -------------                      ------------------

                                               2)  Lender has received architect certificate, fully
                                               executed lease(s), and lessee's estoppel certificate(s).
                                               1)  Borrower has completed and performed the Ongoing
                                               Repairs and has paid all associated costs.
                                               2)  Lender approves of all such repairs.

    71      Belz Factory Outlet Mall           1)  Immediate Repairs are performed per agreement.

    72      200 Forest Drive                   1)  Environmental Remediation is performed per agreement.
                                               2)  Immediate Repairs are performed per agreement.

    76      CCL Industries                     1)   Lender has received lessee's estoppel certificate(s).
                                               and confirmation that specified work was completed, and
                                               lessee has given unconditional acceptance of the improvements.

    79      Highland Ridge Apartments          1)  Immediate Repairs are performed per agreement.

    90      15800 NW 13th Ave                  1)  Borrower has completed and performed or paid for
                                               Capital Expenses and TI/LCs that occur throughout the term of the Mortgage Loan per agreements.


    92      Eastgate Village Shopping Center   1)  Borrower has completed and performed or paid for
                                               all TIs associated with the build-out of a vacant space to a vanilla box condition.

    93      Normandy Manor Apartments          1)  Immediate Repairs are performed per agreement.

    94      Highland Creste Apartments         1)  Immediate Repairs are performed per agreement.

    95      2325 Maryland Road                 1)  Immediate Repairs are performed per agreement.

   101      Riverview Village Shopping Center  1)  Immediate Repairs are performed per agreement.

   102      American Plaza Shopping Center     1)  Immediate Repairs are performed per agreement.

   107      4296 Albany Street                 1)  Immediate Repairs are performed per agreement.

   110      910 Orlando Avenue                 1)  Immediate Repairs are performed per agreement.

   112      The Weston Road Shoppes            1)  Lady Fitness Center takes occupancy and commences
                                               paying rent per the executed lease.

   113      Central Jersey Office and          1)  Immediate Repairs are performed per agreement.
            Industrial Park

   124      Pembrooke Medical Office           1)  Immediate Repairs are performed per agreement.

All yield maintenance premiums indicated above are to be paid by the Borrower.


Escrowed Holdback or
  Letter of Credit       Outside Date           Prepayment
       Amount             for Release       Premium Provisions
      --------           ------------       -------------------
       $75,000                N/A            Yield Maintenance

       $17,600             01/01/00          Yield Maintenance

       $25,000             05/01/99          Yield Maintenance

      $100,000             12/31/01          Yield Maintenance

       $48,750                N/A            Yield Maintenance

       $26,500             11/01/99          Yield Maintenance

      $150,000                N/A            Yield Maintenance

       $22,500             12/01/99          Yield Maintenance

       $27,438             11/01/99          Yield Maintenance

       $55,780             11/01/99          Yield Maintenance

       $17,750             01/01/00          Yield Maintenance

      $108,000             06/01/00          Yield Maintenance

       $13,750             01/01/00          Yield Maintenance

       $58,375             03/30/00          Yield Maintenance

       $51,813             05/01/00          Yield Maintenance

      $461,500             09/02/99          Yield Maintenance

       $18,600             05/01/01          Yield Maintenance

       $9,375              12/31/99          Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the Borrower.

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

The "Prepayment Code" includes the number of loan payments from the first Due Date (after the initial partial month interest only payment date, if any) to the stated maturity. "DEF" represents defeasance. "YM1" represents the greater of yield maintenance and 1%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each Mortgage Loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are four different Yield Maintenance formulas represented by the loans in the subject Mortgage Loan pool. The different formulas are reference by the letters "A", "B", "C" and "D". Summaries for the four formulas are listed below:

YIELD MAINTENANCE FORMULAS

The following are summaries of yield maintenance provision, or formulas, contained in the related promissory note for certain of the mortgage loans. There are four unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C" or "D". Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".



A        On or after the end of the applicable Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) not more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"). Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:

         (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

         (b) one percent (1.00%) of the principal balance of the Note immediately prior to such prepayment.

         All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

         In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

         The loan will be open to prepayment without premium during the last ninety (90) days of the term of the loan. If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this
Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

--------------------------------------------------------------------------------
         Provided no default exists under the Loan Documents, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.
--------------------------------------------------------------------------------

         No partial prepayment shall be allowed.

         The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

--------------------------------------------------------------------------------
NOTE: For Mortgage Loan No. 30, Kings Hill Industrial Center, the paragraph highlighted above should be substituted by the following language:

         The above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.
--------------------------------------------------------------------------------

B        Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not paid, except as allowed pursuant to paragraph 42 of the Mortgage, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) and (iv) below:

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

         (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

* At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select on its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (iii) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

C        Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) and (iii) below:

         (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

         * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (iii) Subtract the amount of the prepaid Indebtedness from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

         (v) In the event an Event of Default and acceleration occur, the Make Whole Premium shall be due and payable.

D        (A) On any Installment Payment Date on or after October 1, 2004, upon not less than 30 nor more than 90 days' prior written notice to the Payee, the Maker may, at its option, prepay the entire (but not less than the entire) aggregate principal amount of this Note, at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment, plus a premium, unless all or any part of the principal of the Note has become due and payable by declaration or acceleration following an Event of Default in which event the premium shall be as provided in subsection (B), equal to the greater of:

         (i)      1% of the then outstanding principal balance of the Note or

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE


         (ii) the sum obtained by multiplying the then outstanding principal balance of the Note by (x) the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion, from 6.825% and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note.


         In addition, during the final 90 days before maturity of the Note, upon not less than 30 days' prior written notice, Maker may prepay the entire (but not less than the entire) aggregate principal amount of the Note at the time outstanding, at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment and together with other sums due under this Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto, without premium, unless Payee has accelerated following an Event of Default as provided below.

         The entire unpaid and outstanding aggregate principal amount of the Note shall mature and become due and payable on the date fixed for prepayment, together with the applicable premium and interest accrued and unpaid on such date and together with such other sums due under the Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto.

         (B) Except as specifically set forth in this Note and in Section 1.3 of the Mortgage, this Note may not be prepaid in whole or in part. If, pursuant to any provision of the Mortgage or otherwise, any principal of this Note shall become due and payable by declaration of the Payee or acceleration by the Payee following the occurrence of an Event of Default, the Payee shall be entitled to receive a premium equal to the greater of:

         (i)      10% of the then outstanding principal balance of the Note or

         (ii) the sum obtained by multiplying the then outstanding principal balance of the Note by (x) the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion from 6.825% and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note.

         If such Event of Default occurs on or after the date specified in the first sentence of subsection (A) above, then in lieu of the premium specified in this subsection (B), payment of a premium calculated in the manner set forth in such subsection (A) shall be required.

                                   SCHEDULE II

                               MSMC LOAN SCHEDULE









                                     S-II-1

LOAN                                         CUT-OFF      MORTGAGE    MONTHLY    NOTE      ORIG. TERM   REM. TERM    AMORT.
 NO. SELLER     PROPERTY NAME              DATE BALANCE     RATE      PAYMENT    DATE        (MOS)        (MOS)      (MOS)
  1   MSMC    Heritage Park                 $8,048,394     6.800%     $45,608   6/21/99       120          119        N/A
  2   MSMC    Oakwood Square                $7,297,001     6.800%     $41,350   6/21/99       120          119        N/A
  3   MSMC    Towne Crossings               $6,548,222     6.800%     $37,107   6/21/99       120          119        N/A
  4   MSMC    Crofton Station               $5,642,731     6.800%     $31,975   6/21/99       120          119        N/A
  5   MSMC    Village Court                 $3,206,994     6.800%     $18,173   6/21/99       120          119        N/A
  6   MSMC    The Marketplace at Ocala      $3,114,231     6.800%     $17,647   6/21/99       120          119        N/A
  7   MSMC    University Center             $1,852,724     6.800%     $10,499   6/21/99       120          119        N/A
  8   MSMC    Litchfield Landing            $1,837,686     6.800%     $10,414   6/21/99       120          119        N/A
  9   MSMC    Robbins Towne Centre          $1,692,218     6.800%     $9,589    6/21/99       120          119        N/A
 10   MSMC    First Street Station          $1,641,797     6.800%     $9,304    6/21/99       120          119        N/A
 11   MSMC    Taylorsville                  $1,461,664     6.800%     $8,283    6/21/99       120          119        N/A
 12   MSMC    Lake Montclair Centre         $6,914,560     6.800%     $39,183   6/21/99       120          119        N/A
 13   MSMC    Centre at Riverchase          $5,410,901     6.800%     $30,662   6/21/99       120          119        N/A
 14   MSMC    The Corridors at Ponte Vedra  $5,326,925     6.800%     $30,186   6/21/99       120          119        N/A
 15   MSMC    Shannon Crossing              $5,300,598     6.800%     $30,037   6/21/99       120          119        N/A
 16   MSMC    Mandarin Oaks                 $4,836,743     6.800%     $27,408   6/21/99       120          119        N/A
 17   MSMC    Seven Hills Plaza             $4,191,277     6.800%     $23,751   6/21/99       120          119        N/A
 18   MSMC    Barclay Square                $2,942,718     6.800%     $16,675   6/21/99       120          119        N/A
 19   MSMC    Shoppes at Cloverplace        $2,631,822     6.800%     $14,914   6/21/99       120          119        N/A
 20   MSMC    Hillview Plaza                $1,676,710     6.800%     $9,501    6/21/99       120          119        N/A
 21   MSMC    River Bend                    $1,606,232     6.800%     $9,102    6/21/99       120          119        N/A

                                           $83,182,148


                                                     PREPAYMENT DESCRIPTION (*)                   MASTER            EXCESS
LOAN                                                 LOCK-               YM       ADM. COST      SERVICING         SERVICING
 NO. SELLER     PROPERTY NAME            SEASONING    OUT DEF YM1 OPEN FORMULA      RATE       FEE RATE (BPS)    FEE RATE (BPS)
  1   MSMC    Heritage Park                  1         25  92       3    N/A        9.40           3.00              5.00
  2   MSMC    Oakwood Square                 1         25  92       3    N/A        9.40           3.00              5.00
  3   MSMC    Towne Crossings                1         25  92       3    N/A        9.40           3.00              5.00
  4   MSMC    Crofton Station                1         25  92       3    N/A        9.40           3.00              5.00
  5   MSMC    Village Court                  1         25  92       3    N/A        9.40           3.00              5.00
  6   MSMC    The Marketplace at Ocala       1         25  92       3    N/A        9.40           3.00              5.00
  7   MSMC    University Center              1         25  92       3    N/A        9.40           3.00              5.00
  8   MSMC    Litchfield Landing             1         25  92       3    N/A        9.40           3.00              5.00
  9   MSMC    Robbins Towne Centre           1         25  92       3    N/A        9.40           3.00              5.00
 10   MSMC    First Street Station           1         25  92       3    N/A        9.40           3.00              5.00
 11   MSMC    Taylorsville                   1         25  92       3    N/A        9.40           3.00              5.00
 12   MSMC    Lake Montclair Centre          1         25  92       3    N/A        9.40           3.00              5.00
 13   MSMC    Centre at Riverchase           1         25  92       3    N/A        9.40           3.00              5.00
 14   MSMC    The Corridors at Ponte Vedra   1         25  92       3    N/A        9.40           3.00              5.00
 15   MSMC    Shannon Crossing               1         25  92       3    N/A        9.40           3.00              5.00
 16   MSMC    Mandarin Oaks                  1         25  92       3    N/A        9.40           3.00              5.00
 17   MSMC    Seven Hills Plaza              1         25  92       3    N/A        9.40           3.00              5.00
 18   MSMC    Barclay Square                 1         25  92       3    N/A        9.40           3.00              5.00
 19   MSMC    Shoppes at Cloverplace         1         25  92       3    N/A        9.40           3.00              5.00
 20   MSMC    Hillview Plaza                 1         25  92       3    N/A        9.40           3.00              5.00
 21   MSMC    River Bend                     1         25  92       3    N/A        9.40           3.00              5.00


                                                          CONSISTING OF:
                                                   WELLS FARGO        JHREF              PRIMARY
LOAN                                               EXCESS SERV.     EXCESS SERV.        SERVICING            TRUSTEE
 NO. SELLER       PROPERTY NAME                   FEE RATE (BPS)   FEE RATE (BPS)     FEE RATE (BPS)      FEE RATE (BPS)
  1   MSMC      Heritage Park                         5.00             0.00               1.00                0.40
  2   MSMC      Oakwood Square                        5.00             0.00               1.00                0.40
  3   MSMC      Towne Crossings                       5.00             0.00               1.00                0.40
  4   MSMC      Crofton Station                       5.00             0.00               1.00                0.40
  5   MSMC      Village Court                         5.00             0.00               1.00                0.40
  6   MSMC      The Marketplace at Ocala              5.00             0.00               1.00                0.40
  7   MSMC      University Center                     5.00             0.00               1.00                0.40
  8   MSMC      Litchfield Landing                    5.00             0.00               1.00                0.40
  9   MSMC      Robbins Towne Centre                  5.00             0.00               1.00                0.40
 10   MSMC      First Street Station                  5.00             0.00               1.00                0.40
 11   MSMC      Taylorsville                          5.00             0.00               1.00                0.40
 12   MSMC      Lake Montclair Centre                 5.00             0.00               1.00                0.40
 13   MSMC      Centre at Riverchase                  5.00             0.00               1.00                0.40
 14   MSMC      The Corridors at Ponte Vedra          5.00             0.00               1.00                0.40
 15   MSMC      Shannon Crossing                      5.00             0.00               1.00                0.40
 16   MSMC      Mandarin Oaks                         5.00             0.00               1.00                0.40
 17   MSMC      Seven Hills Plaza                     5.00             0.00               1.00                0.40
 18   MSMC      Barclay Square                        5.00             0.00               1.00                0.40
 19   MSMC      Shoppes at Cloverplace                5.00             0.00               1.00                0.40
 20   MSMC      Hillview Plaza                        5.00             0.00               1.00                0.40
 21   MSMC      River Bend                            5.00             0.00               1.00                0.40

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

Each of the following Mortgage Loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The amount of the holdback was escrowed, or the letter of credit was established, for each Mortgage Loan at closing. Although Mortgage Loan Nos. 69, Haywood Plaza Shopping Center, 76, CCL Industries, and 90, 15800 NW 13th Ave, do not have defined Outside Dates for Release, their loan balances may be prepaid if the associated LOCs are not replaced per LOC Agreement terms, or upon an event of default. Although all Mortgage Loans prohibit voluntary partial prepayment, the following Mortgage Loans may require partial prepayments as described.

Mortgage
Loan No.      Property Name                        Release Conditions
--------      -------------                        ------------------
   24         609 Greenwich                        1)  Base rents increase for current tenant, Gun for Hire, per lease conditions.
                                                   2)  Tenant delivers to Lender an estoppel certificate indicating that the Lease is in full force and effect, and there are no defaults under the Mortgage
                                                       Loan.

   25         The Office Center at Ramsey          1)  Borrower has completed and performed or paid for all Tenant Improvements
                                                       ("TIs") and Leasing Commissions ("LCs") associated with the JDR space.
                                                   1)  Base rents increase for current tenant, UPS, per lease conditions.

   30         Plymouth Plus Property               1)  Immediate Repairs are performed per agreement.

   34         Bloomington Distribution Center      1)  Environmental Remediation is performed per agreement.
              & StationStore

   48         Monticello Village                   1)  Immediate Repairs are performed per agreement.

   49         Monticello Townhouses                1)  Immediate Repairs are performed per agreement.

   50         Logan Way                            1)  Immediate Repairs are performed per agreement.

   51         Essex House                          1)  Immediate Repairs are performed per agreement.

   53         Holiday Companies Headquarters       1)  Immediate Repairs are performed per agreement.

   54         2495 Boulevard of the Generals

   61         1233-1259 Reamwood Ave.              1)  Seismic Upgrading is performed per agreement.

  64-65       Meadow Creek Village Shopping Center 1)  Borrower to provide evidence that Blockbuster has accepted leased premises
              and Woodlake Village Shopping Center     and is paying rent.
                                                   2)  Lender has received estoppel certificate.
                                                   3)  Lender's fees and expenses are reimbursed.

   68         Diamondback Building                 1)  Single tenant, Derby Cycle Corp., commences paying full rent.

   69         Haywood Plaza Shopping Center        1)  Borrower has completed and performed or paid all TIs and LCs associated with the largest tenant space, TJX.

Escrowed Holdback or
  Letter of Credit       Outside Date           Prepayment
       Amount             for Release       Premium Provisions
       ------             -----------       ------------------
    $3,100,000             03/27/00          Yield Maintenance

      $270,000             10/31/03          Yield Maintenance

      $235,000             10/31/99          Yield Maintenance

       $16,875             12/10/99          Yield Maintenance

       $12,500             12/10/99          Yield Maintenance

       $34,797             06/01/00          Yield Maintenance

       $17,693             06/01/00          Yield Maintenance

        $8,847             06/01/00          Yield Maintenance

        $3,539             06/01/00          Yield Maintenance

       $49,875             12/10/99          Yield Maintenance

       $19,375             01/01/00          Yield Maintenance

      $170,000             02/01/00          Yield Maintenance

      $100,000             09/30/99          Yield Maintenance

      $177,000             08/15/99          Yield Maintenance

      $150,000                N/A            Yield Maintenance

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE


Mortgage
Loan No.    Property Name                      Release Conditions
--------    -------------                      ------------------

                                               2)  Lender has received architect certificate, fully
                                               executed lease(s), and lessee's estoppel certificate(s).
                                               1)  Borrower has completed and performed the Ongoing
                                               Repairs and has paid all associated costs.
                                               2)  Lender approves of all such repairs.

    71      Belz Factory Outlet Mall           1)  Immediate Repairs are performed per agreement.

    72      200 Forest Drive                   1)  Environmental Remediation is performed per agreement.
                                               2)  Immediate Repairs are performed per agreement.

    76      CCL Industries                     1)   Lender has received lessee's estoppel certificate(s).
                                               and confirmation that specified work was completed, and
                                               lessee has given unconditional acceptance of the improvements.

    79      Highland Ridge Apartments          1)  Immediate Repairs are performed per agreement.

    90      15800 NW 13th Ave                  1)  Borrower has completed and performed or paid for
                                               Capital Expenses and TI/LCs that occur throughout the term of the Mortgage Loan per agreements.


    92      Eastgate Village Shopping Center   1)  Borrower has completed and performed or paid for
                                               all TIs associated with the build-out of a vacant space to a vanilla box condition.

    93      Normandy Manor Apartments          1)  Immediate Repairs are performed per agreement.

    94      Highland Creste Apartments         1)  Immediate Repairs are performed per agreement.

    95      2325 Maryland Road                 1)  Immediate Repairs are performed per agreement.

   101      Riverview Village Shopping Center  1)  Immediate Repairs are performed per agreement.

   102      American Plaza Shopping Center     1)  Immediate Repairs are performed per agreement.

   107      4296 Albany Street                 1)  Immediate Repairs are performed per agreement.

   110      910 Orlando Avenue                 1)  Immediate Repairs are performed per agreement.

   112      The Weston Road Shoppes            1)  Lady Fitness Center takes occupancy and commences
                                               paying rent per the executed lease.

   113      Central Jersey Office and          1)  Immediate Repairs are performed per agreement.
            Industrial Park

   124      Pembrooke Medical Office           1)  Immediate Repairs are performed per agreement.

All yield maintenance premiums indicated above are to be paid by the Borrower.


Escrowed Holdback or
  Letter of Credit       Outside Date           Prepayment
       Amount             for Release       Premium Provisions
      --------           ------------       -------------------
       $75,000                N/A            Yield Maintenance

       $17,600             01/01/00          Yield Maintenance

       $25,000             05/01/99          Yield Maintenance

      $100,000             12/31/01          Yield Maintenance

       $48,750                N/A            Yield Maintenance

       $26,500             11/01/99          Yield Maintenance

      $150,000                N/A            Yield Maintenance

       $22,500             12/01/99          Yield Maintenance

       $27,438             11/01/99          Yield Maintenance

       $55,780             11/01/99          Yield Maintenance

       $17,750             01/01/00          Yield Maintenance

      $108,000             06/01/00          Yield Maintenance

       $13,750             01/01/00          Yield Maintenance

       $58,375             03/30/00          Yield Maintenance

       $51,813             05/01/00          Yield Maintenance

      $461,500             09/02/99          Yield Maintenance

       $18,600             05/01/01          Yield Maintenance

       $9,375              12/31/99          Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the Borrower.

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

The "Prepayment Code" includes the number of loan payments from the first Due Date (after the initial partial month interest only payment date, if any) to the stated maturity. "DEF" represents defeasance. "YM1" represents the greater of yield maintenance and 1%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each Mortgage Loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are four different Yield Maintenance formulas represented by the loans in the subject Mortgage Loan pool. The different formulas are reference by the letters "A", "B", "C" and "D". Summaries for the four formulas are listed below:

YIELD MAINTENANCE FORMULAS

The following are summaries of yield maintenance provision, or formulas, contained in the related promissory note for certain of the mortgage loans. There are four unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C" or "D". Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".



A        On or after the end of the applicable Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) not more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"). Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:

         (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

         (b) one percent (1.00%) of the principal balance of the Note immediately prior to such prepayment.

         All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

         In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

         The loan will be open to prepayment without premium during the last ninety (90) days of the term of the loan. If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this
Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

--------------------------------------------------------------------------------
         Provided no default exists under the Loan Documents, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.
--------------------------------------------------------------------------------

         No partial prepayment shall be allowed.

         The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

--------------------------------------------------------------------------------
NOTE: For Mortgage Loan No. 30, Kings Hill Industrial Center, the paragraph highlighted above should be substituted by the following language:

         The above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.
--------------------------------------------------------------------------------

B        Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not paid, except as allowed pursuant to paragraph 42 of the Mortgage, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) and (iv) below:

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

         (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

* At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select on its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (iii) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

C        Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) and (iii) below:

         (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

         * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (iii) Subtract the amount of the prepaid Indebtedness from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

         (v) In the event an Event of Default and acceleration occur, the Make Whole Premium shall be due and payable.

D        (A) On any Installment Payment Date on or after October 1, 2004, upon not less than 30 nor more than 90 days' prior written notice to the Payee, the Maker may, at its option, prepay the entire (but not less than the entire) aggregate principal amount of this Note, at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment, plus a premium, unless all or any part of the principal of the Note has become due and payable by declaration or acceleration following an Event of Default in which event the premium shall be as provided in subsection (B), equal to the greater of:

         (i)      1% of the then outstanding principal balance of the Note or

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE


         (ii) the sum obtained by multiplying the then outstanding principal balance of the Note by (x) the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion, from 6.825% and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note.


         In addition, during the final 90 days before maturity of the Note, upon not less than 30 days' prior written notice, Maker may prepay the entire (but not less than the entire) aggregate principal amount of the Note at the time outstanding, at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment and together with other sums due under this Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto, without premium, unless Payee has accelerated following an Event of Default as provided below.

         The entire unpaid and outstanding aggregate principal amount of the Note shall mature and become due and payable on the date fixed for prepayment, together with the applicable premium and interest accrued and unpaid on such date and together with such other sums due under the Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto.

         (B) Except as specifically set forth in this Note and in Section 1.3 of the Mortgage, this Note may not be prepaid in whole or in part. If, pursuant to any provision of the Mortgage or otherwise, any principal of this Note shall become due and payable by declaration of the Payee or acceleration by the Payee following the occurrence of an Event of Default, the Payee shall be entitled to receive a premium equal to the greater of:

         (i)      10% of the then outstanding principal balance of the Note or

         (ii) the sum obtained by multiplying the then outstanding principal balance of the Note by (x) the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion from 6.825% and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note.

         If such Event of Default occurs on or after the date specified in the first sentence of subsection (A) above, then in lieu of the premium specified in this subsection (B), payment of a premium calculated in the manner set forth in such subsection (A) shall be required.

                                  SCHEDULE III

                             PRINCIPAL LOAN SCHEDULE










                                    S-III-1


LOAN                                                            CUT-OFF       MORTGAGE   MONTHLY     NOTE     ORIG. TERM  REM. TERM
 NO. SELLER            PROPERTY NAME                          DATE BALANCE      RATE     PAYMENT     DATE       (MOS)       (MOS)
 23   PCF      Del Mar Plaza Shopping Center                  $18,008,336      7.350%   $124,359    4/22/99      120         117
 24   PCF      609 Greenwich Street                           $13,986,928      7.490%   $103,368    6/15/99      120         119
 25   PCF      The Office Center at Ramsey                    $13,968,884      7.540%    $98,274    4/19/99      120         117
 27   PCF      Pine Ridge Apartments of Durham                $11,980,455      6.510%    $75,927    5/26/99      120         118
 29   PCF      Fridley Plus Property                           $6,594,394      7.900%    $50,504    6/10/99      120         119
 30   PCF      Plymouth Plus Property                          $5,095,668      7.900%    $39,026    6/10/99      120         119
 34   PCF      Bloomington Distribution Center & StationStore $10,131,388      7.900%    $77,592    6/10/99      120         119
 35   PCF      Indian Ridge Apartments                        $10,051,719      7.160%    $68,149    3/30/99      120         116
 38   PCF      849-909 Newark-Jersey City Turnpike             $9,840,000      8.280%    $74,132     7/6/99      120         120
 39   PCF      Lucien Pointe                                   $9,974,352      7.520%    $70,058    3/26/99      120         116
 41   PCF      Brooklyn Heights Business Center                $8,195,695      7.550%    $57,617     6/4/99      120         119
 42   PCF      Scottsdale Apartments                           $8,152,816      6.750%    $53,185    12/4/98      120         113
 43   PCF      Parkway Pavilion                                $7,979,637      7.550%    $56,211    3/10/99      120         116
 45   PCF      Lee's Hill Office                               $4,403,461      7.930%    $32,133    5/18/99      120         118
 46   PCF      Jackson Square Business Park                    $1,729,931      7.930%    $12,624    5/18/99      120         118
 47   PCF      Shop's at Lee's Hill                            $1,258,132      7.930%     $9,181    5/18/99      120         118
 48   PCF      Monticello Village                              $3,431,990      7.890%    $24,932    6/15/99      120         119
 49   PCF      Monticello Townhouses                           $1,982,928      7.890%    $14,405    6/15/99      120         119
 50   PCF      Logan Way                                       $1,067,730      7.890%     $7,757    6/15/99      120         119
 51   PCF      Essex House                                       $838,931      7.890%     $6,094    6/15/99      120         119
 53   PCF      Holiday Companies Headquarters                  $6,654,344      7.900%    $50,963    6/10/99      120         119
 54   PCF      2495 Boulevard Of The Generals                  $2,969,032      7.090%    $19,973    4/14/99      120         117
 55   PCF      160 Rittenhouse Circle                          $2,122,556      7.090%    $14,279    4/14/99      120         117
 56   PCF      603 General Washington Avenue                   $1,467,625      7.090%     $9,873    4/14/99      120         117
 57   PCF      4330-40 South Valley View Blvd.                 $4,336,026      7.080%    $29,164    3/17/99      120         116
 58   PCF      4325 West Tropicana Ave.                        $1,175,872      7.080%     $7,909    3/17/99      120         116
 59   PCF      4333 West Tropicana Ave.                          $720,221      7.080%     $4,844    3/17/99      120         116
 61   PCF      1233-1259 Reamwood Ave.                         $5,869,089      6.750%    $38,267    1/26/99      120         114
 62   PCF      6285 Lookout Road                               $5,696,907      7.450%    $39,660    6/15/99      120         119
 67   PCF      Northvale Industrial                            $5,492,037      7.640%    $38,985    5/25/99      120         118
 68   PCF      Diamondback Building                            $5,489,563      7.350%    $37,893    4/16/99      120         117
 69   PCF      Haywood Plaza Shopping Center                   $5,277,096      7.500%    $37,058     1/7/99      120         114
 70   PCF      Ultimate Software Group Office Building         $5,122,500      7.790%    $36,840    7/15/99      120         120
 71   PCF      Belz Factory Outlet Mall                        $5,095,303      7.550%    $37,855    6/16/99      120         119
 72   PCF      200 Forest Drive                                $5,081,904      7.010%    $33,965    2/23/99      120         115
 76   PCF      CCL Industries                                  $4,868,645      7.430%    $33,853    5/27/99      120         118
 77   PCF      Terrace Gardens Apartments                      $4,594,461      7.740%    $32,923    5/28/99      120         118
 79   PCF      Highland Ridge Apartments                       $4,468,393      7.480%    $31,263    3/26/99      120         116
 81   PCF      219 Rittenhouse Circle                          $1,624,373      7.090%    $10,928    4/14/99      120         117
 82   PCF      171 Rittenhouse Circle                          $1,338,157      7.090%     $9,002    4/14/99      120         117
 83   PCF      4303 Lewis Road                                 $1,300,985      7.090%     $8,752    4/14/99      120         117
 84   PCF      Citrus Village Shopping Center                  $4,186,698      7.450%    $29,223     2/8/99      120         115
 85   PCF      Wagner Industries                               $4,121,825      7.250%    $38,340    1/13/99      120         114
 86   PCF      North Hill Centre                               $4,095,262      7.150%    $32,354    3/25/99      240         236
 87   PCF      Ocotillo Fiesta                                 $4,026,560      7.230%    $27,573   11/30/98      120         112
 88   PCF      7 Holland                                       $3,989,555      7.080%    $26,580     3/9/99      120         116
 89   PCF      Oak Run Apartments                              $3,986,651      7.250%    $27,287    1/22/99      120         115
 90   PCF      15800 NW 13th Ave                               $3,795,121      7.490%    $26,544    5/25/99      120         118
 91   PCF      Rite Aid                                        $3,748,038      7.560%    $26,375     6/4/99      120         119
 92   PCF      Eastgate Village Shopping Center                $3,734,407      7.100%    $25,268   10/13/98      120         111
 93   PCF      Normandy Manor Apartments                       $3,694,117      7.170%    $25,040    5/20/99      120         118
 94   PCF      Highland Creste Apartments                      $3,640,780      7.580%    $25,722    3/26/99      120         116
 95   PCF      2325 Maryland Road                              $2,279,798      7.090%    $15,337    4/14/99      120         117
 96   PCF      701 Willowbrook Lane                            $1,278,433      7.090%     $8,600    4/14/99      120         117
 97   PCF      2524 Ford Road                                  $1,449,830      7.090%     $9,753    4/14/99      120         117
 98   PCF      2554 Ford Road                                  $1,190,965      7.090%     $8,012    4/14/99      120         117
 99   PCF      247 Rittenhouse Circle                            $723,203      7.090%     $4,865    4/14/99      120         117
 100  PCF      Marina View                                     $3,297,295      7.000%    $21,955     6/9/99      120         119
 101  PCF      Riverview Village Shopping Center               $3,295,730      7.460%    $22,984    5/17/99      120         118
 102  PCF      American Plaza Shopping Center                  $3,284,317      7.050%    $22,066    1/20/99      120         114
 104  PCF      CCAi Renaissance Centre                         $3,146,866      8.240%    $25,485    6/15/99      120         119
 105  PCF      Ten Parkway Plaza                               $3,139,997      7.440%    $21,896     2/9/99      120         115
 106  PCF      Mountain Ridge Business Park                    $3,098,301      7.420%    $21,506     6/4/99      120         119
 107  PCF      4296 Albany Street                              $3,041,998      7.430%    $21,180    3/30/99      120         116
 108  PCF      130 Wharton Road                                $1,644,942      7.090%    $11,066    4/14/99      120         117
 109  PCF      2564 Boulevard Of The Generals                  $1,368,203      7.090%     $9,204    4/14/99      120         117
 110  PCF      910 Orlando Avenue                              $2,993,763      7.500%    $22,170    5/20/99      120         118
 112  PCF      The Weston Road Shoppes                         $2,875,679      7.840%    $21,977     3/5/99      120         116
 113  PCF      Central Jersey Office and Industrial Park       $2,840,578      7.750%    $21,527     4/7/99      120         117
 114  PCF      Hampton Meadows Apartments                      $2,739,938      7.420%    $22,019    5/17/99      240         238
 116  PCF      Federal Express Warehouse                       $2,438,481      7.660%    $17,400   12/16/98      120         113
 117  PCF      Shaker Heights Apartments                       $2,436,631      7.200%    $16,562    5/10/99      120         118
 118  PCF      Foothills Park Plaza                            $2,319,052      7.530%    $16,305    3/16/99      120         116
 119  PCF      Wampus Avenue Apts.                             $2,301,112      7.380%    $15,962     2/9/99      120         115
 120  PCF      6 Corporate Drive                               $2,241,204      7.300%    $15,425    2/24/99      120         115
 121  PCF      Northlake Promenade                             $2,097,297      7.480%    $14,655    5/20/99      120         118
 122  PCF      Paddington Station Shopping Center              $2,093,448      7.340%    $15,301     4/1/99      120         117
 123  PCF      Clarke American Building                        $2,044,940      7.670%    $14,573    3/18/99      120         116
 124  PCF      Pembrooke Medical Office                        $1,899,160      8.040%    $13,995     6/4/99      120         119
 125  PCF      Dobbs Plaza                                     $1,683,520      7.250%    $12,288   11/16/98      120         112

                                                             $337,702,158

                                                                                     PREPAYMENT DESCRIPTION (*)
LOAN                                                            AMORT.              LOCK-
 NO.  SELLER              PROPERTY NAME                         (MOS)     SEASONING  OUT         DEF    YM1  OPEN
 23   PCF        Del Mar Plaza Shopping Center                   360         3       27           89           4
 24   PCF        609 Greenwich Street                            300         1       48           68           4
 25   PCF        The Office Center at Ramsey                     360         3       48           68           4
 27   PCF        Pine Ridge Apartments of Durham                 360         2       26           90           4
 29   PCF        Fridley Plus Property                           300         1       25           91           4
 30   PCF        Plymouth Plus Property                          300         1       25           91           4
 34   PCF        Bloomington Distribution Center & StationStore  300         1       25           91           4
 35   PCF        Indian Ridge Apartments                         360         4       48           68           4
 38   PCF        849-909 Newark-Jersey City Turnpike             360         0       24           92           4
 39   PCF        Lucien Pointe                                   360         4       28           88           4
 41   PCF        Brooklyn Heights Business Center                360         1       48           68           4
 42   PCF        Scottsdale Apartments                           360         7       35           81           4
 43   PCF        Parkway Pavilion                                360         4       47                 69     4
 45   PCF        Lee's Hill Office                               360         2       24                 92     4
 46   PCF        Jackson Square Business Park                    360         2       24                 92     4
 47   PCF        Shop's at Lee's Hill                            360         2       24                 92     4
 48   PCF        Monticello Village                              360         1       25           88           7
 49   PCF        Monticello Townhouses                           360         1       25           88           7
 50   PCF        Logan Way                                       360         1       25           88           7
 51   PCF        Essex House                                     360         1       25           88           7
 53   PCF        Holiday Companies Headquarters                  300         1       25           91           4
 54   PCF        2495 Boulevard Of The Generals                  360         3       48           68           4
 55   PCF        160 Rittenhouse Circle                          360         3       48           68           4
 56   PCF        603 General Washington Avenue                   360         3       48           68           4
 57   PCF        4330-40 South Valley View Blvd.                 360         4       48           68           4
 58   PCF        4325 West Tropicana Ave.                        360         4       48           68           4
 59   PCF        4333 West Tropicana Ave.                        360         4       48           68           4
 61   PCF        1233-1259 Reamwood Ave.                         360         6       47           69           4
 62   PCF        6285 Lookout Road                               360         1       25           91           4
 67   PCF        Northvale Industrial                            360         2       26           90           4
 68   PCF        Diamondback Building                            360         3       48           68           4
 69   PCF        Haywood Plaza Shopping Center                   360         6       47           69           4
 70   PCF        Ultimate Software Group Office Building         360         0       48           68           4
 71   PCF        Belz Factory Outlet Mall                        300         1       48           68           4
 72   PCF        200 Forest Drive                                360         5       48           68           4
 76   PCF        CCL Industries                                  360         2       48           68           4
 77   PCF        Terrace Gardens Apartments                      360         2       47           69           4
 79   PCF        Highland Ridge Apartments                       360         4       28           88           4
 81   PCF        219 Rittenhouse Circle                          360         3       48           68           4
 82   PCF        171 Rittenhouse Circle                          360         3       48           68           4
 83   PCF        4303 Lewis Road                                 360         3       48           68           4
 84   PCF        Citrus Village Shopping Center                  360         5       47           69           4
 85   PCF        Wagner Industries                               180         6       48           68           4
 86   PCF        North Hill Centre                               240         4       48          188           4
 87   PCF        Ocotillo Fiesta                                 360         8       35           81           4
 88   PCF        7 Holland                                       372         4       48           68           4
 89   PCF        Oak Run Apartments                              360         5       47           69           4
 90   PCF        15800 NW 13th Ave                               360         2       26           90           4
 91   PCF        Rite Aid                                        360         1       25           91           4
 92   PCF        Eastgate Village Shopping Center                360         9       35           81           4
 93   PCF        Normandy Manor Apartments                       360         2       48           68           4
 94   PCF        Highland Creste Apartments                      360         4       28           88           4
 95   PCF        2325 Maryland Road                              360         3       48           68           4
 96   PCF        701 Willowbrook Lane                            360         3       48           68           4
 97   PCF        2524 Ford Road                                  360         3       48           68           4
 98   PCF        2554 Ford Road                                  360         3       48           68           4
 99   PCF        247 Rittenhouse Circle                          360         3       48           68           4
 100  PCF        Marina View                                     360         1       25           91           4
 101  PCF        Riverview Village Shopping Center               360         2       26           90           4
 102  PCF        American Plaza Shopping Center                  360         6       47           70           3
 104  PCF        CCAi Renaissance Centre                         276         1       48           68           4
 105  PCF        Ten Parkway Plaza                               360         5       47           69           4
 106  PCF        Mountain Ridge Business Park                    360         1       25           91           4
 107  PCF        4296 Albany Street                              360         4       47           69           4
 108  PCF        130 Wharton Road                                360         3       48           68           4
 109  PCF        2564 Boulevard Of The Generals                  360         3       48           68           4
 110  PCF        910 Orlando Avenue                              300         2       48           68           4
 112  PCF        The Weston Road Shoppes                         300         4       48           68           4
 113  PCF        Central Jersey Office and Industrial Park       300         3       47           69           4
 114  PCF        Hampton Meadows Apartments                      240         2       26          210           4
 116  PCF        Federal Express Warehouse                       360         7       35           81           4
 117  PCF        Shaker Heights Apartments                       360         2       47           69           4
 118  PCF        Foothills Park Plaza                            360         4       49           67           4
 119  PCF        Wampus Avenue Apts.                             360         5       48           72
 120  PCF        6 Corporate Drive                               360         5       48           68           4
 121  PCF        Northlake Promenade                             360         2       48           68           4
 122  PCF        Paddington Station Shopping Center              300         3       27           89           4
 123  PCF        Clarke American Building                        360         4       28           88           4
 124  PCF        Pembrooke Medical Office                        360         1       25           91           4
 125  PCF        Dobbs Plaza                                     300         8       35           81           4

                                                                                            CONSISTING OF:
                                                                   MASTER      EXCESS   WELLS FARGO     JHREF     PRIMARY
                                                                  SERVICING  SERVICING  EXCESS SERV. EXCESS SERV. SERVICING TRUSTEE
LOAN                                              YM    ADM. COST FEE RATE    FEE RATE   FEE RATE     FEE RATE    FEE RATE  FEE RATE
 NO. SELLER        PROPERTY NAME                FORMULA    RATE     (bps)      (bps)       (bps)        (bps)       (bps)     (bps)
 23   PCF   Del Mar Plaza Shopping Center         N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 24   PCF   609 Greenwich Street                  N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 25   PCF   The Office Center at Ramsey           N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 27   PCF   Pine Ridge Apartments of Durham       N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 29   PCF   Fridley Plus Property                 N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 30   PCF   Plymouth Plus Property                N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 34   PCF   Bloomington Distribution Center
              & StationStore                      N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 35   PCF   Indian Ridge Apartments               N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 38   PCF   849-909 Newark-Jersey City Turnpike   N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 39   PCF   Lucien Pointe                         N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 41   PCF   Brooklyn Heights Business Center      N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 42   PCF   Scottsdale Apartments                 N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 43   PCF   Parkway Pavilion                       C       6.40     3.00       2.00        2.00         0.00        1.00      0.40
 45   PCF   Lee's Hill Office                      B       6.40     3.00       2.00        2.00         0.00        1.00      0.40
 46   PCF   Jackson Square Business Park           B       6.40     3.00       2.00        2.00         0.00        1.00      0.40
 47   PCF   Shop's at Lee's Hill                   B       6.40     3.00       2.00        2.00         0.00        1.00      0.40
 48   PCF   Monticello Village                    N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 49   PCF   Monticello Townhouses                 N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 50   PCF   Logan Way                             N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 51   PCF   Essex House                           N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 53   PCF   Holiday Companies Headquarters        N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 54   PCF   2495 Boulevard Of The Generals        N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 55   PCF   160 Rittenhouse Circle                N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 56   PCF   603 General Washington Avenue         N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 57   PCF   4330-40 South Valley View Blvd.       N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 58   PCF   4325 West Tropicana Ave.              N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 59   PCF   4333 West Tropicana Ave.              N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 61   PCF   1233-1259 Reamwood Ave.               N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 62   PCF   6285 Lookout Road                     N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 67   PCF   Northvale Industrial                  N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 68   PCF   Diamondback Building                  N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 69   PCF   Haywood Plaza Shopping Center         N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 70   PCF   Ultimate Software Group
              Office Building                     N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 71   PCF   Belz Factory Outlet Mall              N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 72   PCF   200 Forest Drive                      N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 76   PCF   CCL Industries                        N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 77   PCF   Terrace Gardens Apartments            N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 79   PCF   Highland Ridge Apartments             N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 81   PCF   219 Rittenhouse Circle                N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 82   PCF   171 Rittenhouse Circle                N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 83   PCF   4303 Lewis Road                       N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 84   PCF   Citrus Village Shopping Center        N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 85   PCF   Wagner Industries                     N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 86   PCF   North Hill Centre                     N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 87   PCF   Ocotillo Fiesta                       N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 88   PCF   7 Holland                             N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 89   PCF   Oak Run Apartments                    N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 90   PCF   15800 NW 13th Ave                     N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 91   PCF   Rite Aid                              N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 92   PCF   Eastgate Village Shopping Center      N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 93   PCF   Normandy Manor Apartments             N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 94   PCF   Highland Creste Apartments            N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 95   PCF   2325 Maryland Road                    N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 96   PCF   701 Willowbrook Lane                  N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 97   PCF   2524 Ford Road                        N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 98   PCF   2554 Ford Road                        N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 99   PCF   247 Rittenhouse Circle                N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 100  PCF   Marina View                           N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 101  PCF   Riverview Village Shopping Center     N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 102  PCF   American Plaza Shopping Center        N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 104  PCF   CCAi Renaissance Centre               N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 105  PCF   Ten Parkway Plaza                     N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 106  PCF   Mountain Ridge Business Park          N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 107  PCF   4296 Albany Street                    N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 108  PCF   130 Wharton Road                      N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 109  PCF   2564 Boulevard Of The Generals        N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 110  PCF   910 Orlando Avenue                    N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 112  PCF   The Weston Road Shoppes               N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 113  PCF   Central Jersey Office and
              Industrial Park                     N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 114  PCF   Hampton Meadows Apartments            N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 116  PCF   Federal Express Warehouse             N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 117  PCF   Shaker Heights Apartments             N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 118  PCF   Foothills Park Plaza                  N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 119  PCF   Wampus Avenue Apts.                   N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 120  PCF   6 Corporate Drive                     N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 121  PCF   Northlake Promenade                   N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 122  PCF   Paddington Station Shopping Center    N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 123  PCF   Clarke American Building              N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 124  PCF   Pembrooke Medical Office              N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40
 125  PCF   Dobbs Plaza                           N/A      6.40     3.00       2.00        2.00         0.00        1.00      0.40

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

Each of the following Mortgage Loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The amount of the holdback was escrowed, or the letter of credit was established, for each Mortgage Loan at closing. Although Mortgage Loan Nos. 69, Haywood Plaza Shopping Center, 76, CCL Industries, and 90, 15800 NW 13th Ave, do not have defined Outside Dates for Release, their loan balances may be prepaid if the associated LOCs are not replaced per LOC Agreement terms, or upon an event of default. Although all Mortgage Loans prohibit voluntary partial prepayment, the following Mortgage Loans may require partial prepayments as described.

Mortgage
Loan No.      Property Name                        Release Conditions
--------      -------------                        ------------------
   24         609 Greenwich                        1)  Base rents increase for current tenant, Gun for Hire, per lease conditions.
                                                   2)  Tenant delivers to Lender an estoppel certificate indicating that the Lease is in full force and effect, and there are no defaults under the Mortgage
                                                       Loan.

   25         The Office Center at Ramsey          1)  Borrower has completed and performed or paid for all Tenant Improvements
                                                       ("TIs") and Leasing Commissions ("LCs") associated with the JDR space.
                                                   1)  Base rents increase for current tenant, UPS, per lease conditions.

   30         Plymouth Plus Property               1)  Immediate Repairs are performed per agreement.

   34         Bloomington Distribution Center      1)  Environmental Remediation is performed per agreement.
              & StationStore

   48         Monticello Village                   1)  Immediate Repairs are performed per agreement.

   49         Monticello Townhouses                1)  Immediate Repairs are performed per agreement.

   50         Logan Way                            1)  Immediate Repairs are performed per agreement.

   51         Essex House                          1)  Immediate Repairs are performed per agreement.

   53         Holiday Companies Headquarters       1)  Immediate Repairs are performed per agreement.

   54         2495 Boulevard of the Generals

   61         1233-1259 Reamwood Ave.              1)  Seismic Upgrading is performed per agreement.

  64-65       Meadow Creek Village Shopping Center 1)  Borrower to provide evidence that Blockbuster has accepted leased premises
              and Woodlake Village Shopping Center     and is paying rent.
                                                   2)  Lender has received estoppel certificate.
                                                   3)  Lender's fees and expenses are reimbursed.

   68         Diamondback Building                 1)  Single tenant, Derby Cycle Corp., commences paying full rent.

   69         Haywood Plaza Shopping Center        1)  Borrower has completed and performed or paid all TIs and LCs associated with the largest tenant space, TJX.

Escrowed Holdback or
  Letter of Credit       Outside Date           Prepayment
       Amount             for Release       Premium Provisions
       ------             -----------       ------------------
    $3,100,000             03/27/00          Yield Maintenance

      $270,000             10/31/03          Yield Maintenance

      $235,000             10/31/99          Yield Maintenance

       $16,875             12/10/99          Yield Maintenance

       $12,500             12/10/99          Yield Maintenance

       $34,797             06/01/00          Yield Maintenance

       $17,693             06/01/00          Yield Maintenance

        $8,847             06/01/00          Yield Maintenance

        $3,539             06/01/00          Yield Maintenance

       $49,875             12/10/99          Yield Maintenance

       $19,375             01/01/00          Yield Maintenance

      $170,000             02/01/00          Yield Maintenance

      $100,000             09/30/99          Yield Maintenance

      $177,000             08/15/99          Yield Maintenance

      $150,000                N/A            Yield Maintenance

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE


Mortgage
Loan No.    Property Name                      Release Conditions
--------    -------------                      ------------------

                                               2)  Lender has received architect certificate, fully
                                               executed lease(s), and lessee's estoppel certificate(s).
                                               1)  Borrower has completed and performed the Ongoing
                                               Repairs and has paid all associated costs.
                                               2)  Lender approves of all such repairs.

    71      Belz Factory Outlet Mall           1)  Immediate Repairs are performed per agreement.

    72      200 Forest Drive                   1)  Environmental Remediation is performed per agreement.
                                               2)  Immediate Repairs are performed per agreement.

    76      CCL Industries                     1)   Lender has received lessee's estoppel certificate(s).
                                               and confirmation that specified work was completed, and
                                               lessee has given unconditional acceptance of the improvements.

    79      Highland Ridge Apartments          1)  Immediate Repairs are performed per agreement.

    90      15800 NW 13th Ave                  1)  Borrower has completed and performed or paid for
                                               Capital Expenses and TI/LCs that occur throughout the term of the Mortgage Loan per agreements.


    92      Eastgate Village Shopping Center   1)  Borrower has completed and performed or paid for
                                               all TIs associated with the build-out of a vacant space to a vanilla box condition.

    93      Normandy Manor Apartments          1)  Immediate Repairs are performed per agreement.

    94      Highland Creste Apartments         1)  Immediate Repairs are performed per agreement.

    95      2325 Maryland Road                 1)  Immediate Repairs are performed per agreement.

   101      Riverview Village Shopping Center  1)  Immediate Repairs are performed per agreement.

   102      American Plaza Shopping Center     1)  Immediate Repairs are performed per agreement.

   107      4296 Albany Street                 1)  Immediate Repairs are performed per agreement.

   110      910 Orlando Avenue                 1)  Immediate Repairs are performed per agreement.

   112      The Weston Road Shoppes            1)  Lady Fitness Center takes occupancy and commences
                                               paying rent per the executed lease.

   113      Central Jersey Office and          1)  Immediate Repairs are performed per agreement.
            Industrial Park

   124      Pembrooke Medical Office           1)  Immediate Repairs are performed per agreement.

All yield maintenance premiums indicated above are to be paid by the Borrower.


Escrowed Holdback or
  Letter of Credit       Outside Date           Prepayment
       Amount             for Release       Premium Provisions
      --------           ------------       -------------------
       $75,000                N/A            Yield Maintenance

       $17,600             01/01/00          Yield Maintenance

       $25,000             05/01/99          Yield Maintenance

      $100,000             12/31/01          Yield Maintenance

       $48,750                N/A            Yield Maintenance

       $26,500             11/01/99          Yield Maintenance

      $150,000                N/A            Yield Maintenance

       $22,500             12/01/99          Yield Maintenance

       $27,438             11/01/99          Yield Maintenance

       $55,780             11/01/99          Yield Maintenance

       $17,750             01/01/00          Yield Maintenance

      $108,000             06/01/00          Yield Maintenance

       $13,750             01/01/00          Yield Maintenance

       $58,375             03/30/00          Yield Maintenance

       $51,813             05/01/00          Yield Maintenance

      $461,500             09/02/99          Yield Maintenance

       $18,600             05/01/01          Yield Maintenance

       $9,375              12/31/99          Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the Borrower.

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

The "Prepayment Code" includes the number of loan payments from the first Due Date (after the initial partial month interest only payment date, if any) to the stated maturity. "DEF" represents defeasance. "YM1" represents the greater of yield maintenance and 1%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each Mortgage Loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are four different Yield Maintenance formulas represented by the loans in the subject Mortgage Loan pool. The different formulas are reference by the letters "A", "B", "C" and "D". Summaries for the four formulas are listed below:

YIELD MAINTENANCE FORMULAS

The following are summaries of yield maintenance provision, or formulas, contained in the related promissory note for certain of the mortgage loans. There are four unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C" or "D". Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".



A        On or after the end of the applicable Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) not more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"). Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:

         (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

         (b) one percent (1.00%) of the principal balance of the Note immediately prior to such prepayment.

         All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

         In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

         The loan will be open to prepayment without premium during the last ninety (90) days of the term of the loan. If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this
Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

--------------------------------------------------------------------------------
         Provided no default exists under the Loan Documents, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.
--------------------------------------------------------------------------------

         No partial prepayment shall be allowed.

         The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

--------------------------------------------------------------------------------
NOTE: For Mortgage Loan No. 30, Kings Hill Industrial Center, the paragraph highlighted above should be substituted by the following language:

         The above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.
--------------------------------------------------------------------------------

B        Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not paid, except as allowed pursuant to paragraph 42 of the Mortgage, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) and (iv) below:

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE

         (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

* At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select on its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (iii) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

C        Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) and (iii) below:

         (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

         * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (iii) Subtract the amount of the prepaid Indebtedness from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

         (v) In the event an Event of Default and acceleration occur, the Make Whole Premium shall be due and payable.

D        (A) On any Installment Payment Date on or after October 1, 2004, upon not less than 30 nor more than 90 days' prior written notice to the Payee, the Maker may, at its option, prepay the entire (but not less than the entire) aggregate principal amount of this Note, at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment, plus a premium, unless all or any part of the principal of the Note has become due and payable by declaration or acceleration following an Event of Default in which event the premium shall be as provided in subsection (B), equal to the greater of:

         (i)      1% of the then outstanding principal balance of the Note or

(*) FOOTNOTES TO MORTGAGE LOAN SCHEDULE


         (ii) the sum obtained by multiplying the then outstanding principal balance of the Note by (x) the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion, from 6.825% and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note.


         In addition, during the final 90 days before maturity of the Note, upon not less than 30 days' prior written notice, Maker may prepay the entire (but not less than the entire) aggregate principal amount of the Note at the time outstanding, at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment and together with other sums due under this Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto, without premium, unless Payee has accelerated following an Event of Default as provided below.

         The entire unpaid and outstanding aggregate principal amount of the Note shall mature and become due and payable on the date fixed for prepayment, together with the applicable premium and interest accrued and unpaid on such date and together with such other sums due under the Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto.

         (B) Except as specifically set forth in this Note and in Section 1.3 of the Mortgage, this Note may not be prepaid in whole or in part. If, pursuant to any provision of the Mortgage or otherwise, any principal of this Note shall become due and payable by declaration of the Payee or acceleration by the Payee following the occurrence of an Event of Default, the Payee shall be entitled to receive a premium equal to the greater of:

         (i)      10% of the then outstanding principal balance of the Note or

         (ii) the sum obtained by multiplying the then outstanding principal balance of the Note by (x) the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion from 6.825% and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note.

         If such Event of Default occurs on or after the date specified in the first sentence of subsection (A) above, then in lieu of the premium specified in this subsection (B), payment of a premium calculated in the manner set forth in such subsection (A) shall be required.

                                   SCHEDULE IV

                      LIST OF ESCROW ACCOUNTS NOT CURRENTLY
                                ELIGIBLE ACCOUNTS

                                      NONE






                                     S-IV-1



                                    EXHIBITS


EXHIBIT A-1           [FORM OF CLASS A-1 CERTIFICATE]..........................................................A-1-1

EXHIBIT A-2           [FORM OF CLASS A-2 CERTIFICATE]..........................................................A-2-1

EXHIBIT A-3           [FORM OF CLASS B CERTIFICATE]............................................................A-3-1

EXHIBIT A-4           [FORM OF CLASS C CERTIFICATE]............................................................A-4-1

EXHIBIT A-5           [FORM OF CLASS D CERTIFICATE]............................................................A-5-1

EXHIBIT A-6           [FORM OF CLASS E CERTIFICATE]............................................................A-6-1

EXHIBIT A-7           [FORM OF CLASS F CERTIFICATE]............................................................A-7-1

EXHIBIT A-8           [FORM OF CLASS G CERTIFICATE]............................................................A-8-1

EXHIBIT A-9           [FORM OF CLASS H CERTIFICATE]............................................................A-9-1

EXHIBIT A-10          [FORM OF CLASS J CERTIFICATE]...........................................................A-10-1

EXHIBIT A-11          [FORM OF CLASS K CERTIFICATE]...........................................................A-11-1

EXHIBIT A-12          [FORM OF CLASS L CERTIFICATE]...........................................................A-12-1

EXHIBIT A-13          [FORM OF CLASS M CERTIFICATE]...........................................................A-13-1

EXHIBIT A-14          [FORM OF CLASS N CERTIFICATE]...........................................................A-14-1

EXHIBIT A-15          [FORM OF CLASS O CERTIFICATE]...........................................................A-15-1

EXHIBIT A-16          [FORM OF CLASS P CERTIFICATE]...........................................................A-16-1

EXHIBIT A-17          [FORM OF CLASS R-I CERTIFICATE].........................................................A-17-1

EXHIBIT A-18          [FORM OF CLASS R-II CERTIFICATE]........................................................A-18-1

EXHIBIT A-19          [FORM OF CLASS R-III CERTIFICATE].......................................................A-19-1

EXHIBIT A-20          [FORM OF CLASS X CERTIFICATE]...........................................................A-20-1

EXHIBIT B-1           FORM OF INITIAL CERTIFICATION OF TRUSTEE.................................................B-1-1

EXHIBIT B-2           FORM OF FINAL CERTIFICATION OF TRUSTEE...................................................B-2-1

EXHIBIT C             FORM OF REQUEST FOR RELEASE................................................................C-1

EXHIBIT D-1           FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED
                      CERTIFICATES.............................................................................D-1-1

                                      -i-


                                    EXHIBITS
                                   (CONT'D.)



EXHIBIT D-2A          FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED
                      CERTIFICATES............................................................................D-2A-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A......................................................D-2A-3


[For Transferees Other Than Registered Investment Companies]..................................................D-2A-3

ANNEX 2 TO
EXHIBIT D-2A          QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A................................D-2A-6

EXHIBIT D-2B          FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE  PRIVATELY
                      OFFERED CERTIFICATES....................................................................D-2B-1

EXHIBIT D-3A          FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF INTERESTS IN BOOK-ENTRY
                      PRIVATELY OFFERED CERTIFICATES..........................................................D-3A-1

EXHIBIT D-3B          FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF INTERESTS IN BOOK-ENTRY
                      PRIVATELY OFFERED CERTIFICATES..........................................................D-3B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A......................................................D-3B-4

[For Transferees Other Than Registered Investment Companies]..................................................D-3B-4

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A......................................................D-3B-7

EXHIBIT E-1           FORM OF TRANSFER AFFIDAVIT AND AGREEMENT FOR TRANSFERS OF REMIC RESIDUAL
                      CERTIFICATES.............................................................................E-1-1

EXHIBIT E-2           FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES..............E-2-1

EXHIBIT F             FORM OF REGULATION S CERTIFICATE...........................................................F-1

EXHIBIT G             FORM OF PRIMARY SERVICING AGREEMENT........................................................G-1

EXHIBIT H             FORM OF EXCHANGE CERTIFICATION.............................................................H-1

EXHIBIT I             FORM OF EUROCLEAR OR CEDEL CERTIFICATE.....................................................I-1

EXHIBIT J             LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID......................................J-1

EXHIBIT K-1           FORM OF MORTGAGE LOAN PURCHASE AGREEMENT I...............................................K-1-1

EXHIBIT K-2           FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II..............................................K-2-1


                                      -ii-


                                    EXHIBITS
                                   (CONT'D.)

EXHIBIT K-3           FORM OF MORTGAGE LOAN PURCHASE AGREEMENT III.............................................K-3-1

EXHIBIT L             FORM OF INSPECTION REPORT..................................................................L-1

EXHIBIT M             FORM OF MONTHLY CERTIFICATEHOLDER REPORT...................................................M-1

EXHIBIT N             FORM OF ANNUAL REPORT......................................................................N-1

EXHIBIT O             FORM OF SPECIAL SERVICER MONTHLY REPORT....................................................O-1

EXHIBIT P             Reserved...................................................................................P-1

EXHIBIT Q             FORM OF MORTGAGE LOAN INFORMATION..........................................................Q-1

EXHIBIT R             Reserved...................................................................................R-1

EXHIBIT S-1           FORM OF POWER OF ATTORNEY FOR MASTER SERVICER............................................S-1-1

EXHIBIT S-2           FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER...........................................S-2-1

EXHIBIT T             PROCEDURES FOR CALCULATING DEBT SERVICE COVERAGE RATIO.....................................T-1

EXHIBIT U             ASSIGNMENT AND ASSUMPTION SUBMISSION TO SPECIAL SERVICER...................................U-1

SCHEDULE I            JHREF LOAN SCHEDULE......................................................................S-I-1

SCHEDULE II           MSMC LOAN SCHEDULE......................................................................S-II-1

SCHEDULE III          PRINCIPAL LOAN SCHEDULE................................................................S-III-1

SCHEDULE IV           LIST OF ESCROW ACCOUNTS NOT CURRENTLY ELIGIBLE ACCOUNTS.................................S-IV-1



                                     -iii-